                                                        Registration No. _______


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  __________


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  __________


                            WASHINGTON MUTUAL, INC.
               (Exact name of issuer as specified in its Charter)

         Washington                                        91-1653725
  (State of Incorporation)                              (I.R.S. Employer
                                                       identification No.)

                               1201 Third Avenue
                               Seattle, WA 98101
                                 (206) 461-2000
    (Address, including zip code, and telephone number, including area code, of registrant's Principal Executive Offices)

                                  __________

                                Marc R. Kittner,
                             Senior Vice President
                            Washington Mutual, Inc.
                               1201 Third Avenue
                               Seattle, WA 98101
                                 (206) 461-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  __________

                                    Copy to:

                                 Fay L. Chapman
                               Bernard L. Russell
                           Foster Pepper & Shefelman
                               1111 Third Avenue
                                   Suite 3400
                               Seattle, WA  98101
                                 (206) 447-4400


Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box:                                    [ ]

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
Title of Securities     Amount To Be      Proposed Maximum             Proposed Maximum       Amount of
To Be Registered        Registered        Offering Price Per Share(1)  Offering Price         Registration Fee
- --------------------------------------------------------------------------------------------------------------
Common Stock            3,002,621               $ 17.63                $52,936,216.00         $18,253.87
no par value



(1) Based on the market value of Washington Mutual, Inc. common stock as quoted on the National Association of Securities Dealers Automated Quotations - National Market System on January 20, 1995 for the purpose of computing the registration fee as required by Rule 457(f)(1).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                            WASHINGTON MUTUAL, INC.,
                             Cross Reference Sheet


          S-4 Item No. and Caption                                     Heading
          ------------------------                                     -------
 Part I.  Information Required in the Prospectus
          --------------------------------------
 A.       Information About the Transaction

          1.      Forepart of Registration Statement and Outside
                  Front Cover Page of Prospectus . . . . . . . . .     Facing Page; Cross Reference Sheet;
                                                                       Outside Front Cover Page

          2.      Inside Front and Outside Back Cover Pages of
                  Prospectus . . . . . . . . . . . . . . . . . . .     Inside Front Cover Page; Table of
                                                                       Contents
          3.      Risk Factors, Ratio of Earnings to Fixed Charges
                  and Other Information  . . . . . . . . . . . . .     Summary; Comparative Per Share Data;
                                                                       Selected Historical and Pro Forma
                                                                       Financial Data

          4.      Terms of the Transaction . . . . . . . . . . . .     Summary; The Merger - Background of
                                                                       and Reasons for the Merger; -
                                                                       Accounting Treatment;
                                                                       - Federal Income Tax Consequences; -
                                                                       Opinion of Financial Advisor; The
                                                                       Merger Agreement

          5.      Pro Forma Financial Information  . . . . . . . .     Not Applicable

          6.      Material Contracts with the Company Being
                  Acquired . . . . . . . . . . . . . . . . . . . .     Not Applicable

          7.      Additional Information Required for Reoffering by
                  Persons and Parties Deemed to Be Underwriters  .     Not Applicable

          8.      Interests of Named Experts and Counsel . . . . .     Legal Matters

          9.      Disclosure of Commission Position on
                  Indemnification for Securities Act Liabilities .     Comparative Rights of Shareholders -
                                                                       Limitation of Directors' Liability;
 B.       Information About the Registrant                             Indemnification

          10.     Information with Respect to S-3 Registrants  . .     Summary; Information Concerning
                                                                       Washington Mutual

          11.     Incorporation of Certain Information by
                  Reference  . . . . . . . . . . . . . . . . . . .     Incorporation of Certain Documents by
                                                                       Reference

          12.     Information with Respect to S-2 or S-3
                  Registrants  . . . . . . . . . . . . . . . . . .     Not Applicable

          13.     Incorporation of Certain Information by
                  Reference  . . . . . . . . . . . . . . . . . . .     Not Applicable

          14.     Information with Respect to Registrants Other
                  than S-3 or S-2 Registrants  . . . . . . . . . .     Not Applicable

 C.       Information About the Company Being Acquired

          15.     Information with Respect to S-3 Companies  . . .     Not Applicable
          16.     Information with Respect to S-3 or
                  S-2 Companies . . . . . . . . . . . . . . . . . .    Summary; Information Concerning
                                                                       Olympus; Incorporation of Certain
                                                                       Documents by Reference


          17.     Information with Respect to Companies Other Than
                  S-3 or S-2 Companies . . . . . . . . . . . . . .     Not Applicable
 D.       Voting and Management Information

          18.     Information if Proxies, Consents or
                  Authorizations are to be Solicited or in an Exchange Offer:

                  (1)      Date, Time and Place of Meeting . . . .     Summary - The Special Meeting; The
                                                                       Special Meeting

                  (2)      Revocability of Proxy . . . . . . . . .     The Special Meeting - Voting and
                                                                       Revocation of Proxies

                  (3)      Dissenters' Rights of Appraisal . . . .     Summary - The Merger;
                                                                       - Dissenters' Rights; The Merger -
                                                                       Dissenters' Rights
                  (4)      Persons Making the Solicitation . . . .     The Special Meeting - Solicitation of
                                                                       Proxies

                  (5)(i)   Interest of Certain Persons in Matters
                           to be Acted Upon  . . . . . . . . . . .     Summary - The Merger; - Interest of
                                                                       Certain Persons in the Merger; The
                                                                       Merger - Interest of Certain Persons
                                                                       in the Merger

                    (ii)   Voting Securities and Principal Holders
                           Thereof . . . . . . . . . . . . . . . .     Information Concerning Olympus -
                                                                       Beneficial Ownership of Olympus Common
                                                                       Stock; Incorporation of Certain
                                                                       Documents by Reference; Information
                                                                       Concerning Washington Mutual

                  (6)      Vote Required for Approval  . . . . . .     Summary - The Special Meeting; - Voter
                                                                       Required; The Special Meeting -
                                                                       Quorum; - Vote Required

                  (7)(i)   Directors and Executive Officers  . . .     Information Concerning Olympus;
                                                                       Information Concerning Washington
                                                                       Mutual; Incorporation of Certain
                                                                       Documents by Reference

                    (ii)   Executive Compensation  . . . . . . . .     Information Concerning Olympus;
                                                                       Information Concerning Washington
                                                                       Mutual; Incorporation of Certain
                                                                       Documents by Reference

                   (iii)   Certain Relationships and Related
                           Transactions  . . . . . . . . . . . . .     Information Concerning Olympus;
                                                                       Information Concerning Washington
                                                                       Mutual; Incorporation of Certain
                                                                       Documents by Reference

          19.     Information if Proxies, Consents or
                  Authorizations are not to be solicited or in an
                  Exchange Offer . . . . . . . . . . . . . . . . .     Not Applicable

 Part II.  Information Not Required in the Prospectus
           ------------------------------------------

          20.     Indemnification of Directors and Officers  . . .     Indemnification of Directors and
                                                                       Officers

          21.     Exhibits and Financial Schedules . . . . . . . .     Exhibits

          22.     Undertakings . . . . . . . . . . . . . . . . . .     Undertakings

                                   [OLYMPUS]

                            _________________, 1995

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Olympus Capital Corporation ("Olympus") to be held on __________________, 1995 at 11:00 a.m., local time, at the corporate headquarters of Olympus located at 115 South Main Street, Second Floor, Salt Lake City, Utah.

         At this meeting you will be asked to consider and vote upon the following proposals:

         1. To approve the Amended and Restated Agreement for Merger dated as of January 20, 1995 among Washington Mutual, Inc. ("Washington Mutual"), Washington Mutual Bank, Washington Mutual Federal Savings Bank, Olympus and Olympus Bank, a Federal Savings Bank (the "Merger Agreement"). Pursuant to the Merger Agreement, Olympus will be merged with and into Washington Mutual (the "Merger").

         2. To approve an amendment to the Olympus Capital Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan (the "Option Plan Amendment").

         As a result of the Merger, Olympus shareholders will receive $15.50 per share in newly issued shares of Washington Mutual common stock ("Merger Consideration"), which amount is subject to increase if the effective time of the Merger is after April 30, 1995. If the average price of Washington Mutual common stock for the ten trading days immediately prior to the third trading day before the effective time of the Merger is less than $18.00, then Washington Mutual may elect to pay up to 49% of the aggregate Merger Consideration with cash. In such case, each shareholder of Olympus, subject to certain allocation procedures, will be eligible to receive such shareholder's preference as to the form of the Merger Consideration to be paid. Preference forms will be sent to shareholders of Olympus prior to the effective time of the Merger through which each holder can indicate their preference to receive either Washington Mutual common stock or cash in the Merger. Preference forms will only be utilized, however, if Washington Mutual elects to pay a portion of the aggregate Merger Consideration in cash.

         As a result of the Option Plan Amendment, if Washington Mutual elects to pay a portion of the aggregate Merger Consideration in cash, the holders of outstanding stock options of Olympus will have their options converted into options to acquire shares of Washington Mutual common stock, adjusted as to the number of shares of Washington Mutual common stock to be acquired and the exercise price by the exchange ratio in the Merger.

         THE OLYMPUS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE OPTION PLAN AMENDMENT.

         Details of the proposed Merger and the Option Plan Amendment and other important information concerning Olympus and Washington Mutual appear in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention.

         Whether or not you plan to attend this special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the special meeting. If you attend the special meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                                  Sincerely,

                                                  A. Blaine Huntsman
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                   [OLYMPUS]


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ______________, 1995


TO THE SHAREHOLDERS OF OLYMPUS CAPITAL CORPORATION:


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Olympus Capital Corporation ("Olympus"), a Utah corporation, will be held at 11:00 a.m., local time, at the corporate headquarters of Olympus located at 115 South Main Street, Second Floor, Salt Lake City, Utah, for the following purposes:

         1. To approve the Amended and Restated Agreement for Merger dated as of January 20, 1995 among Washington Mutual, Inc. ("Washington Mutual"), Washington Mutual Bank, Washington Mutual Federal Savings Bank, Olympus and Olympus Bank, a Federal Savings Bank (the "Merger Agreement"), which provides for the merger of Olympus with and into Washington Mutual, which Merger Agreement is attached to and described in the enclosed Proxy Statement/Prospectus.

         2. To approve an amendment to the Olympus Capital Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan, which amendment is attached to and described in the enclosed Proxy Statement/Prospectus.

         Only shareholders of record at the close of business on _____________________, 1995 are entitled to notice of and to vote at the special meeting. If there are not sufficient votes to approve any of the foregoing proposals at the time of the special meeting, the special meeting may be adjourned or postponed in order to permit further solicitation of proxies by Olympus.

         All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the special meeting. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy card.

              SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              __________________________
                                              A. Blaine Huntsman,
                                              Chairman of the Board and
                                              Chief Executive Officer
Salt Lake City, Utah

______________, 1995

        PROXY STATEMENT                                        PROSPECTUS
              OF                                                   OF
  OLYMPUS CAPITAL CORPORATION                            WASHINGTON MUTUAL, INC.

 SPECIAL MEETING OF SHAREHOLDERS                                  COMMON STOCK
 TO BE HELD ON ________, 1995                                   (NO PAR VALUE)

       This Proxy Statement/Prospectus is being furnished to the holders of shares of common stock, par value $1.00 per share ("Olympus Common Stock"), of Olympus Capital Corporation, a Utah corporation ("Olympus"), in connection with the solicitation of proxies by the Board of Directors of Olympus for use at a special meeting of shareholders to be held on _________, ________, 1995, at 11:00 a.m., local time, at the corporate headquarters of Olympus located at 115 South Main Street, Second Floor, Salt Lake City, Utah 84111, and at any adjournments or postponements thereof (the "Special Meeting").

       At the Special Meeting, the holders of Olympus Common Stock will consider and vote upon proposals (i) to approve an Amended and Restated Agreement for Merger, dated as of January 20, 1995, by and among Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), Washington Mutual Bank, a Washington state-chartered stock savings bank ("WMB"), Washington Mutual Federal Savings Bank, a federal savings association ("WMFSB"), Olympus, and Olympus Bank, a Federal Savings Bank ("Olympus Bank") (the "Merger Agreement"), a copy of which is attached to this Proxy Statement/Prospectus as Appendix A, and (ii) to approve an amendment (the "Option Plan Amendment") to the Olympus Capital Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan (the "Option Plan"), a copy of which amendment is attached to this Proxy Statement/Prospectus as Appendix G. WMB and WMFSB are wholly-owned subsidiaries of Washington Mutual and Olympus Bank is a wholly-owned subsidiary of Olympus. As more fully described herein, pursuant to the Merger Agreement, Olympus will merge (the "Merger") with and into Washington Mutual and all of the outstanding shares of Olympus Common Stock held by each holder thereof immediately before the effective time of the Merger will be converted into the right to receive $15.50 per share, subject to adjustment, as described herein, to be paid in shares of common stock, no par value per share, of Washington Mutual ("Washington Mutual Common Stock"). If the average price of Washington Mutual Common Stock for the ten trading days immediately prior to the third trading day before the effective time of the Merger is less than $18.00, subject to certain adjustments, Washington Mutual may elect to pay up to 49% of the aggregate consideration to be paid in the Merger with cash. See "THE MERGER -- General." Washington Mutual intends, after the effective time, to merge Olympus Bank with and into WMFSB (the "Bank Merger").

       This Proxy Statement/Prospectus also constitutes a Prospectus of Washington Mutual with respect to the shares of Washington Mutual Common Stock to be issued in the Merger. The outstanding shares of Washington Mutual Common Stock are quoted on the National Association of Securities Dealers Automated Quotations -- National Market System ("NASDAQ National Market"). The last reported sale price of Washington Mutual Common Stock on the Nasdaq National Market on ______, 1995, was $____ per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Olympus on or about ________, 1995.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ________, 1995.

                             AVAILABLE INFORMATION

       Olympus and Washington Mutual are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
The reports, proxy statements and other information filed by Olympus and Washington Mutual with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. In November 1994, Washington Mutual became a holding company for WMB, WMFSB and other subsidiaries. Prior to creating a holding company structure, Washington Mutual Savings Bank ("WMSB"), the publicly reporting predecessor to Washington Mutual's most significant subsidiary, WMB, filed reports, proxy statements and other information with the FDIC. The reports, proxy statements and other information filed by WMSB with the FDIC can be inspected and copied at the public reference facilities maintained by the FDIC at 550 17th Street, N.W., Washington, D.C. 20429, at prescribed rates. In addition, material filed by Washington Mutual and Olympus can be inspected at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street, N.W., Washington, D.C. 20006.

       Washington Mutual has filed a Registration Statement on Form S-4 (together with any exhibits, amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering the Washington Mutual Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       This Proxy Statement/Prospectus incorporates documents by reference that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, without charge, on written or oral request, in the case of documents relating to Olympus, directed to Olympus, 115 South Main Street, Salt Lake City, Utah 84111 (telephone number
(801) 325-1000), Attention: Corporate Secretary, or, in the case of documents relating to Washington Mutual, directed to Washington Mutual, Washington Mutual Tower, 1201 Third Avenue, 12th Floor, Seattle, Washington 98101 (telephone number (206) 461-3187), Attention: Ms. JoAnn DeGrande, Vice President of Investor Relations. In order to ensure timely delivery of the documents, any requests should be made by _______, 1995.

       No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Olympus, Washington Mutual or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

       Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Olympus or Washington Mutual since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

       All information contained in this Proxy Statement/Prospectus relating to Washington Mutual has been supplied by Washington Mutual and all information herein relating to Olympus has been supplied by Olympus.






                                      (ii)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by Washington Mutual pursuant to the Exchange Act, under cover of a Current Report on Form 8-K dated November 29, 1994, are incorporated by reference in this Proxy
Statement/Prospectus:

       1. WMSB's Annual Report on Form F-2 ("Form F-2") for the year ended December 31, 1993;

       2. The independent auditors' report and the audited financial statements of WMSB contained in WMSB's Annual Report to Shareholders for the year ended December 31, 1993, attached as an exhibit to the Form F-2;

       3. WMSB's Quarterly Report on Form F-4 for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

       4. WMSB's Proxy Statement for the Annual Meeting of Shareholders held on April 9, 1994; and

       5.     Item 5 of Washington Mutual's Form 8-K dated November 29, 1994.

       The following documents filed by Olympus with the Commission pursuant to the Exchange Act are incorporated in this Proxy Statement/Prospectus by reference:

       1. Olympus' Annual Report on Form 10-K for the year ended December 31, 1993;

       2. Olympus' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and

       3.     Olympus' Current Report on Form 8-K dated July 22, 1994.

       All documents and reports subsequently filed by Olympus and Washington Mutual pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and before the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

       The information relating to Washington Mutual and Olympus contained in this Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents that accompany this Proxy Statement/Prospectus and the additional documents that are incorporated by reference herein.






                                     (iii)

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (ii)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (iii)

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      Summary Consolidated Financial Data of Washington Mutual  . . . . . . . . . . . . . . . . . . . . . . .   10
      Condensed Consolidated Financial Data of Olympus  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      Pro Forma Combined Consolidated Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Matters To Be Considered at the Special Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Record Date and Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Quorum; Votes Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Voting and Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Solicitation of Proxies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Background of and Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      Recommendation of the Olympus Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
      Affiliate Letters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
      Resales of Washington Mutual Common Stock by Olympus Shareholders   . . . . . . . . . . . . . . . . . .   32

THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Effective Date and Time of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      Business of Olympus Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      Break-Up Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      Preference and Allocation Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
      Exchange of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
      Effect on Employee Benefit Plans and Stock Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Post-Merger Dividend Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Authorized Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
      Comparison of Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
      Liquidation Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
      Dividend Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
      Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
      Amendments of Articles and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                      (iv)

      Anti-Takeover Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      Limitation of Directors' Liability; Indemnification   . . . . . . . . . . . . . . . . . . . . . .   47
      Washington Mutual Shareholder Rights Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

CERTAIN DIFFERENCES BETWEEN WASHINGTON AND UTAH CORPORATE LAWS  . . . . . . . . . . . . . . . . . . . .   49
      Right to Call Special Meetings of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Provisions Affecting Control Share Acquisitions and Business Combinations   . . . . . . . . . . .   49
      Transactions With Officers or Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

INFORMATION CONCERNING OLYMPUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
      Beneficial Ownership of Olympus Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .   53

INFORMATION CONCERNING WASHINGTON MUTUAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      Washington Mutual, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      The Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      Washington Mutual's Operating Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      WMFSB   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      Recent Acquisitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
THE OPTION PLAN AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
      General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
      Description of the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
      Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
      Value of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63



APPENDIX A:        Amended and Restated Agreement for Merger (including Plans of Merger)  . . . . . . .  A-1
APPENDIX B:        Opinion of Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
APPENDIX C:        Stock Option Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
APPENDIX D:        Utah Revised Business Corporation Act, Part 13   . . . . . . . . . . . . . . . . . .  D-1
APPENDIX E:        Olympus' Annual Report on Form 10-K for
                       the year ended December 31, 1993 and
                       Amendment to such report on Form 10-K/A
                       filed June 22, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1
APPENDIX F:        Olympus' Quarterly Report on Form 10-Q for
                       the three months ended September 30, 1994  . . . . . . . . . . . . . . . . . . .  F-1
APPENDIX G:        Option Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  G-1






                                      (v)

                                    SUMMARY

       The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus or in documents incorporated herein by reference. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the other documents incorporated herein by reference. Shareholders are urged to read this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference in their entirety.

THE PARTICIPANTS

       WASHINGTON MUTUAL. Washington Mutual is a Washington corporation which provides a broad range of financial services in Washington, Oregon and Idaho through WMB, WMFSB and other subsidiary operations. These services include the traditional savings bank activities of accepting deposits from the general public and making residential loans, consumer loans and limited types of commercial real estate loans, primarily multi-family. As part of its consumer banking focus, Washington Mutual also underwrites and markets insurance annuities and offers mutual funds through various subsidiaries. At September 30, 1994, Washington Mutual's predecessor had total assets of $17.8 billion, total deposits of $9.4 billion and stockholders' equity of $1.3 billion and was the largest independent depository institution headquartered in the state of Washington. The principal executive offices of Washington Mutual are located in the Washington Mutual Tower, 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, and its telephone number is (206) 461-2000.

       In November 1994, Washington Mutual's predecessor, Washington Mutual Savings Bank, a Washington state-chartered stock savings bank ("WMSB") was reorganized into a holding company structure (the "Reorganization"), with Washington Mutual as the resulting holding company. Washington Mutual, which was formed in August 1994, serves as the holding company for WMSB's successor, WMB, WMFSB and other subsidiaries. Washington Mutual qualifies as a savings and loan holding company. Except as noted otherwise, references in this Proxy Statement/Prospectus to "Washington Mutual" refer to both (i) Washington Mutual, Inc. and its consolidated subsidiaries after the consummation of the Reorganization; and (ii) WMSB and its consolidated subsidiaries prior to consummation of the Reorganization. See "INFORMATION CONCERNING WASHINGTON MUTUAL -- The Reorganization."

       WMFSB. WMFSB, a wholly-owned subsidiary of Washington Mutual, is a federal savings bank, formed in 1994 to participate in a supervisory acquisition of three branches of a savings association in receivership, two of which were subsequently transferred to another subsidiary of Washington Mutual. WMFSB's principal business includes the traditional savings association activity of accepting deposits from the public, as well the brokering of loans to other Washington Mutual subsidiaries.

       For additional information concerning Washington Mutual and WMFSB, see "INFORMATION CONCERNING WASHINGTON MUTUAL," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

       OLYMPUS. Olympus Capital Corporation, a Utah corporation ("Olympus"), provides banking services in Utah and Montana through its wholly owned subsidiary, Olympus Bank, a Federal Savings Bank ("Olympus Bank"). At September 30, 1994, Olympus had total assets of $392.3 million, total deposits of $311.2 million and stockholders' equity of $33.8 million. The principal executive offices of Olympus are located at 115 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 325-1000.

       OLYMPUS BANK. Olympus Bank is a federal savings bank that provides a broad range of financial services in Utah and Montana. These services include obtaining funds from savings and transaction account deposits and borrowings, investing in real estate loans, mortgage-backed securities and debt securities, and providing related financial services.

       For additional information concerning Olympus and Olympus Bank, see "INFORMATION CONCERNING OLYMPUS," "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

THE SPECIAL MEETING

       TIME, DATE AND PLACE. The Special Meeting will be held at 11:00 a.m., local time, on _________, 1995, at the corporate headquarters of Olympus located at 115 South Main Street, Second Floor, Salt Lake City, Utah 84111.

       MATTERS TO BE CONSIDERED. At the Special Meeting, shareholders of Olympus ("Olympus Shareholders") will be asked to consider and vote upon proposals (i) to approve the Merger Agreement, and (ii) to approve the Option Plan Amendment, and to transact such other business as shall properly come before the Special Meeting. See "THE SPECIAL MEETING -- Matters To Be Considered at the Special Meeting."

       RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM. The Board of Directors of Olympus has fixed the close of business on _______, 1995, as the record date (the "Record Date") for the determination of Olympus Shareholders entitled to receive notice of and vote at the Special Meeting. As of the Record Date, _________ shares of Olympus Common Stock were outstanding and eligible to be voted at the Special Meeting. Each share of Olympus Common Stock will be entitled to one vote on each matter to be acted upon or that may properly come before the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Olympus Common Stock is required for a quorum. See "THE SPECIAL MEETING -- Record Date and Voting" and "-- Quorum; Votes Required."

       VOTES REQUIRED. The affirmative vote of the holders of a majority of the shares of Olympus Common Stock outstanding on the Record Date is required to approve the Merger Agreement. Because the required vote of the holders of Olympus Common Stock on the Merger Agreement is based upon the number of issued and outstanding shares of stock, the failure to submit a proxy card (or to vote in person at the Special Meeting), broker non-votes, which is an indication by a broker that it does not have discretionary authority to vote on a particular matter, and abstentions from voting by Olympus Shareholders will have the same effect as a "NO" vote with respect to the Merger Agreement. To approve the Option Plan Amendment, once a quorum is present, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will not have the effect of being considered as votes cast against the proposal. See "THE SPECIAL MEETING -- Record Date and Voting" and "-- Quorum; Votes Required."

THE MERGER

       GENERAL. The Merger Agreement provides for the merger of Olympus with and into Washington Mutual, with Washington Mutual as the surviving corporation. It is further intended that thereafter Olympus Bank will be merged with and into WMFSB, with WMFSB as the surviving federal savings bank. The separate existence of Olympus and Olympus Bank will cease upon completion of the respective mergers. The Articles of Incorporation and Bylaws of Washington Mutual will continue to be the Articles of Incorporation and Bylaws of Washington Mutual after the completion of the Merger. Upon consummation of the Merger, all shares of Olympus Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any shares of Olympus Common Stock will cease to have any rights with respect thereto, except the right to receive shares of Washington Mutual Common Stock or, under certain circumstances, shares of Washington Mutual Common Stock and/or cash, to be issued or paid upon the surrender of such certificate, without interest, as described below, or the right of dissenting Olympus Shareholders to receive fair value for their shares of Olympus Common Stock, under certain circumstances. See "THE MERGER -- Dissenters' Rights."

       At the effective date of the Merger (the "Effective Date"), each outstanding share of Olympus Common Stock will be converted into the right to receive $15.50 per share (the "Merger Consideration") in newly issued shares of Washington Mutual Common Stock, which amount is subject to increase if the Effective Date is after April 30, 1995, as described in "THE MERGER -- General." The per share value of Washington Mutual Common Stock for purposes of determining the number of shares of Washington Mutual Common Stock to be received in the Merger will be based upon the arithmetic average of the closing prices of Washington Mutual Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the third trading day before the Effective Date (the "Average Price"). The exchange ratio for determining the number of shares of Washington Mutual Common Stock to be issued for each share of Olympus Common Stock (the "Exchange Ratio") will be the Merger Consideration divided by the Average Price. No certificates for fractional shares of Washington Mutual Common Stock will be issued as a result of the Merger. Instead, each stockholder otherwise entitled to a fractional share will receive cash in lieu of such fractional share.

       If the Effective Date occurs after April 30, 1995, the Merger Consideration will be increased by an amount equal to (i) $0.775 (five percent of $15.50) multiplied by (ii) a fraction, the numerator of which is the number of days elapsed between April 30, 1995 and the Effective Date and the denominator of which is 365.

       If the Average Price is less than $18.00, then Washington Mutual may elect to pay up to 49% of the aggregate Merger Consideration in the form of cash (the "Partial Cash Consideration Option"). In such case, each shareholder of Olympus, subject to certain allocation procedures, will be eligible to receive such shareholder's preference as to the form of the Merger Consideration to be paid. Preference forms ("Preference Forms") will be sent to Olympus Shareholders prior to the Effective Date. On such Preference Form, each holder will be able to indicate such holders preference to receive either Washington Mutual Common Stock or cash in the Merger. Preference Forms will only be utilized, however, if Washington Mutual elects the Partial Cash Consideration Option. During the period after an Olympus Shareholder delivers a Preference Form and such shareholder's stock certificates and before such shareholder receives Washington Mutual Common Stock and/or cash in the Merger, such Olympus Shareholder will not be able to sell his shares or liquidate his investment in Olympus Common Stock. However, an Olympus Shareholder may revoke a Preference Form prior to the Preference Deadline (as hereinafter defined) and promptly receive a return of such shareholders stock certificate. See "THE MERGER -- General," "-- Dissenters' Rights" and "-- Federal Income Tax Consequences," and "THE MERGER AGREEMENT -- Preference and Allocation Procedures."

       RECOMMENDATION OF THE OLYMPUS BOARD; REASONS FOR THE MERGER. The Board of Directors of Olympus ("Olympus Board") has carefully considered the terms of the Merger Agreement, has approved it as being in the best interests of Olympus and its shareholders, and recommends that shareholders of Olympus vote FOR the proposal to approve the Merger Agreement.

       The recommendation of the Olympus Board is based upon a number of factors, including the terms of the Merger, the Merger Agreement and the Stock Option Agreement between Olympus and Washington Mutual (the "Stock Option Agreement"), benefits expected to result from the combination of Olympus and Washington Mutual, information concerning the financial condition, results of operations and prospects of Washington Mutual and Olympus on a stand-alone and combined basis, the Board's view of the relative merits of other opportunities presented to the Board or that the Board believed would be available, including the possibility of remaining independent, the market price of Olympus Common Stock and the fairness opinion of Goldman, Sachs & Co. ("Goldman Sachs") as financial advisor to Olympus. See "THE MERGER -- Background of and Reasons for the Merger" and "-- Opinion of Financial Advisor."

        The Olympus Board believes that the Merger would provide holders of Olympus Common Stock with the opportunity to receive a premium over the prices per share of Olympus Common Stock at which individual trades have occurred in the recent past and, to the extent that shareholders receive solely Washington Mutual Common Stock in the Merger, enable them to participate as Washington Mutual shareholders, on a tax-deferred basis, in the expanded opportunities for growth and profitability made possible by the Merger. The Olympus Board also believes that the Merger would result in a combined entity that is (i) capable of competing more effectively with larger financial institutions that have exerted increasing competitive pressure on Olympus, and (ii) capable of enjoying significant market penetration in the banking and financial services markets served by the combined entity.

       OPINION OF FINANCIAL ADVISOR. Goldman Sachs has served as financial advisor to the Olympus Board, and has delivered its written opinion, dated ___________, 1995 to the Olympus Board that the consideration to be received by holders of Olympus Common Stock pursuant to the Merger Agreement is fair to such holders. Olympus has agreed to pay Goldman Sachs a fee for their services which is, in part, contingent on the consummation of the Merger. The full text of Goldman Sachs' written opinion, dated ____________, 1995, which sets forth the assumptions made, matters considered and limits on their review, is attached hereto as Appendix B. Shareholders of Olympus are urged to read such opinion in its entirety. See "THE MERGER -- Opinion of Financial Advisor."

        INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of Olympus' management and the Olympus Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Olympus generally. These include, among other things, payments under Olympus' Cash Incentive Plan, payments of deferred compensation, the acceleration of vesting of options to purchase shares of Olympus Common Stock, and provisions in the Merger Agreement relating to indemnification, severance payments, employee benefit plans, and under certain circumstances, the conversion of outstanding options into options to purchase Washington Mutual Common Stock, continued employment or consulting relationships with Washington Mutual, the ability to receive the net value of options which remain unexercised immediately prior to the effective time of the Merger and certain other benefits. See

"THE MERGER -- Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT -- Effect on Employee Benefit Plans and Stock Plans."

       AFFILIATE LETTERS. As of the Record Date, Olympus directors and officers and their affiliates beneficially owned an aggregate of ___ shares of Olympus Common Stock (excluding ___ shares issuable upon the exercise of outstanding options) or approximately __% of the shares of Olympus Common Stock outstanding on such date. In addition, as of the Record Date, certain shareholders and their affiliates who owned more than 5% of the shares of Olympus Common Stock owned an aggregate of __ shares or approximately __ % of the shares of Olympus Common Stock. These Olympus directors, officers and shareholders have each delivered a letter to Washington Mutual and WMB (the "Affiliate Letters") agreeing, among other things, to vote all shares of Olympus Common Stock held by them in favor of the Merger Agreement. Accordingly, holders of approximately __ % of the shares of Olympus Common Stock outstanding on the Record Date have committed to voting in favor of the proposal to approve the Merger Agreement. These Affiliate Letters are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may tend to discourage competing offers by other parties to acquire Olympus. See "THE MERGER -- Affiliate Letters."

       REGULATORY APPROVALS. The Merger and the Bank Merger are subject to the prior approval of the Office of Thrift Supervision ("OTS"). Receipt of regulatory approvals of the Merger and the Bank Merger are conditions to consummation of the Merger. The Bank Merger may not be consummated until the 30th day following the date of the OTS's approval. Washington Mutual has filed applications for all required regulatory approvals, but there can be no assurance that such applications will be approved or, if approved, that such approvals will not contain conditions or requirements which cause such approvals to fail to satisfy the conditions set forth in the Merger Agreement. A protest to the OTS merger application may significantly delay OTS approval of the Merger. See "THE MERGER -- Regulatory Approvals."

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); accordingly, for federal income tax purposes, no gain or loss will be recognized by Olympus Shareholders who receive solely Washington Mutual Common Stock in exchange for their Olympus Common Stock. Cash received by Olympus Shareholders in the Merger will be wholly or partially taxed. Consummation of the Merger is conditioned upon receipt by Washington Mutual and Olympus of an opinion of counsel to Washington Mutual to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. For a further discussion of the federal income tax consequences of the Merger, see "THE MERGER -- Federal Income Tax Consequences."

       Because certain tax consequences of the Merger may vary depending upon the particular circumstances of each shareholder and other factors, each holder of Olympus Common Stock is urged to consult such holder's own tax advisor to determine the particular tax consequences to such holder of the Merger (including the effect of state and local income and other tax laws).

       ACCOUNTING TREATMENT. It is intended that the Merger will be accounted for as a pooling-of-interests of Washington Mutual and Olympus under generally accepted accounting principles. It is Washington Mutual's intention not to restate financial statements and other financial information for periods prior to the Merger to include the accounts and results of operations of Olympus because the transaction is not expected to be material to Washington Mutual.
If the Average Price of Washington Mutual Common Stock is below $18.00 and Washington Mutual elects the Partial Cash Consideration Option, the Merger will be accounted for as a purchase under generally accepted accounting principles. See "THE MERGER -- Accounting Treatment."

       DISSENTERS' RIGHTS. Under Sections 1301-1331 of Part 13 ("Part 13") of the Utah Revised Business Corporation Act ("URBCA"), Olympus Shareholders will not be entitled to dissent from the Merger and obtain payment of the fair value of shares held by them, unless Washington Mutual elects the Partial Cash Consideration Option. If Washington Mutual elects the Partial Cash Consideration Option, Olympus Shareholders will be entitled to dissent from the Merger and obtain payment for such shares in cash, assuming the Merger is consummated, by following certain procedures set forth in Part 13 of the URBCA, the text of which is attached hereto as Appendix D. An Olympus Shareholder's failure to follow exactly the procedures specified will result in a loss of such shareholder's dissenters' rights. Under the Merger Agreement, Washington Mutual may elect the Partial Cash Consideration Option if the Average Price is less than $18.00. The Average Price is determined three trading days prior to the Effective Date. At the time of the Special Meeting, it is not likely to be known if the Partial Cash Consideration Option will be available to Washington Mutual, or, if available, whether it would be elected by Washington Mutual. Therefore, Olympus Shareholders should assume, for purposes of exercising dissenters' rights, that Washington Mutual will elect the Partial Cash Consideration Option. Dissenting Olympus Shareholders should follow the procedures for perfecting such rights described in "THE MERGER -- Dissenters' Rights" and in Part 13 of the URBCA. If Washington Mutual does not elect the Partial Cash Consideration Option, however, Olympus Shareholders will not be entitled to dissenters' rights. See "THE MERGER -- Dissenters' Rights."

THE MERGER AGREEMENT

       EFFECTIVE DATE AND TIME OF THE MERGER. The Merger will become effective at the time (the "Effective Time") of the occurrence of both (a) the filing of the articles of merger with the Secretary of State of the State of Washington and (b) the delivery to the Division of Corporations and Commercial Code of the State of Utah of the articles of merger, or at such later time after such filing and delivery as is provided in the articles of merger. See "THE MERGER AGREEMENT -- Effective Date and Time of the Merger."

       CONDITIONS TO THE MERGER. The respective obligations of Olympus and Washington Mutual to consummate the Merger are subject to certain conditions, including the receipt of regulatory approvals, approval of the Merger Agreement by the shareholders of Olympus, the receipt of certain tax and accounting opinions, and certain other conditions customary in a transaction of this nature. See "THE MERGER AGREEMENT -- Conditions to the Merger" and "THE MERGER
- -- Regulatory Approvals."

       BREAK-UP FEES. To compensate Olympus for certain costs incurred in anticipation of the Merger and to induce Olympus to forego initiating discussions with other potential acquirors, Washington Mutual has agreed to pay to Olympus $250,000 if the Merger Agreement terminates under certain circumstances. To compensate Washington Mutual for certain costs incurred in anticipation of the Merger and to induce it to forego initiating discussions regarding other potential acquisitions, Olympus has agreed to pay to Washington Mutual $250,000 if the Merger Agreement terminates under certain circumstances. See "THE MERGER AGREEMENT -- Break-Up Fees."

       TERMINATION. The Merger Agreement may be terminated, and the Merger abandoned, at any time before the Effective Time, either before or after its approval by the Olympus Shareholders, by either party if, among other reasons, the Merger shall not have become effective by June 30, 1995, unless the failure of such occurrence shall be due to the failure of the party seeking termination to perform its respective covenants and agreements under the Merger Agreement. See "THE MERGER AGREEMENT -- Termination."

       STOCK OPTION AGREEMENT. As a condition to Washington Mutual entering into the Merger Agreement, Olympus and Washington Mutual also entered into the Stock Option Agreement, pursuant to which Olympus granted Washington Mutual an option (the "Option") to purchase up to 306,864 authorized and unissued shares of Olympus Common Stock (representing approximately 9.9% of the outstanding shares of Olympus Common Stock on July 22, 1994) at a price of $13.6126 per share. The Option is exercisable only upon the occurrence of certain events (none of which has occurred as of the date hereof), including without limitation Olympus pursuing an acquisition with an entity other than Washington Mutual. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and may discourage offers by other parties to acquire Olympus. A copy of the Stock Option Agreement is attached to this Proxy Statement/Prospectus as Appendix C. See "THE MERGER AGREEMENT -- Stock Option Agreement."

       EXCHANGE OF STOCK CERTIFICATES. Promptly after consummation of the Merger, an agreed upon escrow agent (the "Exchange Agent") will mail instructions to each Olympus Shareholder who did not deliver stock certificates with a Preference Form concerning the proper method of surrendering certificates formerly representing Olympus Common Stock in exchange for the Merger Consideration. OLYMPUS SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES AT THIS TIME. See "THE MERGER AGREEMENT -- Exchange of Stock Certificates."

COMPARATIVE RIGHTS OF SHAREHOLDERS

       Washington Mutual is a Washington corporation organized under the Washington Business Corporations Act ("WBCA"). Olympus is a Utah corporation operating under the URBCA. The rights of Olympus Shareholders are governed by the URBCA and the Articles of Incorporation and Bylaws of Olympus. Upon consummation of the Merger, except with respect to those Olympus Shareholders who receive only cash in the event Washington Mutual elects the Partial Cash Consideration Option, Olympus Shareholders will become shareholders of Washington Mutual and their rights as shareholders of Washington Mutual will be governed by the WBCA and the Articles of Incorporation and Bylaws of Washington Mutual. Certain differences arise from this change of governing law, as well as from the distinctions between the Articles of Incorporation and Bylaws of Olympus and the Articles of Incorporation and Bylaws of Washington Mutual. Among other things, Washington Mutual's Articles of

Incorporation include provisions that generally prohibit certain business combinations with shareholders owning 5% or more of the voting stock of Washington Mutual except under specified circumstances. In addition, Washington Mutual has adopted a shareholders' rights plan that under certain circumstances allows holders of such rights to purchase an additional share of Washington Mutual Common Stock for each right held. For a summary of certain differences between the rights of holders of Washington Mutual Common Stock and holders of Olympus Common Stock and an explanation of certain possible anti-takeover effects of certain provisions in Washington Mutual's Articles of Incorporation and Bylaws, see "COMPARATIVE RIGHTS OF SHAREHOLDERS" and "CERTAIN DIFFERENCES BETWEEN WASHINGTON AND UTAH CORPORATE LAWS."

MANAGEMENT AND OPERATIONS OF WASHINGTON MUTUAL AFTER THE MERGER

       Following the Merger, it is expected that the Washington Mutual Board of Directors (the "Washington Mutual Board") will not change and will continue as constituted immediately prior to the Merger. From time to time prior to consummation of the Merger, decisions may be made with respect to the management and operations of Washington Mutual after the Merger. See "INFORMATION CONCERNING WASHINGTON MUTUAL" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

RESALES OF WASHINGTON MUTUAL COMMON STOCK

       The shares of Washington Mutual Common Stock to be issued to shareholders of Olympus in connection with the Merger have been registered under the Securities Act. All Washington Mutual Common Stock received by holders of Olympus Common Stock upon consummation of the Merger will be freely transferable by those shareholders of Olympus not deemed to be "affiliates" of Olympus. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with, Olympus at the time of the Special Meeting (generally, certain executive officers and directors). See "THE MERGER -- Resales of Washington Mutual Common Stock by Olympus Shareholders" for a discussion of the limitations on transfer of Washington Mutual Common Stock held by affiliates of Olympus.

THE OPTION PLAN AMENDMENT

       Under the terms of the Option Plan, upon execution of the Merger Agreement, all outstanding options under the Option Plan became immediately exercisable, and, upon consummation of the Merger, any unexercised options will terminate and cease to be effective. The Merger Agreement contemplates that Olympus will submit for shareholder approval an amendment to the Option Plan which provides that, if Washington Mutual elects the Partial Cash Consideration Option, the outstanding options under the Option Plan will not terminate upon consummation of the Merger but will instead be converted into options to acquire shares of Washington Mutual Common Stock, adjusted as to the number of shares of Washington Mutual Common Stock to be acquired and the exercise price by the Exchange Ratio.

       The Olympus Board has adopted the Option Plan Amendment to effectuate the changes contemplated by the Merger Agreement. The Olympus Board has carefully considered the Option Plan Amendment, has approved it as being in the best interests of Olympus and its Shareholders, and recommends that Olympus Shareholders vote FOR the proposal to approve the Option Plan Amendment. The text of the Option Plan Amendment is set forth on Appendix G to this Proxy Statement/Prospectus. The effectiveness of the Option Plan Amendment is conditioned on (i) Olympus Shareholder approval and (ii) the election by Washington Mutual of the Partial Cash Consideration Option. IF WASHINGTON MUTUAL DOES NOT ELECT THE PARTIAL CASH CONSIDERATION OPTION, THE OPTION PLAN AMENDMENT WILL NOT BECOME EFFECTIVE, NOTWITHSTANDING ADOPTION BY THE OLYMPUS BOARD AND APPROVAL BY OLYMPUS SHAREHOLDERS. See "THE OPTION PLAN AMENDMENT."

                          MARKET PRICES AND DIVIDENDS

       Washington Mutual Common Stock and Olympus Common Stock are traded on the Nasdaq National Market under the symbols "WAMU" and "OLCC," respectively. The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Washington Mutual Common Stock (adjusted for the 50% stock dividends declared in the first quarter of 1992 and the third quarter of 1993) and Olympus Common Stock as reported on the Nasdaq National Market, in each case based on published financial sources, and the dividends declared on such stock.

                                                  WASHINGTON MUTUAL                             OLYMPUS
                                                    COMMON STOCK                             COMMON STOCK
                                         -----------------------------------      ----------------------------------
                                         HIGH          LOW         DIVIDENDS      HIGH          LOW        DIVIDENDS
                                         ----          ---         ---------      ----          ---        ---------
 1993     First Quarter . . . . .       $24.08       $17.92         $0.10        $ 9.50       $ 6.50       $ --
          Second Quarter  . . . .        23.00        18.08          0.11         11.25         8.75         --
          Third Quarter . . . . .        27.38        22.25          0.14         15.00        10.50         --
          Fourth Quarter  . . . .        28.38        22.63          0.15         14.50        12.50         --

 1994     First Quarter . . . . .        25.00        19.13          0.16         15.75        11.25         --
          Second Quarter  . . . .        21.50        18.25          0.17         13.75        10.25         --
          Third Quarter . . . . .        21.63        19.63          0.18         14.75        13.25         --
          Fourth Quarter  . . . .        20.63        15.75          0.19         15.00        14.25         --

 1995     First Quarter . . . . .
          (through ________, 1995)


       The following table sets forth (i) the last reported sale price per share of Washington Mutual Common Stock and Olympus Common Stock on July 22, 1994, the last full trading day before the execution and delivery of the Merger Agreement and the public announcement thereof, and on _________, 1995, the most recent date for which it was practicable to obtain market price data prior to the mailing of this Proxy Statement/Prospectus, (ii) the hypothetical Average Price of Washington Mutual Common Stock computed as if the Effective Date were each of such dates and (iii) the Merger Consideration.

                                                                             HYPOTHETICAL
                                                                             AVERAGE PRICE
                                                                             OF WASHINGTON
                                   WASHINGTON MUTUAL        OLYMPUS             MUTUAL             MERGER
                                      COMMON STOCK       COMMON STOCK        COMMON STOCK      CONSIDERATION
                                   -----------------     ------------        ------------      -------------
Market Value Per Share at:

       July 22, 1994                 $20.125             $13.50              $20.30             $15.50
        ______, 1995                 $                   $                   $                  $15.50

       Under the Merger Agreement, the number of shares of Washington Mutual Common Stock to be issued to Olympus Shareholders in the Merger will vary depending on the Average Price of Washington Mutual Common Stock. As the Average Price increases, the number of shares of Washington Mutual Common Stock to be issued in the Merger will decrease. Conversely, as the Average Price decreases, the number of shares of Washington Mutual Common Stock to be issued in the Merger will increase. No assurance can be given as to what the Average Price will be or as to what the market price of Washington Mutual Common Stock will be at the time the Merger is consummated. Holders of Olympus Common Stock are encouraged to obtain current market quotations for shares of Washington Mutual Common Stock and Olympus Common Stock. The value of the Merger Consideration is fixed and bears no relation to the market price of the Olympus Common Stock or the Washington Mutual Common Stock.

       On June 30, 1994, there were approximately 44,000 shareholders, including beneficial and record holders, of Washington Mutual Common Stock and an aggregate of 3,500 holders of the three series of outstanding Washington Mutual preferred stock ("Washington Mutual Preferred Stock"). On October 31, 1994, there were approximately 11,564 beneficial and record holders of Olympus Common Stock.

                           COMPARATIVE PER SHARE DATA

       The following table sets forth for Washington Mutual Common Stock and Olympus Common Stock certain historical, unaudited pro forma and unaudited pro forma equivalent per share financial information for the years ended December 31, 1991, 1992, and 1993 and for the nine months ended September 30, 1994. The information presented herein should be read in conjunction with the Pro Forma Condensed Combined Financial Data of Washington Mutual and Olympus appearing elsewhere in this Proxy Statement/Prospectus and the other financial information incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
- -- Pro Forma Combined Consolidated Financial Data." The pro forma and pro forma equivalent per share data in the following table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the Merger been consummated during the period or as of the date for which this pro forma table is presented.

       The pro forma and pro forma equivalent per share data reflect the combined results of Washington Mutual and Olympus, after giving effect to the Merger under the pooling-of-interests accounting method. If the Average Price is less than $18.00, and Washington Mutual elects the Partial Cash Consideration Option, the Merger will be treated as a purchase for accounting purposes. See "THE MERGER."

                                                                                         For the Nine Months
                                                     For the Year Ended December 31,     Ended September 30,
                                                     -------------------------------     -------------------
                                                       1991        1992         1993            1994
                                                       ----        ----         ----            ----
WASHINGTON MUTUAL COMMON STOCK (A)

      Net income per fully diluted share:
             Historical . . . . . . . . . . . .       $ 1.58      $ 1.91        $ 2.67          $ 1.83
             Pro forma  . . . . . . . . . . . .         1.49        1.86          2.64            1.80

      Dividends per share:
             Historical . . . . . . . . . . . .         0.24        0.33          0.50            0.51
             Pro forma (b)  . . . . . . . . . .         0.24        0.33          0.50            0.51

      Book value per share at period-end:
             Historical . . . . . . . . . . . .                                  16.42           17.47
             Pro forma  . . . . . . . . . . . .                                  16.17           17.18

OLYMPUS COMMON STOCK

      Net income per fully diluted share:
             Historical . . . . . . . . . . . .         0.14        1.04          1.95            1.02
             Pro forma equivalent (c) . . . . .         1.36        1.70          2.41            1.64

      Dividends per share:
             Historical . . . . . . . . . . . .         -           -             -               -
             Pro forma equivalent (c) . . . . .         0.22        0.30          0.46            0.47

      Book value per share at period-end:
             Historical . . . . . . . . . . . .                                  10.76           10.85
             Pro forma equivalent (c) . . . . .                                  14.74           15.66

________________

(a) Washington Mutual's acquisition of Summit Bancorp, Inc. on November 14, 1994 was accounted for as a pooling-of-interests. Washington Mutual has not restated any financial statements or other financial information for periods prior to the date of such acquisition because such transaction was not material to Washington Mutual.

(b) The Washington Mutual pro forma combined dividends per share amounts represent historical dividends per share.

(c) The Olympus pro forma equivalent per share amounts are calculated by multiplying the Washington Mutual pro forma per share amounts by an exchange ratio of .91176. This exchange ratio is based upon a Washington Mutual Common Stock price of $17.00, the closing price on December 7, 1994.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

SUMMARY CONSOLIDATED FINANCIAL DATA OF WASHINGTON MUTUAL

       The following table presents certain historical consolidated financial data for Washington Mutual. This table is based upon and should be read in conjunction with the Consolidated Financial Statements of Washington Mutual and the notes thereto, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Additionally, all per common share information has been adjusted for 50% stock dividends paid on February 14, 1992, and August 13, 1993, each of which had the effect of a three-for-two stock split. Because of the significant increase in Washington Mutual's size as a result of the acquisition of Pacific First Bank and Pioneer Savings Bank early in 1993, the financial results for the year ended December 31, 1993, the nine months ended September 30, 1993, and 1994, and as of September 30, 1994, are not generally comparable to prior periods or dates.
The information as of September 30, 1994 and for the nine-month periods ended September 30, 1993 and 1994 is unaudited and reflects all adjustments which are, in the opinion of Washington Mutual management, necessary for a fair statement of the results for the periods presented and is not necessarily indicative of the operating results for the entire year.


                                                                                               For the Nine Months
                                             For the Year Ended December 31,                   Ended September 30,
                                  -----------------------------------------------------         ------------------
                                    1989         1990      1991       1992       1993            1993      1994
                                  --------     -------    -------   --------   --------         ------  ---------
                                                   (in thousands, except per share amounts)
SUMMARIZED STATEMENTS
 OF INCOME:
Net interest income . . . .       $152,836    $193,057   $234,061   $329,558   $529,431       $382,941   $428,820
Provision for loan                  21,382      61,549     21,627     14,000     35,000         27,500     15,000
 losses(1)  . . . . . . . .
Other income  . . . . . . .         55,280      66,924     94,475     90,692    143,862        107,147     81,877
Other expense . . . . . . .        158,030     166,295    183,792    230,896    369,264        268,631    291,195
Income taxes  . . . . . . .          8,287      20,508     42,526     60,247     93,765         67,226     76,655
Extraordinary items, net
 of federal income tax
 effect . . . . . . . . . .         (1,999)         --         --     (4,638)    (8,953)        (8,953)        --

Cumulative effect of
 change in tax
 accounting method  . . . .             --          --         --         --     13,365         13,365         --
                                  --------     -------    -------   --------   --------         ------  ---------

Net income (1)  . . . . . .       $ 18,418    $ 11,629   $ 80,591   $110,469   $179,676       $131,143   $127,847
                                  ========    ========   ========   ========   ========       ========   ========
Net income attributable
 to common stock  . . . . .       $ 17,226    $  6,754   $ 75,716   $105,594   $166,118       $121,819   $113,909
                                  ========    ========   ========   ========   ========       ========   ========
Net income per share:
 Primary  . . . . . . . . .          $0.41       $0.15      $1.65      $2.01      $2.82          $2.08      $1.89
 Fully diluted  . . . . . .           0.41        0.15       1.58       1.91       2.67           1.96       1.83


                                              As of December 31,                               As of September 30,
                          -----------------------------------------------------------       ------------------------
                             1989        1990        1991        1992        1993               1993         1994
                          ----------  ----------  ----------  ----------  -----------       -----------  -----------
                                                                (in thousands)
 SUMMARIZED STATEMENTS
   OF FINANCIAL
   POSITION:
 Total assets  . . . . .  $7,243,845  $7,659,973  $7,970,427  $9,911,602  $15,827,228       $15,075,483  $17,840,418
 Loans . . . . . . . . .   4,526,419   4,997,762   5,251,558   6,719,680   10,891,102        10,339,936   11,872,057
 Trading, investment
  and mortgage-backed
  securities . . . . . .   2,284,118   2,155,914   2,140,490   2,587,476    4,013,098         3,823,726    5,110,382
 Deposits  . . . . . . .   4,417,833   5,009,947   5,410,236   6,058,112    9,351,402         9,332,643    9,392,236
 Borrowings (includes
  annuities) . . . . . .   2,191,512   2,065,472   1,789,308   2,735,652    5,050,645         4,263,163    6,863,275
 Stockholders' equity  .     506,861     505,506     658,326     995,036    1,195,704         1,151,154    1,269,754


____________________

(1) In 1990, Washington Mutual modified its reserving methodology from a "loan-by-loan" analysis of providing for losses to one of "general reserving" and accordingly increased its provision for loan losses by $48.0 million.

OTHER FINANCIAL DATA (1):


                                                                                  For The Nine Months
                                    For The Year Ended December 31,               Ended September 30,
                            ----------------------------------------------        -----------------
                             1989      1990       1991      1992      1993         1993       1994
                            -----      -----      -----     -----    -----        -----       -----
 Yield on earning assets     9.97%     10.22%    10.11%      9.26%    8.03%        8.11%       7.49%
 Cost of deposits and
   borrowings  . . . . .     7.85       7.74       7.05      5.49     4.04         4.12        3.95
 Net interest spread . .     2.12       2.48       3.06      3.77     3.99         3.99        3.54
 Net interest margin . .     2.33       2.71       3.25      3.99     4.12         4.12        3.67
 Operating efficiency
   ratio (2) . . . . . .    75.93      63.96      55.94     54.94    54.84        54.81       57.02


 Return on average
   assets. . . . . . . .     0.26       0.15       1.04      1.24     1.31         1.33        1.04
 Return on average
   stockholders' equity      4.15       2.27      14.08     15.16    16.92        17.02       13.52
 Ratios of combined
   earnings to fixed
   charges (3):
   Excluding interest on
    deposits . . . . . .     1.15x      1.16x      1.81x     2.33x    2.62x        2.61x       2.09x
   Including interest on
     deposits  . . . . .     1.06x      1.06x      1.25x     1.40x    1.53x        1.52x       1.46x


                                                December 31,                                  September 30,
                           --------------------------------------------------------           --------------
                            1989          1990        1991         1992       1993            1993     1994
                           -----          -----       -----        -----     ------           -----   ------
 Nonperforming assets as
   a percentage of total
   assets  . . . . . . .    2.05%          1.92%       1.66%        1.34%      0.70%           0.91%    0.48%
Loan loss reserves/total
  loans  . . . . . . . .    0.56           1.06        1.00         0.80       1.06            1.17     1.04
 Loan loss reserves/
  nonperforming assets     16.93          35.92       39.54        40.75     103.70           88.42   144.92
 Leverage capital ratio
  (4)(5)   . . . . . . .    6.27           5.77        7.57         9.35       6.00            6.22     5.91
 Core risk-based capital
  ratio (5)(6)   . . . .   10.69           9.57       12.04        15.41       9.84            9.89    10.71
 Total risk-based capital
  ratio (5)(7)   . . . .   13.25          12.87       15.13        16.99      10.59           10.98    11.58
- --------------------

(1) Where appropriate, calculations for the nine-month periods are annualized.

(2) Other expense divided by operating income (net interest income plus other income).

(3) The ratios of combined earnings to fixed charges have been computed by dividing earnings before income tax expense and fixed charges by fixed charges.

(4) The FDIC requires that a bank have a minimum leverage ratio of at least 5.00% to be considered "well capitalized."

(5) The capital ratios at December 31, 1992, were significantly higher than Washington Mutual's historical levels primarily because of the completion of the offerings of the 9.12% Noncumulative Perpetual Preferred Stock, Series C and $6.00 Noncumulative Convertible Perpetual Preferred Stock, Series D, on December 28, 1992. These offerings were intended, in part, to provide capital to support Washington Mutual's acquisition of Pacific First Bank, which was consummated on April 9, 1993.

(6) The FDIC requires that a bank have a core risk-based capital ratio of at least 6.00% to be considered "well capitalized."

(7) The FDIC requires that a bank have a total risk-based capital ratio of at least 10.00% to be considered "well capitalized."

CONDENSED CONSOLIDATED FINANCIAL DATA OF OLYMPUS

       The following table sets forth certain condensed historical financial data of Olympus and is based upon and should be read in conjunction with the Consolidated Financial Statements of Olympus, including the respective notes thereto, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The information as of September 30, 1994 and for the nine month periods ended September 30, 1993 and 1994 is unaudited and reflects all adjustments which are, in the opinion of Olympus management, necessary for a fair statement of results for the periods presented and is not necessarily indicative of the operating results for the entire year.


                                                                                               For the Nine Months
                                               For the Year Ended December 31,                 Ended September 30,
                                       -----------------------------------------------         -------------------
                                         1989      1990      1991      1992     1993            1993        1994
                                       --------   -------   -------   -------  -------         -------     -------
                                                       (in thousands, except per share amounts)
STATEMENTS OF OPERATIONS:
Interest income . . . . . . . .        $ 65,147   $48,833   $39,544   $33,109  $27,430         $20,558     $20,493
Interest expense  . . . . . . .          59,376    40,513    29,665    19,769   14,485          11,132      10,127
Net interest income . . . . . .           5,771     8,320     9,879    13,340   12,945           9,426      10,366
Provision (recovery) for losses
  on loans   . . . . . . . . . .          8,874     2,113     1,922     2,038    (996)           (844)       1,027
Net interest income after
  provision for loan losses  . .         (3,103)     6,207     7,957    11,302   13,941          10,270       9,339
Other income  . . . . . . . . .           2,841     3,547     3,546     3,083    4,492           3,422       2,216
Other expenses  . . . . . . . .          14,157     8,896    10,774    11,707   12,105           8,849       8,233
Income (loss) before federal
  income taxes and
  extraordinary items  . . . . .        (14,419)       858       729     2,678    6,328           4,843       3,322

Federal income taxes  . . . . .               -     1,090       553     (157)        -               -           -
Extraordinary items, net of
  federal income tax effect  . . .            -     1,090       169         -    (323)           (323)           -
Cumulative effect of change in
  tax accounting method  . . . .              -         -         -         -      338             338           -
                                      ---------   -------  --------   -------  -------         -------     -------
Net income (loss) . . . . . . .       $(14,419)   $   858  $    345   $ 2,835  $ 6,343         $ 4,858     $ 3,322
                                      =========   =======  ========   =======  =======         =======     =======
Cash dividends declared . . . .               -         -         -         -        -               -           -

PER SHARE DATA:
Net income per common share:
  Primary   . . . . . . . . . . . .      $(5.65)     $0.34      $0.14     $1.06     $1.97           $1.51      $1.02
  Fully diluted   . . . . . . . . .      _______    ______       0.14      1.04      1.95            1.50       1.02
Cash dividends declared per
  common share . . . . . . . . .  .           -          -          -         -         -               -          -
Book value per common share . . . .        8.10       8.43       8.57      8.82     10.76           10.36      10.85
Average common shares and common
  stock equivalents outstanding . .   2,550,139  2,550,139  2,550,139 2,716,003  3,255,226      3,245,804  3,269,792

       STATEMENT OF FINANCIAL
       CONDITION DATA:

                                                               December 31,                             September 30,
                                             -------------------------------------------------        -------------------
                                                 1989      1990       1991      1992      1993            1993       1994
                                             --------  --------   --------  --------  --------        --------   --------
                                                                           (in thousands)
       Assets  . . . . . . . . . . . .       $589,933  $450,466   $403,693  $380,480  $414,169        $388,603   $392,320
       Loans receivable, net . . . . .        306,686   268,771    264,630   238,906   242,470         237,368    233,935
       Mortgage-backed securities  . .        178,106   122,758     90,661    99,736   134,347         113,709    118,070
       Cash and investments  . . . . .         71,145    34,153     23,683    23,233    18,966          20,031     20,482
       Total deposits  . . . . . . . .        332,560   291,580    292,713   291,651   294,561         294,699    311,242
       Borrowings  . . . . . . . . . .        228,972   131,548     83,168    57,562    81,646          56,301     41,963
       Shareholders' equity  . . . . .         20,646    21,504     21,849    26,987    33,364          31,930     33,765


OTHER FINANCIAL DATA:

                                                                                                         For the Nine
                                                                                                         Months Ended
                                                           For the Year Ended December 31,              September 30,
                                                     -----------------------------------------        ----------------
                                                       1989     1990     1991     1992    1993         1993       1994
                                                     ------     ----     ----    -----   -----        -----      -----
       Yield on earning assets . . . . . . . . . .     9.66%    9.84%    9.49%    8.37%   7.12%        7.42%      7.09%
       Cost of deposits and borrowings . . . . . .     8.79     8.21     7.27     5.28    4.12         4.27       3.77
       Net interest spread . . . . . . . . . . . .     0.87     1.63     2.22     3.09    3.00         3.15       3.32
       Net interest margin . . . . . . . . . . . .     0.83     1.63     2.32     3.23    3.25         3.42       3.58
       Return on average assets  . . . . . . . . .    (2.01)    0.16     0.08     0.70    1.64         1.70       1.12
       Return on average stockholders' equity  . .   (50.47)    3.73     1.57    12.08   20.83        22.00      13.01


                                                                     December 31,                      September 30,
                                                      -----------------------------------------      -----------------
                                                       1989     1990     1991     1992     1993        1993       1994
                                                      -----    -----    -----    -----   ------      ------     ------
       Nonperforming assets as a percentage
          of total assets  . . . . . . . . . . . .     5.25%    5.48%    3.48%    2.45%    1.28%       0.25%      0.23%
       Loan loss reserve to total loans  . . . . .     3.99     2.43     2.41     2.72     2.26        2.38       2.77
       Loan loss reserve to nonperforming assets .    41.08    27.17    46.55    71.73   105.91      594.11     730.37
       Tangible capital ratio  . . . . . . . . . .     3.30     4.70     5.20     7.03     7.91        8.05       8.58
       Core capital ratio  . . . . . . . . . . . .     3.30     4.70     5.20     7.03     7.91        8.05       8.58
       Total risk-based capital ratio  . . . . . .     6.45     8.30     8.90    12.30    14.27       13.99      15.92

PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

       The following table sets forth certain pro forma combined consolidated financial data for Washington Mutual giving effect to the Merger under the pooling-of-interests accounting method. The pro forma combined consolidated statements of income and per share data are presented as if the Merger had been consummated at the beginning of each period presented. The pro forma combined consolidated statement of financial position combines the historical consolidated statement of financial position of Washington Mutual and Olympus as if the Merger had occurred on September 30, 1994. For a description of accounting with respect to the Merger, see "THE MERGER -- Accounting Treatment." This information should be read in conjunction with and is qualified in its entirety by the historical consolidated financial statements of Washington Mutual and Olympus, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The pro forma condensed combined financial data have not been audited by the independent auditors of Washington Mutual or Olympus, are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have been realized had the Merger been consummated as of the dates or for the periods presented. Washington Mutual's acquisition of Summit Bancorp, Inc. on November 14, 1994 was accounted for as a pooling-of-interests. Washington Mutual has not restated any financial statements or other financial information for periods prior to the date of such acquisition because such transaction was not material to Washington Mutual.

         The presentation of the following pro forma information should not be construed as indicative of the form or the probability of consummation of the Merger. If Washington Mutual elects the Partial Cash Consideration Option, the Merger will be treated as a purchase for accounting purposes. See "THE MERGER."

                                  PRO FORMA COMBINED CONSOLIDATED STATEMENT OF FINANCIAL POSITION



                                                                      September 30, 1994
                                               --------------------------------------------------------------
                                                Washington                       Pro Forma        Pro Forma
                                                  Mutual           Olympus      Adjustment(1)      Combined
                                               ------------       ---------     -------------    ------------
                                                                        (in thousands)
 Assets:
     Cash and cash equivalents   . . . . . .   $    225,678       $   9,569            $  -     $    235,247
     Trading account securities  . . . . . .         1,721               -                -           1,721
     Available-for-sale securities   . . . .     2,559,765          76,380                -       2,636,145
     Held-to-maturity securities   . . . . .     2,548,896          52,603                -       2,601,499
     Loans   . . . . . . . . . . . . . . . .    11,872,057         233,935                -      12,105,992
     REO   . . . . . . . . . . . . . . . . .        19,421              32                -          19,453
     Bank premises and equipment   . . . . .       168,802           6,982                -         175,784
     Goodwill and other
      intangible assets  . . . . . . . . . .       198,071               -                -         198,071
     Other assets  . . . . . . . . . . . . .       246,007          12,819                          258,826
                                               ------------       ---------            -----    ------------
        Total assets   . . . . . . . . . . .   $17,840,418        $392,320            $   -    $ 18,232,738
                                               ============       =========            =====    ============
 Liabilities:
     Deposits  . . . . . . . . . . . . . . .  $  9,392,236        $311,242            $   -    $  9,703,478
     Annuities   . . . . . . . . . . . . . .       782,015               -                -         782,015
     Securities sold under
      agreements to repurchase   . . . . . .     2,635,253          16,636                -       2,651,889
     Advances from the FHLB  . . . . . . . .     3,365,682          25,327                -       3,391,009
     Other borrowings  . . . . . . . . . . .        80,325               -                -          80,325
     Other liabilities   . . . . . . . . . .       315,153           5,350                -         320,503
                                               ------------       ---------            -----    ------------
        Total liabilities  . . . . . . . . .    16,570,664         358,555                -      16,929,219

 Stockholders' Equity:
     Preferred stock   . . . . . . . . . . .         6,200               -                -           6,200
     Common stock(1)   . . . . . . . . . . .        60,391           3,112              (46)         63,546
     Capital surplus(1)  . . . . . . . . . .       561,485           1,942               46         563,384
     Valuation reserve for available-
      for-sale securities  . . . . . . . . .       (14,427)         (3,088)               -         (17,515)
     Retained earnings   . . . . . . . . . .       656,105          31,799                -         687,904
                                               ------------       ---------            -----    ------------
     Total stockholders' equity  . . . . . .     1,269,754          33,765                -       1,303,519
        Total liabilities and
        stockholders' equity   . . . . . . .   $17,840,418        $392,320            $   -     $18,232,738
                                               ============       =========            =====    ============

________________

(1) Based on the December 7, 1994 closing price of Washington Mutual Common Stock of $17.00.

                                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME




                                            Year Ended December 31, 1991                  Year Ended December 31, 1992
                                       ---------------------------------------      ---------------------------------------
                                       Washington                    Pro Forma      Washington                    Pro Forma
                                         Mutual         Olympus       Combined        Mutual       Olympus        Combined
                                       -----------      -------      ---------      ----------     -------        ---------
                                                       (dollars in thousands, except per share amounts)
Interest income:
   Loans  . . . . . . . . . . . . . . .  $542,176       $26,821       $568,997       $581,095      $25,279        $606,374
   Securities   . . . . . . . . . . . .   189,381        12,723        202,104        188,261        7,830         196,091
                                         --------       -------       --------       --------      -------        --------
      Total interest income . . . . . .   731,557        39,544        771,101        769,356       33,109         802,465
Interest expense:
   Deposits   . . . . . . . . . . . . .   344,819        19,944        364,763        308,065       14,169         322,234
   Borrowings   . . . . . . . . . . . .   152,677         9,721        162,398        131,733        5,600         137,333
                                         --------       -------       --------       --------      -------        --------
      Total interest expense  . . . . .   497,496        29,665        527,161        439,798       19,769         459,567
                                         --------       -------       --------       --------      -------        --------
        Net interest income . . . . . .   234,061         9,879        243,940        329,558       13,340         342,898
Provision for loan losses . . . . . . .    21,627         1,922         23,549         14,000        2,038          16,038
                                         --------       -------       --------       --------      -------        --------
        Net interest income after
         provision for loan losses  . .   212,434         7,957        220,391        315,558       11,302         326,860

Other income:
   Service fees   . . . . . . . . . . .    40,856           217         41,073         51,363          555          51,918
   Loan servicing fees  . . . . . . . .    10,858           866         11,724         10,380          836          11,216
   Other operating income   . . . . . .    11,621         1,983         13,604         10,897          483          11,380
   Interest on federal income tax refund    9,085             -          9,085              -            -               -
   Gain on sale of assets   . . . . . .    22,055           480         22,535         18,052        1,209          19,261
                                         --------       -------       --------       --------      -------        --------
      Total other income  . . . . . . .    94,475         3,546         98,021         90,692        3,083          93,775

Other expense:
   Salaries and employee benefits   . .    82,912         4,242         87,154        106,997        5,079         112,076
   Occupancy and equipment  . . . . . .    29,095         1,697         30,792         33,163        1,966          35,129
   Deposit insurance  . . . . . . . . .    11,125           553         11,678         13,579          577          14,156
   Other operating expense  . . . . . .    45,519         2,649         48,168         61,927        2,083          64,010
   Amortization of goodwill and
    other intangible assets   . . . . .     7,707             -          7,707         10,407            -          10,407
   REO operations   . . . . . . . . . .     5,051           103          5,154          2,111          583           2,694
   Write down of other assets   . . . .     2,383         1,530          3,913          2,712        1,419           4,131
                                         --------       -------       --------       --------      -------        --------
        Total other expense . . . . . .   183,792        10,774        194,566        230,896       11,707         242,603
                                         --------       -------       --------       --------      -------        --------

Income before income tax expense  . . .   123,117           729        123,846        175,354        2,678         178,032

Income tax expense  . . . . . . . . . .    42,526           553         43,079         60,247        (157)          60,090
                                         --------       -------       --------       --------      -------        --------
Net income from continuing operations .    80,591           176         80,767        115,107        2,835         117,942

Extraordinary items, net of tax . . . .         -           169            169        (4,638)            -         (4,638)
Cumulative effect of change
 in accounting method . . . . . . . . .         -             -              -              -            -               -
                                         --------       -------       --------       --------      -------        --------
Net income  . . . . . . . . . . . . . .  $ 80,591          $345       $ 80,936       $110,469      $ 2,835        $113,304
                                         ========       =======       ========       ========      =======        ========
Net income applicable to common stock .  $ 75,716          $345       $ 76,061       $105,594      $ 2,835        $108,429
                                         ========       =======       ========       ========      =======        ========

PER SHARE DATA:
   Net income from continuing
    operations per common share:
      Primary . . . . . . . . . . . . .     $1.65        $0.07           $1.55          $2.10        $1.06           $2.03
      Fully diluted . . . . . . . . . .      1.58         0.07            1.49           1.99         1.04            1.94
   Net income per common share:
      Primary . . . . . . . . . . . . .      1.65         0.14            1.55           2.01         1.06            1.95
      Fully diluted . . . . . . . . . .      1.58         0.14            1.49           1.91         1.04            1.86
   Average number of common shares:
      Primary . . . . . . . . . . . . .45,924,301     2,550,139     49,181,557     52,529,967    2,674,297      55,787,223

      Diluted . . . . . . . . . . . . .51,101,258     2,550,139     54,358,514     57,763,252    2,716,003      61,020,508


                                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME


                                            Year Ended December 31, 1993           Nine Months Ended September 30,  1994
                                      ---------------------------------------     ---------------------------------------


                                      Washington                     Pro Forma     Washington                    Pro Forma
                                        Mutual         Olympus       Combined        Mutual      Olympus          Combined
                                      ----------      --------      ----------    ------------  ----------       ----------
                                                       (dollars in thousands, except per share amounts)
Interest income:
   Loans  . . . . . . . . . . . . . .  $  789,669       $21,010     $  810,679       $666,833      $15,128        $681,961
   Securities   . . . . . . . . . . .     246,270         6,420        252,690        205,544        5,365         210,909
                                        ---------       -------     ----------       --------      -------        --------
      Total interest income . . . . .   1,035,939        27,430      1,063,369        872,377       20,493         892,870

Interest expense:
   Deposits   . . . . . . . . . . . .     340,595        11,023        351,618        255,355        8,207         263,562
   Borrowings   . . . . . . . . . . .     165,913         3,462        169,375        188,202        1,920         190,122
                                        ---------       -------     ----------       --------      -------        --------
      Total interest expense  . . . .     506,508        14,485        520,993        443,557       10,127         453,684
                                        ---------       -------     ----------       --------      -------        --------
        Net interest income . . . . .     529,431        12,945        542,376        428,820       10,366         439,186
Provision (or recovery) for loan losses    35,000          (996)        34,004         15,000        1,027          16,027
                                        ---------       -------     ----------       --------      -------        --------
        Net interest income after
         provision for loan losses  .     494,431        13,941        508,372        413,820        9,339         423,159

Other income:
   Service fees   . . . . . . . . . .      68,862           794         69,656         52,858        1,145          54,003
   Loan servicing fees  . . . . . . .      13,381           619         14,000          6,935          619           7,554
   Other operating income   . . . . .      19,963           560         20,523         17,638          173          17,811
   Interest on federal income tax refund        -             -              -            428            -             428
   Gain on sale of assets   . . . . .      41,656         2,519         44,175          4,018          279           4,297
                                        ---------       -------     ----------       --------      -------        --------
      Total other income  . . . . . .     143,862         4,492        148,354         81,877        2,216          84,093

Other expense:
   Salaries and employee benefits   .     162,516         5,439        167,955        131,404        4,493         135,897
   Occupancy and equipment  . . . . .      55,936         2,185         58,121         46,658        1,655          48,313
   Deposit insurance  . . . . . . . .      20,425           455         20,880         16,780          551          17,331
   Other operating expense  . . . . .      96,914         3,451        100,365         74,838        2,264          77,102
   Amortization of goodwill and
    other intangible assets   . . . .      24,690             -         24,690         21,784            -          21,784
   REO operations   . . . . . . . . .       6,295           (62)         6,233           (269)        (788)         (1,057)
   Write down of other assets   . . .       2,488           637          3,125              -           58              58
                                        ---------       -------     ----------       --------      -------        --------
      Total other expense . . . . . .     369,264        12,105        381,369        291,195        8,233         299,428
                                        ---------       -------     ----------       --------      -------        --------

Income before income tax expense  . .     269,029         6,328        275,357        204,502        3,322         207,824
Income tax expense  . . . . . . . . .      93,765             -         93,765         76,655            -          76,655
                                        ---------       -------     ----------       --------      -------        --------
Net income from continuing operations     175,264         6,328        181,592        127,847        3,322         131,169
Extraordinary items, net of tax . . .      (8,953)         (323)        (9,276)             -            -               -
Cumulative effect of change
 in accounting method . . . . . . . .      13,365           338         13,703              -            -               -
                                        ---------       -------     ----------       --------      -------        --------
Net income  . . . . . . . . . . . . .   $ 179,676       $ 6,343     $  186,019       $127,847      $ 3,322        $131,169
                                        =========       ========    ==========       ========      =======        ========
Net income applicable to common stock   $ 166,118       $ 6,343     $  172,461       $113,909      $ 3,322        $117,231
                                        =========       ========    ==========       ========      =======        ========
PER SHARE DATA:
   Net income from continuing
    operations per common share:
      Primary . . . . . . . . . . . .       $2.74        $1.96           $2.71          $1.89        $1.02           $1.85
      Fully diluted . . . . . . . . .        2.60         1.94            2.58           1.83         1.02            1.80
   Net income per common share:
      Primary . . . . . . . . . . . .        2.82         1.97            2.78           1.89         1.02            1.85
      Fully diluted . . . . . . . . .        2.67         1.95            2.64           1.83         1.02            1.80
   Average number of common shares
      Primary . . . . . . . . . . . .  58,954,059     3,223,742     62,211,315     60,265,903    3,254,341      63,523,159
      Diluted . . . . . . . . . . . .  65,016,545     3,255,226     68,273,801     65,685,150    3,269,792      68,942,406


                              THE SPECIAL MEETING


GENERAL

       This Proxy Statement/Prospectus is being furnished to Olympus Shareholders in connection with the solicitation of proxies by the Olympus Board for use at the Special Meeting to be held at 11:00 a.m. local time on ________________, 1995, at the corporate headquarters of Olympus located at 115 South Main Street, Second Floor, Salt Lake City, Utah 84111, and at any adjournments or postponements thereof for the purposes set forth herein.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

       As more fully described in this Proxy Statement/Prospectus, the purpose of the Special Meeting is to consider and vote upon proposals (i) to approve the Merger Agreement pursuant to which Olympus will be merged with and into Washington Mutual with Washington Mutual as the surviving corporation (see "THE MERGER") and (ii) to amend the Option Plan to provide that, if and only if Washington Mutual elects the Partial Cash Consideration Option, all outstanding options of Olympus shall not terminate as of the Effective Time but shall instead be converted into fully-exercisable options to acquire Washington Mutual Common Stock, adjusted as to number of options and the exercise price by the Exchange Ratio. See "THE OPTION PLAN AMENDMENT."

RECORD DATE AND VOTING

       The Olympus Board has fixed the close of business on _______, 1995 as the Record Date for the determination of holders of Olympus Common Stock entitled to receive notice of and to vote at the Special Meeting. On the Record Date, ____________ shares of Olympus Common Stock were outstanding and entitled to vote, which were held by approximately _____ holders of record. Holders of shares of Olympus Common Stock will be entitled to one vote exercisable in person or by properly executed proxy, for each share held of record at the close of business on the Record Date on each proposal described herein and on any other matter that may be presented for consideration and action by the shareholders at the Special Meeting.

QUORUM; VOTES REQUIRED

       The presence, in person or by proxy, of at least a majority of the total number of shares of Olympus Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Abstentions will be considered as shares present for purposes of determining the presence of a quorum. The approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Olympus Common Stock entitled to vote thereon. With respect to the vote on the proposal to approve the Merger, abstentions and failures to vote (including broker non-votes) will have the same effect as negative votes. The approval of the Option Plan Amendment will require, once a quorum is present, that votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not have the effect of being considered as votes cast against the proposal.

       As of the Record Date, Olympus directors and officers and their affiliates beneficially owned an aggregate of ___ shares of Olympus Common Stock (excluding ___ shares issuable upon the exercise of outstanding options) or approximately __% of the shares of Olympus Common Stock outstanding on such date. In connection with the Merger Agreement, each of the directors and officers of Olympus, and certain shareholders of Olympus owning in the aggregate _____ shares of Olympus Common Stock or approximately __% of the shares outstanding as of the Record Date, entered into letter agreements with Washington Mutual pursuant to which, among other things, each such person agreed to vote all shares of Olympus Common Stock held by such person in favor of the Merger Agreement. See "THE MERGER -- Affiliate Letters."

VOTING AND REVOCATION OF PROXIES

       Shares of Olympus Common Stock represented by a proxy properly signed and received at, or prior to, the Special Meeting, unless such proxy is revoked prior to the vote at the Special Meeting, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is properly signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted (1) FOR approval of the Merger Agreement; and (2) FOR the approval of the Option Plan Amendment. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing with the Secretary of Olympus a written instrument revoking the proxy, by submitting to the Secretary of Olympus a new proxy bearing a later date prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written instruments of revocation and other communications with respect to revocation of proxies should be addressed as follows: Olympus Capital Corporation, 115 South Main Street, Salt Lake City, Utah 84111, Attention: K. John Jones, Secretary.

       As of the date of this Proxy Statement/Prospectus, the Olympus Board is not aware of any business to be acted on at the Special Meeting other than as described herein. If, however, any other matters properly come before the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will, unless the shareholder otherwise specifies in the proxy, vote upon such matters as determined by a majority of the Olympus Board.

SOLICITATION OF PROXIES

       In addition to solicitation by mail, directors, officers, and employees of Olympus, who will not be specifically compensated for such services, may solicit proxies, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Olympus will bear its own expenses in connection with the solicitation of proxies for the Special Meeting. See "THE MERGER
AGREEMENT -- Expenses."

       HOLDERS OF OLYMPUS COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO OLYMPUS IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                        SHAREHOLDERS SHOULD NOT SEND ANY
                   STOCK CERTIFICATES WITH THEIR PROXY CARDS


                                   THE MERGER

       The following information, insofar as it relates to matters contained in the Merger Agreement or the Stock Option Agreement, is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, which are incorporated herein by reference and attached hereto as Appendix A and Appendix C, respectively. OLYMPUS SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE OTHER APPENDICES IN THEIR ENTIRETY.

GENERAL

       The Merger Agreement provides for the merger of Olympus with and into Washington Mutual, with Washington Mutual as the surviving corporation. It is further intended that thereafter Olympus Bank will be merged with and into WMFSB, with WMFSB as the surviving federal savings bank. The separate existence of Olympus and Olympus Bank will cease upon completion of the respective mergers. The Articles of Incorporation and Bylaws of Washington Mutual will continue to be the Articles of Incorporation and Bylaws of Washington Mutual after the completion of the Merger. Upon consummation of the Merger, all shares of Olympus Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any shares of Olympus Common Stock will cease to have any rights with respect thereto, except the right to receive shares of Washington Mutual Common Stock or, under certain circumstances, shares of Washington Mutual Common Stock and/or cash, to be issued and/or paid upon the surrender of such certificate, without interest, as described below, or the right of dissenting Olympus Shareholders to receive fair value for their shares of Olympus Common Stock, under certain circumstances. See "THE MERGER
- -- Dissenters' Rights."

       At the Effective Time, each outstanding share of Olympus Common Stock will be converted into the right to receive $15.50 per share, in newly issued shares of Washington Mutual Common Stock or, under certain circumstances, cash and/or Washington Mutual Common Stock, which amount is subject to increase if the Effective Date is after April 30, 1995. The per share value of Washington Mutual Common Stock for purposes of determining the number of shares of Washington Mutual Common Stock to be received in the Merger is based upon the arithmetic average of the closing prices of Washington Mutual Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the third trading day before the Effective Date. The exchange ratio for determining the number of shares of Washington Mutual Common Stock to be issued for each share of Olympus Common Stock will be the Merger Consideration divided by the Average Price. No certificates for fractional shares of Washington Mutual Common Stock will be issued as a result of the Merger. Instead, each stockholder otherwise entitled to a fractional share will receive cash in lieu of such fractional share.

       If the Effective Date is after April 30, 1995, the Merger Consideration will be increased by an amount equal to (i) $0.775 (five percent of $15.50) multiplied by (ii) a fraction, the numerator of which equals the number of days elapsed between April 30, 1995 and the Effective Date and the denominator of which equals 365.

       If the Average Price is less than $18.00, then Washington Mutual may elect to pay up to 49% of the aggregate Merger Consideration in the form of cash. In such case and subject to certain allocation procedures, each Olympus Shareholder will be eligible to receive such shareholder's preference as to the form of the Merger Consideration to be paid. A Preference Form and other appropriate transmittal materials will be sent to each such holder of record of Olympus Common Stock through which each holder can indicate such holder's preference to receive either Washington Mutual Common Stock or cash with respect to such holder's Olympus Common Stock, or indicate no such preference. Although Olympus Shareholders will be asked to complete Preference Forms prior to the Effective Date, such forms will only be utilized under circumstances where Washington Mutual elects the Partial Cash Consideration Option. See "THE MERGER AGREEMENT -- Preference and Allocation Procedures."

BACKGROUND OF AND REASONS FOR THE MERGER

       The Olympus Board has been cognizant of increasing levels of competition in the financial services business and the significant consolidation that has been occurring among the providers of banking services in Olympus' banking market and throughout the United States, in general. Olympus is and has been aware that larger entities that emerge from consolidations may acquire substantial competitive advantages, including greater diversity in their loan portfolios, cost savings through the integration of overlapping operations and support functions, improved access to capital and funding and the ability to spread costs of new products, services and research and development over a wider customer base.

       During the first half of 1993, Olympus received unsolicited inquiries regarding the possibility of merging Olympus with two larger financial institutions. Neither of these inquiries resulted in any negotiations concerning a possible business combination involving Olympus.

       On September 23, 1993, the Olympus Board engaged Goldman Sachs to prepare an objective evaluation of various alternatives for maximizing shareholder value, including, without limitation, (i) continuing to serve its customers and communities as an independent savings bank, (ii) expanding Olympus through acquisitions, (iii) selling parts of Olympus to other financial institutions, or (iv) entering into a business combination transaction with another financial institution. At an Olympus Board meeting on October 27, 1993, Goldman Sachs presented their analysis of various strategic alternatives available to the Olympus Board. Olympus' special counsel also reviewed with the Board their fiduciary duties and legal considerations that would attend the choice of the alternatives reviewed by the Board. At the October 27 meeting, Olympus authorized Goldman Sachs to seek, on an exploratory basis, indications of interest on Olympus' behalf regarding a possible merger or sale transaction involving Olympus. The Board made no determination at that time that Olympus would do anything other than remain independent.

       In January 1994, Olympus was contacted by a financial institution that expressed an interest in a business combination with Olympus. As a result, Olympus entered into preliminary merger discussions with this financial institution. On February 11, 1994, Olympus announced publicly that it had received a preliminary indication of interest from a financial institution interested in acquiring Olympus in a stock merger, and that the valuation implicit in the terms of the proposed exchange of stock under discussion was below the Company's recent trading prices. On February 24, 1994, Olympus announced the termination of discussions with this financial institution.

       On or about May 12, 1994, Washington Mutual contacted Goldman Sachs and expressed an interest in meeting with Olympus' Chairman and Chief Executive Officer, Mr. A. Blaine Huntsman, to discuss a possible business combination.

       On May 19, 1994, Mr. Huntsman met with representatives of Washington Mutual and discussed a variety of strategic options. Subsequent to that meeting, representatives of Washington Mutual expressed an interest in gathering additional information concerning Olympus.

       On June 7, 1994, Washington Mutual's senior management met with
Mr. Huntsman and other members of Olympus' management in Salt Lake City. During the next three weeks, Mr. Huntsman and other members of Olympus' senior management responded to a number of inquiries from Washington Mutual's management regarding Olympus' business.

       On June 30, 1994, and again on July 5, 1994, representatives of Washington Mutual contacted Mr. Huntsman and indicated that Washington Mutual was interested in pursuing a possible business combination with Olympus.

       On July 6, 1994, a special telephonic meeting of the Olympus Board was convened at which Mr. Huntsman briefed the other directors on the preliminary discussions that had taken place to date, and the Olympus Board unanimously authorized Mr. Huntsman to continue negotiations with Washington Mutual.

       Thereafter, senior management of Washington Mutual and Olympus conducted due diligence reviews of each other (subject to confidentiality agreements executed by each party), reviewed the proposed transaction with their respective financial advisors, legal counsel and members of their respective Boards of Directors, negotiated the terms of the Merger Agreement and related documents and gave consideration to the possible financial basis and other terms upon which a transaction might be consummated.

       At a meeting of the Washington Mutual Board held on July 19, 1994, members of Washington Mutual's management reviewed the results of their due diligence and the proposed terms of the Merger, and the Washington Mutual Board approved the Merger Agreement and the related agreements.

       On July 22, 1994, the Olympus Board met with its senior management, financial advisors and legal counsel and considered in detail the proposed transaction. During the meeting, directors were provided with drafts of the Merger Agreement, the Stock Option Agreement and related documents. The Olympus directors were informed that Washington Mutual had conditioned its offer to acquire Olympus on (i) receipt of an irrevocable option to acquire from Olympus shares representing approximately 9.9% of the then outstanding Olympus Common Stock exercisable under certain circumstances, (ii) receipt of a $250,000 break-up fee payable upon termination of the transaction under certain circumstances and (iii) the agreement by directors, executive officers and certain shareholders of Olympus to vote in favor of the transaction and take certain actions intended to preserve the desired accounting treatment of the Merger. Representatives of Goldman Sachs made a presentation to the Olympus Board regarding the financial terms of the Merger. Olympus' special legal counsel conducted a detailed review with the Board of the transaction documents and related issues. At the conclusion of the meeting, the Olympus Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of Olympus and its shareholders and directed that the Merger Agreement be submitted to the shareholders of Olympus for their approval.

       The Merger Agreement is the result of arm's length negotiations between Olympus and Washington Mutual. There is no affiliation between any of the directors and officers of the respective companies.

       The original merger agreement was entered into on July 22, 1994 and contemplated that Olympus would be merged with and into WMSB and that shares of Olympus Common Stock would be converted into shares of common stock of WMSB. The original agreement also contemplated that, at the option of WMSB, the transaction might be restructured provided that the amount and form of the Merger Consideration or tax consequences of the transaction to Olympus shareholders were not modified. On November 29, 1994, WMSB reorganized into a holding company structure, with Washington Mutual as the holding company for WMB (the successor to WMSB in the Reorganization), WMFSB and other subsidiaries. In order to provide for changes necessitated by the change in Washington Mutual's structure and certain other modifications, the Merger Agreement was amended and restated in the form attached hereto as Appendix A.

RECOMMENDATION OF THE OLYMPUS BOARD

       The Olympus Board has carefully considered the terms of the Merger Agreement, has approved it as being in the best interests of Olympus and its shareholders, and recommends that shareholders of Olympus vote FOR the proposal to approve the Merger Agreement.

       The recommendation of the Olympus Board is based upon a number of factors, including the terms of the Merger, the Merger Agreement and the Stock Option Agreement, the substantial benefits expected to result from the combination of Olympus and Washington Mutual, information concerning the financial condition, results of operations and prospects of Washington Mutual and Olympus on a stand-alone and combined basis, the Board's view of the relative merits of other opportunities presented to the Board or that the Board believed would be available, including the possibility of remaining independent, the market price of Olympus Common Stock and the fairness opinion of Goldman Sachs as financial advisor to Olympus. See "THE MERGER -- Background of and Reasons for the Merger"; and "-- Opinion of Financial Advisor."

       The Olympus Board believes that the Merger would provide holders of Olympus Common Stock with the opportunity to receive a premium over the prices per share of Olympus Common Stock at which individual trades have occurred in the recent past and, generally to the extent that shareholders receive solely Washington Mutual Common Stock in the Merger, enable them to participate as Washington Mutual shareholders, on a tax-deferred basis, in the expanded opportunities for growth and profitability made possible by the Merger. The Olympus Board also believes that the Merger would result in a combined entity that is capable of competing more effectively with larger financial institutions that have exerted increasing competitive pressure on Olympus.

OPINION OF FINANCIAL ADVISOR

       Goldman Sachs has delivered a written opinion to the Olympus Board to the effect that, as of the date of this Proxy Statement/Prospectus, the consideration to be received by holders of Olympus Common Stock pursuant to the terms of the Merger Agreement is fair to such holders. Goldman Sachs' opinion is directed only to the fairness of the Merger Consideration from a financial point of view and does not constitute a recommendation to any Olympus Shareholder as to how such shareholder should vote at the Special Meeting. THE FULL TEXT OF THE GOLDMAN SACHS WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THEIR REVIEW, IS ATTACHED HERETO AS APPENDIX B. THE SUMMARY OF THE GOLDMAN SACHS OPINION IN THIS PROXY

STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF SHARES OF OLYMPUS COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

       In connection with their written opinion dated _______, 1995, Goldman Sachs reviewed, among other things, the Merger Agreement; the Registration Statement on Form S-4 (together with any exhibits, amendments or supplements thereto, the "Registration Statement") under the Securities Act, including this Proxy Statement/Prospectus; Annual Reports to Stockholders and Form 10-K Annual Reports of Olympus for the five years ended December 31, 1993; Annual Reports to stockholders and Annual Reports to the FDIC, Form F-2, of Washington Mutual for the five years ended December 31, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Olympus; certain interim reports to stockholders and Quarterly Reports to the FDIC, Form F-4, of Washington Mutual; certain other communications from Olympus and Washington Mutual to their respective stockholders; and certain internal financial analyses and forecasts for Olympus prepared by its management. Goldman Sachs held discussions with members of the senior managements of Olympus and Washington Mutual regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Olympus Common Stock and the Washington Mutual Common Stock, compared certain financial and stock market information with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

       In conducting its review and in arriving at its opinion, Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. In that regard, Goldman Sachs assumed, with the consent of the Olympus Board, that the financial forecasts, including, without limitation, projections regarding underperforming and nonperforming assets and net chargeoffs were reasonably prepared on a basis reflecting the best currently available judgments and estimates of Olympus and that such forecasts would be realized in the amounts and at the times contemplated thereby. Goldman Sachs also assumed, with the consent of the Olympus Board, that the allowances for losses with respect to the loan and lease portfolios for each of Olympus and Washington Mutual are in the aggregate adequate to cover all such losses. Goldman Sachs did not review individual credit files nor did they make an independent evaluation or appraisal of the assets and liabilities of Olympus or Washington Mutual or any of their respective subsidiaries.

       The following is a summary of the material financial analyses utilized by Goldman Sachs in connection with their presentation to the Olympus Board on July 22, 1994.

              Pro Forma Analysis. Goldman Sachs analyzed certain pro forma effects for 1995 resulting from the Merger based on (a) financial forecasts for Olympus in 1994 prepared by management and grown at a rate of 12.0% from 1994 to 1995 and assuming an effective tax rate of 40%, (b) projected earnings for Washington Mutual based on the median of institutional brokers' estimates compiled by SNL Securities, L.P. as of July 15, 1994 (SNL Securities, L.P. is a data firm that monitors and publishes a compilation of earnings estimates produced by selected research analysts), and (c) cost savings, equal to 15% of Olympus estimated 1994 noninterest expenses, estimated by management of Olympus to be attainable in the Merger. Such analysis indicated that 1995 earnings per share for Washington Mutual following the Merger would be slightly lower than were forecasted for Washington Mutual as a stand-alone entity.

              Selected Transaction Analysis. Goldman Sachs analyzed certain information relating to 24 banks and thrift acquisitions, including six acquisitions by Washington Mutual announced since January 1, 1987 (the "Washington Mutual Acquisitions"), eight bank acquisitions in the states of Arizona, Colorado, Idaho, New Mexico, Nevada, Oregon, Utah, Washington and Wyoming (collectively, the "Rocky Mountain States") announced since 1989 in which the aggregate consideration was greater than $25 million and less than $100 million (the "Rocky Mountain Bank Acquisitions") and eight acquisitions of savings and loans in the Rocky Mountain States since 1989 in which the aggregate consideration was greater than $25 million and less than $100 million (the "Rocky Mountain Thrift Acquisitions"). Such analysis indicated that, for the Washington Mutual Acquisitions, the Rocky Mountain Bank Acquisitions and the Rocky Mountain Thrift Acquisitions, the median values of the consideration paid as a multiple of tangible book value were 1.5x, 1.7x and 1.9x, respectively, as compared to a corresponding value for the consideration payable pursuant to the Merger as a multiple of Olympus' tangible book value of 1.5x. In addition, such analysis indicated that for the Washington Mutual Acquisitions, the Rocky Mountain Bank Acquisitions and the Rocky Mountain Thrift Acquisitions, the median value of the consideration paid as a multiple of the acquired banking organizations' latest twelve months' ("LTM") after-tax earnings were 14.1x, 10.1x and 14.9x, respectively, as compared to the corresponding value for the consideration paid pursuant to the Merger as a multiple of Olympus' after tax LTM earnings of 8.9x. Goldman Sachs also compared such multiples of LTM after-tax earnings to Olympus' LTM earnings, assuming full taxation, of 14.8x.

              Selected Company Analysis. Goldman Sachs reviewed and compared actual and estimated selected financial, operating and stock market information for Olympus and Washington Mutual with corresponding information for selected regional banking organizations, including Glacier Bancorp, Security Bancorp, United Savings Bank and WesterFed Financial (collectively, the "Selected Group One Banks"), and for selected savings and loans organizations with significant consumer banking businesses, including H.F. Ahmanson & Co, Golden West Financial, Great Western Financial and Washington Federal Savings and Loan (collectively, the "Selected Group Two Banks"), based on publicly available information, consensus analysts' estimates for Washington Mutual, the Selected Group One Banks and the Selected Group Two Banks and financial forecasts for Olympus prepared by Olympus management. Such analysis indicated that, for the Selected Group One Banks and the Selected Group Two Banks, (i) the median estimated 1994 price-earnings multiples were 11.0x and 10.0x, respectively, as compared to corresponding values of 9.1x for Olympus and 7.7x for Washington Mutual, (ii) the median values of price as a multiple of book value per share were 1.08x and 1.45x, respectively, as compared to corresponding values of 1.32x for Olympus and 1.58x for Washington Mutual, (iii) the median ratios of nonperforming assets as a percentage of total assets were 0.25% and 1.78%, respectively, as compared to corresponding values of 0.29% for Olympus and 0.71% for Washington Mutual, (iv) the median ratios of reserves as a percentage of nonperforming assets were 286% and 49%, respectively, as compared to corresponding values of 568% for Olympus and 103% for Washington Mutual, (v) the median after-tax returns on equity were 10.07% and 12.39%, respectively, as compared to corresponding values of 12.46% for Olympus and 14.34% for Washington Mutual and (vi) the median ratios of tangible common equity as a percentage of tangible assets were 13.75% and 7.43%, respectively, as compared to corresponding values of 8.34% for Olympus and 4.86% for Washington Mutual.

              Present Value Analysis. Goldman Sachs reviewed and analyzed certain internal financial analyses and projections as prepared by Olympus management and assumed, at the request of management of Olympus, growth rates of 6.6%, 11.6% and 16.6% of pre-tax, pre-gain income for Olympus. Based on the projected earnings developed thereby, Goldman Sachs analyzed the discounted present value of a share of Olympus Common Stock assuming a range of discount values of 10.0%, 12.5% and 15.0% and terminal multiples of 1999 estimated earnings of 10.0x, 12.0x, 14.0x, 16.0x, 18.0x and 20.0x. Such
         analysis suggested the present value per share of Olympus to be in a range between $5.81 per share and $22.08 per share.

              Selected Washington Mutual Information Analysis. Goldman Sachs reviewed and analyzed certain financial and other information for Washington Mutual, including (1) historical and current loan portfolio by type of loan and origination volumes by type of loan, (2) sensitivity of Washington Mutual to changes in the interest rate environment, (3) selected research reports on, and earnings estimates for Washington Mutual, (4) historical trading prices per share of Washington Mutual Common Stock, on a daily basis from July 15, 1993 through July 15, 1994 and on a weekly basis from July 1991 through July 1994, (5) the daily stock price performance of Olympus Common Stock and Washington Mutual Common Stock, indexed from July 15, 1993 to July 15, 1994, as compared to the Standard & Poor's 56 financial Stock Index and a Washington Mutual peer composite including the Selected Group Two Banks.

              Other Analyses. Goldman Sachs also reviewed selected investment research reports on, and earnings estimates for, Olympus and Washington Mutual and analyzed available information regarding the ownership and ownership profiles of shares of Olympus Common Stock and Washington Mutual Common Stock.

       The foregoing is a summary of the material financial analyses performed by Goldman Sachs, but does not purport to be a complete description of the analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at their fairness determination, Goldman Sachs considered the results of all such analyses. No Selected Group One Bank or Selected Group Two Bank is identical to Olympus or to Washington Mutual and none of the Washington Mutual Acquisitions, the Rocky Mountain Bank Acquisitions and the Rocky Mountain Thrift Acquisitions is identical to the Merger. Accordingly, Goldman Sachs indicated to the Olympus Board that analyses of the results described above under Selected Company Analysis and Selected Transaction Analysis are not mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics, including, among other things, differences in revenue composition and earnings performance among Olympus, Washington Mutual and the selected companies and transactions reviewed. The analyses were prepared solely for purposes of Goldman Sachs providing their opinion to the Olympus Board as to the fairness of the consideration to be received by Olympus Common Stockholders, and do not purport to be appraisals or necessarily reflect the prices at which Olympus or its securities actually may be sold. Analyses based upon forecast of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

       Olympus retained Goldman Sachs as its exclusive financial advisor pursuant to an engagement letter dated October 11, 1993 (the "Engagement Letter") in connection with reviewing Olympus' strategic alternatives including a possible sale of Olympus. Goldman Sachs is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Olympus, having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to Washington Mutual from time to time and may provide investment banking services to Washington Mutual in the future. The Olympus Board selected Goldman Sachs to act as Olympus' exclusive financial advisor based on Goldman Sachs' substantial experience in mergers and acquisitions and in securities valuation generally.

       In connection with their opinion dated _______________, 1995, Goldman Sachs confirmed the appropriateness of their reliance on the analyses described above by performing procedures to update certain of such analyses and reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

       Pursuant to the terms of the Engagement Letter, Olympus has paid Goldman Sachs a fee of $75,000 and has agreed to pay Goldman Sachs a transaction fee equal to the sum of (a) 1.5% of the aggregate consideration paid in such transaction for the first $51,200,000 in aggregate consideration, plus 3.0% of the aggregate consideration paid in such transaction in excess of $51,200,000, minus (b) any other fees already paid pursuant to the Engagement Letter. Twenty-five percent of the transaction fee became payable upon the mailing of this Proxy Statement/Prospectus and the remaining seventy-five percent of the transaction fee will be payable upon the consummation of the Merger. In addition, Olympus has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the reasonable fees and disbursement of their counsel, plus any sales, use or similar taxes arising in connection with its engagement, and to indemnify Goldman Sachs against certain liabilities relating to or arising out of their engagement, including liabilities under the federal securities law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

       In considering the recommendation of the Olympus Board, shareholders should be aware that certain directors and executive officers of Olympus may be deemed to have interests in the Merger in addition to their interests, if any, as Olympus Shareholders.

       Ownership of Olympus Common Stock. As of the Record Date, directors and executive officers of Olympus, together with their affiliates, beneficially owned an aggregate of _______ shares of Olympus Common Stock (or approximately __% of the then outstanding shares of Olympus Common Stock) excluding shares that may be acquired upon the exercise of outstanding stock options.

        Stock Options. As of the Record Date, directors and executive officers of Olympus held options to purchase ______ shares of Olympus Common Stock at an average exercise price of $____ per share. Under the terms of the Option Plan, all of these options became immediately exercisable upon the execution of the Merger Agreement and, upon consummation of the Merger, any unexercised options will terminate. Under the terms of the Merger Agreement, if Washington Mutual does not elect the Partial Cash Consideration Option, then any options which remain unexercised immediately prior to the Effective Time will be deemed to have been exercised at the Effective Time through the conversion of such options into that number of shares of Washington Mutual Common Stock equal to the "net option value" divided by the Average Price. "Net option value" means the aggregate Merger Consideration related to the number of shares issuable upon exercise of such options, less the aggregate exercise price of such options less the aggregate amount of tax and other withholdings required with respect to such exercise.

       If the Option Plan Amendment is approved by Olympus Shareholders and Washington Mutual elects the Partial Cash Consideration Option, then any options outstanding at the Effective Time will be converted into options to purchase shares of Washington Mutual Common Stock, adjusted as to the number of options and the exercise price by the Exchange Ratio. See "THE OPTION PLAN AMENDMENT" and "INFORMATION CONCERNING OLYMPUS -- Beneficial Ownership of Olympus Common Stock."

       Indemnification and Insurance. Washington Mutual has agreed, from and after the Effective Time, to indemnify the current and former directors and officers of Olympus as though they had been directors and/or officers of Washington Mutual, for acts and omissions occurring prior to and including the Effective Time. Washington Mutual and WMFSB have also agreed to use all reasonable efforts, in cooperation with Olympus and Olympus Bank, to arrange for insurance coverage for officers and directors of Olympus and Olympus Bank following the Effective Time with at least as much dollar coverage as such officers and directors have under their current policy.

       Cash Incentive Plan. Under Olympus' Cash Incentive Plan, upon consummation of the Merger, R. Gibb Marsh, K. John Jones, Gary L. Matern and Kathy K. Hale will be entitled to receive 31%, 23%, 23% and 23%, respectively, of an amount equal to two percent of the greater of (i) the fair market value of the issued and outstanding Olympus Common Stock or (ii) the tangible net worth of Olympus, in either case on the date immediately prior to the Merger. Assuming that, at the Effective Time, 3,358,139 shares of Olympus Common Stock are outstanding (i.e., that all outstanding options are exercised before the Effective Time) and that the fair market value of Olympus Common Stock is $15.50 per share, an aggregate of approximately $1,041,022 will be payable to the four participating executive officers as follows: $322,717 to R. Gibb Marsh; and $239,435 to each of K. John Jones, Gary L. Matern and Kathy K. Hale.

       Consulting and Non-Competition Agreement. The Merger Agreement provides that Washington Mutual and A. Blaine Huntsman will enter into a Consulting and Non-Competition Agreement, pursuant to which Mr. Huntsman will serve as a consultant to Washington Mutual for a period of 18 months after the Effective Time. During the term of the Consulting and Non-Competition Agreement, Mr. Huntsman will advise Washington Mutual generally in regard to its Utah operations and perform such other functions as reasonably requested by the President and CEO of Washington Mutual. In addition, Mr. Huntsman will agree not to work for or serve any other financial institution as an employee, officer, director, consultant or advisor during the term of the Consulting and Non-Competition Agreement. As compensation for his consulting services and agreement not to compete, Mr. Huntsman will be entitled to receive $225,000 over the 18 month term of the agreement.

        Deferred Compensation Arrangement. Pursuant to a deferred compensation arrangement between Olympus and Mr. Huntsman, Olympus credits $1,250 per month to a deferred compensation account for Mr. Huntsman to be invested in investments approved by him. Upon consummation of the Merger, Mr. Huntsman's employment will be terminated and Washington Mutual (as successor to Olympus) will be required to pay to Mr. Huntsman the fair market value of his deferred compensation account in five annual installments. As of December 31, 1994, the balance of Mr. Huntsman's deferred compensation account was $141,357.74

       Severance Payments. The Merger Agreement provides that Washington Mutual will make severance payments (in an amount equal to two weeks' salary for each full year of service with Olympus up to a maximum of six months' total pay) to any officer of Olympus whose employment is terminated without cause within one year after the Effective Date.

AFFILIATE LETTERS

       As a condition to the execution of the Merger Agreement, each director and executive officer of Olympus and certain shareholders of Olympus (collectively, the "Affiliates") beneficially owning in the aggregate ______ shares of Olympus Common Stock (__% of the shares of Olympus Common Stock outstanding as of _____, 1995) and holding in the aggregate options to acquire ____ shares of Olympus Common Stock (___% of the shares of Olympus Common Stock outstanding as of ____________, 1995) delivered to Washington Mutual an Affiliate Letter (the "Affiliate Letter"), pursuant to which, among other things, the Affiliates agreed to vote the shares of Olympus Common Stock held by them in favor of approval of the Merger Agreement. In addition, pursuant to the Affiliate Letters, each Affiliate agreed not to (i) sell or otherwise dispose of (x) any shares of Olympus Common Stock during the 30 days preceding the Effective Date or (y) any shares of Washington Mutual Common Stock until such time as consolidated financial results covering at least 30 days of post-Merger combined operations of Washington Mutual and Olympus have been published, or (ii) sell or transfer any shares of Olympus Common Stock except in open market transactions or in privately negotiated transactions in which the ultimate beneficial owner will acquire fewer than 30,000 shares. The Affiliate Letters do not restrict any director or officer of Olympus from voting on any matter, or otherwise from acting in his or her capacity as a director or officer with respect to any matters, including but not limited to, the general management of Olympus or any other exercise of fiduciary responsibilities.

       The Affiliate Letters are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may tend to discourage competing offers by other parties to acquire Olympus.

REGULATORY APPROVALS

       OTS Approval. The Merger and the Bank Merger are subject to the approval of the OTS under Section 10 of the Home Owners' Loan Act of 1933, as amended ("HOLA") and under Section 18(c) of the Federal Deposit Insurance Act (the "Bank Merger Act"). Olympus and Washington Mutual qualify as savings and loan holding companies under HOLA and are subject to OTS regulation, supervision and reporting requirements. Section 10 of the HOLA requires that the OTS take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions, the effect of the acquisition on the savings associations, the insurance risk to the Savings Association Insurance Fund or the Bank Insurance Fund and the convenience and needs of the communities to be served. The HOLA prohibits the OTS from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or it if would in any other manner be a restraint of trade, unless the OTS finds that the anti- competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act, the Bank Merger may not be consummated until the 30th day following the date of OTS approval, during which time the United States Department of Justice may challenge the Bank Merger on antitrust grounds. The Community Reinvestment Act of 1978 ("CRA") also requires that the OTS, in deciding whether to approve the Merger, assess the record of performance of the bank subsidiaries of Washington Mutual and Olympus in meeting the credit needs of their communities, including low and moderate income neighborhoods, served by such bank subsidiaries.

        On November 21, 1994, Washington Mutual submitted an application seeking OTS approval of the Merger. There can be no assurance that the OTS will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approvals or as to what conditions, if any, may be imposed in such approvals. Washington Mutual's obligation to consummate the Merger is conditioned upon receipt of all required regulatory approvals and consents, without any term or condition that (i) has not normally been imposed in transactions of this type and would have a material adverse effect on Olympus or Washington Mutual or (ii) would require Washington Mutual to contribute additional capital to WMFSB (other than to increase its leverage capital to a level no higher than 5%). There can be no assurance that the Department of Justice or a state attorney general will not challenge the Bank Merger or, if challenged, what the result of such a challenge would be.

       On January 19, 1995, the OTS notified Washington Mutual that a protest to the merger application by the Washington Association of Community Organizations for Reform Now ("ACORN") was deemed "substantial" by the OTS. The OTS finding is not a comment on the merits of the protest. The ACORN protest raises questions regarding Washington Mutual's record of performance under the CRA. Unless Washington Mutual and ACORN have resolved the issues privately or made significant progress toward that end by February 9, 1995, the OTS will schedule a hearing to review Washington Mutual's CRA record. If the OTS finds that Washington Mutual has not performed adequately under the CRA, the OTS may refuse to approve the Merger. Washington Mutual believes that it is in full compliance with the CRA and, in their most recent CRA performance evaluations, one Washington Mutual bank subsidiary received a "satisfactory" CRA performance rating from the FDIC and another received an "outstanding" CRA performance rating from the OTS. Nonetheless, the ACORN protest may significantly delay OTS approval of the Merger.

       Washington Mutual and Olympus are not aware of any other governmental approvals that are required for consummation of the Merger or the Bank Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval would be sought. There can be no assurance whether or when any such approval, if required, could be obtained.

FEDERAL INCOME TAX CONSEQUENCES

       The Merger is expected to constitute a "reorganization" under the Code. The following discussion summarizes the material federal income tax consequences relating to the Merger, assuming the Merger is so treated. No ruling from the Internal Revenue Service (the "IRS") will be applied for with respect to the federal income tax consequences of the Merger. Thus, THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH THE CONCLUSIONS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS.

       Consummation of the Merger is conditioned upon, among other things, receipt by Olympus and Washington Mutual of an opinion from Foster Pepper & Shefelman, counsel to Washington Mutual, dated as of the Effective Date, substantially to the effect that the Merger will qualify as a "reorganization" for federal income tax purposes and that the attendant tax consequences will be as discussed below. Such opinion is conditioned upon the continued accuracy of certain factual representations made by Washington Mutual and Olympus. The opinion will not, however, be binding upon the IRS or the courts.

       Gain or loss will not be recognized by an Olympus Shareholder on the exchange of all of such shareholder's shares of Olympus Common Stock solely for Washington Mutual Common Stock in the Merger.

       Each of an Olympus Shareholder who, if Washington Mutual elects the Partial Cash Consideration Option, receives solely cash in the Merger for all of such shareholder's shares of Olympus Common Stock, an Olympus Shareholder who receives cash in lieu of a fractional share of Washington Mutual Common Stock and an Olympus Shareholder who receives cash in connection with the perfection of dissenters' rights will be treated as receiving a distribution in redemption of such share interest. In general, such distribution in redemption will be treated as a payment in exchange for such share interest, subject to the provisions and limitations of Code Section 302 (which in certain circumstances could result in the receipt of cash being treated as a dividend). If treated as a payment in exchange for such share interest, gain or loss will be measured by the difference between the tax basis of Olympus Common Stock surrendered in the Merger, allocable to the fractional share, or of the dissenters' shares tendered, as the case may be, and the amount of cash received therefor. Such gain or loss will be a capital gain or loss if the Olympus Common Stock was held as a capital asset as of the Effective Date.

       With respect to an Olympus Shareholder who, if Washington Mutual elects the Partial Cash Consideration Option, exchanges shares of Olympus Common Stock partially for Washington Mutual Common Stock and partially for a cash payment
(a) any gain realized on the Olympus shares surrendered in the Merger will be recognized but not in excess of the amount of cash received; (b) subject to the provisions of Code Section 302 (which in certain circumstances could result in the receipt of cash being treated as a dividend), such gain will be capital gain for a shareholder who holds such shares as capital assets; and (c) pursuant to Code Section 356(c), no loss will be allowed.

       The gain or loss will be treated as a long-term capital gain or loss if the Olympus Common Stock which resulted in the receipt of such cash was held by the shareholder for more than one year, and otherwise will be short-term capital gain or loss.

       The aggregate tax basis of the Washington Mutual Common Stock received by each Olympus Shareholder in the Merger will equal the aggregate tax basis of such shareholder's Olympus Common Stock exchanged therefore, reduced by (a) the basis of the Olympus Common Stock allocable to any fractional share of Washington Mutual Common Stock in lieu of which cash is received and (b) the amount of any cash payment received (other than cash received in lieu of a fractional share), if Washington Mutual elects the Partial Cash Consideration Option, and increased by the amount of gain recognized due to the receipt of any such cash payment. The holding period for the Washington Mutual Common Stock received by each shareholder in the Merger will include the period the shareholder held the Olympus Common Stock exchanged therefore, provided such shares of Olympus Common Stock were held as capital assets at the Effective Time.

       The cash payments, if any, due holders of Olympus Common Stock (other than certain exempt entities and persons) pursuant to the Merger will be subject to a 31% backup withholding tax by the Exchange Agent under federal income tax law unless certain requirements are met. Generally, the Exchange Agent will be required to deduct and withhold the tax if (i) the shareholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under penalty of perjury that such TIN is correct, (ii) the IRS notifies the Exchange Agent that the shareholder has failed to report interest, dividends or original issue discount in the past, or (iii) there has been a failure by the shareholder to certify under penalty of perjury that such shareholder is not subject to the 31% backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the 31% backup withholding tax will generally reduce the federal income tax liability of the shareholder from whom such tax was withheld. The TIN of an individual shareholder is the shareholder's Social Security Number.

       THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OLYMPUS SHAREHOLDERS UNDER CURRENTLY EXISTING FEDERAL INCOME TAX LAWS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S SITUATION. EACH OLYMPUS SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO SUCH SHAREHOLDER'S OWN SITUATION, INCLUDING ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF WASHINGTON MUTUAL COMMON STOCK RECEIVED IN THE MERGER.

ACCOUNTING TREATMENT

       The Merger, if completed as proposed, will be treated as a pooling-of-interests for accounting purposes, unless Washington Mutual elects the Partial Cash Consideration Option. Accordingly, under generally accepted accounting principles, the assets and liabilities of Olympus will be recorded on the books of Washington Mutual at their values on the books of Olympus at the time of consummation of the Merger. No goodwill will be created in the Merger if it is accounted for as a pooling-of-interests. If Washington Mutual elects the Partial Cash Consideration Option, the Merger will be treated as a purchase for accounting purposes. Accordingly, the assets and liabilities of Olympus will be recorded on the books of Washington Mutual at their respective fair market values at the time of acquisition. Goodwill, the excess of purchase price over the net fair value of the assets and liabilities, will be recorded and amortized on a straight-line basis.

       Olympus has agreed to make certain accounting adjustments upon the request of Washington Mutual. If the Merger closing conditions have been met, Washington Mutual waives certain other conditions to the Merger and Olympus' 1994 year end financial statements have not been published, Olympus will make income statement adjustments regarding the treatment of (i) certain real estate property values; (ii) costs incurred in connection with the Merger; and (iii) charges for severance and other payments to employees resulting from the Merger. Adjustments will be made only to the extent permissible under generally accepted accounting principles and applicable federal regulations.

DISSENTERS' RIGHTS

       Under Part 13 of the URBCA, Olympus Shareholders will not be entitled to dissent from the Merger and obtain payment of the fair value of shares held by them, unless Washington Mutual elects the Partial Cash Consideration Option. Under the Merger Agreement, Washington Mutual may elect the Partial Cash Consideration Option only if the Average Price is less than $18 per share. The Average Price is determined three trading days prior to the Effective Date. At the time of the Special Meeting, it is not likely to be known if the Partial Cash Consideration Option will be available to Washington Mutual, or, if available, whether it would be elected by Washington Mutual. Therefore, Olympus Shareholders should assume, for purposes of exercising dissenters' rights, that Washington Mutual will elect the Partial Cash Consideration Option. Dissenting Olympus Shareholders should follow the procedures for perfecting such rights described in "THE MERGER -- Dissenters' Rights" and in
Part 13 of the URBCA. If Washington Mutual does not elect the Partial Cash Consideration Option, however, Olympus Shareholders will not be entitled to dissenters' rights.

       If Olympus Shareholders perfect dissenters' rights with respect to more than 5% of the outstanding shares of Olympus Common Stock, Washington Mutual may elect not to consummate the Merger. See "THE MERGER AGREEMENT -- Conditions to the Merger."

       If Olympus Shareholders become entitled to dissenters' rights and have exercised dissenters' rights in connection with the Merger in accordance with the provisions of Part 13, any Dissenting Shares (as defined below) will not be converted into Washington Mutual Common Stock but will entitle the holder thereof to receive payment therefor in cash pursuant to Part 13. The following summary of the provisions of Part 13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Part 13, a copy of which is attached to this Proxy Statement/Prospectus as Appendix D and is incorporated herein by reference. Olympus and Washington Mutual will require strict compliance with the statutory procedures.

       If the Merger is approved by the required vote of shareholders and is not abandoned or terminated, each Olympus Shareholder who does not vote in favor of the Merger and who follows the procedures set forth in Part 13 will be entitled to have his shares of Olympus Common Stock purchased by Olympus for cash at their Fair Value (as defined below). The "Fair Value" of shares of Olympus Common Stock is to be determined immediately before effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the proposed Merger. The shares of Olympus Common Stock with respect to which holders have perfected their purchase demand in accordance with Part 13 and have not effectively withdrawn or lost such rights are referred to in this Proxy Statement/Prospectus as the "Dissenting Shares." It is the current intention of Washington Mutual to estimate the Fair Value of Olympus Common Stock to be $13.6125 per share, the average closing sales price for the ten trading days up to and including the day prior to the date the Merger Agreement was signed and announced to the public.

       Prior to the vote taken to approve the proposed Merger at the Special Meeting, a stockholder who wishes to assert dissenters' rights must (a) deliver written notice to Olympus of his intent to demand payment for shares if the proposed Merger is approved and (b) not vote any of his shares in favor of the proposed Merger. Within ten days after approval of the Merger by Olympus' shareholders, Olympus must mail a notice of such approval (the "Approval Notice") to all the shareholders who are entitled to demand payment for their shares under Part 13, together with a statement of the price determined by Olympus to represent the Fair Value of the applicable Dissenting Shares (determined in accordance with the immediately preceding paragraph), a brief description of the rights, a copy of Part 13, and a form for demanding payment. The statement of price by Olympus constitutes an offer by Olympus to purchase all Dissenting Shares at the stated amount. Only a holder of record of shares of Olympus Common Stock as of _______, 1995 (or his duly appointed representative) is entitled to assert a purchase demand for the shares registered in that holder's name.

       An Olympus Shareholder electing to exercise dissenters' rights must, within 30 days after the date on which the Approval Notice is mailed to such shareholder, demand in writing from Olympus the purchase of his Dissenting Shares and payment to the shareholder of their Fair Value and must submit a certificate representing the Dissenting Shares to Olympus, or Washington Mutual as the survivor, if the Merger has been consummated (the "Surviving Company"), in accordance with the terms of the Approval Notice. A shareholder who does not demand payment and deposit share certificates as required by the date set forth in the Approval Notice, is not entitled to payment for shares under Part 13. A holder who elects to exercise dissenter's rights should mail or deliver his written demand for payment to the Surviving Company at 115 South Main Street, Salt Lake City, Utah 84111, directed to the attention of the Dissenters' Rights Administrator. The demand should specify the holder's name and mailing address, the number of shares of Olympus Common Stock owned by such shareholder and state that such holder is demanding purchase of his shares in payment of their Fair Value. Upon the later of the Effective Time and receipt by the Surviving Company of each payment demand made pursuant to Part 13, the Surviving Company shall pay the amount it estimates to be the Fair Value of the Dissenting Shares, plus interest at the legal rate of interest, to each dissenter who acquired Dissenting Shares before the date of the first public announcement of the terms of the Merger and who has complied with the requirements of Part 13 and has not yet received payment. As to those dissenters who acquired Dissenting Shares on or after the date of such announcement and who comply with the requirements of Part 13, the Surviving Company need not make such payment, but may offer to make payment if the dissenter agrees to accept it in full satisfaction of the dissenter's demand.

       Any holder of Dissenting Shares who has not accepted an offer made by the Surviving Company may, within 30 days after the Surviving Company first offered payment for his shares, notify the Surviving Company in writing of his own estimate of the Fair Value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Part 13, if (i) the holder of Dissenting Shares believes that the amount offered or paid by the Surviving Company under Part 13 is less than the Fair Value of the shares, (ii) the Surviving Company fails to make payment within 60 days after demand, or
(iii) the Surviving Company, having failed to consummate the proposed Merger, does not return share certificates deposited by a holder as required by Part
13. If the Surviving Company denies that the shares are Dissenting Shares, or if the Surviving Company and the shareholder fail to agree upon the fair value of the Dissenting Shares, then within 60 days after receiving the payment demand the Surviving Company must petition the District Court of Salt Lake County (the "Court") to determine whether the shares are Dissenting Shares or to determine the Fair Value of such Dissenting Shares or both. If the Surviving Company does not commence the proceeding within the 60-day period, it shall pay each holder of Dissenting Shares whose demand remains unresolved the amount demanded. The Surviving Company shall make all holders of Dissenting Shares whose demands remain unresolved parties to the proceeding as an action against their shares. The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of Fair Value. Each holder of Dissenting Shares made a party to the proceeding is entitled to judgment for the amount, if any, by which the Court finds that the Fair Value of his shares, plus interest, exceeds the amount paid by the Surviving Company.

       If any holder of shares of Olympus Common Stock who demands the purchase of his shares under Part 13 fails to perfect, or effectively withdraws or loses his right to, such purchase, the shares of such holder will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement. Dissenting Shares lose their status as Dissenting Shares if (a) the Merger is abandoned; (b) the shares are transferred after the Special Meeting;
(c) the shareholder fails to make a written demand for purchase; (d) the shareholder votes to approve and adopt the Merger Agreement; (e) the shareholder and the Surviving Company do not agree on the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither the Surviving Company nor the shareholder files a complaint within 60 days after the mailing of the Approval Notice; or (f) with the Surviving Company's consent, the shareholder delivers to the Surviving Company a written withdrawal of such shareholder's demand for purchase of his shares.

RESALES OF WASHINGTON MUTUAL COMMON STOCK BY OLYMPUS SHAREHOLDERS

       The shares of Washington Mutual Common Stock issuable to shareholders of Olympus upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Olympus or Washington Mutual as that term is defined in the rules and regulations under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with, Olympus at the time of the Special Meeting (generally, certain executive officers and directors). Affiliates may not sell their Washington Mutual Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of Washington Mutual) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an affiliate (together with certain related persons) would be entitled to sell Washington Mutual Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Washington Mutual Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if Washington Mutual remained current with its informational filings with the Securities and Exchange Commission (the "Commission") under the Exchange Act. Two years after the Effective Time, an affiliate would be able to sell such Washington Mutual Common Stock without such manner of sale or volume limitations provided that Washington Mutual was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Washington Mutual. Three years after the Effective Time, an affiliate would be able to sell such Washington Mutual Common Stock without any restrictions so long as such affiliate had not been an affiliate of Washington Mutual for at least three months prior thereto.


                              THE MERGER AGREEMENT

EFFECTIVE DATE AND TIME OF THE MERGER

       The Merger will become effective at the time of the occurrence of both
(a) the filing of the articles of merger with the Secretary of State of Washington (the "Secretary") and (b) delivery to the Division of Corporations and Commercial Code of the State of Utah (the "Division") of the articles of merger, or at such later time after such filing and delivery as is provided in the articles of merger. As used herein, the term "Effective Date" means the day on which the Effective Time occurs. It is intended that the Effective Time will occur after the close of business on the first Friday which is at least ten business days following the satisfaction of the conditions discussed below. The parties are unable to predict when or if the Effective Time will occur.

CONDITIONS TO THE MERGER

       The obligations of Olympus and Washington Mutual to consummate the Merger are subject to, among other things, the satisfaction of the following conditions: (i) the approval of the Merger Agreement by the requisite vote of Olympus Shareholders; (ii) the receipt of all applicable regulatory or governmental approvals or consents and the expiration of all statutory or regulatory waiting periods; (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger; (iv) receipt of an opinion of counsel to Washington Mutual to the effect that the Merger will qualify as a "reorganization" as defined by the Code and neither Washington Mutual nor Olympus nor any stockholder of Olympus will recognize any gain or loss for federal income tax purposes (with the exception of cash paid for fractional shares, cash paid as a result of Washington Mutual electing the Partial Cash Consideration Option or cash paid as a result of any Olympus Shareholder perfecting dissenters' rights) as a result of the Merger; (v) compliance with applicable pre-merger notification provisions of Section 7A of the Clayton Act and the absence of pending or threatened proceedings under any applicable antitrust law of the State of Washington; and (vi) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof or any proceedings for that purpose initiated by the Commission.

       The obligation of Washington Mutual to consummate the Merger is subject to the satisfaction or waiver of certain additional conditions, including, without limitation, the following: (i) the continued accuracy of representations and warranties of Olympus and the performance by Olympus of its covenants and agreements made in the Merger Agreement, except where the failure of such representations and warranties to be accurate or the failure to perform such covenants or agreements shall not, in the aggregate, have a negative economic effect of $500,000 or more on Olympus and its subsidiaries or, when adjusted to present value, have such an effect on Washington Mutual; (ii) the receipt of all regulatory or governmental approvals or consents required in connection with the transactions contemplated by the Merger Agreement without the imposition of any condition which (a) has not normally been imposed in such transactions and would have a material adverse effect on Olympus or Washington Mutual or (b) would require Washington Mutual to raise additional capital other than to raise its leverage capital to a level no higher than 5% (as adjusted to account for the Merger); (iii) the receipt of an opinion, dated the date of the closing, from Kimball, Parr, Waddoups, Brown & Gee, counsel to Olympus; (iv) the absence of any material adverse change in the overall financial condition, businesses or results of operations of Olympus and its subsidiaries taken as a whole; (v) the receipt of consents necessary for the assignment of certain real property leases to the successor by merger to Olympus Bank; (vi) the receipt of resignations of the directors of Olympus and each Olympus subsidiary; (vii) unless Washington Mutual elects the Partial Cash Consideration Option, the receipt of an opinion of Deloitte & Touche LLP that the Merger will qualify for pooling of interests accounting treatment or, in the event it does not so qualify, that neither Olympus nor its shareholders, directors, or officers shall have taken any action that would disqualify the Merger from being treated as a pooling of interests for accounting purposes; (viii) the receipt of a certificate of officers of Olympus and such other documents necessary to evidence fulfillment of the conditions precedent to the closing of the Merger; (ix) evidence that dissenters' rights have not been preserved with respect to more than 5% of the outstanding shares of Olympus Common Stock and that each party which executed an Affiliate Letter has voted in favor of the Merger; and (x) the amendment of certain indemnification agreements between Olympus and current directors.

       The obligation of Olympus to consummate the Merger is subject to the satisfaction or waiver of certain additional conditions, including, without limitation, the following: (i) the continued accuracy of the representations and warranties of Washington Mutual, except where the failure to be accurate would not have a material adverse effect on Washington Mutual, and the performance by Washington Mutual of its covenants and agreements made in the Merger Agreement; (ii) the receipt of an opinion from Foster Pepper & Shefelman, counsel to Washington Mutual; (iii) the absence of any material adverse change in the overall financial condition, businesses or results of operations of Washington Mutual and its subsidiaries taken as a whole; (iv) the receipt of a certificate of officers of Washington Mutual and such other documents necessary to evidence fulfillment of the conditions precedent to the closing of the Merger; (v) the receipt of a fairness opinion from Goldman Sachs, dated the date of this Proxy Statement/Prospectus; and (vi) Washington Mutual shall have instructed its transfer agent with respect to the issuance of Washington Mutual Common Stock to the Olympus Shareholders at least two days prior to closing.

BUSINESS OF OLYMPUS PENDING THE MERGER

       Under the Merger Agreement, until the Effective Time, Olympus is generally obligated to conduct its business in the ordinary course and consistent with past practice and prudent banking practice. In addition, Olympus and Olympus Bank have agreed to use their best efforts to preserve their business organizations, keep available the present services of their employees and preserve the goodwill of their customers and other business relationships. The Merger Agreement also provides that, prior to the Effective Time, except as otherwise consented to by Washington Mutual, permitted by the Merger Agreement or required by law, Olympus will not, and will not permit any of its subsidiaries to: (i) change any provisions of its articles of incorporation or by-laws, (ii) issue any shares of capital stock except upon the exercise of certain existing options, (iii) issue, grant or amend any options, warrants or other rights to purchase capital stock, (iv) split, combine or reclassify any shares of its capital stock, (v) declare or pay any dividends on its capital stock, (vi) redeem or otherwise acquire any shares of its capital stock, (viii) grant any severance or termination pay or enter into or amend any employment agreement or increase the amount of payments or fees to its employees, officers or directors, (ix) make capital expenditures in excess of $40,000 per project or $200,000 in the aggregate, (x) open, close or relocate any branches, (xi) change in any material manner its lending, investment or asset/liability policies or any other material banking policies,
(xii) make loans or issue loan commitments other than in the ordinary course of business consistent with past practice at rates not less than prevailing market rates, (xiii) acquire, sell, transfer, assign, encumber or otherwise dispose of assets other than in the ordinary course of business, (xiv) enter into or amend certain contracts having a term of one year or more or calling for the payment of $25,000 or more, (xv) make any contributions to Olympus' Employee Stock Bonus Plan or other benefit plans except in amounts consistent with past practice, (xvi) increase the number of full-time employees, (xvii) foreclose upon or otherwise acquire any real property (other than 1-to-4 family residential properties in the ordinary course of business) or (xviii) agree to do any of the foregoing.

WAIVER AND AMENDMENT

       At any time prior to the consummation of the Merger, the parties to the Merger Agreement may (i) amend the Merger Agreement, (ii) extend the time for the performance of any of the obligations or other acts of any other party thereto, (iii) waive any inaccuracies in the representations and warranties of any other party contained therein or in any document delivered pursuant thereto, or (iv) waive compliance with any of the agreements or conditions contained therein; provided, however, that after any approval of the Merger by the Olympus Shareholders, there may not be, without further approval of such shareholders, any amendment or waiver of the Merger Agreement that changes the amount or the form of consideration to be delivered to the Olympus Shareholders.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Olympus
Shareholders:

         (a)     by mutual written consent of all the parties to the Merger
Agreement;

         (b) by any party to the Merger Agreement (i) if the Effective Time shall not have occurred on or prior to June 30, 1995 unless the failure of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements and conditions set forth in the Merger Agreement; or (ii) 31 days after the date on which any application for regulatory approval prerequisite to the consummation of the Merger shall have been denied or withdrawn at the request of the applicable regulatory authority; provided, that, if prior to the expiration of such 31-day period Washington Mutual is engaged in litigation or an appeal procedure relating to an attempt to obtain such approval, Olympus may not terminate the Merger Agreement until the earlier of (A) June 30, 1995 and (B) 31 days after the completion of such litigation and appeal procedures, and of any further regulatory or judicial action pursuant thereto, including any further action by a government agency as a result of any judicial remand, order or directive or otherwise; or (iii) ten days after written certification of the vote of the Olympus Shareholders is delivered to Washington Mutual indicating that the Olympus Shareholders failed to approve the Merger Agreement and the Merger at the Special Meeting (or any adjournment thereof);

         (c) by Washington Mutual if (i) at the time of such termination there shall have been a material adverse change in the consolidated financial condition of Olympus from that set forth in Olympus' Quarterly Report on Form 10-Q for the three month period ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including changes in regulation) or (ii) there shall have been any material breach of any obligation of Olympus under the Merger Agreement and such breach shall have not been remedied within 45 days after receipt by Olympus of notice in writing from Washington Mutual specifying the nature of such breach and requesting that it be remedied or (iii) Olympus or Olympus Bank or either of their boards of directors enters into an agreement or recommends to Olympus' shareholders an agreement (other than the Merger Agreement) pursuant to which any person or group would (a) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with Olympus or Olympus Bank or (b) acquire ten percent or more of the voting shares of Olympus or Olympus Bank; or (iv) the Olympus Board withdraws its recommendation that shareholders vote for approval of the Merger or the Olympus Shareholders fail to approve the Merger after any person or group announces publicly, or communicates in writing, to Olympus a proposal to
(a) acquire Olympus or Olympus Bank (by merger, consolidation or purchase of 51% of assets), (b) purchase or otherwise acquire securities representing 25% of the voting shares of Olympus or (c) change the composition of the Olympus Board; or

         (d) by Olympus if (i) at the time of such termination there shall have been a material adverse change in the consolidated financial condition of Washington Mutual from that set forth in Washington Mutual's Quarterly Report on Form F-4 for the quarter ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole), or (ii) there shall have been any material breach of any obligation of Washington Mutual under the Merger Agreement and such breach shall have not been remedied within 45 days after receipt by Washington Mutual of notice in writing from Olympus specifying the nature of such breach and requesting that it be remedied, or (iii) the directors of Olympus, after receiving advice of counsel, determine in their good faith judgment to withdraw or modify or resolve to withdraw or modify their recommendation that shareholders vote in favor of the Merger in order to discharge their fiduciary duties.

BREAK-UP FEES

       As part of the Merger Agreement, Washington Mutual and Olympus agreed to pay liquidated damages to each other under certain circumstances. To compensate Olympus for certain costs incurred in connection with the Merger and to induce Olympus to forego initiating discussions with other potential acquirors (i) if Washington Mutual terminates the Merger Agreement for any reason other than the mutual consent of the parties, expiration of the term of the Merger Agreement, or any material change in the financial condition of Olympus, or (ii) if the Merger Agreement terminates because Washington Mutual did not use all reasonable efforts to consummate the Merger, or (iii) if Olympus terminates the Merger Agreement because of a material breach of any covenant of Washington Mutual and such breach is not remedied within 45 days after receipt by Washington Mutual of notice in writing from Olympus specifying the nature of such breach and requesting that it be remedied, then Washington Mutual will pay to Olympus on demand $250,000.

       To compensate Washington Mutual for certain costs incurred in connection with the Merger and to induce it to forego initiating discussions regarding other potential acquisitions (i) if Olympus terminates the Merger Agreement for any reason other than the mutual consent of the parties, expiration of the term of the Merger Agreement, or any material change in the financial condition of Washington Mutual, or (ii) if the Merger Agreement terminates because Olympus did not use all reasonable efforts to consummate the Merger, or (iii) if Olympus, Olympus Bank or either of their respective boards enter into a merger, consolidation or similar transaction with another person, entity or group, or
(iv) if Olympus' Board fails to recommend, or it withdraws its prior recommendation of the Merger to Olympus' Shareholders, or (v) if Olympus' Shareholders fail to approve the Merger after any person publicly announces or communicates in writing to Olympus a proposal to (a) acquire by merger, consolidation or purchase 51% or more of Olympus' assets or liabilities (or any similar transaction), (b) purchase or otherwise acquire 25% or more of the voting shares of Olympus, or (c) change the composition of the Olympus Board, then Olympus shall pay to Washington Mutual on demand $250,000, and in addition Washington Mutual shall be entitled to receive any benefits under the Stock Option Agreement. See "THE MERGER AGREEMENT -- Stock Option Agreement." The liquidated damages described above could increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement.

STOCK OPTION AGREEMENT

       As a condition to Washington Mutual entering into the Merger Agreement, Olympus and Washington Mutual have entered into a Stock Option Agreement, pursuant to which Olympus has granted to Washington Mutual the Option to purchase an aggregate of 306,864 authorized but unissued shares of Olympus Common Stock at a per share price of $13.6125, which was the average closing price of Olympus Common Stock on the Nasdaq National Market for the ten trading days prior to and including July 21, 1994. The Option will become exercisable under any of the following circumstances: (a) Olympus or Olympus Bank or either of their boards of directors enters into an agreement or recommends to Olympus Shareholders an agreement (other than the Merger Agreement) pursuant to which any person or group would (i) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with Olympus or Olympus Bank or (ii) acquire ten percent or more of the voting shares of Olympus or Olympus Bank; (b) any person or group (other than Washington Mutual, WMFSB or any other person owning ten percent of Olympus as of July 22, 1994) acquires the beneficial ownership of ten percent or more of the voting shares of Olympus (unless the person or group acquires less than 25% of the voting shares of Olympus, and files a complete rebuttal of control submission with the OTS prior to acquiring beneficial ownership of 10% and such submission is accepted by the OTS); (c) the Olympus Board withdraws its recommendation that shareholders vote for approval of the Merger or the Olympus Shareholders fail to approve the Merger after any person or group announces publicly, or communicates in writing, to Olympus a proposal to (i) acquire Olympus or Olympus Bank (by merger, consolidation or purchase of 51% of the assets), (ii) purchase or otherwise acquire securities representing 25% of the voting shares of Olympus or (iii) change the composition of the Olympus Board.

       The Stock Option Agreement and the Option will terminate upon the earliest of (i) June 30, 1995; (ii) the mutual agreement of the parties hereto;
(iii) thirty-one (31) days after the date on which any application for regulatory approval for the Merger shall have been denied; provided, however, that if prior to the expiration of such 31-day period, Olympus, Washington Mutual or WMFSB is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Merger or the Bank Merger, the Stock Option Agreement will not terminate until the earlier of (a) June 30, 1995, or (b) thirty-one (31) days after the completion of such litigation and appeal procedure; (iv) the thirtieth (30th) day following the termination of the Merger Agreement for any reason other than a material noncompliance or default by Washington Mutual with respect to its obligations thereunder; or (v) the date of termination of the Merger Agreement if such termination is due to a material noncompliance or default by Washington Mutual with respect to its obligations thereunder.

       The foregoing summary of the terms of the Stock Option Agreement, is not intended to be complete and is subject to, and qualified in its entirety by reference to, the copy of the Stock Option Agreement which is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference.

       The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement, and may discourage persons from proposing a competing offer to acquire Olympus. The existence of the Stock Option Agreement could significantly increase the cost to a potential acquiror of acquiring Olympus, compared to its cost had Olympus not entered into the Stock Option Agreement.

PREFERENCE AND ALLOCATION PROCEDURES

       If the Average Price is less than $18.00, then Washington Mutual may elect the Partial Cash Consideration Option. In such case and subject to certain allocation procedures, each Olympus Shareholder will be eligible to receive such shareholders' preference as to the form of the Merger Consideration to be paid. On _____________, 1995, the closing sales price of Washington Mutual Common Stock on the Nasdaq National Market was $________. However, it is impossible to predict whether the Average Price will or will not be less than $18.00 or whether, even if it were less than $18.00, Washington Mutual would elect the Partial Cash Consideration Option. It is anticipated that a Preference Form and other appropriate transmittal materials will be sent to each holder of record of Olympus Common Stock 27 days prior to the expected Effective Time, as described below, through which each Olympus Shareholder can indicate their preference to receive either Washington Mutual Common Stock or cash with respect to such holder's Olympus Common Stock, or indicate no such preference. Although Olympus Shareholders will be asked to complete Preference Forms prior to the Effective Time, such Preference Forms will only be utilized under circumstances where Washington Mutual elects the Partial Cash Consideration Option. If necessary, the allocation of Washington Mutual Common Stock or cash in the Merger will be conducted by an exchange agent in accordance with the preferences indicated by shareholders on the preference forms and pursuant to certain allocation procedures described below. During the period after an Olympus Shareholder delivers a Preference Form and such Shareholder's stock certificates and before such shareholder receives Washington Mutual Common Stock and/or cash in the Merger, such Olympus Shareholder will not be able to sell his shares or liquidate his investment in Olympus Common Stock. However, an Olympus Shareholder may revoke a Preference Form prior to the Preference Deadline (as defined below) and promptly receive a return of such shareholders' stock certificate.

       Indications of Preference. Each Olympus Shareholder of record will have the right to submit a Preference Form specifying the kind of consideration sought to be received. The Preference Form and other appropriate transmittal materials will be mailed by the Exchange Agent on the Mailing Date (27 days before the expected Effective Date, or on such other date as is mutually agreed) to each Olympus Shareholder of record as of five business days before the Mailing Date. Holders of record of such shares of Olympus Common Stock who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Preference Forms that cover all the shares of Olympus Common Stock held by such record holder for each beneficial owner thereof. See "THE MERGER -- Federal Income Tax Consequences." The Preference Form will permit Olympus Shareholders (1) to indicate that they prefer to receive in exchange for their Olympus shares (a) only Washington Mutual Common Stock (Stock Preference Shares) or (b) only cash (Cash Preference Shares) or (2) to indicate they have no preference as to the receipt of Washington Mutual Common Stock or cash (No Preference Shares). The Preference Form, together with stock certificates representing all shares of Olympus Common Stock covered thereby, must be completed, signed and returned to the Exchange Agent no later than the Preference Deadline (5:00 p.m., Mountain Time, on the date that is 20 days after the Mailing Date). If a certificate for Olympus Common Stock has been lost, stolen or destroyed, a Preference Form will be properly completed only if accompanied by appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by such Olympus Shareholder and appropriate and customary indemnification. Olympus shares for which a Preference Form has not been properly completed and received, together with the certificates representing such shares, by the Exchange Agent by the Preference Deadline will be deemed No Preference Shares. The Preference Forms will be accompanied by instructions specifying other details of the exchange. OLYMPUS SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A PREFERENCE FORM.

       If Washington Mutual elects the Partial Cash Consideration Option, the aggregate number of shares of Washington Mutual Common Stock to be issued (the "Stock Limit") and the total amount of cash payable in the Merger will be fixed. Accordingly, there can be no assurance that each Olympus Shareholder will receive the form of consideration that such holder prefers. In the event that the Preference Forms result in an aggregate preference of either Washington Mutual Common Stock or cash, the procedures for allocating Washington Mutual Common Stock and cash, described below under "Allocation Procedures," will be followed by the Exchange Agent.

       Any Preference Form may be revoked or changed by written notice from the person submitting such Preference Form to the Exchange Agent, but to be effective such notice must actually be received by the Exchange Agent at or before the Preference Deadline. The Exchange Agent will have reasonable discretion to determine when any preference, modification or revocation is received and whether any such election, modification or revocation has been properly made, and such determination shall be final.

       Persons who become shareholders of Olympus after the date five days before the Mailing Date and before the close of business on the day before the Preference Deadline, or any other shareholders who need a Preference Form, may obtain copies of the Preference Form upon request from Washington Mutual either in writing at Washington Mutual, Washington Mutual Tower, 1201 Third Avenue, 12th Floor, Seattle, Washington, Attention: Ms. JoAnn DeGrande, Vice President of Investor Relations, or by telephone at (206) 461-3187.

       Allocation Procedures. If Washington Mutual elects the Partial Cash Consideration Option, then within five business days after the Preference Deadline, the Exchange Agent will allocate among Olympus Shareholders rights to receive Washington Mutual Common Stock or cash as follows (provided that in no event will the Exchange Agent be required to effectuate the allocation before the Effective Date):

              (a) If the number of Washington Mutual Common Stock shares to be issued for Stock Preference Shares is less than the Stock Limit, then
       (i) all Stock Preference Shares will be converted into Washington Mutual Common Stock, (ii) a sufficient number of No Preference Shares and then, if necessary, Cash Preference Shares will be selected randomly by the Exchange Agent to receive Washington Mutual Common Stock, so that the total of Washington Mutual Common Stock shares to be issued will equal as closely as practicable the Stock Limit and (iii) the Cash Preference Shares and No Preference Shares not so selected will be converted into cash.

              (b) If the number of Washington Mutual Common Stock shares to be issued for Stock Preference Shares exceeds the Stock Limit, then (i) all Cash Preference Shares and No Preference Shares will be converted into cash, (ii) a sufficient number of Stock Preference Shares will be selected randomly by the Exchange Agent to receive cash so that the total of Washington Mutual Common Stock shares to be issued will equal as closely as practicable the Stock Limit and (iii) the Stock Preference Shares not so selected will be converted into Washington Mutual Common Stock.

              (c) If the number of Washington Mutual Common Stock shares to be issued on conversion of Stock Preference Shares equals or is nearly equal to (as determined by the Exchange Agent) the Stock Limit, Stock Preference Shares will receive Washington Mutual Common Stock, and all Cash Preference Shares and No Preference Shares will receive cash.

              (d) If the number of Washington Mutual Common Stock shares to be issued on conversion of Stock Preference Shares and No Preference Shares equals or is nearly equal to (as determined by the Exchange Agent) the Stock Limit, all Cash Preference Shares will receive cash and all Stock Preference Shares and No Preference Shares will receive Washington Mutual Common Stock.

       No assurance can be given that a preference by any Olympus Shareholder will be honored. Because the number of shares of Washington Mutual Common Stock to be issued and the total amount of cash to be paid in the Merger will be fixed after Washington Mutual elects the percentage of aggregate Merger Consideration to be paid in cash pursuant to the Merger Agreement, the extent to which elections will be accommodated will depend upon the numbers of shares which elect cash and stock and as to which no preference is indicated. Accordingly, an Olympus Shareholder who prefers to receive cash may instead receive shares of Washington Mutual Common Stock (plus cash in lieu of a fractional share) and an Olympus Shareholder who prefers to receive shares of Washington Mutual Common Stock (plus cash in lieu of a fractional share) may instead receive all cash. In addition, it is possible, in such cases, that a beneficial owner of Olympus Common Stock who holds his shares in more than one record ownership could receive both cash (in addition to cash received in lieu of fractional shares) and Washington Mutual Common Stock in the Merger. Because the tax consequences of receiving cash, Washington Mutual Common Stock or a combination of cash and Washington Mutual Common Stock will differ, shareholders of Olympus are urged to read carefully the information under "THE MERGER -- Federal Income Tax Consequences" in this Proxy Statement/Prospectus, and to consult with their own tax advisors before returning the Preference Form.

       If Washington Mutual does not elect the Partial Cash Consideration Option, all Preference Forms will be disregarded and all of the outstanding shares of Olympus Common Stock will be converted into the right to receive $15.50 per share, subject to adjustment, to be paid in shares of Washington Mutual Common Stock, as described herein.

EXCHANGE OF STOCK CERTIFICATES

       Promptly after the Effective Date, the Exchange Agent will mail written transmittal materials concerning the exchange of stock certificates to each record holder of shares of Olympus Common Stock outstanding at the Effective Date who did not deliver their stock certificates with a Preference Form. The transmittal materials will contain instructions with respect to the proper method of surrender of certificates formerly representing shares of Olympus Common Stock in exchange for the Merger Consideration. OLYMPUS SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES AT THIS TIME.

       Upon surrender to the Exchange Agent of certificates formerly representing shares of Olympus Common Stock for cancellation, together with properly completed transmittal material, an Olympus Shareholder will be entitled to receive the Merger Consideration. Olympus Shareholders will not be entitled to receive interest on any cash payment received in the Merger.

       Until surrendered, each certificate which, prior to the Effective Date of the Merger, represented Olympus Common Stock (other than shares exchanged or canceled at the Effective Date pursuant to the exercise of dissenters' rights) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Washington Mutual Common Stock into which the shares of Olympus Common Stock formerly represented thereby were converted and/or the right to receive cash for such shares. However, until such outstanding Olympus certificates are so surrendered, no dividend payable to holders of record of Washington Mutual Common Stock will be paid to any holders of such outstanding certificates. Upon surrender of such outstanding certificates, there shall be paid to the holder thereof the amount of any dividends, without interest, theretofore paid with respect to such whole shares of Washington Mutual Common Stock, but not paid to such holder, and which dividends had a record date occurring on or subsequent to the Effective Date of the Merger and the amount of any cash, without interest, payable to such holder. After the Effective Date, there will be no further registration or transfers of outstanding certificates formerly representing shares of Olympus Common Stock, and, if a certificate formerly representing such shares is presented to Washington Mutual, it shall be canceled and exchanged for certificates representing whole shares of Washington Mutual Common Stock and/or cash.

       If any new certificate for Washington Mutual Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay any transfer or other taxes required by reason of the issuance of a new certificate for shares of Washington Mutual Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Washington Mutual that such tax has been paid or is not payable.

       Fractional shares of Washington Mutual Common Stock will not be issued in the Merger. Instead, each Olympus Shareholder who would otherwise be entitled to a fractional share will receive cash in lieu thereof.

EFFECT ON EMPLOYEE BENEFIT PLANS AND STOCK PLANS

       Following the Merger, all employees of Olympus and its subsidiaries will become, at least temporarily, employees of WMFSB. Pursuant to the Merger Agreement, Washington Mutual or WMFSB will make severance payments to any employee whose employment is subsequently terminated by Washington Mutual or WMFSB without "cause" within one year after the Effective Date, as follows:
(i) non-officer employees will receive one- half month's salary for each full year of service with Olympus and Olympus Bank, up to a maximum of three months total pay; (ii) officers will receive two weeks salary for each full year of service with Olympus and/or Olympus Bank, up to a maximum of six months' total pay; and (iii) regular part-time employees will receive the same severance payments, but their per month compensation shall be based on one-twelfth of the actual number of hours worked in 1994. Severance payments will be made on the first regular pay date following the date that any termination is effective.

       All employees of Olympus who continue as employees of Washington Mutual or WMFSB for twelve months and one day after the Effective Time shall receive service credit for employment at Olympus for purposes of meeting all eligibility and vesting requirements for all Washington Mutual retirement plans. Employees who receive such service credit shall be considered for eligibility under the Washington Mutual retirement plans effective as of the Effective Time. Prior to enrollment in a Washington Mutual retirement plan, all employees of Olympus or its subsidiaries shall either (i) be covered by the existing Olympus retirement plans or (ii) in the event of termination of employment with Washington Mutual or WMFSB prior to enrollment in the Washington Mutual retirement plans, receive an additional after tax payment substantially equivalent to the benefits that would have been accrued under the Olympus retirement plans (as reasonably determined by Washington Mutual), without regard to service requirements for active participation, and based on compensation earned from the Effective Time until termination of employment.

       Under the Merger Agreement, Olympus will be required to make certain amendments to its Employee Benefit and Stock Plans. Olympus shall amend the Olympus stock bonus plan to eliminate offering new or extending existing participant loans and also to eliminate salary deferral elections after the Effective Time. Olympus may not amend or authorize any action not permitted under the terms of the stock bonus plan as of July 15, 1994. To the extent permissible under federal law, Olympus shall amend the Olympus money purchase pension plan, effective by the Effective Time, so that participants do not accrue benefits. If any portion of the money purchase pension plan is invested in Olympus Common Stock, the plan shall not be terminated. Olympus will have to amend or terminate any benefit plan so that no individual can receive an "excess parachute payment" as defined by the Code. In addition, Olympus shall amend or terminate any benefit plan that is an "employee welfare benefit plan" under ERISA so that no participant is entitled to receive benefits after termination of employment except for those specifically enumerated in the Merger Agreement.

       Washington Mutual will have the discretion to decide if Olympus employees will continue to participate in Olympus benefit plans in effect before the Effective Time or will become participants in similar Washington Mutual plans. All vacation accrued and not used by Olympus employees before the Effective Time shall be maintained by Washington Mutual.

EXPENSES

       All legal and other costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses unless otherwise specified in the Merger Agreement.

POST-MERGER DIVIDEND POLICY

       Dividends may be paid on the Washington Mutual Common Stock as and when declared by the Washington Mutual Board out of funds legally available for the payment of dividends. Each quarter, the Washington Mutual Board considers the payment of dividends. The factors affecting this determination include Washington Mutual's long-term interests, current and projected earnings, adequacy of capitalization, expected asset and deposit growth as well as other financial conditions, legal, regulatory and contractual restrictions, and tax considerations.

       According to Washington law, Washington Mutual dividends may be paid only if, after giving effect to the dividend, Washington Mutual will be able to pay its debts as they become due in the ordinary course of business and Washington Mutual's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if Washington Mutual were to be dissolved at the time of the dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend. Washington Mutual's ability to pay dividends is also dependent on the ability of WMFSB and other subsidiary operations to pay Washington Mutual dividends. See "COMPARATIVE RIGHTS OF SHAREHOLDERS -- Dividend Rights."

       The Washington Mutual Preferred Stock ranks prior to the Washington Mutual Common Stock and to all other classes and series of equity securities of Washington Mutual, other than any classes or series of equity securities of Washington Mutual ranking on a parity with the Washington Mutual Preferred Stock.

       The right of holders of Washington Mutual Preferred Stock to receive dividends is noncumulative. Accordingly, if the Washington Mutual Board fails to declare a dividend payment date, the holders of Washington Mutual Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date and Washington Mutual will have no obligation to pay the dividend accrued for such period, whether or not dividends are declared payable on any future dividend payment dates.

       Full dividends on Washington Mutual Preferred Stock must be declared and paid or set apart for payment for the most recent dividend period ended before
(i) any dividend (other than in Washington Mutual Common Stock or stock junior to the Washington Mutual Preferred Stock ("Junior Stock") may be declared or paid or set aside for payment or other distribution made upon the Washington Mutual Common Stock or on any other Junior Stock or (ii) Junior Stock is redeemed (or any moneys are paid to or made available for a sinking fund for the redemption of any share of any such stock) or any Junior Stock or stock on a parity with Washington Mutual Preferred Stock ("Parity Stock") is purchased or otherwise acquired by Washington Mutual for any consideration except by conversion into or exchange for Junior Stock as to dividends and upon liquidation.

       The Washington Mutual Board may issue Washington Mutual Preferred Stock which is entitled to such dividend rights as the Washington Mutual Board may determine, including priority over Washington Mutual Common Stock in the payment of dividends.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

       If the Merger is consummated, Olympus Shareholders receiving Washington Mutual Common Stock in the Merger will become shareholders of Washington Mutual. The rights of holders of Olympus Common Stock are governed by the URBCA and the Articles of Incorporation and Bylaws of Olympus. The rights of holders of Washington Mutual Common Stock are governed by the WBCA (RCW Chapter
23B) and the Articles of Incorporation and Bylaws of Washington Mutual.
Certain provisions of the Washington Mutual Articles could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of

Washington Mutual. The following is a summary of the material differences between the rights of holders of Olympus Common Stock and the rights of holders of Washington Mutual Common Stock. This summary does not purport to be a complete discussion of and is qualified in its entirety by reference to the URBCA, the WBCA, Washington Mutual's Articles of Incorporation and Bylaws and Olympus' Articles of Incorporation and Bylaws.

AUTHORIZED CAPITAL

       WASHINGTON MUTUAL. Washington Mutual is authorized to issue 100,000,000 shares of Washington Mutual Common Stock and 10,000,000 shares of Preferred Stock. As of November 30, 1994, Washington Mutual had 61,911,744 shares of Washington Mutual Common Stock issued and outstanding and 2,800,000 shares of 9.12% Noncumulative Perpetual Preferred Stock, Series C ("Series C Preferred Stock"), 1,400,000 shares of $6.00 Noncumulative Convertible Perpetual Preferred Stock, Series D ("Series D Preferred Stock") and 2,000,000 shares of 7.60% Noncumulative Perpetual Preferred Stock, Series E ("Series E Preferred Stock") issued and outstanding. At October 31, 1994, options to purchase 1,255,572 shares of Washington Mutual Common Stock under Washington Mutual's stock option plans had been granted, but not exercised or terminated and 3,816,000 shares were available for future grants under such plans.

       OLYMPUS. Olympus is authorized to issue 10,000,000 shares of Olympus Common Stock of which 3,112,239 shares were outstanding on October 31, 1994, held by approximately 11,600 holders of record. At October 31, 1994, options to purchase 303,000 shares of Olympus Common Stock under the Option Plan had been granted or exercised, leaving 197,000 shares available for future grants under the Option Plan.

COMPARISON OF VOTING RIGHTS

       WASHINGTON MUTUAL. Each holder of Washington Mutual Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Washington Mutual Shareholders ("Washington Mutual Shareholders") are not permitted to cumulate their votes in the election of directors. The Washington Mutual Board is authorized to determine the voting rights of any Washington Mutual Preferred Stock. None of the Series C, D or E Preferred Stock has general voting rights. The holders of Series C, D and E Preferred Stock have the right to elect two directors for newly created directorships if dividends are not paid for six quarterly dividend periods, whether or not consecutive.

       OLYMPUS. Each holder of Olympus Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, except that shareholders are permitted to cumulate their votes in the election of directors.

LIQUIDATION RIGHTS

       WASHINGTON MUTUAL. In the event of the liquidation of Washington Mutual, holders of Washington Mutual Common Stock will be entitled to receive any remaining assets of Washington Mutual, in cash or in kind, after payment of all liabilities. In the event of liquidation, the Washington Mutual Series C, D and E Preferred Stock ranks prior to the Washington Mutual Common Stock, and to all other classes and series of equities securities of Washington Mutual other than any classes or series of equities securities Washington Mutual ranking on a parity with the Washington Mutual Preferred Stock. The Washington Mutual Preferred Stock is also subject to creation of Parity Stock and Junior Stock to the extent not expressly prohibited by the Washington Mutual Articles of Incorporation. All Washington Mutual Preferred Stock as described above is "Parity Stock." The rights of the holders of Washington Mutual Preferred Stock are subordinate to the rights of Washington Mutual's general creditors, and there is no sinking fund with respect to Washington Mutual Preferred Stock.
The Washington Mutual Board is authorized to determine the liquidation rights of any Washington Mutual Preferred Stock which may be issued in the future, including priority over the liquidation rights of holders of Washington Mutual Common Stock.

       OLYMPUS. In the event of the liquidation of Olympus, holders of Olympus Common Stock shall be entitled to receive, in cash or in kind, the assets of Olympus available for distribution remaining after discharging or making provisions for discharging its liabilities.

DIVIDEND RIGHTS

       WASHINGTON MUTUAL. Washington Mutual's ability to pay dividends on its Common Stock is restricted by Washington law. Additionally, Washington Mutual's ability to pay dividends to shareholders is dependent on the ability of its subsidiaries to pay Washington Mutual dividends. Washington Mutual's most significant subsidiary, WMB, is precluded from paying Washington Mutual dividends if to do so would cause (i) the regulatory capital levels of WMB to be reduced below the regulatory capital requirements or (ii) its net worth to be reduced below the amount required for its liquidation accounts or any limits imposed by the Director of Financial Institutions for the State of Washington (the "Director"). In addition, WMB is precluded from paying dividends in an amount greater than its retained earnings without the approval of the Director. Washington Mutual is restricted by Washington law with respect to the payment of dividends. Washington law provides that dividends may be paid only if, after giving effect to the dividend, Washington Mutual will be able to pay its debts as they become due in the ordinary course of business and Washington Mutual's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if Washington Mutual were to be dissolved at the time of dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend.

       OLYMPUS. No dividends have been paid to shareholders of Olympus since 1981 and no determination has been made as to when, if at all, dividends may be paid to shareholders of Olympus in the future. As a unitary savings and loan holding company, Olympus' ability to pay dividends depends, in large part, on the dividends it receives from Olympus Bank and on income from other activities in which Olympus may engage either directly or through other subsidiaries. As a condition of the February 1983 approval of the reorganization in which Olympus Bank became a subsidiary of Olympus, dividends paid by Olympus Bank are limited to Olympus Bank's net income for each year, but such dividends may be deferred to a subsequent year. However, no dividend may be paid from net income for a year prior to 1983 or if the payment of such dividends would reduce Olympus Banks' regulatory capital below the regulatory minimum set by the OTS. To the extent dividends have been paid by Olympus Bank to Olympus, such funds have been used in the conduct of the business of Olympus.

       Under Utah law, distributions (other than share dividends) may be paid only if, after giving effect to the distribution, Olympus will be able to pay its debts as they become due in the ordinary course of business and Olympus' total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if Olympus were to be dissolved at the time of distribution, to satisfy the preferential rights of persons, if any, whose right to payment is superior to those receiving the distribution.

BOARD OF DIRECTORS

       WASHINGTON MUTUAL. Washington Mutual's Articles of Incorporation provide that its Board of Directors shall consist of not less than five members, with the exact number to be set by Washington Mutual's Bylaws. Washington Mutual's Board currently consists of 14 members which are divided into three classes as nearly equal in number as possible. Members of each class serve for three-year "staggered terms" pursuant to which approximately one-third of Washington Mutual's Board is elected annually. Vacancies on the Washington Mutual Board may be filled by the affirmative vote of four-fifths of the remaining directors and any director so appointed is to serve until the next annual meeting of shareholders. Washington Mutual's Articles provide that a director may be removed by the shareholders only with good cause.

       OLYMPUS. Olympus' Articles of Incorporation and Bylaws provide that Olympus' Board shall consist of not less than three or more than fifteen members and shall be divided into three classes as nearly equal in number as is possible. Members of each class serve for three-year "staggered terms," pursuant to which approximately one-third of Olympus' Board is elected annually. Presently, Olympus' Board is comprised of seven members.

AMENDMENTS OF ARTICLES AND BYLAWS

       WASHINGTON MUTUAL. Washington Mutual's Articles of Incorporation may be amended by a vote of its shareholders representing two-thirds of its issued capital stock; provided, however, that Article XI, relating to business combinations, may not be repealed or amended unless such action is approved by holders of at least 95% of the outstanding stock or other securities entitled to vote upon any action to be taken in connection with any business combination or entitled to vote generally in the election of directors, including stock convertible into such stock ("voting stock") beneficially owned by shareholders other than a Major Stockholder. The term "Major Stockholder" means generally any individual, corporation, partnership or other person, group or entity, together with its affiliates and associates and persons acting in concert with it, that is the beneficial owner of 5% or more of the votes held by the holders of the outstanding shares of the Voting Stock of Washington Mutual. The Washington Mutual Board also may amend the Articles of Incorporation for the purpose of determining, with respect to each new series of authorized Washington Mutual Preferred Stock that may be issued, the rights, preferences, voting powers, privileges and other rights of such Washington Mutual Preferred Stock. The Washington Mutual Board has the power to amend or repeal Washington Mutual's Bylaws, subject to the concurrent power of the Washington Mutual Shareholders, by at least two-thirds affirmative vote of the shares of Washington Mutual entitled to vote thereon.

       OLYMPUS. Under Utah law, the Articles of Incorporation of Olympus may be amended in any manner prescribed or permitted by law. Utah law provides that a corporation may amend its articles of incorporation at any time to add, change or delete provisions which are permitted, required or not required in the articles of incorporation. A board of directors may adopt specified ministerial amendments without shareholder approval. Other amendments may be proposed to the shareholders and must be approved by a majority of votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights. Approval is also conditional on receiving the majority of votes entitled to be cast on the amendment by each voting group whose rights would be adversely affected by the amendment. Any amendment which would impact personal liability of shareholders must be approved by all of the shares affected.

       Olympus' Bylaws, pursuant to Article IX therein, may be amended at any time by a two-thirds vote of the full Board of Directors or a majority of the votes eligible to be cast by the shareholders at any legal meeting.

ANTI-TAKEOVER PROVISIONS

       WASHINGTON MUTUAL.

       Classified Board of Directors. Article IV of Washington Mutual's Articles provides that the Washington Mutual Board is to be divided into three classes which shall be as nearly equal in number as possible. A classified Board of Directors could make it more difficult for Washington Mutual Shareholders, including those holding a majority of the outstanding Common Stock, to force an immediate change in the composition of the majority of the Washington Mutual Board. Since the terms of only one-third of the incumbent directors expire each year, at least two annual elections are required for the Washington Mutual Shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of such provision, all directors would be elected each year. Thus, a staggered board of directors makes it more difficult for Washington Mutual Shareholders to change the majority of directors even when the only reason for the change is their performance.

       Restriction of Maximum Number of Directors in Filling Vacancies of the Board of Directors. Article VI of Washington Mutual's Articles provides that the number of directors of Washington Mutual shall not be less than five, as provided from time to time in accordance with Washington Mutual's Bylaws. Additionally, the power to determine the number of directors within the numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in Washington Mutual's Board. The overall effect of such provisions may be to prevent a person or entity from immediately acquiring control of Washington Mutual through an increase in the number of Washington Mutual's directors and election of his, her or its nominees to fill the newly created vacancies, thus allowing existing management to continue in office.

       Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders. Article 3.13 of Washington Mutual's Bylaws generally provides that any Shareholder desiring to make a nomination for the election of directors or a proposal for new business which is a proper matter for action at a meeting of Washington Mutual Shareholders must submit written notice not less than 90 days in advance of the anniversary date of the mailing of the proxy statement in connection with the previous year's annual meeting. This advance notice requirement gives management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of Washington Mutual Shareholders generally. Similarly, adequate advance notice to shareholder proposals will give management time to study such proposals and to determine whether to recommend to the Washington Mutual Shareholders that such proposals be adopted. In certain instances, such provision could make it more difficult to oppose management's nominees or proposals, even if Washington Mutual Shareholders believe such nominees or proposals are in the company's best interests.

       Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolution. Article IX of Washington Mutual's Articles provides that if pursuant to the WBCA, Washington Mutual's Shareholders are required to approve a merger, and if two-thirds of the Washington Mutual Board vote to recommend the merger to the Washington Mutual Shareholders, then the merger may be approved by a vote of the Washington Mutual Shareholders holding a majority of the outstanding voting shares. See "CERTAIN DIFFERENCES BETWEEN WASHINGTON AND UTAH CORPORATE LAWS -- Provisions Affecting Control Share Acquisitions and Business Combinations."

       The Articles of Incorporation of Washington Mutual contain provisions which, except under specified circumstances discussed below, generally prohibit Washington Mutual (or any subsidiary of Washington Mutual) from becoming a party to (i) any merger or consolidation with a "major stockholder," (ii) any sale, lease, exchange, transfer, distribution to stockholders or other disposition to or with a "major stockholder" of all or substantially all of the assets or business of Washington Mutual or a subsidiary or a portion of such assets or business having a value of more than 5% of the assets of Washington Mutual and its subsidiaries; (iii) the purchase, exchange, lease or other acquisition by Washington Mutual or any subsidiary of all or substantially all the assets or business of a "major stockholder" or a portion of such assets or business having a value of more than 5% of the value of the assets of Washington Mutual and its subsidiaries; (iv) the issuance of any securities, or of any rights, warrants or options to acquire any securities, of Washington Mutual, or a subsidiary to a "major stockholder" or the acquisition by Washington Mutual, or a subsidiary, of any securities, or of any rights, warrants, or options to acquire any securities of a "major stockholder," or (v) any reclassification of voting stock, recapitalization or other transaction that has the effect of increasing the proportionate amount of voting stock of Washington Mutual or any subsidiary beneficially owned by a "major stockholder," or any partial or complete liquidation, spin off, split off or split up of Washington Mutual or any subsidiary (except that any transaction specified in this subparagraph (v) shall not be prohibited if approved by a majority of Washington Mutual's "continuing directors"). The term "major stockholder" means generally any individual, corporation, partnership or other person, group or entity, together with its affiliates and associates and persons acting in concern with it, that is the beneficial owner of 5% or more of the votes held by the holders of the outstanding shares of the voting stock of Washington Mutual. The term "continuing director" means (x) a member of Washington Mutual's Board of Directors immediately prior to the time that any then-existing "major stockholder" became a major stockholder or (y) a member of such board designated, before becoming a director, as a continuing director by a majority of the then-continuing directors.

       The above prohibition does not apply if the specific transaction is approved by: (A) a majority of the Board of Directors prior to the major stockholder involved in the transaction becoming such; (B) a majority of the continuing directors if the major stockholder involved obtained prior unanimous approval of the board to become such; (C) 80% of the continuing directors; or
(D) 95% of Washington Mutual's outstanding voting shares and a majority of such shares beneficially owned by stockholders other than any major stockholder.
The above prohibitions also do not apply if the specific transaction is approved by a majority of the outstanding voting shares and of such shares beneficially owned other than by any major stockholder provided that holders of Common Stock receive at least the higher of (a) the highest price paid by the involved major stockholder in acquiring any of Washington Mutual's Common Stock and (b) an amount which bears the same percentage relationship to the market price of Washington Mutual's Common Stock immediately prior to the announcement of the transaction as the highest per share price paid by the involved major stockholder in acquiring any of Washington Mutual's Common Stock bears to the market price of Washington Mutual's Common Stock immediately prior to the commencement of acquisition of Washington Mutual's Common Stock by such major stockholder (but in no event in excess of two times the highest per share price determined in (a) above), and provided certain other conditions are met. The Articles of Incorporation also provide that during the time a major stockholder exists, Washington Mutual may voluntarily dissolve only upon the unanimous consent of its stockholders or an affirmative vote of at least two-thirds of its directors and the holders of at least two-thirds of both the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any. Amendments to these provisions of the Articles of Incorporation require the affirmative vote of 95% of Washington Mutual Shareholders holding voting stock beneficially owned by stockholders other than any major stockholder. This provision is designed to inhibit hostile takeovers and encourage potential acquirors to negotiate with the Board. Without the approval of the Washington Mutual Board, a potential acquiror would find it extremely difficult to assemble the votes required to effect a transaction pursuant to the terms of this provision.

       OLYMPUS.

       Classified Board of Directors. Article V of Olympus' Articles provides that the Olympus Board is to be divided into three classes which shall be as nearly equal in number as possible. A classified board of directors could make it more difficult for Olympus Shareholders, or holders of proxies to vote Olympus Common Stock, to force an immediate change in the composition of a majority of Olympus' Board. Since the terms of only one-third of the incumbent directors expire each year, at least two annual elections are required, in the ordinary course of events, for the Olympus Shareholders to change a majority, whereas a majority of a nonclassified board may be changed in one year. In the absence of the provision of Olympus' Articles classifying Olympus' Board, all the directors would be elected each year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile merger. Thus, a staggered board of directors makes it more difficult for the Olympus Shareholders to change the majority of directors even when the only reason for the change is their performance.

       Restriction of Maximum Number of Directors and Filling Vacancies of the Board of Directors. Article V of Olympus' Articles and Article II of Olympus' Bylaws provide that the number of directors of Olympus shall not be less than three nor more than fifteen, as shall be provided from time to time in accordance with Olympus' Bylaws. Additionally, the power to determine the number of directors within the numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in Olympus' Board. The overall effect of such provisions may be to prevent a person or entity from immediately acquiring control of Olympus through an increase in the number of Olympus' directors and election of his, her or its nominees to fill the newly created vacancies, thus allowing existing management to continue in office.

       Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders. Article I of Olympus' Bylaws generally provides that any Olympus Shareholder desiring to make a nomination for the election of directors or a proposal for new business which is a proper matter for action at a meeting of Olympus Shareholders must submit written notice not less than 60 nor more than 90 days in advance of the anniversary date of the preceding year's annual meeting. This advance notice requirement gives management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of Olympus Shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the Olympus Shareholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if Olympus Shareholders believe such nominees or proposals are in their best interests.

       Cumulative Voting. Olympus Shareholders are permitted to cumulate their votes in the election of directors. Cumulative voting allows a stockholder to cast a number of votes for the election of directors by multiplying the number of shares held times the number of directors to be elected. A stockholder may cast all of their votes for one nominee or distribute their votes among two or more nominees, as desired. Cumulative voting may allow a group of shareholders, who do not possess the power to vote a majority of the shares to be voted, to elect one or more directors. Utah law provides that if cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. Cumulative voting may make it more difficult for Olympus Shareholders holding a majority of shares to elect their entire slate of directors or to remove certain directors.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

       Washington Mutual. Under Article XIII of Washington Mutual's Articles, a Washington Mutual director shall not be personally liable to Washington Mutual or its shareholders for monetary damages for conduct as a director ("Protected Conduct"). Protected Conduct, however, excludes (i) acts or omissions which involve intentional misconduct by the director or knowing violation of laws by the director; (ii) any conduct violating RCW 23B.08.310; and (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action which further eliminates or limits the liability of Washington Mutual directors, then the liability of Washington Mutual directors shall be eliminated or limited to the fullest extent permitted by Washington law, as so amended. Pursuant to
Article X of Washington Mutual's Articles and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any liability arising from or in connection with service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not obligated to indemnify a director from acts of such director which are finally adjudged to be intentional misconduct, conduct in violation of RCW 23B.08.310, or a knowing violation of the law or if such director received an economic benefit from a transaction to which he or she was not entitled. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

       Olympus. Article IX of Olympus' Articles provides that to the fullest extent permitted by Utah law, a director of Olympus shall not be personally liable to Olympus or the Olympus Shareholders for monetary damages for any action taken or failure to take any action as a director. Under current Utah law, a corporation may eliminate the liability of a director to the corporation and its stockholders for monetary damages for any action taken or any failure to take any action, as a director, except for: (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the stockholders; (iii) a violation of the section of Utah corporate law which prohibits unlawful distributions by a corporation to its stockholders; or (iv) an intentional violation of criminal law. Olympus' Bylaws contain provisions relating to indemnification of officers and directors of Olympus. Olympus has also entered into individual indemnification agreements with most of the directors. Olympus' Bylaws and the individual indemnification agreements provide generally that directors are entitled to reimbursement from Olympus for their damages, amounts paid in settlement and legal costs incurred in any claim or lawsuit in which they are involved as a result of serving as a director and in certain other capacities at the request of Olympus. Indemnification is not permitted unless a director is determined to have acted in good faith and in a manner he reasonably believed to be in the best interests of Olympus. In addition, a director may not be indemnified if he has been adjudged liable to Olympus and only to the extent that the court in which such action was brought determines that the director, based on all the evidence, is fairly and reasonably entitled to be indemnified. The ability of directors, however, to assert successfully indemnity claims under Olympus' Bylaws or the indemnification agreements may be limited by public policy considerations, the insolvency of Olympus, or the risk of revocation or denial of indemnification by a successor Board of Directors.

WASHINGTON MUTUAL SHAREHOLDER RIGHTS PLAN

       In October 1990, WMB's predecessor's Board of Directors adopted a shareholders rights plan and declared a dividend of one right for each outstanding share of WMB's Common Stock to stockholders of record on October 31, 1990. Washington Mutual has assumed the shareholders rights plan. The rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all stockholders. The rights may cause substantial dilution to an acquiring party that attempts to acquire Washington Mutual on terms not approved by the Washington Board, but they will not interfere with any friendly merger or other business combination. The plan was not adopted in response to any specific effort to acquire control of Washington Mutual.

       The rights are not exercisable until the tenth day after a party acquires beneficial ownership of 20% or more of the outstanding Washington Mutual Common Stock or announces a tender offer to do so. Each right entitles the holder to purchase one share of Common Stock for $26.67. In the event that an acquiring party thereafter gains control of 30% or more of the Washington Mutual Common Stock, any rights held by that party will be void and for the next 60 days, all other holders of rights can receive that number of shares of Washington Mutual Common Stock having a market value of two times the exercise price of the right. The rights which expire on November 15, 2000, may be redeemed by Washington Mutual for $.0044 per right prior to being exercisable. Until a right is exercised, the holder of that right will have no rights as a stockholder of Washington Mutual, including, without limitation, the right to vote or to receive dividends.

         CERTAIN DIFFERENCES BETWEEN WASHINGTON AND UTAH CORPORATE LAWS

       The WBCA governs the rights of Washington Mutual Shareholders and will govern the rights of Olympus Shareholders who become shareholders of Washington Mutual pursuant to the Merger. The WBCA and the URBCA differ in many respects. Certain of the significant differences between the provisions of the WBCA and the URBCA that could materially affect the rights of Washington Mutual Shareholders are discussed below.

RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

       The WBCA provides that a special meeting of shareholders of the corporation may be called by its board of directors, by holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the company. However, the WBCA allows the right of shareholders to call a special meeting to be limited or denied to the extent provided in the articles of incorporation. The Washington Mutual Articles provide that the written request of holders of at least 25% of the outstanding Washington Mutual Common Stock entitled to vote at the meeting is required to call a special meeting.

       The provisions of the URBCA relating to the rights to call special meetings of shareholders are similar to the provisions of the WBCA described above. Olympus has not enacted any provision limiting the rights of shareholders to call special meetings of shareholders.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

       The WBCA imposes restrictions on certain transactions between a corporation and certain significant shareholders. First, subject to certain exceptions, pursuant to the fair price provision, a merger, share exchange, sale of assets other than in the regular course of business or dissolution of a corporation involving a shareholder holding more than 20% of the corporation's outstanding voting stock ("Interested Shareholder") must be approved by the holders of two-thirds of the corporation's outstanding securities, other than those of the Interested Shareholder. This restriction does not apply if a majority of disinterested directors determines that the fair market value of the consideration to be received by shareholders other than the Interested Shareholder as a result of the transaction is not less than the highest fair market value of the consideration paid by any Interested Shareholder for the shares of the same class of the corporation's stock during the preceding 24 months or if the transaction is approved by a majority of disinterested directors. A Washington corporation may, in its articles of incorporation, exempt itself from coverage of this provision; Washington Mutual has not done so.

       Second, Chapter 23B.19 of the WBCA prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons who beneficially own 10% or more of the voting securities of a target corporation (an "acquiring person") for a period of five years after the acquisition of such securities, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. The significant business transactions include, among others, merger or consolidation with, disposition of assets to or with or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation employed in Washington State as a result of the acquiring person's acquisition of 10% or more of the shares or allowing the acquiring person to receive any disproportionate benefit as a shareholder. The target corporations include domestic corporations with their principal executive offices in Washington and either a majority or over 1,000 of their employees resident in Washington. Washington Mutual believes that it currently meets these standards and is subject to this statute. Washington Mutual's Articles contain provisions similar to this statute. See "COMPARATIVE RIGHTS OF SHAREHOLDERS -- Anti-Takeover Provisions."

       Utah's Control Shares Acquisition Act (the "Act") provides that any person or entity which acquires 20% or more of the outstanding voting shares of a Utah corporation meeting certain criteria is denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights. The Act provides that a person or entity acquires such "control shares" whenever it acquires shares that, but for the operation of the Act, would bring its voting power within any of the following three ranges:

(i) 20 to 33 1/3%, (ii) 33 1/3 to 50%, or (iii) 50% or more. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. If such disinterested shareholders do not vote to restore voting rights to the control shares, the corporation may, if its articles of incorporation so provide, redeem the control shares at any time within 60 days of the acquiror's last acquisition of control shares, regardless of the decision of the shareholders to restore voting rights. Olympus' Articles of Incorporation and Bylaws do not provide for such redemption. Unless otherwise provided in the articles of incorporation or bylaws of a corporation, shareholders are entitled to dissenters' rights if the control shares are accorded full voting rights and the acquiror has obtained a majority or more control shares. Olympus' Articles of Incorporation and Bylaws do not deny such dissenters' rights to the Company's shareholders. The shareholders of a corporation may elect to exempt the stock of the corporation from the provisions of the Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Olympus' Articles of Incorporation and Bylaws do not exempt Olympus from the Act.

       The provisions of the Act may discourage companies interested in acquiring a significant interest in or control of Olympus.

TRANSACTIONS WITH OFFICERS OR DIRECTORS

       The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors (but no fewer than two); (ii) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (iii) at the time of the commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a qualified director is one who does not have either: (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does not have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified Shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

       The URBCA sets forth a safe harbor for transactions between a Utah corporation and one or more of its directors or persons or entities closely related to the director. A conflicting interest transaction may not be enjoined, set aside or give rise to damages or other sanctions in a proceeding by a shareholder of the corporation or by or in right of the corporation if:
(i) it is approved by a majority of qualified directors after appropriate disclosure; (ii) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (iii) at the time of the commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a qualified director is one who does not have either: (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

DISSENTERS' RIGHTS

       Under the WBCA, a shareholder is entitled to dissent from, and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.

       Under the URBCA, a shareholder is entitled to dissent from, and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. Dissenters' rights with respect to shares of certain Utah corporations whose shares are listed on certain securities exchanges or quotation systems may not be available in certain types of corporate actions.

                         INFORMATION CONCERNING OLYMPUS

       Olympus is a publicly held savings and loan holding company organized under the laws of Utah. At September 30, 1994, Olympus had total assets of approximately $392.3 million and stockholders' equity of approximately $33.8 million. Olympus' principal business activities are conducted through Olympus Bank.

       Olympus Bank provides a broad range of financial services in Utah and Montana. The principal business activities of Olympus Bank include obtaining funds from savings and transaction account deposits and borrowings, investing in real estate loans, mortgage-backed securities and debt securities, and providing related financial services. Olympus Bank also makes commercial and consumer loans.

       Since 1989, Olympus Bank has changed its business emphasis from that of a wholesale banking institution to that of a community-based retail banking institution. Olympus Bank has significantly decreased its reliance upon brokered and "jumbo" certificates of deposit, Federal Home Loan Bank borrowings and repurchases agreements. Olympus Bank has significantly expanded its services to individual and small business customers, including checking accounts, credit cards, consumer loans and an expanded emphasis upon residential mortgages and small business lending. To support and enhance its retail banking operations, since 1989 Olympus Bank has invested in new facilities and systems, including eight new branch facilities (five additions and three relocations), a state-of-the-art mortgage servicing system and a data processing system which will accommodate the more diverse commercial banking operations of Olympus Bank.

       In recent years Olympus Bank has also focused on resolving unsatisfactory commercial real estate loans originated by Olympus Bank in several western states, including California, prior to 1990. Actions taken have included reviewing and updating credit files, implementing more thorough loan monitoring and more responsive loan collection procedures and actively pursuing borrower negotiations and foreclosure proceedings where necessary.

       For additional information concerning Olympus, including information regarding its directors and executive officers, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "APPENDIX E" and "APPENDIX F."

0BENEFICIAL OWNERSHIP OF OLYMPUS COMMON STOCK

       The following table sets forth information as of December 31, 1994, with respect to shares of Olympus Common Stock beneficially owned (i) by each director of Olympus, (ii) by all directors and executive officers of Olympus as a group and (iii) by all persons believed by management to own beneficially more than 5% of the Olympus Common Stock(1):

                                                                                                                PERCENT OF
                                                                                                                TOTAL SHARES
                                   NAME                             SHARES          OPTIONS           TOTAL     OUTSTANDING
                                   ----                             ------          -------           -----     ------------
                 A. Blaine Huntsman  . . . . . . . . . .     120,936(2)             125,000          245,936         7.6%
                 Richard N. Hokin  . . . . . . . . . . .     304,000(3)                  --          304,000         9.8
                 James K. Loebbecke  . . . . . . . . . .       2,000                     --            2,000          *
                 R. Gibb Marsh . . . . . . . . . . . . .      10,200                 28,500           38,700         1.2
                 Richard G. Price  . . . . . . . . . . .         100                     --              100          *
                 Ramon E. Johnson  . . . . . . . . . . .         713                     --              713          *
                 K. John Jones . . . . . . . . . . . . .       7,202                 18,500           25,702          *

                 All directors and executive officers
                 as a group (9 persons)  . . . . . . . .      456,399               205,600          661,999        20.0

                 Century Partners
                 800 Post Road
                 Darien, CT 06820  . . . . . . . . . . .     304,000(3)                  --          304,000         9.8

                 Charter National Life Insurance Company
                 8301 Maryland Ave.
                 St. Louis, MO 63105 . . . . . . . . . .      85,900(4)                  --           85.900         2.8

                 LNC Investments, Inc.
                 529 East South Temple
                 Salt Lake City, UT 84102  . . . . . . .     453,991(4)                  --          453,991        14.6

                 Evergreen Investments, Ltd.
                 1910 East 3060 South
                 Salt Lake City, UT 84106  . . . . . . .     120,936(2)(4)               --          120,936         3.9

________________________

   *   Less than one percent.

   (1) The above table does not include shares held for the account of the indicated persons and group by the Employee Stock Bonus Plan which on November 30, 1994 held 130,656 shares.

   (2) Includes 46,536 shares owned by Mr. Huntsman and 74,400 shares owned by Evergreen Investments, Ltd., a limited partnership, in which Mr. Huntsman is a limited partner with a 37% ownership interest. Mr. Huntsman and Evergreen Investments, Ltd. could be deemed to be members of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act, which owns 5% or more of the common stock of Olympus. This information was obtained from a Form 4 filed with the Securities and Exchange Commission on or about March 7, 1994.

   (3) The general managing partner of Century Partners, a New York limited partnership, is Mr. Hokin, who is currently a director.

   (4) These persons could be deemed to be members of a "group" as that term is used in Section 13(d) of the Securities Exchange Act which owns 5% or more of the common stock of Olympus. This information was obtained from a Schedule 13 D filed with the Securities and Exchange Commission on or about July 21, 1994.

                    INFORMATION CONCERNING WASHINGTON MUTUAL

WASHINGTON MUTUAL, INC.

       Washington Mutual is a corporation, organized under the laws of the state of Washington. Washington Mutual provides a broad range of financial services in Washington, Oregon and Idaho through WMFSB and other subsidiary operations. These services include the traditional savings bank activities of accepting deposits from the general public and making residential loans, consumer loans and limited types of commercial real estate loans, primarily multi-family. As part of its consumer banking focus, Washington Mutual also underwrites and markets insurance annuities and offers mutual funds through various subsidiaries. At September 30, 1994, Washington Mutual had total assets of $17.8 billion, total deposits of $9.4 billion and stockholders' equity of $1.3 billion and owns the largest independent depository institution headquartered in the state of Washington. The principal asset of Washington Mutual is the capital stock of its subsidiaries.

       The principal executive offices of Washington Mutual are located in the Washington Mutual Tower, 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, and its telephone number is (206) 461-2000.

       Certain information relating to the business, management, executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Washington Mutual is set forth in: (1) Washington Mutual's Annual Report on Form F-2 for the year ended December 31, 1993; (2) Washington Mutual's Annual Report to Stockholders for the year ended December 31, 1993; and (3) Washington Mutual's Quarterly Reports on Form F-4 for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and (4) Washington Mutual's Proxy Statement for the Annual Meeting of Stockholders held on April 19, 1994. Each of these documents is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

THE REORGANIZATION

       On August 17, 1994, WMSB formed Washington Mutual for the purpose of serving as a holding company for WMSB and the other subsidiary operations of WMSB. Thereafter, WMSB caused Washington Mutual to form WMB. On November 29, 1994, WMSB merged with and into WMB (the "Reorganization Merger"). WMB is the survivor of the Reorganization Merger and, as of the date of the Reorganization Merger, WMSB no longer exists. After the Reorganization Merger, Washington Mutual is the sole shareholder of WMB.

       The effect of the Reorganization Merger is that Washington Mutual was reorganized into a holding company structure (the "Reorganization"), with Washington Mutual as the holding company. Washington Mutual serves as the holding company for WMB, WMFSB and other banking and nonbanking subsidiaries. Washington Mutual qualifies as a savings and loan holding company for purposes of federal laws and regulations governing holding companies of depository institutions. Washington Mutual effected the Reorganization to provide certain business advantages, including improving access to the capital markets, improving operating flexibility and enhancing its ability to retire and repurchase corporate securities.

       Pursuant to the Reorganization Merger, WMSB's Common Stock and its three classes of Preferred Stock (9.12% Noncumulative Perpetual Preferred Stock, Series C; $6.00 Noncumulative Convertible Perpetual Preferred Stock, Series D; and 7.60% Noncumulative Perpetual Preferred Stock, Series E) have been converted on a share-for-share basis into common stock and series of preferred stock of Washington Mutual that have rights, privileges and preferences substantially identical to those of WMSB.

WASHINGTON MUTUAL'S OPERATING SUBSIDIARIES

       Organized as a building loan association in 1889, WMB (WMB and its predecessor, WMSB, are hereafter referred to as "WMB") operated as a Washington state-chartered mutual savings bank from 1917 until its conversion to a stock savings bank in 1983. At September 30, 1994, WMB was the largest independently owned depository institution headquartered in the State of Washington.

       WMB's principal business is providing a broad range of financial services, primarily to consumers. These services include the traditional savings bank activities of accepting deposits from the general public and making residential loans, consumer loans and limited types of commercial real estate loans, primarily multi-family. In 1988, WMB acquired a federal savings bank, which it renamed Washington Mutual, a Federal Savings Bank (the "FSB"). On April 15, 1994, the FSB established an operating subsidiary, WMFSB, to participate in a supervisory acquisition. The principal business of FSB and WMFSB includes the traditional savings association activity of accepting deposits from the general public, as well as the brokering of residential real estate loans to WMB. FSB also makes consumer loans, and WMFSB brokers consumer loans to FSB. During the 1980's, WMB expanded its range of financial services by acquiring a group of nonbanking subsidiaries. These include Murphey Favre, Inc., a registered securities broker-dealer; Composite Research & Management Co., a registered investment advisor that manages mutual funds and offers investment advisory services; Washington Mutual Insurance Services, Inc., Columbia Services, Inc. and WM Life Insurance Company, which offer an array of insurance services and products; and Mutual Travel, Inc., a full-service travel agency.

       WMB operates under Title 32 (Mutual Savings Banks) of the Revised Code of Washington. Its deposits are insured by the FDIC, principally through the Bank Insurance Fund. The FSB and WMFSB operate as federal stock savings banks chartered under the HOLA. The FDIC insures the deposits of FSB and WMFSB through the Savings Association Insurance Fund. Because WMB owns the FSB, WMB is a non-diversified savings and loan holding company under federal law and, as such, is also subject to regulation by the OTS.

       Washington Mutual, through its subsidiaries, operates a total of 232 full-service financial centers and 22 home loan centers. WMB itself currently operates 73 full-service financial centers, 40 in the greater Seattle metropolitan area and 33 elsewhere in Washington and ten home loan centers in Washington. The FSB operates 158 full-service financial centers, 38 in the greater Seattle metropolitan area, 41 elsewhere in Washington, 76 in Oregon, and three in Idaho. The FSB also operates 12 home loan centers in Washington, Oregon and Idaho. Most of the FSB's branches have been acquired as a result of acquisitions completed in the past several years.

WMFSB

       WMFSB, a wholly-owned subsidiary of Washington Mutual, is a federal savings bank, formed in 1994 to participate in a supervisory acquisition of a federal savings bank branch. WMFSB's principal business includes traditional savings association activity of accepting deposits from the public, as well the brokering of loans to other Washington Mutual subsidiaries. WMFSB also makes consumer loans. WMFSB operates one full-service financial center in Lake Oswego, Oregon.

RECENT ACQUISITIONS

       On March 1, 1993, WMB merged with Pioneer Savings Bank ("Pioneer"). As of the date of such merger ("Pioneer Merger"), Pioneer operated 17 branches and one mortgage lending center and had assets of $926.5 million, deposits of $659.5 million, and stockholders' equity of $114.4 million. The Pioneer Merger was treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Pioneer were recorded on the books of the resulting institution at their values as reported on the books of Pioneer immediately prior to the time of the consummation of the Pioneer Merger. No goodwill was created in the Pioneer Merger.

       On April 9, 1993, WMB completed the acquisition of Pacific First Bank ("Pacific First") from RT Holdings, Inc., a subsidiary of Royal Trustco Limited of Toronto, Canada ("Pacific First Acquisition"). At the time of the Pacific First Acquisition, Pacific First operated 129 branches and 14 home loan centers in Washington and Oregon. At March 31, 1993, Pacific First had assets of $5,847.5 million and deposits of $3,825.7 million.

       The Pacific First Acquisition was treated as a purchase for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Pacific First have been recorded on the books of WMB at their respective fair market values at the time of the consummation of the Pacific First Acquisition, April 1, 1993. Goodwill, the excess of the purchase price over the net fair value of the assets and liabilities, including identified intangible assets, was recorded for $178.2 million. Amortization of goodwill over a ten-year period will result in a charge to earnings of approximately $17.8 million per year.

       As a result of the Pacific First Acquisition and Pioneer Merger, WMB became substantially larger, with significant operations in Oregon as well as Washington. From December 31, 1992 (prior to the effect of the Pioneer Merger), to December 31, 1993, as a result of the acquisitions, total assets increased by 76% ($9.0 billion to $15.8 billion), loans increased by 79% ($6.1 billion to $10.9 billion) and deposits increased by 74% ($5.4 billion to $9.4 billion).

       On April 15, 1994, WMFSB acquired three branches and approximately $42 million in deposits from the Resolution Trust Corporation as the receiver for Far West Federal Savings Bank of Portland, Oregon. On the same day, WMFSB sold two of these branches and approximately $34.7 million in deposits to FSB.

       On November 14, 1994, WMB merged (the "Summit Merger") with Summit Bancorp, Inc. ("Summit"). As of June 30, 1994, Summit, through its banking subsidiary, operated four branches and had assets of $197.9 million, deposits of $172.5 million, and stockholders' equity of $16.6 million. After the Summit Merger, Summit's banking subsidiary was merged with and into WMB. The Summit Merger was treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Summit were recorded on the books of the resulting institution at their values as reported on the books of Summit immediately prior to the time of the consummation of the Summit Merger. No goodwill was created in the Summit Merger.

                 DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK

       Washington Mutual is authorized by its Articles of Incorporation to issue up to 100,000,000 shares of Washington Mutual Common Stock and up to 10,000,000 shares of Preferred Stock, par value $1.00 per share. As of November 30, 1994, there were issued and outstanding 61,911,744 shares of Washington Mutual Common Stock, 2,800,000 shares of Series C Preferred Stock, 1,400,000 shares of Series D Preferred Stock and 2,000,000 shares of Series E Preferred Stock.

       COMMON STOCK. Each holder of Washington Mutual Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors.

       In the unlikely event of liquidation of Washington Mutual, holders of Washington Mutual Common Stock will be entitled to receive any remaining assets of Washington Mutual, in cash or in kind, after payment of all liabilities.

       Holders of Washington Mutual Common Stock are not entitled to preemptive rights with respect to any additional shares that may be issued.

       The authorized but unissued and unreserved shares of Washington Mutual Common Stock will be available for general corporate purposes, including but not limited to possible issuance in exchange for capital notes, as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment plan, for employee benefit plans, or in a future underwritten or other public offering. Except as described above or as otherwise required to approve the transactions in which the additional authorized shares of Washington Mutual Common Stock would be issued, no shareholder approval will be required for the issuance of these shares.

       At October 31, 1994, options to purchase 1,255,572 shares of Washington Mutual Common Stock under Washington Mutual's stock option plans had been granted, but not exercised, leaving 3,816,000 shares available for further grants under such plans.

       PREFERRED STOCK. The Preferred Stock is prior to Common Stock as to dividends and liquidation, but does not confer general voting rights.

       The Series C Preferred Stock has a liquidation preference of $25.00 per share plus dividends accrued and unpaid for the then-current dividend period, and is not convertible into any other Washington Mutual securities. Dividends on the Series C Preferred Stock, if and when declared by the Washington Mutual Board, are noncumulative and are payable quarterly. Washington Mutual may at its option redeem the Series C Preferred Stock. The Series C Preferred Stock is prior to the Washington Mutual Common Stock as to dividends and liquidation, but does not confer general voting rights.

       The Series D Preferred Stock has a liquidation preference of $100.00 per share plus dividends accrued and unpaid for the then-current dividend period, and is convertible into shares of Washington Mutual Common Stock. Dividends on the Series D Preferred Stock, if and when declared by the Washington Mutual Board, are noncumulative and are payable quarterly. Washington Mutual may at its option redeem the Series D Preferred Stock. The Series D Preferred Stock is prior to the Washington Mutual Common Stock as to dividends and liquidation, but does not confer general voting rights.

       The Series E Preferred Stock has a liquidation preference of $25.00 per share plus dividends accrued and unpaid for the then-current dividend period, and is not convertible into any other Washington Mutual securities. Dividends on the Series E Preferred Stock, if and when declared by the Washington Mutual Board, are noncumulative and are payable quarterly. Washington Mutual may at its option redeem the Series E Preferred Stock. The Series E Preferred Stock is prior to the Washington Mutual Common Stock as dividends and liquidation, but does not confer general voting rights.

                           THE OPTION PLAN AMENDMENT

GENERAL

       The Option Plan currently provides that all outstanding options of Olympus shall become immediately exercisable upon execution of the Merger Agreement and that any options not exercised at the Effective Time of the Merger shall terminate. The Merger Agreement contemplates that, in the event Washington Mutual elects the Partial Cash Consideration Option, the Option Plan shall be amended to provide that outstanding options of Olympus shall not terminate as of the Effective Time but shall instead be converted into fully-exercisable options to acquire Washington Mutual Common Stock, adjusted as to number of shares of Washington Mutual Common Stock to be acquired and the exercise price by the Exchange Ratio. (By way of example only, if the Exchange Ratio were .50 and if a person had an option to acquire 1,000 shares of Olympus Common Stock at $7.00 per share, then at the Effective Time, the option would be converted into an option to acquire 500 shares of Washington Mutual at $14.00.)

       The Olympus Board has adopted the Option Plan Amendment to the Option Plan to effectuate the change contemplated by the Merger Agreement, the text of which is set forth on Appendix G to this Proxy Statement/Prospectus. The effectiveness of the Option Plan Amendment is conditioned on (i) shareholder approval and (ii) the election by Washington Mutual of the Partial Cash Consideration Option. If Olympus Shareholders approve the Option Plan Amendment and if Washington Mutual elects the Partial Cash Consideration Option, then, at the Effective Time, the Option Plan shall become a separate plan of Washington Mutual and the options to acquire Olympus Common Stock shall convert solely into options to acquire Washington Mutual Common Stock, adjusted as described above. IF WASHINGTON MUTUAL DOES NOT ELECT THE PARTIAL CASH CONSIDERATION OPTION, THE OPTION PLAN AMENDMENT WILL NOT BECOME EFFECTIVE, NOTWITHSTANDING ADOPTION BY OLYMPUS' BOARD AND APPROVAL BY THE OLYMPUS STOCKHOLDERS. The following description of the Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

DESCRIPTION OF THE PLAN

       Purpose. The purpose of the Option Plan is to promote and advance the interests of Olympus and its stockholders by strengthening the ability of Olympus to attract, motivate and retain directors, managerial and other employees and to strengthen the mutuality of interests between such persons and Olympus' Shareholders.

       Administration. The Option Plan is administered by a committee of a sufficient number of disinterested members of the Olympus Board (the "Committee") so as to qualify the Committee to administer the Option Plan as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Executive Compensation Committee of the Olympus Board currently serves as the Committee; however, the Olympus Board may, in its discretion, replace the members of the Committee at any time. The Committee administers the Option Plan and has the authority, in its sole discretion, to adopt such rules and regulations and impose such conditions upon the exercise of stock options as it deems appropriate. Among other things, the Committee shall determine, subject to the requirements set forth in the Option Plan, who shall receive stock options, the number of such stock options, and the time when such awards shall be granted.

       Duration of the Plan. The Option Plan became effective as of July 7, 1988, was amended effective as of November 18, 1992 and will remain in effect until terminated by the Olympus Board, except that no Incentive Stock Options (as defined below) may be granted after November 18, 2002.

       Shares Subject to Plan. The Option Plan provides for the issuance of incentive stock options ("Incentive Stock Options"), as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which are not governed by Section 422 of the Code ("Nonqualified Stock Options"). Incentive Stock Options and Nonqualified Stock Options are collectively referred to herein as "Stock Options." The stock subject to the Stock Options consists of shares of Olympus's authorized but unissued common stock or shares of common stock that have been reacquired by Olympus. On November 30, 1994, the closing price per share of Olympus Common Stock was $15.00. In addition to the 303,000 shares of common stock that have been issued under the Option Plan or are reserved for issuance upon exercise of Stock Options presently outstanding, the maximum number of shares of common stock for which Stock Options may be granted is 197,000.

       In the event the number of outstanding shares of common stock should be increased or decreased, or if common stock underlying Stock Options issued under the Option Plan should be changed into or exchanged for a different number or kind of shares or securities of Olympus through reorganization, merger, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Committee, an appropriate adjustment shall be made in the terms and conditions of all Stock Options issued pursuant to the Option Plan, including the exercise price of each Stock Option issued thereunder. Should the Committee determine, however, upon the advice of counsel, that any such adjustment could result in the recognition of federal taxable income by holders of Stock Options granted under the Option Plan, or by holders of common stock or other securities of Olympus, no such adjustment need be made.

       Eligibility. Directors, managerial, professional and other employees who are, in the discretion of the Committee, key employees are eligible to receive Stock Options under the Option Plan. The Committee may also, in its discretion, select other individuals who have made or are expected to make significant contributions to Olympus to receive Nonqualified Stock Options. Only employees of Olympus are eligible to receive Incentive Stock Options. As of November 30, 1994, approximately 9 employees of Olympus and its subsidiaries were considered eligible to receive Incentive Stock Options under the Option Plan.

       Stock Options. The Committee may grant both Nonqualified Stock Options and Incentive Stock Options from time to time. The Committee has complete authority, subject to the terms of the Option Plan, to determine the persons to whom and the time or times at which grants of Stock Options will be made. The terms of each Stock Option are set forth in a Stock Option Agreement, including, without limitation, the exercise price of the Stock Options, restrictions upon the exercise of Stock Options and restrictions on the transferability of shares issued upon the exercise of Stock Options, as the Committee, in its sole discretion, shall determine. In no event, however, shall the exercise price of an Incentive Stock Option be less than the fair market value of a share of common stock on the date of the grant. The exercise price of a Nonqualified Stock Option shall be the greater of (i) the mean daily average of the bid and ask prices of a share of common stock for the thirty
(30) days preceding the date of grant, (ii) the closing price of a share of common stock as reported on any national securities exchange on the date of grant and (iii) the average of the bid and ask prices on the date of grant if the common stock is not reported on a national exchange. The Committee, in its sole discretion, shall determine the time or times when each Stock Option vests and becomes exercisable. In no event, however, shall any Stock Option be exercisable before six months have elapsed from the date of the grant (except in the case of death or disability), and no Incentive Stock Option shall be exercisable after the expiration of ten years from the date of grant. During the lifetime of the employee receiving the Stock Option (the "Optionee"), the Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option subsequent to the termination of the Optionee's employment with Olympus. Such termination provisions, to the extent allowed by the Option Plan, shall be determined in the sole discretion of the Committee and need not be uniform among all Optionees. There have been 303,000 Stock Options granted under the Option Plan. Stock Options for 244,400 shares which have been granted under the Option Plan are presently outstanding.

       Payment. Stock Options may be exercised by giving written notice to Olympus accompanied by payment in full of the exercise price in cash or in any other manner satisfactory to the Committee, consistent with applicable law, regulations and rules.

       Application of Securities Laws. The federal securities laws subject a corporation's executive officers, directors and certain beneficial owners of more than 10% of a class of registered equity securities (collectively referred to as "Insiders") to the reporting and liability provisions of Section 16 of the Exchange Act.

       Section 16(b) of the Exchange Act generally requires that any profit realized by an Insider from any purchase and sale, or any sale and purchase, of any equity security of a corporation within six months is recoverable by

Olympus. Rules adopted by the Commission expand the short-swing trading restrictions to derivative securities, such as stock options, stock appreciation rights and other convertible securities. Therefore, transactions by Insiders of Olympus in any equity or derivative securities, including Stock Options, are subject to the short-swing liability provisions under Section 16(b), unless an exemption is available thereunder. Under the Section 16 rules, a derivative security is deemed to be the same class of equity security as the underlying security for short-swing trading purposes.

       Under the Section 16 rules, the grant of a stock option or other derivative security is treated as a purchase of the underlying security, unless the stock option or other derivative security was granted pursuant to an employee benefit plan meeting the requirements of Rule 16b-3 under the Exchange Act. Such requirements include, among other things, stockholder approval and disinterested administration of the employee benefit plan, restrictions on transferability and a six-month holding period from the date of grant of a stock option or other derivative security to the date of sale of the underlying security.

       Under the Section 16 rules, the acquisition of underlying securities upon the exercise or conversion of a stock option or other derivative security is exempt from short-swing liability, independent of Rule 16b-3. The rules do, however, require that the exercise or conversion be "in-the-money" (i.e., at an exercise or conversion price that is equal to or less than the market price of the underlying security).

       Amendment to the Option Plan. The Olympus Board may, insofar as permitted by law, suspend or discontinue the Option Plan or revise or amend it in any respect whatsoever, except that no amendment may be effected without the approval of Olympus's Stockholders if giving effect to such amendment would cause the Option Plan to fail to satisfy the requirements of Rule 16b-3 under the Exchange Act or other applicable law or if it would cause Stock Options granted as Incentive Options to fail to meet the requirements of incentive stock options as defined in Section 422 of the Code. In no event, however, shall any amendment, suspension or termination of the Option Plan that would adversely affect the rights of any Optionee be effective without the written consent of the affected Optionee.

       General Provisions. Neither the Option Plan nor any grant of Stock Options thereunder shall be deemed to give any individual the right to remain employed by Olympus. Participants in the Option Plan shall have no rights with respect to dividends, voting or any other privileges accorded to Olympus' Stockholders prior to the issuance of stock certificates for shares of Common Stock. Recipients of Stock Options under the Option Plan have no obligation to exercise such Stock Options. All costs and expenses of administering the Option Plan shall be borne by Olympus.

FEDERAL INCOME TAX CONSEQUENCES

       Nonqualified Stock Options. A recipient of Nonqualified Stock Options under the Option Plan incurs no income tax liability, and Olympus obtains no tax deduction, from the grant of such Stock Options. Under current accounting practice, however, the grant of a Nonqualified Stock Option with an exercise price less than the fair market value of the common stock on the date of grant will result in a charge to Olympus's income in an amount equal to the difference between the exercise price and such fair market value.

       Upon the exercise of a Nonqualified Stock Option, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the Optionee as ordinary compensation income. Olympus generally will be entitled to a tax deduction in the same amount, provided it makes all required wage withholdings. In general, the Optionee's tax basis in the shares acquired by exercising a Nonqualified Stock Option will be equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will generally realize capital gain or loss (long-term or short-term, depending on the applicable holding period) in an amount equal to the difference between his or her basis in the shares and the sale price.

       Special rules apply if an Optionee pays the exercise price of Nonqualified Stock Options with previously acquired shares of common stock. Such a transaction is generally treated as a tax-free exchange of the old shares for the same number of new shares. To the extent of the number of shares exchanged, the Optionee's basis in the new shares is the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. With respect to the number of shares received on exercise of a Nonqualified Stock Option that exceeds the number of shares exchanged, the Optionee will recognize ordinary compensation income on the fair market value of the shares received. The Optionee's basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The general effect of these rules is to defer the date when any gain on the old shares that are used to buy new shares must be recognized for tax purposes.

       Incentive Stock Options. The holder of an Incentive Stock Option will not be subject to income tax upon the grant or the exercise of the Incentive Stock Option, and Olympus will not be entitled to a tax deduction by reason of such grant or exercise, provided that the holder is still employed by Olympus (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. A sale of the shares received upon the exercise of an Incentive Stock Option which occurs both more than one year after the exercise of the Incentive Stock Option and more than two years after the grant of the Incentive Stock Option will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price for such shares. Generally, upon an earlier disposition of the shares, the Optionee will recognize ordinary compensation income, and Olympus will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the Stock Option price or (ii) the excess of the amount realized on the disposition over the Stock Option price for such shares.

       The excess of the fair market value of the shares of common stock at the time of the exercise of an Incentive Stock Option over the Stock Option price will increase the Optionee's alternative minimum taxable income subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs in the same taxable year of the Optionee in which the common stock was purchased.

       If an Optionee pays the exercise price of Incentive Stock Options with previously acquired shares of common stock, the transaction will generally be treated as a tax-free exchange of the old shares for the same number of new shares in a similar manner as for Nonqualified Stock Options, as discussed above. However, if the Optionee exchanges stock that was acquired through the exercise of an Incentive Stock Option that has not been held for the statutory holding period, the exchange will be treated as a disqualifying disposition of the exchanged shares and will result in ordinary compensation income, and the Company will be entitled to a corresponding deduction, as described above.

       Withholding Tax Obligations. To the extent required by applicable law, the recipient of any payment or distribution under the Option Plan must make arrangements satisfactory to Olympus for the satisfaction of any withholding tax obligations arising as a result of such a payment or distribution. Olympus shall not be required to make such payment or distribution until such obligations are satisfied. The exercise of an Stock Option by an Optionee shall constitute the Optionee's agreement that Olympus may withhold any taxes attributable to taxable income realized under the Option Plan from any other compensation or other payment payable to such Optionee by Olympus. Generally, Olympus is required to withhold taxes upon the exercise of a Nonqualified Stock Option.

       The preceding discussion is based upon federal tax laws and regulations presently in effect, which are subject to change, and does not purport to be complete description of the federal income tax aspects of the Option Plan. Optionees may also be subject to state and local taxes in connection with the grant of Stock Options and the sale or other disposition of shares acquired upon the exercise of Stock Options.

VALUE OF BENEFITS

       The following table summarizes the value of outstanding options that have been granted under the Option Plan to the individuals and groups of individuals set forth below:

                                 PLAN BENEFITS

                                                                                       NUMBER OF
               NAME AND POSITION                           DOLLAR VALUE (1)        STOCK OPTIONS (2)
               -----------------                           ----------------        -----------------
A. Blaine Huntsman, Chief Executive Officer                    $                       125,000(3)
R. Gibb Marsh, President                                                                28,500(4)
K. John Jones, Sr. VP, Chief Financial Officer                                          18,500(5)
Kathy K. Hale, Sr. VP, Chief Lending Officer                                            11,700(6)
Gary L. Matern, Sr. VP, Retail Banking                                                  21,900(7)
Executive Officers as a group                                                          218,900
Non-Executive Directors as a group                                                          --
Non-Executive Officer Employees as a group                                              10,500(8)

_________________________

       (1) Dollar value is determined by the spread between the exercise price of the options and the price of the underlying security as of __________________, 1995. The market price of a share of common stock as reported on the Nasdaq National Market on _________________, 1995 was $_______________.

       (2) All options granted under the Option Plan have been Nonqualified Stock Options. Stock Options granted prior to November 18, 1992 are generally exercisable one year from the date of grant and all options granted on or after November 18, 1992 vest 20% after two years, 40% after 3 years, 60% after 4 years and 100% after 5 years. Stock Options are generally exercisable for a period of 10 years from the date of grant unless terminated earlier in accordance with the provisions of the Option Plan.

       (3) Consists of 100,000 Stock Options granted on February 4, 1991 at an exercise price of $3.25 per share and 25,000 Stock Options granted on January 30, 1990 at an exercise price of $5.50 per share.

       (4) Consists of 5,000 Stock Options granted on March 12, 1992 at an exercise price of $5.63 per share, 15,000 Stock Options granted on November 18, 1992 at an exercise price of $5.50 per share and 10,000 Stock Options granted on May 25, 1994 at an exercise price of $11.00 per share.

       (5) Consists of 2,500 Stock Options granted on March 12, 1992 at an exercise price of $5.63; 10,000 Stock Options granted on November 18, 1992 at an exercise price of $5.50; and 6,000 Stock Options granted on May 25, 1994 at an exercise price of $11.00.

       (6) Consists of 5,700 Stock Options granted on July 29, 1993 at an exercise price of $11.50 and 6,000 Stock Options granted on May 25, 1994 at an exercise price of $11.00.

       (7) Consists of 900 Stock Options granted on February 4, 1991 at an exercise price of $3.25; 5,000 Stock Options granted on March 12, 1992 at an exercise price of $5.63; and 10,000 Stock Options granted on November 18, 1992 at an exercise price of $5.50.

       (8) Stock Options to purchase 8,000 shares were granted on March 12, 1992 at an exercise price of $5.63 per share, and Stock Options to purchase 2,500 shares were granted on May 25, 1994 at an exercise price of $11.00 per share.


                                 LEGAL MATTERS

       The validity of the shares of Washington Mutual Common Stock to be issued in connection with the Merger will be passed upon by Foster Pepper & Shefelman, counsel to Washington Mutual. As of November 30, 1994, individual members of Foster Pepper & Shefelman owned an aggregate of 56,754; 160; and 100 shares of Washington Mutual Common Stock, Series C Preferred Stock, and Series D Preferred Stock, respectively.


                              INDEPENDENT AUDITORS

       The consolidated statements of financial position of Washington Mutual and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993, incorporated in this Proxy Statement/Prospectus by reference to Washington Mutual's Annual Report to Shareholders for the year ended December 31, 1993 attached as an exhibit to the Form F-2 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report with respect thereto.

       The consolidated statements of financial condition of Olympus and its subsidiaries as of December 31, 1992 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993, incorporated in this Proxy Statement/Prospectus by reference to Olympus' Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report with respect thereto.

       It is expected that representatives of Deloitte & Touche LLP will be present at the Special Meeting to respond to appropriate questions of shareholders and to make a statement if they desire.


                             SHAREHOLDER PROPOSALS

       Any proposal intended to be presented by any shareholder for action at the 1995 Annual Meeting of Shareholders of Olympus must be received by the Corporate Secretary of Olympus at 115 South Main Street, Salt Lake City, Utah 84111, not later than ____________________, in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 1995 Annual Meeting. Nothing in this paragraph shall be deemed to require Olympus to include in its proxy statement and proxy relating to the 1995 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Commission in effect at the time.


                                 OTHER MATTERS

       As of the date of this Proxy Statement/Prospectus, the Olympus Board knows of no matters to be brought before the Special Meeting other than those specifically listed in the Notice of Special Meeting of Shareholders. However, if any other matters should properly come before the Special Meeting, the proxy holders will vote the proxies on such matters in accordance with the determination of the Olympus Board . The Olympus Board urges each shareholder, whether or not he or she intends to be present at the Special Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                               BY ORDER OF THE BOARD OF DIRECTORS
                                 OF OLYMPUS CAPITAL CORPORATION



                               /S/ A. Blaine Huntsman
                               Chairman of the Board and Chief Executive Officer


Salt Lake City, Utah

______________, 1995

                                     PROXY

                          OLYMPUS CAPITAL CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints RAMON E. JOHNSON, JAMES K. LOEBBECKE and RICHARD G. PRICE, and each of them, as proxies, with full power of substitution, with authority to represent and vote, as designated below, all shares of common stock of Olympus Capital Corporation held of record by the undersigned on _______________, 1995 at the Special Meeting of Shareholders to be held at 115 South Main Street, Second Floor, Salt Lake City, Utah, on ________________, 1995, at 11:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Joint Proxy Statement and Prospectus dated _______________, 1995.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

       The Board of Directors recommends a vote "FOR" the following proposals:

                        (Continued, and to be dated and signed, on reverse side)

Please mark boxes [ ] or [x] in blue or black ink.

3. Proposal to approve the Amended and Restated Agreement for Merger dated as of January 20, 1995 among Washington Mutual, Inc., Washington
       Mutual Bank, Washington Mutual Federal Savings Bank, Olympus Capital Corporation and Olympus Bank, a Federal Savings Bank, pursuant to which, among other things, (i) Olympus Capital Corporation will merge with and into Washington Mutual, Inc., and (ii) all of the outstanding shares of Olympus common stock held by each holder thereof immediately before the effective time of the merger will be converted into the right to receive $15.50 per share, subject to adjustment, to be paid in shares of common stock, no par value per share, of Washington Mutual, Inc.; provided if the average price of Washington Mutual common stock for the ten trading days immediately prior to the third trading day before the effective time of the merger is less than $18.00, subject to certain adjustments, Washington Mutual, Inc. may elect to pay up to 45% of the aggregate consideration to be paid in the merger with cash.

              [ ]  FOR                   [ ]  AGAINST         [ ]  ABSTAIN

4. Proposal to approve the amendment to the Olympus Capital Corporation Nonqualified Stock Option Plan And Incentive Stock Option Plan.

              [ ]  FOR                   [ ]  AGAINST         [ ]  ABSTAIN


                           (Please sign exactly as your name appears on the proxy card. When shares are held jointly, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                Date:  ___________________________________, 1995


                               Signed: _________________________________________

                                       _________________________________________
Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                                                      APPENDIX A
                                                                (CONFORMED COPY)



                             AMENDED AND RESTATED

                             AGREEMENT FOR MERGER

                                     AMONG

                           WASHINGTON MUTUAL INC.,

                            WASHINGTON MUTUAL BANK,

                    WASHINGTON MUTUAL FEDERAL SAVINGS BANK

                                      AND

                          OLYMPUS CAPITAL CORPORATION

                                OLYMPUS BANK, A

                              FEDERAL SAVINGS BANK





                                  DATED AS OF


                               JANUARY 20, 1995

                               TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----
1. Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  -2-
   ------

2. Effective Time; Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  -7-
   -----------------------

3. Option to Purchase Certain Shares  . . . . . . . . . . . . . . . . . . . .  . . . . .  -7-
   ---------------------------------

4. Representations and Warranties of Olympus and Olympus Bank   . . . . . . .  . . . . .  -7-
   ----------------------------------------------------------
   4.1  Organization, Power, Good Standing, Etc.  . . . . . . . . . . . . . . .  . . . .  -8-
        ----------------------------------------
   4.2  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
        --------------
   4.3  Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
        --------------
   4.4  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -11-
        -------
   4.5  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -12-
        ---------
   4.6  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -12-
        ------------
   4.7  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -13-
        ----------------------
   4.8  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -13-
        --------------------
   4.9  Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -14-
        ---------
   4.10 Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . .  . . . . -14-
        ------------------------------------
   4.11 Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -14-
        ----------------
   4.12 Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -14-
        ---------------------
   4.13 Employees; Employee Benefit Plans . . . . . . . . . . . . . . . . . . .  . . . . -15-
        ---------------------------------
   4.14 Olympus and Olympus Bank Information  . . . . . . . . . . . . . . . . .  . . . . -19-
        ------------------------------------
   4.15 Compliance With Applicable Law  . . . . . . . . . . . . . . . . . . . .  . . . . -19-
        ------------------------------
   4.16 Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . .  . . . . -19-
        ------------------------
   4.17 Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -20-
        ----------------------
   4.18 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
        ----------
   4.19 Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
        -----------------
   4.20 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
        ---------
   4.21 Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
        ------------------
   4.22 Employee Stock Bonus Plan . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
        -------------------------
   4.23 Community Reinvestment Act Compliance . . . . . . . . . . . . . . . . .  . . . . -23-
        -------------------------------------
   4.24 Agreements with Bank Regulators . . . . . . . . . . . . . . . . . . . .  . . . . -23-
        -------------------------------

5. Representations and Warranties of WMI, WM Bank and NFSB  . . . . . . . . .  . . . . . -24-
   -------------------------------------------------------
   5.1  Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -24-
        ----------------------
   5.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -25-
        ---------
   5.3  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -26-
        ------------
   5.4  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -27-
        ----------------------
   5.5  WMI Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -27-
        ---------------
   5.6  Sufficient Resources  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -27-
        --------------------
   5.7  Capitalization, Investments . . . . . . . . . . . . . . . . . . . . .  . . . . . -27-
        ---------------------------
   5.8  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -28-
        --------------------
   5.9  Absence of Material Adverse Change  . . . . . . . . . . . . . . . . .  . . . . . -29-
        ----------------------------------
   5.10 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -29-
        ----------
   5.11 Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -29-
        ---------
   5.12 Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -29-
        -------
   5.13 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -30-
        ----------

                                                                                         Page
                                                                                         ----
   5.14 CRA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -30-
        --------------
   5.15 Agreements With Bank Regulators . . . . . . . . . . . . . . . . . . .  . . . . . -30-
        -------------------------------
   5.16 Compliance With Applicable Law  . . . . . . . . . . . . . . . . . . .  . . . . . -30-
        ------------------------------

6. Covenants of the Parties   . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -31-
   ------------------------
   6.1  Conduct of the Business of Olympus  . . . . . . . . . . . . . . . . .  . . . . . -31-
        ----------------------------------
   6.2  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -33-
        ---------------
   6.3  Current Information . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -34-
        -------------------
   6.4  Access to Properties and Records; Confidentiality . . . . . . . . . .  . . . . . -35-
        -------------------------------------------------
   6.5  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -36-
        -------
   6.6  Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -36-
        ------------------
   6.7  Approval of Olympus Stockholders  . . . . . . . . . . . . . . . . . .  . . . . . -37-
        --------------------------------
   6.8  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -37-
        ------------------
   6.9  Disclosure Supplements  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -37-
        ----------------------
   6.10 Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -38-
        --------------------
   6.11 Failure to Fulfill Conditions . . . . . . . . . . . . . . . . . . . .  . . . . . -38-
        -----------------------------
   6.12 Assignment of Contract Rights . . . . . . . . . . . . . . . . . . . .  . . . . . -39-
        -----------------------------
   6.13 Employees; Employee Benefit Plans . . . . . . . . . . . . . . . . . .  . . . . . -39-
        ---------------------------------
   6.14 Indemnification of Olympus Directors and Officers . . . . . . . . . .  . . . . . -41-
        -------------------------------------------------
   6.15 Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -42-
        ------------------
   6.16 Post-Closing Financial Statements . . . . . . . . . . . . . . . . . .  . . . . . -43-
        ---------------------------------
   6.17 Consulting and Noncompetition Agreement . . . . . . . . . . . . . . .  . . . . . -43-
        ---------------------------------------
   6.18 Post-Merger Actions . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -43-
        -------------------
   6.19 Current Public Information  . . . . . . . . . . . . . . . . . . . . .  . . . . . -43-
        --------------------------

7. Closing Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -43-
   ------------------
   7.1  Conditions to Each Party's Obligations Under This Agreement . . . . .  . . . . . -43-
        -----------------------------------------------------------
   7.2  Conditions to the Obligations of WMI under this Agreement . . . . . .  . . . . . -45-
        ---------------------------------------------------------
   7.3  Conditions to the Obligations of Olympus Under This Agreement . . . .  . . . . . -47-
        -------------------------------------------------------------

8. Termination, Amendment and Waiver  . . . . . . . . . . . . . . . . . . . .  . . . . . -48-
   ---------------------------------
   8.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -48-
        -----------
   8.2  Break-Up Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -50-
        ------------
   8.3  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -51-
        ---------------------
   8.4  Amendment, Extension and Waiver . . . . . . . . . . . . . . . . . . .  . . . . . -51-
        -------------------------------

9. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -52-
   -------------
   9.1  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -52-
        --------
   9.2  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -52-
        --------
   9.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -52-
        -------
   9.4  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -53-
        -------------------
   9.5  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -53-
        ----------------
   9.6  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -53-
        ------------
   9.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -53-
        -------------
   9.8  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . -54-
        --------

                                    EXHIBITS


  Exhibit A-1    Plan of Merger

  Exhibit A-2    Plan of Merger
                 (Stock and Cash Transaction)

  Exhibit B-1    "Affiliates" List

  Exhibit B-2    Form of "Affiliate" Letter

  Exhibit C-1    Stock Option Agreement

  Exhibit C-2    Assignment of Stock Option Agreement

  Exhibit D      Consulting and Noncompetition Agreement

  Exhibit E      Kimball, Parr, Waddoups, Brown &
                 Gee Opinion

  Exhibit F      Foster Pepper & Shefelman Opinion

                                   SCHEDULES


Disclosure Schedule 4.1(b) (Subsidiaries & Investment Entities)
Disclosure Schedule 4.1(d) (Equity Securities Owned)
Disclosure Schedule 4.2 (Outstanding Stock Options)
Disclosure Schedule 4.3(a) (Defenses to Loans)
Disclosure Schedule 4.3(b) (Loans in Excess of $250,000)
Disclosure Schedule 4.3(c) (Delinquent Loans)
Disclosure Schedule 4.3(f) (Loan Participation Information)
Disclosure Schedule 4.6 (Agreements Requiring Third Party Consent to Transfer)
Disclosure Schedule 4.10 (Changes From the March 1994 Financial Statements)
Disclosure Schedule 4.11  (Litigation Report)
Disclosure Schedule 4.13(a)(i) (Employment Contracts)
Disclosure Schedule 4.13(a)(ii) (Benefit Plans Containing Change of Control Provisions)
Disclosure Schedule 4.13(b) (Employees Receiving Compensation in Excess of $50,000)
Disclosure Schedule 4.13(c) (Claims Regarding Employment Practices)
Disclosure Schedule 4.13(e)(i) (Benefit Plans)
Disclosure Schedule 4.13(e)(ii) (Audits and Investigations of Benefit Plans)
Disclosure Schedule 4.13(e)(iii) (Plan Qualification)
Disclosure Schedule 4.13(e)(viii) (Post-Retirement Benefit Plans)
Disclosure Schedule 4.13(e)(ix)(A) (Severance Pay Plans)
Disclosure Schedule 4.13(e)(ix)(B) (Termination Payments)
Disclosure Schedule 4.15(b) (Olympus Compliance With Applicable Laws)
Disclosure Schedule 4.16(b) (Material Contracts)
Disclosure Schedule 4.17 (Affiliated Party Transactions)
Disclosure Schedule 4.19(a) (Title to and Leases of Real Property)
Disclosure Schedule 4.19(b) (Environmental Disclosure)
Disclosure Schedule 4.19(c) (Personal Property)

Disclosure Schedule 4.20 (Insurance Policies)
Disclosure Schedule 5.9 (WMSB Changes Since March 31, 1994)
Disclosure Schedule 5.10 (WMSB Litigation Report)
Disclosure Schedule 5.16(b) (WMSB Compliance With Applicable Laws)
Disclosure Schedule 6.13(b) (List of Officers)

                              AMENDED AND RESTATED
                              AGREEMENT FOR MERGER


  This Amended and Restated Agreement for Merger (the "Agreement") is made and entered into as of the 20th day of January, 1995 by and among Washington Mutual, Inc., a Washington corporation ("WMI"), Washington Mutual Bank, a Washington stock savings bank ("WM Bank"), Washington Mutual Federal Savings Bank, a federal savings association ("NFSB"), Olympus Capital Corporation, a Utah corporation ("Olympus") and Olympus Bank, a Federal Savings Bank, a federal savings bank ("Olympus Bank").

  Washington Mutual Savings Bank, formerly a Washington stock savings bank ("WMSB"), NFSB, Olympus and Olympus Bank entered into an Agreement for Merger dated July 22, 1994 (the "Original Agreement"), which provided for Olympus to be acquired by WMSB on the basis of a merger of Olympus with and into WMSB, which would be the surviving institution. Section 1(f) of the Original Agreement provided, in part, that the transaction could be restructured at WMSB's request, provided that no such restructuring would modify the amount or the form of the Merger Consideration (as defined in the Original Agreement) or the tax consequences to shareholders of Olympus from those contemplated by, and described in Section 7.1(d) of, the Original Agreement.

  The corporate structure of WMSB and its affiliates has been reorganized (the "Restructuring") into a holding company structure, with WMI as the holding company. The Restructuring was effected by merging WMSB with and into WM Bank, with WM Bank as the surviving bank. The merger was effective at 6:01 p.m., Pacific time, on November 29, 1994 (the "Restructure Time"). Prior to such merger, WMI owned, and continues to own after the merger, all of the issued and outstanding shares of WM Bank. At the Restructure Time, shares of WMSB stock outstanding immediately prior to the Restructure Time were automatically converted into an equal number of shares of WMI stock. WMI now owns, directly or indirectly, all of the corporations which, prior to the Restructuring, were owned, directly or indirectly, by WMSB. As a result of the merger of WMSB with and into WM Bank, all of WMSB's rights and interests under the Original Agreement, together with any and all of its obligations thereunder, are now the property and obligations of WM Bank as successor by merger to WMSB.

  As a result of the Restructuring, WM Bank owns all of the issued and outstanding shares of stock of Washington Mutual, a Federal Savings Bank ("WMFSB"). Following the Restructuring, WMFSB continued to own all of the issued and outstanding shares of stock of NFSB. WMI and WMFSB entered into that certain Stock Purchase Agreement dated October 6, 1994 pursuant to which WMFSB agreed to sell all the issued and outstanding shares of stock of NFSB to WMI. The sale was consummated on January 4, 1995.

  The parties now wish to amend and restate the Original Agreement in order to restructure the transaction contemplated thereby so that Olympus will be merged with and into WMI, which will be the surviving company (the "Merger") and to make certain other modifications. WM Bank is a party to this Agreement in its capacity as the successor of WMSB.

  As used hereinafter in this Agreement, the term "WM Bank" shall mean WMSB with respect to any period prior to the Restructure Time and shall mean Washington Mutual Bank with respect to any period on or after the Restructure Time. As used herein, the term "Original Agreement Date" shall mean July 22, 1994.

  Therefore, the parties to this Agreement hereby amend and restate the Original Agreement and agree as follows:

  1. Merger. Subject to the terms and conditions of this Agreement, the Merger is to be accomplished in the manner described herein.

   (a) Merger of Olympus and WMI. Olympus shall be merged with and into WMI in accordance with the Plan of Merger by and between WMI and Olympus, substantially in the form attached hereto as Exhibit A-1 (the "Plan of Merger"), at the Effective Time (as defined in Section 2). The Plan of Merger provides for the terms of the Merger and the manner of carrying it into effect. The terms and conditions of the Plan of Merger are incorporated herein and made a part hereof.

   (b) Subsequent Merger of Olympus Bank and NFSB. The parties understand that WMI and NFSB intend, after the Effective Time, to merge Olympus Bank with and into NFSB, with NFSB as the resulting institution (the "Bank Merger"). The Bank Merger shall be pursuant to the terms of a plan of merger to be agreed upon and entered into by Olympus Bank and NFSB and their respective post-closing directors and shareholders. Olympus and Olympus Bank agree to take such actions prior to the Effective Time as may be reasonably requested by WMI and NFSB in order to be able to effect the Bank Merger following the Effective Time.

   (c) Conversion of Olympus Common Stock. Subject to the provisions below and in the Plan of Merger, at the Effective Time, all of the outstanding shares of common stock, par value $1.00 per share, of Olympus ("Olympus Common Stock") shall be converted into the right to receive shares of common stock, no par value per share, of WMI ("WMI Common Stock"), as described below and in the Plan of Merger.

     (i) Subject to the other provisions of this Section 1(c) and Section 1(h), holders of all outstanding shares of Olympus Common Stock will receive per share consideration equal to $15.50 per share of Olympus Common Stock subject to adjustment as provided in Section 1(c)(v) below (the "Merger Consideration"), such consideration to be paid in newly issued shares of WMI Common

Stock, subject to the conditions set forth in this Agreement and in the Plan of Merger. The per share value of WMI Common Stock for the purpose of paying the Merger Consideration shall be the arithmetic average of the National Market System Closing Price of WMI Common Stock for the ten trading days immediately preceding the third trading day before the Effective Date (the "Average Price"). The term "National Market System Closing Price" means the price per share of the last sale of WMI Common Stock reported on the National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The exchange ratio for determining the number of shares of WMI Common Stock to be issued for each share of Olympus Common Stock (the "Exchange Ratio") shall be the Merger Consideration divided by the Average Price. Computations of the Average Price and of the Exchange Ratio shall be carried to five decimals and then rounded to three decimals, rounding down if the fourth decimal is four or less or up if it is five or more. Cash will be paid in lieu of fractional shares as set forth in the Plan of Merger.

     (ii) If between the date of this Agreement and the Effective Time, the shares of WMI Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Average Price specified in
Section 1(c)(i) shall be adjusted accordingly.

     (iii) In the event that the Average Price is less than $18.00 (such amount to be adjusted accordingly if any of the events described in (ii) above occur), then at WMI's sole option, WMI may elect to pay up to 49% of the aggregate Merger Consideration in the form of cash. If WMI makes such an election, then the Plan of Merger shall be substantially in the form of Exhibit A-2 attached hereto. In the event that WMI makes such an election, each shareholder of Olympus shall have the opportunity to indicate such shareholder's preference as to the form of the Merger Consideration to be paid to such shareholder, such preference to be indicated in the manner and subject to the limitations set forth in Section 5(a)(i) of Exhibit A-2.

     (iv) If Foster Pepper & Shefelman is unwilling to provide the tax opinion referred to in Section 7.1(d) due solely to the fact that the appropriate officers of Olympus are unable to make the representation set forth in paragraph 2 of Section 7.01 of Rev. Proc. 86-42, 86-2 C.B. 722, then WMI shall, to the extent necessary to enable such representation to be rendered, reduce the percentage of the Merger Consideration to be paid in cash below 49% provided that in no event shall WMI be required to reduce such percentage below 35%.

     (v) In the event that the Merger is not consummated on or before April 30, 1995 (the "Yield Date"), then the Merger Consideration shall be equal to $15.50 plus the product determined by multiplying (i) $15.50 by (ii) the Extra Consideration Rate (as hereinafter defined) by (iii) a fraction the numerator of which equals the number of days elapsed between the Yield Date and the Effective Date and the denominator of which equals 365. For purposes hereof, the Extra Consideration Rate shall be 5% per annum.

     (vi) If no distribution date under WMI's shareholder rights plan shall have occurred prior to the Effective Time, then each share of WMI Common Stock issued in the Merger shall also evidence one right under such plan.

   (d)   Stock Options.

     (i) Except to the extent that options have been exercised since the Original Agreement Date, Disclosure Schedule 4.2 attached hereto sets forth the holders of valid, outstanding options to purchase Olympus Common Stock under the Olympus Nonqualified Stock Option Plan and the Olympus Incentive Stock Option Plan (the "Stock Option Plans") and the exercise price of each such option. It is understood that if any holder exercises his or her options, that exercise and any subsequent sale, transfer, pledge or other disposition of the shares shall be in compliance with any applicable requirements of the Securities and Exchange Commission's ASR 135 and Section 1(h).

     (ii) The Stock Option Plans currently provide that, upon the execution of this Agreement, all outstanding options shall become immediately exercisable and that as of the Effective Time any such options then unexercised shall terminate. Olympus intends to present for shareholder approval an amendment to the Stock Option Plans which, if approved, will be effective if and only if WMI elects, pursuant to Section 1(c)(iii) of this Agreement, to pay a portion of the Merger Consideration in cash. The amendment to the Stock Option Plans will amend Section 7.02 thereof to delete the provision that unexercised options will terminate at the Effective Time and to permit unexercised options to convert into fully vested options to acquire WMI Common Stock. If such an amendment is adopted and WMI elects to pay a portion of the Merger Consideration in cash pursuant to Section 1(c)(iii), then the Stock Option Plans shall become separate plans of WMI, and the outstanding options shall not terminate as of the Effective Time but shall instead be converted into fully vested options to acquire WMI Common Stock. Each option to acquire Olympus Common Stock shall become an option to acquire the number of shares of WMI Common Stock determined by multiplying (i) the number of shares of Olympus Common Stock covered by such option by (ii) the Exchange Ratio. The price at which each option to acquire a share of WMI Common Stock shall be exercisable shall be determined by dividing (x) the exercise price of the option to acquire Olympus Common Stock by (y) the Exchange Ratio. Calculation of the number of shares and the exercise price shall each be carried out to four decimals and then rounded to two decimals, rounding down if the third decimal is four or less or up if it is five or more. (So that, by way of example, if the Exchange Ratio is .50 and a person has an option to acquire 1,000 shares of Olympus Common Stock at $7.00 per share, then at the Effective Time, the option will be converted into an option to acquire 500 shares of WMI Common Stock at $14.00.)

   (iii) If WMI does not elect, pursuant to Section 1(c)(iii) of this Agreement, to pay a portion of the Merger Consideration in cash, then each outstanding option to purchase shares of Olympus Common Stock which remains unexercised immediately prior to the Effective Time, shall be deemed to have been exercised at the Effective Time through the conversion into that number of shares of WMI Common Stock equal to the quotient obtained by dividing (i) the Net Option Value by (ii) the Average Price. For purposes of this Section 1(d)(iii), with respect to any option to purchase shares of Olympus Common Stock, "Net Option Value" means (x) the aggregate Merger Consideration in respect of the number of shares of Olympus Common Stock issuable upon exercise of such option, less (y) the aggregate exercise price payable upon exercise of such option, less (z) the aggregate amount of federal, state and local income taxes and other amounts required to be withheld with respect to such exercise.

   (e) Olympus Stockholders' Meeting. Subject to Section 6.7, Olympus shall, as soon as practicable, hold a meeting of its stockholders (the "Olympus Stockholders' Meeting") to submit for stockholder approval (the "Olympus Stockholder Approval") this Agreement and the Plan of Merger.

   (f)   [Intentionally Omitted]

   (g)   Prospectus/Proxy Statement.

     (i) The parties hereto will cooperate in the preparation of an appropriate prospectus/proxy statement satisfying all applicable requirements of the Securities Exchange Commission ("SEC") promulgated under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder and applicable state law (such prospectus/proxy statement in the form mailed by Olympus to Olympus stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

     (ii) WMI will furnish such information concerning WMI and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1(g)(i). WMI agrees promptly to advise Olympus if at any time prior to the Olympus Stockholders'

Meeting any information provided by WMI for inclusion in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. WMI will continue to furnish Olympus with such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to WMI and its subsidiaries, to comply with Section 1(g)(i) after the mailing thereof to Olympus stockholders.

     (iii) WMI will prepare and file with the SEC a registration statement on Form S-4 (together with amendments thereto, the "Registration Statement") containing the Prospectus/Proxy Statement in connection with the registration under the Securities Act of the WMI Common Stock to be issued in connection with the Merger, use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and take any other action required to be taken under any applicable federal or state securities laws in connection with the issuance of WMI Common Stock in the Merger. WMI will advise Olympus promptly when the Prospectus/Proxy Statement has been approved for use in all necessary states.

   (h)   Accounting Treatment.

     (i) The parties hereto intend for the Merger to be treated as a pooling of interests for accounting purposes. From and after the Original Agreement Date and until the Effective Time, neither WMI, WM Bank nor Olympus nor any of their respective subsidiaries or other affiliates (i) knowingly has taken or shall take any action, or knowingly has failed or shall fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or (ii) has entered into or shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that no action or omission by any party shall constitute a breach of this sentence if such action or omission is permitted by the terms of this Agreement or is made with the written consent of the other parties hereto. The persons specified on Exhibit B-1 hereto may be deemed to be "affiliates" of Olympus for purposes of the Securities and Exchange Commission's ASR 135. WMI has received from each person so identified, a written agreement in the form of Exhibit B-2 hereof. Prior to the Effective Time, Olympus shall use all reasonable efforts to cause any additional person who becomes or is identified as an "affiliate" to execute such an agreement.

     (ii) WMI shall have the right to place a restrictive legend on all shares of WMI Common Stock to be received by an "affiliate" so as to preclude their transfer or disposition in violation of such letters, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with ASR 135. Prior to 30 days before the Effective Time, stock certificates evidencing ownership of all Olympus Common Stock by Olympus "affiliates" shall be delivered to Olympus and Olympus (prior to the Effective Time) and WMI (after the Effective Time) shall retain such certificates or certificates of WMI Common Stock into which they are exchanged until such time as financial results covering at least 30 days of combined operations of the merged party shall have been published, at which time such certificates shall be released.

     (iii) Notwithstanding the above, WMI, in its sole discretion, may elect at any time not to proceed with qualifying the Merger to be treated as a pooling of interests for accounting purposes in which case the restrictions in this Section 1(h) shall no longer be applicable.

  2. Effective Time; Closing. The Merger shall become effective at the time (not earlier than January 1, 1995) of the occurrence of both (a) the filing of the articles of merger with the Secretary of State of the State of Washington (the "Secretary") and (b) delivery to the Division of Corporations and Commercial Code of the State of Utah (the "Division") of the articles of merger, or at such later time after such filing and delivery as is provided in the articles of merger. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective. As used herein, the term "Effective Date" shall mean the day on which the Effective Time occurs. The parties intend that the Effective Time shall occur after the close of business on the first Friday which is at least ten business days following the satisfaction of the conditions set out in Section 7.1(a) and (b) below. A closing (the "Closing") shall take place prior to the Effective Time at the offices of Foster Pepper & Shefelman, 1111 Third Avenue, Suite 3400, Seattle, Washington, or at such other place as the parties hereto may mutually agree upon for the Closing to take place.

  3. Option to Purchase Certain Shares. As a condition of the execution of the Original Agreement, WMSB required the delivery by Olympus of an option (the "Option Agreement"), dated the Original Agreement Date, a copy of which is attached hereto as Exhibit C-1, entitling WMSB to purchase shares of Olympus Common Stock at a price per share stated therein. Concurrent with the execution of this Agreement, WM Bank shall assign its rights under the Option Agreement to WMI pursuant to an assignment (the "Option Assignment") substantially in the form attached hereto as Exhibit C-2.

  4. Representations and Warranties of Olympus and Olympus Bank. The "Olympus Disclosure Schedules" shall mean all of the disclosure schedules required by this Agreement, dated as of the Original Agreement Date, which were delivered to WMSB and NFSB. Olympus and Olympus Bank hereby jointly and severally represent and warrant to WMI and WM Bank as follows (it being understood that, except as otherwise provided below, the following representations and warranties are being made by Olympus and Olympus Bank as of the Original Agreement Date; provided, however, that the reference in this parenthetical to the "Original Agreement Date" shall be deemed not to be an earlier date to which the representations and warranties below related for purposes of the parenthetical in Section 7.2(a)):

   4.1   Organization, Power, Good Standing, Etc.

   (a) Olympus is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Olympus Bank is a federally chartered savings bank duly organized and validly existing under the laws of the United States, the charter of which is in full force and effect and for which no conservator or receiver has been appointed. Each of Olympus and Olympus Bank has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted. Each of Olympus and Olympus Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Olympus. Olympus Bank accounts are insured by the Savings Association Insurance Fund (the "SAIF") administered by the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the Federal Insurance Deposit Act. Olympus Bank is a member in good standing of the Federal Home Loan Bank of Seattle. Olympus is a savings and loan holding company duly registered with the Office of Thrift Supervision (the "OTS"). Olympus Bank is a qualified thrift lender pursuant to Section 10(m) of the Home Owners' Loan Act ("HOLA"). Each of Olympus and Olympus Bank has heretofore delivered or made available to WMI or WM Bank true and correct copies of its Articles of Incorporation or Charter, as the case may be, (together, the "Articles") and its bylaws as in effect on the Original Agreement Date. As used in this Agreement, the term "Material Adverse Effect" with respect to a party shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

   (b) Disclosure Schedule 4.1(b) correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization which is consolidated with Olympus for financial reporting purposes and each corporation a majority of the outstanding capital stock of which is owned by Olympus, including Olympus Bank and any subsidiary thereof, (each, including Olympus Bank and any subsidiaries thereof, a "Olympus Subsidiary"). Disclosure
Schedule 4.1(b) also sets forth as to each Subsidiary, the jurisdiction of its incorporation and the percentage of capital stock owned by Olympus or Olympus Bank, as the case may be. Except as set forth on Disclosure Schedule 4.1(b), each Olympus Subsidiary has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted, if any, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it make such qualification necessary and where the failure to be so licensed or qualified would individually or in the aggregate, have a Material Adverse Effect on Olympus. Disclosure Schedule 4.1(b) also correctly sets forth a list of each firm, corporation, partnership, joint venture or similar organization (other than any entity which is a Olympus Subsidiary) in which Olympus or any Olympus Subsidiary has a direct or indirect controlling, or 10 percent or greater, equity interest (an "Investment Entity").

   (c) The minute books of Olympus and Olympus Bank contain materially complete and accurate records of all meetings held and other corporate action taken, since December 31, 1990, by each company's stockholders and Board of Directors.

   (d) Except as set forth on Disclosure Schedule 4.1(d), Olympus does not own (beneficially or otherwise) any capital stock or other equity interest in any corporation or other entity which is not a Subsidiary or Investment Entity.

   (e) Each of Olympus and Olympus Bank has each previously delivered to, or made available for inspection by, WMI or WM Bank true and complete copies of all agreements to which it is a party or by which it or any of its assets may be bound, other than loans, credit facility agreements or accounts in the ordinary course, (i) which relate to any ownership interest by Olympus or Olympus Bank of an equity interest in any partnership, joint venture, or similar enterprise, (ii) pursuant to which either Olympus or Olympus Bank may be required to transfer funds in respect of an equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any person or entity, partnership, joint venture or similar enterprise, or
(iii) pursuant to which they are or may become an equity investor in a real estate project.

   (f) Olympus owns all of the issued and outstanding shares of stock of Olympus Bank.

   4.2 Capitalization. The authorized capital stock of Olympus consists of 10,000,000 shares of common stock, par value $1.00 per share ("Olympus Common Stock"). As of the Original Agreement Date, 3,099,639 shares of Olympus Common Stock were issued and outstanding. No shares of stock are held in Olympus's treasury. All of the issued and outstanding shares of Olympus Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Except to the extent reduced as the result of the exercise of options since the Original Agreement Date, there are 455,500 shares of Olympus Common Stock reserved for issuance upon the exercise of outstanding employee and director stock options but not for any other reason. Except to the extent that options have been exercised since the Original Agreement Date, Disclosure Schedule 4.2 sets forth a list of all individuals who hold stock options, the number of shares for which options have been granted to such individuals and the exercise price for each option. Except as set forth in Disclosure Schedule 4.2, neither Olympus nor any Olympus Subsidiary is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which Olympus or any Olympus Subsidiary is a party with respect to voting any such shares. Except as otherwise set forth on Disclosure
Schedule 4.1(b), all of Olympus's Subsidiaries' capital stock, which is issued and outstanding, is owned by Olympus.

   4.3   Loan Portfolio.

   (a) All evidences of indebtedness in current principal amount in excess of $150,000 reflected as assets in Olympus's March 1994 Financial Statements (as hereinafter defined) were, as of March 31, 1994, in all respects binding obligations of the respective obligors named therein and no such indebtedness is subject to any defenses which have been asserted on or prior to the Original Agreement Date, or, to the best knowledge of Olympus, may be asserted, except as set forth on Disclosure Schedule 4.3(a), and except for defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. To the knowledge of Olympus, except for a loan to LifeCare Centers of America with a principal balance of $556,454, a loan to Jolene Company, Inc. with a principal balance of $660,219 and a loan to Eugene Barrango in the principal balance of $649,738, in each case as of June 30, 1994, all such indebtedness in a current principal amount in excess of $25,000 that is primarily secured by an interest in real property is secured by a valid and perfected first lien (other than consumer loans, which include home equity and second mortgage loans).

   (b) All loans with a balance in excess of $250,000 as of June 30, 1994 which are secured by property other than 1-4 family residences are listed on Disclosure Schedule 4.3(b), which indicates, for each such loan, the loan number, the borrower's name and the unpaid balance as of June 30, 1994.

   (c) Except as disclosed on Disclosure Schedule 4.3(c), no loan, all or any part of which is an asset of Olympus Bank was, as of June 30, 1994, more than 30 days delinquent.

   (d) To the knowledge of Olympus, the documentation for each loan (the "Loan File") is correct and complete to the extent that all Loan Files contain those documents necessary for Olympus Bank to enforce the loans and realize upon the security, if any, therefor, including but not limited to properly executed notes or credit agreements and security documents. In addition, the Loan Files for all loans secured primarily by real property also contain evidence of property casualty insurance (or are covered by a mortgage protection policy) and, where required by the OTS or other governmental regulators, appraisals, policies of title insurance (or, in the case of loans closed within the past three months, commitments therefor) and policies of flood insurance.

   (e) With isolated minor exceptions, each outstanding loan or commitment to extend credit was solicited and originated and is administered in accordance with the relevant loan documents and in material compliance with all requirements of federal, state and local laws and regulations applicable at the time the loan was originated or modified.

   (f) Disclosure Schedule 4.3(f) sets forth as of July 15, 1994, as to each loan in which Olympus Bank has sold participation interests, the total loan balance, the percentage of interest sold, the identity of the purchaser and an indication of whether or not there are any buy-back or guarantee obligations and whether the percentage of interest retained by Olympus Bank is subordinated to the percentage of interest sold; provided, however, as to 1-4 family residential loans such information is provided by loan package sold instead of individual loans. The same sets forth, as of June 30, 1994, as to each participation purchased, the total loan balance, the percentage of interest purchased, the identity of the seller and an indication of whether or not there are any put-back rights or indemnifications and whether the percentage of interest purchased by Olympus Bank is superior to the percentage of interest retained by the seller.

   (g) There are no employee, officer, director or other affiliate loans on which the borrower is paying a rate other than that reflected on the note or the relevant credit agreement.

   4.4   Reports.

   (a) Olympus and Olympus Bank have duly filed with the SEC, the FDIC and the OTS, in correct form in all material respects, the monthly, quarterly, semiannual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1990. Olympus and Olympus Bank have previously delivered or made available to WMI or WM Bank accurate and complete copies of such reports.

   (b) Olympus and Olympus Bank have previously delivered or made available to WMI or WM Bank an accurate and complete copy of each (a) final registration statement, prospectus, report and definitive proxy statement filed by Olympus since January 1, 1991 with the SEC, and (b) communication (other than general advertising materials) mailed by Olympus or Olympus Bank to its stockholders since January 1, 1991 and no such registration statement, prospectus, report, proxy statement or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   4.5   Authority.

   (a) Olympus has requisite corporate power and authority to execute and deliver the Original Agreement, the Plan of Merger and the Option Agreement and, subject to the Olympus Stockholder Approval and applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Original Agreement, this Agreement, the Plan of Merger, and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Olympus. The Original Agreement, this Agreement and the Option Agreement have been duly and validly executed and delivered by Olympus. Assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement and the Option Agreement (as assigned by the Option Assignment) constitute valid and binding obligations of Olympus, enforceable against it in accordance with their respective terms.

   (b) Olympus Bank has requisite corporate power and authority to execute and deliver the Original Agreement and this Agreement and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Original Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Olympus Bank. The Original Agreement and this Agreement have been duly and validly executed and delivered by Olympus Bank and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto, constitutes a valid and binding obligation of Olympus Bank, enforceable against it in accordance with its terms.

   4.6 No Violation. Neither the execution and delivery of this Agreement, the Plan of Merger or the Option Agreement nor the consummation by Olympus or Olympus Bank of the transactions contemplated hereby and thereby, nor compliance by Olympus or Olympus Bank with any of the terms or provisions hereof or thereof, will (i) assuming Olympus Stockholder Approval, violate any provision of the Articles or bylaws of Olympus, or the Charter or bylaws of Olympus Bank, (ii) assuming the consents and approvals referred to in Section
7.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Olympus or any Olympus Subsidiary, or any of its respective properties or assets, or
(iii) except as set forth on Disclosure Schedule 4.6, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Olympus or any Olympus Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Olympus or any Olympus Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations and encumbrances which would not in the aggregate have a Material Adverse Effect on Olympus.

   4.7 Consents and Approvals. Except for (i) consents and approvals of or filings, deliveries or registrations with the SEC, the OTS, the FDIC, the Director, the Secretary, the Division, the United States Department of Justice (the "Justice Department"), the Federal Reserve Board or other applicable governmental authorities, (ii) the approval of the stockholders of Olympus and
(iii) the consents, approvals, filings or registrations set forth on Disclosure
Schedule 4.6, no consents or approvals of or filings or registrations with any third party or public body or authority, except for consents, approvals, filings or registrations where the failure to obtain such consents or approvals or to make such filings or registrations would not prevent or delay the Merger and would not in the aggregate have a Material Adverse Effect on Olympus, are necessary in connection with the execution and delivery by Olympus or Olympus Bank of this Agreement and the consummation of the transactions contemplated hereby.

   4.8   Financial Statements.

   (a) Olympus has previously delivered or made available to WMI or WM Bank copies of (i) the consolidated statements of financial condition of Olympus and the Olympus Subsidiaries as of December 31, in each of the three fiscal years 1991, 1992 and 1993, and the related consolidated statements of income, statements of stockholders' equity and statements of cash flows for each of the three year periods ending, respectively, on December 31, 1991, 1992 and 1993, as reported in Olympus's Annual Reports filed with the SEC under the Securities Exchange Act, in each case accompanied by the Olympus audit reports of Deloitte & Touche, independent public accountants, with respect to Olympus (the "Olympus 1991, 1992 and 1993 Financial Statements," respectively), and (ii) the unaudited consolidated balance sheet of Olympus as of March 31, 1994 and the related unaudited consolidated statements of income and statements of cash flows for the three-month period then ended as reported in Olympus's Quarterly Reports on Form 10-Q filed with the SEC under the Securities Exchange Act (the "Olympus March 1994 Financial Statements"). The consolidated statements of condition of Olympus referred to herein (including the related notes) fairly present the consolidated financial position of Olympus as of the respective dates set forth therein, and the other financial statements referred to herein (including the related notes) fairly present the results of the consolidated operations and changes in stockholders' equity and cash flows of Olympus for the respective fiscal periods or as of the respective dates set forth therein, except that interim unaudited financial statements are subject to normal year-end adjustments.

   (b) Each of the financial statements referred to in Section 4.8(a) (including the related notes) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as indicated in the notes thereto). The books and records of Olympus have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.

   4.9 Brokerage. Except for amounts owed to Goldman, Sachs & Co., there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Olympus or of any Olympus Subsidiary in connection with the transactions contemplated by this Agreement or the Original Agreement.

   4.10 Absence of Certain Changes or Events. As of the Original Agreement Date, except as disclosed in Disclosure Schedule 4.10, there had not been any material adverse change in the business, operations, properties, assets or financial condition of Olympus and the Olympus Subsidiaries, taken as a whole, from that described in the 1993 Annual Report or the Olympus March 1994 Financial Statements (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation changes in law or regulation, and changes in generally accepted accounting principles or interpretations thereof) and, to the best of Olympus's knowledge, no fact or condition existed as of the Original Agreement Date that Olympus had reason to believe would cause such a material adverse change after the Original Agreement Date.

   4.11 Litigation, Etc. As of the Original Agreement Date, except as disclosed on Disclosure Schedule 4.11, there were no actions, suits, claims, inquiries, proceedings or, to the knowledge of Olympus, investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of Olympus, threatened against Olympus or any Olympus Subsidiary which would reasonably be expected to result in any liabilities, including defense costs, in excess of $250,000 in the aggregate. Except as disclosed on Disclosure Schedule 4.11, neither Olympus nor any Olympus Subsidiary is subject to any order, judgment or decree and neither Olympus nor any Olympus Subsidiary is in default with respect to any such order, judgment or decree.

   4.12 Taxes and Tax Returns.

   (a) The amounts set up as provisions for taxes on the Olympus March 1994 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of Olympus and all Olympus Subsidiaries, whether or not disputed, for the period ended March 31, 1994 and for all fiscal periods prior thereto. Only the federal income tax returns of Olympus and Olympus Bank for the fiscal years ending in

1990, 1991, 1992 and 1993 are subject to audit or adjustment by the Internal Revenue Service or the applicable taxing authorities. Complete and correct copies of the income tax returns of Olympus and each Olympus Subsidiary for the five fiscal years ending December 31, 1993, as filed with the Internal Revenue Service and all state and local taxing authorities, together with all related correspondence and notices, have previously been delivered or made available to WMI or WM Bank.

   (b) Each of Olympus and each Olympus Subsidiary has timely and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), except to the extent that the failure to timely or correctly file such returns does not result in aggregate penalties or assessments of more than $25,000 or a reduction in federal income tax net operating loss carryforward deductions of more than $75,000, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter called "Taxes"), and to the extent any material liabilities for Taxes have not been fully discharged, full and complete reserves have been established on the Olympus 1993 Financial Statements. Neither Olympus nor any Olympus Subsidiary is in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. No additional assessments of Taxes are known to Olympus or any Olympus Subsidiary to be proposed, pending or threatened, other than Taxes for periods for which returns are not yet filed.

   (c) Olympus has not filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended.

   4.13 Employees; Employee Benefit Plans.

   (a)   As of the Original Agreement Date, except as set forth in Disclosure
Schedule 4.13(a)(i) neither Olympus nor any Olympus Subsidiary was a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided herein, and under those Benefit Plans (as defined below) set forth in Disclosure Schedule 4.13(a)(ii), consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Olympus or any Olympus Subsidiary to any officer or employee thereof. Olympus has previously delivered or made available to WMI or WM Bank true and complete copies of all employment, consulting and deferred compensation agreements that are in writing, to which Olympus or any Olympus Subsidiary is a party.

   (b) Except as set forth on Disclosure Schedule 4.13(b), as of the Original Agreement Date, no officer or employee of Olympus or any Olympus Subsidiary was receiving aggregate remuneration (bonus, salary and commissions) at a rate which, if annualized, would exceed $50,000 in 1994.

   (c) Except as disclosed on Disclosure Schedule 4.13(c), as of the Original Agreement Date, there were not, and had not been at any time in the past three years, any actions, suits, claims or proceedings before any court (which have been served on Olympus or Olympus Bank), commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the best of Olympus's knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of Olympus or any Olympus Subsidiary (except for threatened actions which had subsequently been resolved as of the Original Agreement Date). Neither Olympus nor any Olympus Subsidiary is a party to any collective bargaining agreement, and no union organization efforts are pending or, to the best of Olympus's knowledge, threatened nor have any occurred during the last three years.

   (d) Olympus and Olympus Bank have made available to WMI or WM Bank true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials.

   (e) With respect to all employee benefit plans, Olympus and Olympus Bank represent and warrant as follows:

     (i) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which Olympus or any Olympus Subsidiary has any obligation or liability, or under which any employee or former employee has any rights to benefits (the "Benefit Plans") are set forth on Disclosure Schedule 4.13(e)(i). All Benefit Plans that are subject to the funding requirements in Title I, Subtitle B, Part 3 of ERISA or
Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), are in compliance with such funding standards, and no waiver or variance from such funding requirements has been obtained or applied for under Section 412(d) of the Code. None of the Benefit Plans is subject to Title IV of ERISA or is a "multiemployer plan," as such term is defined in Section 3(37) and 4001(a)(3) of ERISA and Section 414(f) of the Code.

     (ii) In all material respects, the terms of the Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. Except as disclosed on Disclosure Schedule 4.13(e)(ii), none of the Benefit Plans is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. Except as disclosed on Disclosure Schedule 4.13(e)(ii), all material reports and information required to be filed with, or provided to, the United States Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC") and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

     (iii) Except as disclosed on Disclosure Schedule 4.13(e)(iii) neither Olympus nor Olympus Bank is aware of any facts regarding any Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") that would present a significant risk that any Employee Pension Benefit Plan would not be determined by the appropriate District Director of the Internal Revenue Service to be "qualified" within the meaning of Section 401(a) of the Code, or with respect to which any trust maintained pursuant thereto is not exempt from federal income taxation pursuant to Section 501 of the Code, or with respect to which a favorable determination letter could not be issued by the Internal Revenue Service with respect to each such Employee Pension Benefit Plan.

     (iv) Prior to the Closing, Olympus and Olympus Bank shall deliver or make available to WMI or WM Bank complete and correct copies (if any) of (w) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan intended to be tax qualified under Section 401(a) and 501(a) of the Code, (x) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required,
(y) the most current summary plan description for each Benefit Plan, and (z) the most recent audited financial statements of each Benefit Plan.

     (v) With respect to each Benefit Plan, all contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made or accrued prior to the Effective Time.

     (vi) To the best of Olympus's and Olympus Bank's knowledge, there are not now, nor have there been, any "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Olympus, Olympus Bank, or any officer, director or employee of Olympus or Olympus Bank, with respect to the Benefit Plans that could subject Olympus or Olympus Bank or any other party-in-interest to the penalty or tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

     (vii) As of the Original Agreement Date, no claim, lawsuit, arbitration or other action has been instituted, asserted (and no such lawsuit has been served on Olympus or Olympus Bank) or, to the best of Olympus and Olympus Bank's knowledge, threatened by or on behalf of such Benefit Plan or by any employee alleging a breach or breaches of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plans, which could result in liability on the part of Olympus or any Olympus Subsidiary or a Benefit Plan under ERISA or any other law, nor is there any known basis for successful prosecution of such a claim, and WMI or WM Bank will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

     (viii) Except (A) as set forth on Disclosure Schedule 4.13(e)(viii) (such disclosure being made in accordance with the principles of Financial Accounting Standard No. 106 of the Financial Accounting Standards Board), (B) as may be required by the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended ("COBRA") or (C) as to medical coverage in place as of the Original Agreement Date for John Adams, Brent Shaw and Joan Wagner, no Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment nor does Olympus or any Olympus Subsidiary have any current or projected liability under any such plans.

     (ix) Except as set forth on Disclosure Schedule 4.13(e)(ix)(A), Olympus and the Olympus Subsidiaries have not maintained or contributed to, and do not currently maintain or contribute to, any severance pay plan. All payments (other than regular wages and vacation pay) made to employees of Olympus or the Olympus Subsidiaries coincident with or in connection with termination of employment since January 1, 1993 are disclosed on Disclosure Schedule 4.13(e)(ix)(B).

     (x)  Except as provided in Sections 6.13 and 6.14, and under Disclosure
Schedule 4.13(a)(ii) no individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

     (xi) Olympus and each Olympus Subsidiary has complied in all material respects with all of the requirements of COBRA.

     (xii) All amendments required to bring all Benefit Plans into conformity with any of the applicable provisions of ERISA and the Code have been duly adopted or will be duly adopted as of the Effective Date, subject to further revisions that may be required by the Internal Revenue Service.

     (xiii) Except as set forth on Disclosure Schedule 4.13(a)(ii), there are no Benefit Plans or other arrangements of Olympus or the Olympus Subsidiaries under which any individual can or will receive an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

   4.14 Olympus and Olympus Bank Information. The information relating to Olympus to be contained in the Prospectus/Proxy Statement contemplated by
Section 1(g) hereof will not, at the time it is filed with the applicable governmental authorities, as of the date thereof, or at the date actions of Olympus shareholders are taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

   4.15 Compliance With Applicable Law.

     (a) Olympus and each Olympus Subsidiary hold all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and Olympus and each Olympus Subsidiary are in all respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on Olympus.

     (b) Except as set forth on Disclosure Schedule 4.15(b), each of Olympus and each Olympus Subsidiary is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on Olympus.

   4.16 Contracts and Agreements.

     (a) Olympus and Olympus Bank have previously delivered to, or made available for inspection by, WMI and WM Bank each insurance policy to which Olympus or any Olympus Subsidiary is a party (other than insurance policies under which Olympus or Olympus Bank is named as a loss payee or additional insured as a result of its position as a secured lender).

     (b)  As of the Original Agreement Date, except as disclosed in Disclosure
Schedule 4.16(b), (i) except with respect to deposits or other borrowings in the ordinary course, neither Olympus nor any Olympus Subsidiary was a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Olympus or any Olympus Subsidiary of more than $25,000, (ii) neither Olympus nor any Olympus Subsidiary was a party to nor was it bound by any

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commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Olympus and the Olympus Subsidiaries taken as a whole and (iii) no commitment, contract, agreement or other instrument other than Olympus or Olympus Bank's charter documents, to which Olympus or any Olympus Subsidiary was a party or by which it was bound, limited the freedom of Olympus or any Olympus Subsidiary to compete in any line of business or with any person.

   4.17 Affiliate Transactions.

     (a) Except as disclosed in Disclosure Schedule 4.17 or in Olympus's proxy statements relating to its annual meetings of shareholders, and except as specifically contemplated by this Agreement, since January 1, 1990, neither Olympus nor Olympus Bank has engaged in, or is currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Olympus or Olympus Bank of $60,000 or more during any consecutive 12 month period other than transactions between or among Olympus or any Olympus Subsidiary which are not in violation of Sections 23A and 23B of the Federal Reserve Act.

     (b)  For purposes of this Section 4.17, Affiliated Person means:

       (i) a director, executive officer or Controlling Person (as defined below) of either Olympus or Olympus Bank;

       (ii) a spouse of a director, executive officer or Controlling Person of either Olympus or Olympus Bank;

       (iii) a member of the immediate family of a director, executive officer, or Controlling Person of either Olympus or Olympus Bank who has the same home as such person;

       (iv) any corporation or organization (other than Olympus or a Olympus Subsidiary) of which a director, executive officer or Controlling Person of Olympus or Olympus Bank (w) is a chief executive officer, chief financial officer, or a person performing similar functions; (x) is a general partner;
(y) is a limited partner who, directly or indirectly, either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns an interest of five percent or more in the partnership (based on the value of his contribution) or who, directly or indirectly through other directors, executive officers and Controlling Persons of Olympus or Olympus Bank and their spouses and their immediate family members who are also Affiliated Persons, owns an interest in 25 percent or more of the partnership; or (z) directly or indirectly either alone or with his spouse and the members of his immediate family who are also Affiliated Persons, owns or controls ten percent or more of any class of equity securities, or owns or controls, with other directors, executive officers, and Controlling Persons of Olympus or Olympus Bank and their spouses and their immediate family members who are also Affiliated Persons, 25 percent or more of any class of equity securities;

       (v) any trust or estate in which a director, executive officer, or Controlling Person of Olympus or Olympus Bank or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity.

     (c) For purposes of this Section 4.17 a Controlling Person is any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding Olympus Common Stock.

     (d) For purposes of this Section 4.17, the term "director" means any director, trustee, or other person performing similar functions with respect to any organization whether incorporated or unincorporated.

     (e) For purposes of this Section 4.17, the term "executive officer" means the president, any executive vice president, any senior vice president, the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

   4.18 Disclosure. To the knowledge of Olympus, no representation or warranty of Olympus or Olympus Bank contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by Olympus or Olympus Bank hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

   4.19 Title to Property.

     (a) Real Property. Disclosure Schedule 4.19(a) contains a description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which Olympus and any Olympus Subsidiary had or claimed an interest as of the Original Agreement Date and any guarantees of any such leases by any of such parties. True and complete copies of such leases have previously been delivered or made available to WMI or WM Bank, together with all amendments, modifications, agreements or other writings related thereto. Except as disclosed on Disclosure Schedule 4.19(a), each such lease is legal, valid and binding as between Olympus, or a Olympus Subsidiary and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Except as disclosed on Disclosure Schedule 4.19(a), Olympus and each Olympus Subsidiary had good, valid and marketable title to all real property owned by them on the Original Agreement Date, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Olympus and each Olympus Subsidiary are in substantially good condition and repair.

     (b) Environmental Matters. Except as set forth on Disclosure Schedule 4.19(b), to the knowledge of Olympus, the real property owned or leased by any of Olympus or any Olympus Subsidiary on the Original Agreement Date did not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the Original Agreement Date (i) no part of any such real property had been listed, or to the knowledge of Olympus, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and, (ii) except as set forth on Disclosure Schedule 4.19(b), no notices had been received alleging that Olympus or any Olympus Subsidiary was a potentially responsible person under CERCLA or any similar statute, rule or regulation. Neither Olympus nor any Olympus Subsidiary knows of any violation of law, regulation, ordinance (including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its respective properties, which violations could have in the aggregate a Materially Adverse Effect on Olympus.

     (c) Tangible Personal Property. Disclosure Schedule 4.19(c) contains (i) a list of each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of Olympus or any Olympus Subsidiary, included on the consolidated financial statements on March 31, 1994 at a carrying value of, or, if acquired after March 31, 1994, for a purchase price of, more than $25,000, (ii) a list of each lease or other agreement under which any such item of personal property is leased, rented, held or operated and
(iii) a list of all trademarks, trade
names or service marks currently used, owned, or registered for use by Olympus or any Olympus Subsidiary.

   4.20 Insurance. Disclosure Schedule 4.20 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the Original Agreement Date with respect to the business and assets of Olympus and each Olympus Subsidiary (other than insurance policies under which Olympus or Olympus Bank is named as a loss payee or additional insured as a result of its position as a secured lender). Olympus and each Olympus Subsidiary are in compliance with all of the material provisions of its insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure Schedule 4.20, Olympus is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid.

   4.21 Powers of Attorney. Neither Olympus nor any Olympus Subsidiary has any powers of attorney outstanding other than those issued pursuant to the requirements of regulatory authority or in the ordinary course of business with respect to routine matters.

   4.22 Employee Stock Bonus Plan. Olympus does not issue or contribute new shares of Olympus Common Stock to the Employee Stock Bonus Plan, all shares of Olympus Common Stock owned by the Employee Stock Bonus Plan are purchased in the open market or through private transactions with third parties, and the Plan has an independent trustee.

   4.23 Community Reinvestment Act Compliance. Olympus Bank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, "CRA"). Neither Olympus nor Olympus Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Olympus Bank to fail to be in substantial compliance with such provisions or to have its current rating lowered. Any change in the current rating which would prohibit the Merger from being consummated shall be a material adverse change in the business of Olympus and Olympus Bank.

   4.24 Agreements with Bank Regulators. Neither Olympus nor Olympus Bank is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is a recipient of any currently applicable extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither Olympus nor Olympus Bank has been advised within the last 18 months by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

  5. Representations and Warranties of WMI, WM Bank and NFSB. WMI, WM Bank and NFSB hereby jointly and severally represent and warrant to Olympus and Olympus Bank as follows:

   5.1   Corporate Organization.

   (a) WMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. WMI has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on WMI. WMI owns, directly or indirectly, all of the outstanding capital stock of WM Bank, NFSB and WMFSB. WMI is a savings and loan holding company duly registered and in good standing with the OTS.

   (b) WM Bank is a state-chartered stock savings bank duly organized, validly existing and in good standing under the laws of the state of Washington. WM Bank has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on WM Bank. WM Bank accounts are insured by the Bank Insurance Fund and the SAIF, both administered by the FDIC, to the fullest extent permitted by law. WM Bank is a savings and loan holding company duly registered and in good standing with the OTS. WM Bank is a qualified thrift lender pursuant to
Section 10(m) of HOLA.

   (c) The Restructuring was consummated in accordance with all applicable law. All consents or approvals of or filings or registrations with any third parties, shareholders, or any public body or authority necessary to be obtained or made by WMI, WM Bank or WMSB in order to effect the Restructuring were obtained or made.

   (d) NFSB is, and at the Original Agreement Date was, a federally chartered savings association. NFSB has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is currently conducted, and is, and at the Original Agreement Date was, duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where failure to be so qualified would, individually or in the aggregate, materially adversely affect the financial ability of WMI to consummate the Merger. NFSB accounts are, and at the Original Agreement Date were, insured by the SAIF administered by the FDIC. NFSB is, and at the Original Agreement Date was, a member in good standing of the Federal Home Loan Bank of Seattle. NFSB is, and at the Original Agreement Date was, a qualified thrift lender pursuant to Section 10(m) of HOLA.

   (e) Each of WMI, WMSB and NFSB has heretofore delivered to Olympus true and correct copies of its Charter and its bylaws as in effect on the date hereof.

   5.2   Authority.

     (a) WMI has full corporate power and authority to execute and deliver this Agreement, the Plan of Merger and the Option Assignment, and, subject to applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Plan of Merger and the Option Assignment and consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of WMI. This Agreement and the Option Assignment have been duly and validly executed and delivered by WMI and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding obligations of WMI, enforceable against it in accordance with their respective terms.

     (b) WMSB had full corporate power and authority to execute and deliver the Original Agreement and the Option Agreement, and, subject to applicable regulatory approvals, to consummate the transactions contemplated by the Original Agreement. The execution and delivery of the Original Agreement and the Option Agreement and the consummation of the transactions contemplated thereby were duly and validly approved by the Board of Directors of WMSB. The Original Agreement and the Option Agreement were duly and validly executed and delivered by WMSB and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constituted valid and binding obligations of WMSB, enforceable against it in accordance with their respective terms.

     (c) WM Bank has full corporate power and authority to execute and deliver this Agreement and the Option Assignment, and, subject to applicable regulatory approvals, to consummate the transactions relating to WM Bank contemplated hereby. The execution and delivery of this Agreement and the Option Assignment and consummation of the transactions relating to WM Bank contemplated hereby have been duly and validly approved by the Board of Directors of WM Bank. This Agreement and the Option Assignment have been duly and validly executed and delivered by WM Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding obligations of WM Bank, enforceable against it in accordance with their respective terms.

     (d) (i) NFSB has full corporate power and authority to execute and deliver this Agreement and, subject to applicable regulatory approvals, at the Effective Time to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NFSB (excepting only the Bank Merger). This Agreement has been duly and validly executed and delivered by NFSB and, assuming the due authorization, execution and delivery thereof by Olympus and Olympus Bank, constitutes a valid and binding obligation of NFSB, enforceable against it in accordance with its terms.

     (ii) NFSB had full corporate power and authority to execute and deliver the Original Agreement, and, subject to applicable regulatory approvals, to consummate the transactions contemplated thereby. The execution and delivery of the Original Agreement and consummation of the transactions contemplated thereby were duly and validly approved by the Board of Directors of NFSB (excepting only the Bank Merger). The Original Agreement was duly and validly executed and delivered by NFSB and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constituted a valid and binding obligation of NFSB, enforceable against it in accordance with its terms.

   5.3 No Violation. Neither the execution and delivery of this Agreement, the Option Assignment and the Plan of Merger by WMI and NFSB nor the consummation by WMI, WM Bank and NFSB of the transactions contemplated hereby and thereby, nor compliance by WMI, WM Bank and NFSB with any of the terms hereof or thereof, will (i) violate any provision of the Articles of Incorporation or charter or bylaws of WMI, WM Bank or NFSB, or (ii) assuming that the consents and approvals referred to in Section 7.1 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WMI, WM Bank or NFSB or any of their respective properties or assets, or (iii) violate, conflict with, result in the breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of WMI, WM Bank or NFSB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which WMI, WM Bank or NFSB is a party, or by which they or any of their respective properties or assets may be bound or affected, except with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances which in the aggregate will not prevent or delay the consummation of the transactions contemplated hereby.

   5.4 Consents and Approvals. Except for consents and approvals of or filings or registrations with the OTS, the FDIC, the Director, the Secretary, the Division, the Justice Department and other applicable governmental authorities, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with the execution and delivery by WMI of this Agreement and the Plans of Merger.

   5.5 WMI Information. The information relating to WMI and its subsidiaries supplied by WMI for inclusion in the Prospectus/Proxy Statement contemplated by
Section 1(g) hereof will not, at the time the Prospectus/Proxy Statement is filed with the applicable governmental authorities, as of the date of such Prospectus/Proxy Statement or at the date stockholder action is taken with respect to the transactions contemplated therein, contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

   5.6 Sufficient Resources. WMI has and will have available at the Effective Time authorized but unissued shares of WMI Common Stock, and sufficient funds if WMI elects to pay cash pursuant to Section 1(c)(iii), to enable it lawfully to satisfy its payment obligations pursuant to this Agreement. WMI has and will have sufficient management and financial resources to obtain the required regulatory approvals for the Merger and the Bank Merger. On the date of this Agreement, there is no pending or, to the knowledge of WMI or WM Bank, threatened legal or governmental proceeding against WMI or any subsidiary or affiliate thereof which would affect WMI's or NFSB's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. WMI will promptly notify Olympus if any of the representations contained in this Section 5.6 ceases to be true and correct.

   5.7 Capitalization, Investments. The authorized capital stock of WMI consists of 100,000,000 shares of common stock, no par value per share, of which 61,970,704 shares were, as of December 31, 1994, duly issued and outstanding, fully paid and non-assessable, and 10,000,000 shares of preferred stock, of which 6,200,000 shares were, as of November 30, 1994, issued and outstanding. As used herein, "WMI Subsidiaries" shall mean WM Bank, Washington Mutual, a Federal Savings Bank, Washington Mutual Federal Savings Bank, WM Financial, Inc., Murphey Favre, Inc., Composite Research & Management Co., WM Life Insurance Co., Washington Mutual Insurance Services, Inc. and Mutual Travel, Inc. Substantially all of the business of WMI and its subsidiaries is done through WMI and the WMI Subsidiaries. All of the WMI Subsidiaries' Capital Stock, which is issued and outstanding, is owned by WMI directly or indirectly through wholly-owned subsidiaries. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire Capital Stock from any of the WMI Subsidiaries, there is no commitment of any of the WMI Subsidiaries to issue any of the same and, other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character of which either WMI or any of the WMI Subsidiaries is aware which relate to the transfer or restrict the transfer of any shares of the WMI Subsidiaries' Capital Stock owned by WMI or by any of the WMI Subsidiaries. The common stock of WMI to be issued in the Merger will have been duly authorized and, when issued in accordance with the Plan of Merger, (i) will be validly authorized and issued and fully paid and nonassessable and no shareholder of WMI will have any preemptive rights thereto and (ii) will be registered under the Securities Act of 1933 and listed for trading on a national securities exchange or the NASDAQ National Market System.

   5.8 Financial Statements. WM Bank made available to Olympus audited consolidated statements of financial condition for WM Bank and its subsidiaries as of the end of WM Bank's last three fiscal years, and audited consolidated statements of (i) operations, (ii) stockholders' equity, and (iii) cash flows for each of the last three fiscal years, including the notes to such audited consolidated financial statements, together with the reports of WM Bank's independent certified public accountants, pertaining to such audited consolidated financial statements. WM Bank has also furnished Olympus with WM Bank's unaudited consolidated statements of financial condition for WM Bank and its subsidiaries as of March 31, 1994, and unaudited consolidated statements of
(i) operations and (ii) cash flows for the interim periods ended March 31, 1993 and 1994, including the notes to such unaudited condensed consolidated financial statements. For purposes of this Agreement, the "WM Bank Statement" shall mean the unaudited condensed consolidated statement of financial condition for WM Bank and its subsidiaries as of March 31, 1994 (including the notes thereto). The aforesaid audited consolidated statements of financial condition and the WM Bank Statement present fairly the financial condition of the companies indicated on a consolidated basis at the dates thereof, using generally accepted accounting principles consistently applied. Such audited and unaudited consolidated statements of (i) operations, (ii) stockholders' equity, (iii) cash flows, and (iv) financial position present fairly the results of the operations of the companies indicated on a consolidated basis for the periods or at the dates indicated, using generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the WM Bank Statement, or as otherwise disclosed pursuant to this Agreement, neither WM Bank nor any of its subsidiaries had, at the date thereof, any material liabilities or obligations, or any other liabilities or obligations which in the aggregate would be material, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, any tax liabilities, which should be reflected in the WM Bank Statement in accordance with generally accepted accounting principles consistently applied. The books and records of WM Bank and its subsidiaries are maintained in accordance with generally accepted accounting principles consistently applied.

   5.9 Absence of Material Adverse Change. Since March 31, 1994, except as set forth on Disclosure Schedule 5.9 hereto, there has been (i) no material adverse change in the financial condition, business or results of operations of WMI or WM Bank and their affiliates taken as a whole (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole), (ii) no loss, destruction or damage to the properties of WMI or WM Bank or any of their affiliates, which loss, destruction, or damage is material to WMI or WM Bank and their affiliates taken as a whole and is not adequately covered by insurance; and (iii) no change in any of the accounting methods or practices or revaluation of any of the assets of WMI or WM Bank or their affiliates which is material to WMI or WM Bank and their affiliates taken as a whole. Since such date, WMI and WM Bank and their affiliates taken as a whole, have conducted their businesses, in all material respects, in compliance with applicable federal, state and local laws, statutes, ordinances and regulations.

   5.10 Litigation. Except as set forth on Disclosure Schedule 5.10 hereto, no action, suit, counterclaim or other litigation, investigation or proceeding to which WMI or any of its subsidiaries is a party is pending, or is known by the executive officers of WMI or any of its subsidiaries to be threatened, against WMI or any of its subsidiaries before any court or governmental or administrative agency, domestic or foreign which would be reasonably expected to result in any liabilities which would, in the aggregate, have a Material Adverse Effect on WMI. Neither WMI nor any of its subsidiaries is subject to any order, judgment or decree nor is it a party to any supervisory agreement or arrangement, consensual or otherwise, with any regulatory authority. Neither WMI nor any of its subsidiaries is in default with respect to any such order, judgment, decree, agreement or arrangement.

   5.11 Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of WMI or any of its subsidiaries in connection with the transactions contemplated by this Agreement or the Original Agreement.

   5.12 Reports. WMI, WM Bank and NFSB have duly filed with the Director (or his predecessor), the FDIC and the OTS, in correct form, the monthly, quarterly, semi-annual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1991. WMI, WM Bank and NFSB have previously delivered or made available to Olympus accurate and complete copies of such reports. WMI and WM Bank have each timely filed all reports required to be filed by each of them pursuant to





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the Securities Exchange Act and the rules and regulations promulgated thereunder. WMI, WM Bank and NFSB have previously delivered or made available to Olympus an accurate and complete copy of each (i) offering circular, definitive proxy statement filed by each of them since January 1, 1991 with the FDIC or the SEC, and (ii) communication (other than general advertising materials) mailed by each of them to its stockholders since January 1, 1991 and no such offering circular, proxy statement or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   5.13 Disclosure. To the knowledge of WMI and WM Bank, no representation or warranty of WMI, WM Bank or NFSB contained in this Agreement, and no statement contained in the Disclosure Schedules delivered by WMI, WM Bank or NFSB, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it was made, not misleading.

   5.14 CRA Compliance. Each of WM Bank and NFSB is in substantial compliance with the applicable provisions of CRA. Neither WM Bank nor NFSB has been advised of the existence of any fact or circumstance or set of circumstances which, if true, would cause WM Bank or NFSB to fail to be in substantial compliance with such provisions or to have its current rating (if any) lowered.

   5.15 Agreements With Bank Regulators. Neither WMI, WM Bank nor NFSB has been a party to or has been subject to any written order, decree, agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been a recipient of any extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither WMI, WM Bank nor NFSB has been advised by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

   5.16   Compliance With Applicable Law.

   (a) WMI and each WMI Subsidiary holds all Permits necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and WMI and each WMI Subsidiary are in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on WMI.

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   (b)   Except as set forth on Disclosure Schedule 5.16(b), each of WMSB
(prior to the Restructure Time), WMI and each WMI Subsidiary is and since June 30, 1991 has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which has not and will not have in the aggregate a Material Adverse Effect on WMSB (prior to the Restructure Time) or on WMI (after the Restructure Time).

  6. Covenants of the Parties.

   6.1 Conduct of the Business of Olympus. During the period from the Original Agreement Date to the Effective Time, Olympus has conducted and will conduct the business of Olympus and any Olympus Subsidiary and has engaged and will engage in transactions only in the ordinary course and consistent with past practice and with prudent banking practice, except with the written consent of WMI (which will not be unreasonably withheld, delayed or conditioned). During such period, Olympus and Olympus Bank have used or will use their best efforts to (x) preserve the business organizations of Olympus and each Olympus Subsidiary intact, (y) keep available to them and to WMI the present services of the employees of Olympus and each Olympus Subsidiary, and
(z) preserve for themselves and for WMI the goodwill of the customers of Olympus and Olympus Bank and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, Olympus agrees that from the date hereof to the Effective Time, except as otherwise consented to or approved by WMI in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law (in which case Olympus or Olympus Bank shall notify WMSB in writing), Olympus will not, and will not cause or permit any Olympus Subsidiary to:

   (a) change any provisions of its Articles or bylaws or any similar governing documents of Olympus or any Olympus Subsidiary;

   (b) change the number of shares of its authorized or issued capital stock (other than issuance of stock as a result of the exercise of options issued as of the Original Agreement Date and described on Disclosure Schedule 4.2 or as a result of the exercise of options pursuant to the Option) or issue, grant or amend any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Olympus or any Olympus Subsidiary, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Olympus or any Olympus Subsidiary, or redeem or otherwise acquire any shares of such capital stock, it being understood that the restrictions in this
Section 6.1(b) shall not
apply to the amendment to Olympus's stock option plan contemplated by Section 1(d)(ii) and to any transaction solely between Olympus and a Olympus Subsidiary;

   (c) except pursuant to agreements disclosed on Disclosure Schedule 4.13(a)(i), grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors;

   (d) make any capital expenditures in excess of (i) $40,000 per project or related series of projects or (ii) $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and the expenditures necessary to furnish and equip the two in-store branches referred to in subsection (e) below herein;

   (e) make application for the opening of any, or open any, new branches except for the two in-store branches Olympus Bank currently intends to open in Dan's grocery stores located in Park City and in the general vicinity of 39th So. and Wasatch Boulevard in Salt Lake City (the "Proposed Branches");

   (f) make application for the relocation or closing of any, or relocate or close any, branches;

   (g) change in any material manner its lending or pricing policies or approval policies for making loans, its investment policies, its asset/liability management policies or any other material banking policies;

   (h) make any loan or issue a commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice at rates not less than prevailing market rates or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons;

   (i) acquire assets other than those necessary in the conduct of its business in the ordinary course (except in connection with the Proposed Branches);

   (j) sell, transfer, assign, encumber or otherwise dispose of assets other than has been customary in its ordinary course of business;

   (k) enter into or amend or terminate any long-term (one-year or more) contracts (including real property leases) (except in connection with the Proposed Branches, except for contracts of deposit at Olympus Bank not otherwise restricted under this Agreement which are in the ordinary course of business consistent with past practice and not in excess of prevailing market rates and except for agreements for Olympus Bank to lend money not otherwise restricted under this Agreement which are in the ordinary course of business consistent with past practice and provide for not less than prevailing market rates of interest);

   (l) enter into or amend any contract (other than contracts for deposits at Olympus Bank or agreements for Olympus Bank to lend money not otherwise restricted under this Agreement) that calls for the payment by Olympus of $25,000 or more after the date of this Agreement (a "Material Contract") that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination except in connection with the Proposed Branches;

   (m) engage or participate in any material transaction or incur or sustain any material obligation except for transactions otherwise permitted under this
Section 6.1 which are in the ordinary course of business consistent with past practices and which are of similar kinds and involve similar amounts;

   (n) make any contributions to the Employee Stock Bonus Plan or any other Benefit Plans except in such amounts and at such times as consistent with past practice;

   (o) increase the number of full time equivalent employees of Olympus from June 30, 1994, except for reasonable staffing for the Proposed Branches;

   (p) except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by WMSB (which approval shall not be unreasonably withheld, delayed or conditioned), foreclose upon or otherwise acquire (whether by deed in lieu of foreclosure or otherwise) any real property (other than 1-to-4 family residential properties in the ordinary course of business); or

   (q)   agree to do any of the foregoing.

  During the period from the Original Agreement Date to the date of this Agreement, Olympus did not do, and did not cause or permit any Olympus Subsidiary to do, any of the foregoing.

   6.2 No Solicitation. Neither Olympus, Olympus Bank nor any of their directors, officers, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or (except to the extent that the directors of Olympus in their good faith judgment after receipt of advice of counsel determine that such response is reasonably required in order to discharge their fiduciary duties) hold discussions or negotiations with, or provide any information to, any person, entity or group other than WM Bank or WMI concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving

Olympus, any division or any Olympus Subsidiary, and none of the foregoing has taken any such action since the Original Agreement Date. Olympus and Olympus Bank will promptly communicate to WMI the terms of any proposal that it may receive in respect of any such transaction. Notwithstanding the foregoing two sentences, if the board of directors of Olympus receives an unsolicited offer or inquiry with respect to such a transaction, the board may respond to such offer if the board determines in its good faith judgment (after receiving advice of counsel) that such response is reasonably required in order to discharge its fiduciary duties.

   6.3   Current Information.

   (a) Subsequent to the Original Agreement Date, Olympus and WM Bank each designated an individual acceptable to the other party (a "Designated Representative" and, together, the "Designated Representatives") to be the primary point of contact between the parties. From the date hereof, the Designated Representative of WM Bank shall be the Designated Representative of WMI (the "WMI Designated Representative"). During the period from the date of their designation to the Effective Time, the Designated Representatives or their representatives have conferred and shall confer on a regular basis so that WM Bank and WMI are kept advised as to the general status of the ongoing operations of Olympus and Olympus Bank. Without limiting the foregoing, Olympus and Olympus Bank have conferred and agree to confer with the WMI Designated Representative regarding any proposed significant changes to Olympus Bank's asset/liability management policies and objectives. Olympus and Olympus Bank will promptly notify the WMI Designated Representative or his or her representatives of any material change in the normal course of business or in the operation of the properties of Olympus or Olympus Bank or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any litigation involving Olympus or Olympus Bank, and have kept and will keep the WMI Designated Representative or his or her representatives fully informed of such events and the progress of any already existing litigation. Olympus and Olympus Bank agree not to settle the class action lawsuit captioned Richard Madsen vs. Prudential Federal Savings and Loan Association, Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 226073, filed February 1975 without the approval of WMI (which approval will not be unreasonably withheld, delayed or conditioned).

   (b) WMI shall immediately notify the Olympus Designated Representative if it appears that there has occurred any change in its financial or other condition or any other event that will or may affect WMI's ability to complete the Merger or have a Material Adverse Effect on WMI.

   6.4   Access to Properties and Records; Confidentiality.

   (a) Each of Olympus and Olympus Bank has permitted WM Bank and shall permit WMI reasonable access to its properties, and has disclosed and made available to WM Bank and shall disclose and make available to WMI all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of Olympus and any Olympus Subsidiary, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which WM Bank or WMI may have a reasonable interest, including without limitation, all commercial and commercial real estate loan files in each case during normal business hours and upon reasonable notice. Olympus and Olympus Bank shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of Olympus or any Olympus Subsidiary or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

   (b) All information furnished by Olympus or any Olympus Subsidiary to WM Bank or WMI or the representatives or affiliates of either pursuant to, or in any negotiation in connection with, this Agreement or the Original Agreement shall be treated as the sole property of Olympus or any Olympus Subsidiary until consummation of the Merger and, if the Merger shall not occur, WM Bank, WMI and their affiliates, agents and advisers shall return to Olympus or any Olympus Subsidiary, as appropriate, all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) WM Bank or WMI can establish by convincing evidence was already in its possession (subject to no obligations of confidentiality) prior to the disclosure thereof by Olympus or such Olympus Subsidiary; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by WMI or WM Bank or by the directors, officers or employees or agents of either; or (z) was disclosed to WMI or WM Bank, or to the directors, officers or employees of either, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, federal banking laws, or pursuant to an order of a court of competent jurisdiction.

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   6.5   Reports.

   (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the Original Agreement Date (other than the last quarter of any fiscal year), Olympus has delivered or will deliver to WM Bank or WMI its quarterly report on Form 10-Q, as filed under the Securities Exchange Act. As soon as reasonably available but in no event more than 120 days after the end of each fiscal year ending after the Original Agreement Date, Olympus will deliver to WMI its annual report on Form 10-K, as filed under the Securities Exchange Act.

   (b) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the Original Agreement Date and prior to the date of this Agreement (other than the last quarter of any fiscal year), WM Bank delivered to Olympus its quarterly report on Form F-4 as filed with the FDIC. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the Original Agreement Date (other than the last quarter of any fiscal year), WMI will deliver to Olympus its quarterly report on Form 10-Q, as filed under the Securities Exchange Act. As soon as reasonably available, but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, WMI will deliver to Olympus its annual report on Form 10-K as filed under the Securities Exchange Act.

   6.6   Regulatory Matters.

   (a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, the FDIC, the OTS, the Justice Department, other regulatory authorities, or the holders of capital stock. WMI and Olympus shall each have the right to review reasonably in advance all information relating to WMI or Olympus, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

   (b) WMI and Olympus shall furnish each other with all reasonable information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Prospectus/Proxy Statement, or any other statement or application made by or on behalf of WMI or Olympus, or any of their respective subsidiaries to any governmental body in connection with the Merger and the

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other transactions, applications or filings contemplated by this Agreement.

   (c) WMI and Olympus will promptly furnish each other with copies of written communications received by WMI or Olympus or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

   6.7 Approval of Olympus Stockholders. Olympus will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on this Agreement and the transactions contemplated hereby and with the consent of WMI (which consent shall not be unreasonably withheld, delayed or conditioned), for such other purposes as may be necessary or desirable, (b) include in the Proxy Statement the recommendation of Olympus's Board of Directors that the stockholders approve this Agreement and the other transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, (c) cooperate and consult with WMI with respect to each of the foregoing matters, and (d) use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by Olympus stockholders of this Agreement and the transactions contemplated hereby, except, in each case, where the directors of Olympus determine in their good faith judgment (after receiving advice of counsel) that they are required to do otherwise in order to discharge their fiduciary duties.

   6.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case of any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary action, subject to the terms and conditions of this Agreement.

   6.9   Disclosure Supplements.

   (a) As soon as practicable after the end of each calendar quarter ending after the Original Agreement Date and prior to the date hereof, Olympus and Olympus Bank have promptly supplemented or amended the Disclosure Schedules delivered in connection with the Original Agreement with respect to any matter thereafter arising which, if existing, occurring or known at the Original Agreement Date would have been required to be set forth or described in such Schedules or which was necessary to correct any information in such Schedules rendered inaccurate thereby. As soon as practicable after the end of each calendar quarter ending after the date hereof, at such other times as WMI may reasonably request

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and at least five business days prior to Closing, Olympus and Olympus Bank will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, no supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions hereinafter set forth in Section 7.2 or the compliance by Olympus or Olympus Bank with the covenants set forth in Section 6 hereof, nor shall the delivery of any such supplement or amendment in and of itself be deemed to constitute an admission by Olympus of any omission from, or any incorrectness or inaccuracy of, any information previously delivered pursuant hereto.

   (b) As soon as practicable after the end of each calendar quarter ending after the Original Agreement Date and prior to the date hereof, WM Bank and NFSB have promptly supplemented or amended the Disclosure Schedules delivered in connection with the Original Agreement with respect to any matter thereafter arising which, if existing, occurring or known at the Original Agreement Date would have been required to be set forth or described in such Schedules or which was necessary to correct any information in such Schedules rendered inaccurate thereby. As soon as practicable after the end of each calendar quarter ending after the date hereof, at such other times as Olympus may reasonably request and at least five business days prior to Closing, WMI and NFSB will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, no supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions hereinafter set forth in Section 7.3 or the compliance by WMI, WM Bank or NFSB with the covenants set forth in Section 6 hereof.

   6.10 Public Announcements. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law.

   6.11 Failure to Fulfill Conditions. In the event that WMI or Olympus determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to June 30, 1995 and that it will not waive that condition, it will promptly notify the other party.

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   6.12 Assignment of Contract Rights.  Olympus and Olympus Bank shall obtain any consents, waivers or revisions necessary to allow WMI or NFSB to accede to all of the rights of Olympus, or Olympus Bank as the case may be, under all existing real property and personal property leases, licenses and other contracts, including without limitation loan servicing contracts, which WMI wishes to have continue in effect after the Effective Time without incurring substantial costs in connection therewith. WMI will offer its reasonable cooperation with Olympus and Olympus Bank in obtaining such consents, waivers and revisions, it being understood that the obligation to obtain such consents, waivers and revisions shall nevertheless be the obligation of Olympus and Olympus Bank.

   6.13 Employees; Employee Benefit Plans.

   (a) Except as otherwise provided herein, all employees of Olympus and any Olympus Subsidiary as of the Effective Time will at least temporarily continue as employees of NFSB after the Effective Time.

   (b) WMI or NFSB will provide severance payments to employees of Olympus and any Olympus Subsidiary whose employment is terminated without cause by WMI or NFSB within one year after the Effective Date in the amount set forth below. Such payments shall be paid on the first regular pay date following the date that any termination is effective. Such severance payments shall be computed as follows:

   Non-officer:  1/2 month per year of service; maximum 3 months total pay.

   Officer (as set out on Disclosure Schedule 6.13(b)):  two weeks per year of service; maximum 6 months total pay.

  As used above in this Section 6.13(b), the term "year of service" shall mean a full year of service, except that any person having at least six months of service shall be deemed to have one full year of service (it being understood, for example, that a person with eighteen months shall be treated as only having one year). In computing such severance payments for regular part-time employees, their per month compensation shall be based on one-twelfth of the actual number of hours worked by any such employee in 1994. Olympus or Olympus Subsidiary employees who are terminated "for cause" shall receive no severance payments.

  As used in this Section 6.13(b) "termination" shall occur when WMI or NFSB gives an employee a notice of termination.

  As used in this Section 6.13(b), termination "for cause" shall mean termination because (i) the employee engages in abusive use of alcohol or other drugs on a continuing or recurring basis, (ii) the employee is convicted of a crime (other than a traffic violation), or (iii) WMI or NFSB determines in good faith that the employee has engaged in dishonesty, fraud, destruction or theft of WMI or NFSB property, physical attack resulting in injury to a fellow employee, willful malfeasance or gross negligence in the performance of his or her duties, or misconduct materially injurious to WMI or NFSB. WMI shall interpret and administer the term "for cause" consistently with its application for similarly situated WM Bank employees under the WM Bank severance plan.

   (c) All employees of Olympus or the Olympus Subsidiaries who continue as employees of WMI, NFSB or any other subsidiary of WMI shall receive service credit for employment at Olympus and any Olympus Subsidiary for purpose of meeting all eligibility and vesting requirements for vesting in all WMI retirement plans; provided that such persons are continually employed by WMI, NFSB or any other subsidiary of WMI on a date that is no later than 12 months and one day after the Effective Time. Employees who receive such service credit shall be considered for eligibility under the WMI retirement plans effective as of the Effective Time. Prior to enrollment in the WMI retirement plans, employees of Olympus shall either (i) be covered by the existing Olympus retirement plans or (ii) in the event of termination of employment with WMI or WMI Subsidiaries prior to enrollment in the WMI retirement plans, then such employees shall receive an additional after tax payment substantially equivalent to the benefits that would have been accrued under the Olympus retirement plans (as reasonably determined by WMI), without regard to the service requirements for active participation, and based on compensation earned from the Effective Time until termination of employment.

   (d) With the consultation and approval of WMI, Olympus shall take all necessary and appropriate action to amend the Olympus Stock Bonus Plan to (i) eliminate new participant loans, or any extension or renewal of existing loans, and (ii) eliminate salary deferral elections after the Effective Time. Olympus shall not amend the Olympus Stock Bonus Plan or otherwise authorize any action to terminate such plan or to provide distributions therefrom that are not permitted or required under the terms thereof on July 15, 1994.

   (e) To the extent permissible under the Code and ERISA, and with the consultation and approval of WMI, Olympus shall take all necessary and appropriate action to amend the Olympus money purchase pension plan, effective as of the Effective Time, and provide the notices required under Section 204(h) of ERISA, so that participants do not accrue benefits thereunder after the Effective Time. Notwithstanding the foregoing, if any portion of the money purchase pension plan is invested in the common stock of Olympus, Olympus shall not terminate the plan.

   (f) Prior to the Effective Time, Olympus and the Olympus Subsidiaries shall take all necessary and appropriate action to amend or terminate any Benefit Plan or other arrangement of Olympus or the Olympus Subsidiaries so that no individual can or will receive an "excess parachute payment," as defined in Section

280G(b)(1) of the Code, as a result of the Closing or any change described in
Section 280G(b)(2)(A)(i) of the Code.

   (g) Prior to the Effective Time, Olympus and the Olympus Subsidiaries shall amend or terminate, as appropriate, any Benefit Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) so that no participant, beneficiary or dependent is entitled to benefits or continuing coverage thereunder after such participant's termination of employment, except for (i) continuing coverage required under COBRA; (ii) the retired life reserve arrangement disclosed on Disclosure Schedule 4.13(e)(viii); and (iii) medical coverage currently in place for John Adams, Brent Shaw and Joan Wagner.

   (h) Effective as of the Effective Time, all employees of Olympus or the Olympus Subsidiaries shall, at the option of WMI, either continue to participate in the Benefit Plans that are employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) or "cafeteria plans" (within the meaning of Section 125 of the Code) and are in effect immediately prior to the Effective Time or become participants in similar WMI employee benefit plans, practices and policies (the "WMI Welfare Benefit Plans") on the same terms and conditions as similarly situated employees of WMI or its subsidiaries. If any of the employees of Olympus or the Olympus Subsidiaries shall become eligible to participate in any WMI Welfare Benefit Plans that provide medical, hospitalization or dental benefits, WMI and NFSB shall waive any pre-existing condition exclusions and actively at work requirements (but shall not waive general requirements of formal employment with WMI or NFSB).

   (i) All vacation accrued and not used by employees of Olympus and the Olympus Subsidiaries prior to the Effective Time shall be maintained by WMI or NFSB after the Effective Time; provided, however, that such vacation shall accrue at the same rate as for similarly situated WM Bank employees (counting service credit earned prior to the Effective Time.) Up to 5 days of sick leave or short-term disability accrued by employees of Olympus and the Olympus Subsidiaries prior to the Effective Time shall be maintained by WMI after the Effective Time.

   6.14 Indemnification of Olympus Directors and Officers.

   (a) WMI and NFSB will use all reasonable efforts, in cooperation with Olympus and Olympus Bank to arrange for insurance coverage (with at least as much dollar coverage as Olympus' and Olympus Bank's directors and officers have under their current policy) for prior acts for all current and former directors and officers of Olympus and Olympus Bank, provided that such coverage must be available from normal carriers at a reasonable cost in light of the cost of similar policies under similar circumstances. Subject to the foregoing, it is contemplated that Olympus and Olympus Bank will purchase "tail" coverage to cover the first 6 months following the Effective Date, and WMI and NFSB will purchase

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"prior acts" coverage for subsequent periods.  WMI and NFSB shall not cancel such prior acts coverage for 3 years after the Effective Date.

   (b) From and after the Effective Time, WMI will, to the extent permitted by then applicable law, indemnify current and former directors and officers of Olympus (each an "Indemnified Party") as though they had been directors and/or officers of WMI, for acts or omissions occurring prior to, and including, the Effective Time.

  Any Indemnified Party wishing to claim indemnification under this provision shall, upon learning of any claim, action, suit, proceeding or investigation (hereinafter a "Claim"), promptly notify WMI thereof. WMI shall have the right to assume the defense of any such Claim and upon so doing shall not thereafter be liable to such Indemnified Party for any expenses, of other counsel or otherwise, subsequently incurred by such Indemnified Party in connection with such Claim. If WMI elects not to assume such defense, or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between WMI and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him and WMI will pay all reasonable fees and expenses of such counsel incurred in defending the Claim; provided, however, that (i) in the event that more than one Indemnified Party is involved in the same Claim, WMI shall not be obligated to pay for more than one firm of counsel for all Indemnified Parties in any one jurisdiction (unless counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of the Claim, and (iii) WMI shall not be liable for any settlement effected without its prior written consent. If, upon the conclusion of the proceedings in any Claim, it is determined by WMI that the Indemnified Party was not entitled to such indemnification, such party shall be required to reimburse WMI for all cost expended in defending such Indemnified Party.

   (c) This Section 6.14 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on WMI and its successors and assigns.

   6.15 Stock Option Plans. Except as contemplated by Section 1(d)(iii) of this Agreement, Olympus shall cause the Stock Option Plan committee to not allow any Optionee to receive cash, property or other consideration (other than shares received upon exercise of an option) in exchange for the surrender of any options. Nothing in this Section 6.15 shall prevent an Option holder from exercising his options prior to Closing, provided that any exercise and any subsequent sale, transfer, pledge or other disposition of the shares shall be in compliance with applicable requirements of the Securities and Exchange Commission's ASR 135 and Section 1(h) hereof.

   6.16 Post-Closing Financial Statements. WMI agrees to use all reasonable efforts to file an 8-K with the SEC within 20 calendar days after the end of the first full calendar month deemed by Deloitte & Touche to satisfy the requirement of ASR 135 with respect to the time period required for post-Merger financial results following the Effective Time (except if such month is the last month of a calendar quarter), which 8-K shall include financial results covering at least 30 days of post-merger combined operations of WMI and Olympus in accordance with ASR 135.

   6.17 Consulting and Noncompetition Agreement. At or prior to Closing, WMI shall enter into a consulting agreement with Blaine Huntsman substantially in the form of Exhibit D hereto which agreement shall provide that Mr. Huntsman will be a consultant to WMI for a period of 18 months from and after the Effective Time, that Mr. Huntsman will receive $225,000 over such period (payments to be monthly), that he shall advise WMI generally in regard to its Utah operations and shall perform such other functions as reasonably requested by the President and CEO of WMI, that during the term of the consulting agreement, he shall not work for or serve any other financial institution as an employee, officer, director, consultant or advisor, that he shall have reasonable access to office space and secretarial support and that he shall be entitled to no employee benefits.

   6.18 Post-Merger Actions. Following the Merger, neither WMI nor any of its affiliates shall take any action which will adversely affect the tax treatment of the transaction to the shareholders of Olympus including, without limitation failing to continue at least one significant historic business line of Olympus Bank or to use at least a significant portion of Olympus Bank's historic assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

   6.19 Current Public Information. WMI shall continue to satisfy the current public information requirements of Rules 144 and 145 of the SEC with respect to the WMI Common Stock, and to provide affiliates of Olympus with such information as they may reasonably require and to otherwise cooperate with them to facilitate sales of WMI Common Stock in compliance with Rules 144 and 145 of the SEC.

  7. Closing Conditions.

   7.1 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

   (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Olympus.





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   (b)   All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods in respect thereof shall have expired.

   (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

   (d) Tax Ruling or Opinion. An opinion shall be obtained from Foster Pepper & Shefelman in a form reasonably satisfactory to WMI and Olympus with respect to federal income tax laws substantially to the effect that:

      (i) The Merger will qualify as a "reorganization" under Section 368(a) of the Code.

      (ii) No gain or loss will be recognized by Olympus or WMI by reason of the Merger.

      (iii) No gain or loss will be recognized by a stockholder of Olympus who, pursuant to the Agreement, exchanges shares of Olympus Common Stock solely for shares of WMI Common Stock.

      (iv) Subject to the provisions of Section 302 of the Code, gain or loss will be recognized with respect to each shareholder of Olympus who holds shares of Olympus Common Stock and who, pursuant to the exercise of dissenter rights, exchanges such shares solely for cash.

      (v) The payment of cash to a Olympus shareholder in lieu of a fractional share of WMI Common Stock will be treated as a distribution in redemption of the fractional share interest, such shareholder will be taxed on the cash received in accordance with the provisions and limitations of Section 302 of the Code and, in general, such distribution in redemption will be treated as a payment in exchange for such fractional share interest.

      (vi) The aggregate basis of the WMI Common Stock received by a Olympus stockholder who exchanges Olympus Common Stock for WMI Common Stock will be the same as the aggregate basis of the Olympus Common stock surrendered in exchange therefor (reduced by the basis allocable to any fractional share for which cash is received).

      (vii) The holding period of the WMI Common Stock received by a Olympus stockholder will include the period during which the Olympus Common Stock surrendered in exchange therefore was held (if such Olympus Common Stock was held by such Olympus stockholder as a capital asset at the Effective Time).

      (viii) Gain or loss recognized in exchange for a fractional share or by Olympus Shareholders if Olympus Common Stock is converted into cash by exercise of dissenter rights generally will be capital gain or loss if the shares of Olympus Common Stock were held by the Olympus Shareholder as a capital asset. For such shareholders, if the shares had been held for more than one year, the gain or loss will be long-term capital gain or loss. Whether or not the character of any taxable gain or loss is material to a Olympus Shareholder depends upon the particular circumstances of the shareholder.

  Appropriate modifications to the opinion shall be made in the event that WMI elects to pay a portion of the Merger Consideration in cash pursuant to Section 1(c)(iii); provided that no such modification shall affect the opinion under
(i) or (ii) above or under (iii) above to the extent a stockholder receives WMI Common Stock pursuant to the Merger.

   (e)  Antitrust Law.  Any applicable pre-merger notification provisions of
Section 7A of the Clayton Act shall have been complied with by the parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable other than Section 18(c) of the Federal Deposit Insurance Act and rules and regulations in connection therewith. There shall be no pending or threatened proceedings under any applicable antitrust law of the State of Washington.

   (f) Securities Laws. The shares of WMI Common Stock to be issued to the stockholders of Olympus in exchange for their shares shall be exempt or shall have been qualified or registered for offering and sale under the federal securities law and the state securities or Blue Sky laws of each jurisdiction in which stockholders of Olympus reside, and no order suspending the sale of such shares of WMI Common Stock in any such jurisdiction shall have been issued prior to the Effective Time and no proceedings for that purpose shall have been instituted or shall be contemplated; provided, that WMI shall not have been obligated to execute or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. As soon as reasonably practicable, Olympus shall advise WMI of each jurisdiction in which stockholders of Olympus reside.

   7.2 Conditions to the Obligations of WMI under this Agreement. The obligations of WMI under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by WMI.

   (a) Each of the obligations or covenants of Olympus and the Olympus Subsidiaries required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and each of the representations and warranties of Olympus and the Olympus Subsidiaries contained in this Agreement shall be true and correct as of the Original Agreement Date and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date), except where the failure of such representations to be true and correct or the failure of Olympus or any Olympus Subsidiary to have performed the obligations and covenants as required by Section 6 hereof, shall not in the aggregate have had a negative economic effect of $500,000 or more on Olympus and the Olympus Subsidiaries or will, when adjusted to their present value, have such an effect on WMI; provided, however, that the representations and covenants contained in Sections 6.1(a), 6.1(b) and 6.2 shall not be subject to the foregoing materiality exception and must be fully complied with.

   (b) Any consents, waivers, clearances, approvals and authorizations of regulatory or governmental bodies that are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none of such consents, waivers, clearances, approvals or authorizations shall contain any term or condition that (i) is a term or condition that has not heretofore been normally imposed in such transactions and which would have a Material Adverse Effect on Olympus or WMI, or (ii) would require WMI to contribute additional capital to NFSB other than to increase the leverage capital ratio of NFSB (as defined in 12 C.F.R. Part 567 as proposed or adopted by the OTS) to a level no higher than 5.0 percent (as adjusted to account for the Merger). It is hereby agreed that any term or condition contained in any previous approval granted to WMSB for a merger or acquisition transaction shall be deemed a "normal" condition for purposes of this Section 7.2(b). For purposes of Section 8 hereof, any "approval" which contains any of the foregoing unacceptable terms or conditions shall be deemed to be a regulatory "denial."

   (c) WMI shall have received an opinion, dated the date of the Closing, from Kimball, Parr, Waddoups, Brown & Gee, counsel to Olympus, substantially to the effect set forth in Exhibit E hereto.

   (d) Since the date of this Agreement there shall have been no material adverse change in the overall financial condition, businesses or results of operations of Olympus and the Olympus Subsidiaries taken as a whole (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof); provided, however, that the following expenses and adjustments shall be excluded in determining whether a material adverse change has occurred: (i) fees and expenses relating to the consummation of the transactions contemplated hereby, (ii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby, and (iii) costs and expenses related to any transactions of the type set forth in

Section 6.1 undertaken by Olympus with the prior written consent of WMI or WM Bank (including without limitation, the opening of the Proposed Branches).

   (e) Olympus shall have obtained at or prior to the Effective Time consents to the assignment of the real property leases for the One Utah Center and Woodlands branches to the successor by merger to Olympus Bank.

   (f) Except as otherwise requested, the directors of Olympus and each Olympus Subsidiary shall have resigned effective on or prior to the Effective Time.

   (g) Unless WMI elects to pay a portion of the Merger Consideration in the form of cash pursuant to Section 1(c)(iii) hereof, WMI shall have received an opinion in form reasonably satisfactory to it from Deloitte & Touche that the Merger shall qualify for pooling of interests accounting treatment or, in the event it does not so qualify, that neither Olympus, nor its shareholders, directors or officers shall have taken any action (other than actions or events permitted by the Original Agreement or this Agreement) that would disqualify the Merger from being treated as a pooling of interests for accounting purposes.

   (h) Olympus shall have furnished WMI with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as WMSB may reasonably request.

   (i) Dissenters' rights shall not have been preserved by stockholders of Olympus with respect to more than 5 percent of the outstanding shares of Olympus Common Stock, each affiliate of Olympus has delivered to Olympus certificates evidencing all shares of Olympus Common Stock owned by such affiliate as provided in Section 1(h) hereof, and that such affiliate has not voted against the Merger, together with any other assurances, requested by WMI that such affiliates will not have dissenter's rights.

   (j) Olympus shall have delivered to WMI amendments of all indemnification agreements entered into by Olympus (other than the agreement with persons who were directors at Olympus but are no longer directors as of the date of this Agreement) which amendment shall provide that the agreement shall commit WMI to indemnify only to the extent permitted under the laws of the State of Washington.

   7.3 Conditions to the Obligations of Olympus Under This Agreement. The obligations of Olympus and Olympus Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Olympus:

   (a) Each of the obligations of WMI, WM Bank and NFSB required to be performed by them at or prior to the Closing





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
pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

   (b) Each of the representations and warranties of WMI, WM Bank and NFSB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure to be true would not have a Material Adverse Effect on WMI.

   (c) Olympus shall have received an opinion, dated the date of the Closing, from Foster Pepper & Shefelman, counsel to WMI, substantially to the effect set forth in Exhibit F hereto.

   (d) Since the date of this Agreement, there shall have been no material adverse change in the overall financial condition, businesses or results of operations of WMI and its Subsidiaries taken as a whole.

   (e) WMI shall have furnished Olympus with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as Olympus may reasonably request.

   (f) Olympus shall have received an opinion reasonably satisfactory to it from Goldman, Sachs & Co., a financial advisory firm, dated as of the date of the Prospectus/Proxy Statement, as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Olympus pursuant to this Agreement.

   (g) WMI shall have instructed its transfer agent with respect to the issuance of WMI Common Stock to the Olympus stockholders at least two days prior to Closing.

  8. Termination, Amendment and Waiver.

   8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Olympus stockholders:

   (a)   by mutual written consent of all the parties hereto;

   (b) by any party hereto (i) if the Effective Time shall not have occurred on or prior to June 30, 1995 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Effective Time; or (ii) 31 days after the date on which any application for regulatory approval prerequisite to the consummation of the transactions contemplated hereby shall have been denied or withdrawn at the request of the applicable regulatory authority; provided, that, if prior to the expiration of such 31-day period WMI is engaged in litigation or an appeal procedure relating to an attempt to obtain such approval, Olympus may not terminate this Agreement until the earlier of (A) June 30, 1995 and (B) 31 days after the completion of such litigation and appeal procedures, and of any further regulatory or judicial action pursuant thereto, including any further action by a government agency as a result of any judicial remand, order or directive or otherwise; or (iii) 10 days after written certification of the vote of the Olympus's stockholders is delivered to WMI indicating that such stockholders failed to adopt the resolution to approve this Agreement and the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by Section 1(e) hereof;

   (c) by WMI (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of Olympus from that set forth in Olympus's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including changes in regulation), it being understood that any of the matters set forth in Olympus's Disclosure Schedules as of the date of this Agreement or any of the matters described in clauses (i), (ii) or (iii) of Section 7.2(d) are not deemed to be a material adverse change for purposes of this paragraph
(c); (ii) if there shall have been any material breach of any covenant of Olympus hereunder and such breach shall not have been remedied within 45 days after receipt by Olympus of notice in writing from WMI specifying the nature of such breach and requesting that it be remedied; or (iii) any of the events or circumstances described in Section 2(a) or 2(c) of the Option occurs;

   (d) by Olympus (i) if at the time of such termination there shall have been a material adverse change in the consolidated financial condition of WMI from that of WMSB set forth in WMSB's Quarterly Report on Form F-4 for the three-month period ended March 31, 1994 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole), it being understood that any of the matters set forth in WMI's Disclosure Schedules as of the date of this Agreement are not deemed to be a material adverse change for purposes of this paragraph (d); or (ii) if there shall have been any material breach of any covenant of WMI, WM Bank or NFSB hereunder and such breach shall have not been remedied within 45 days after receipt by WMSB of notice in writing from Olympus specifying the nature of such breach and requesting that it be remedied or (iii) if the directors of Olympus, after receiving advice of counsel, determines in their good faith judgment that they are required to do so in order to discharge their fiduciary duties, shall withdraw or modify or





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
resolve to withdraw or modify its recommendation that shareholders vote in favor of the transactions contemplated hereby.

   8.2   Break-Up Fee.

   (a) The parties hereby acknowledge that, in negotiating and executing the Original Agreement, this Agreement and the Option and in taking the steps necessary or appropriate to effect the transactions contemplated hereby, Olympus has incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs, costs of Olympus management and employee time and potential damage to Olympus's business and franchises as a result of the announcement of the pending Merger), will forego discussions with other potential acquirors and will forego various business activities which it would have otherwise undertaken if it remained an independent institution. To compensate Olympus for such costs and to induce it to forego initiating discussions with other potential acquirors, (i) if this Agreement terminates because WMI, WM Bank or NFSB does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section 7.3 is not satisfied and such nonsatisfaction has not been the result of the failure of WMI, WM Bank or NFSB to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement), (ii) if WMI terminates this Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(b) or 8.1(c) or (iii) if Olympus terminates this Agreement pursuant to Section 8.1(d)(ii), then WMI shall pay to Olympus on demand (and in no event more than three days after such demand) in immediately available funds, Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

   (b) The parties hereby acknowledge that, in negotiating and executing the Original Agreement, this Agreement and the Option and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, WMI and WM Bank have incurred and will incur direct and indirect monetary and other costs (including without limitation attorneys' fees and costs and costs of WMI and WM Bank employee and management time) and will forego discussions with respect to other potential acquisitions. To compensate WMI for such costs and to induce it to forego initiating discussions regarding other acquisitions, if
(i) this Agreement terminates because Olympus does not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement (unless a condition set forth in Section 7.3 is not satisfied and such nonsatisfaction has not been the result of the failure of Olympus or Olympus Bank to use all reasonable efforts to consummate this Agreement in accordance with the terms of this Agreement) or any of the events or circumstances described in Section 2(a) or 2(c) of the Option occurs; (ii) Olympus terminates this Agreement for any reason other than the grounds for termination set out in Sections 8.1(a), 8.1(b) or 8.1(d); or
(iii) WMI terminates this Agreement pursuant to Section

8.1(c)(iii), then Olympus shall be obligated to pay WMI on demand (and in no event more than three days after such demand) in immediately available funds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and in addition WMI shall be entitled to receive any benefits under the Option. It is understood and agreed that this Section 8.2(b) does not limit or restrict in any way the events or circumstances upon which WMI may exercise its options under the Option Agreement.

  If (a) each of the conditions set forth in Section 7.1 has been satisfied,
(b) WMI has delivered to Olympus a written waiver of the conditions set forth in Section 7.2 hereof, and (c) Olympus has not yet published its financial statements for the year ended December 31, 1994, then, upon the written request of WMI, Olympus and/or Olympus Bank shall, to the extent (i) permissible under generally accepted accounting principles (in the judgment of Olympus' accountants) and (ii) permissible under applicable federal regulations and not objectionable to Olympus' regulators, reflect the following changes or adjustments on its income statement for the year ended December 31, 1994:


     (i) adjustments to reflect a reduction of the market value of the real property located at 115 South Main Street, Salt Lake City, Utah 84111 below book value;

       (ii) costs and expenses incurred or expected to be incurred in connection with the transactions contemplated hereby; and

      (iii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby.

   8.3 Effect of Termination. In the event of termination of this Agreement by any party, this Agreement shall forthwith become void (other than Section 6.4(b) hereof, which shall remain in full force and effect) and, except as and to the extent provided in Section 8.2, there shall be no further liability on the part of any party or its officers or directors except for the liability of WMI, WM Bank and NFSB under Section 6.4(b), it being understood and agreed that termination of this Agreement shall not affect the rights of WMI under the Option Agreement except as and to the extent expressly provided in the Option Agreement.

   8.4 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Olympus, the parties may (a) amend this Agreement (including the Plans of Merger incorporated herein), (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (d) waive





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
compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the Olympus stockholders, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement (or the Plans of Merger) that changes the amount or changes the form of consideration to be delivered to the Olympus stockholders (it being understood that any election by WMSB pursuant to Section 1(c)(iii) does not constitute an amendment or waiver). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

  9.  Miscellaneous.

   9.1 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses unless otherwise specified in this Agreement.

   9.2 Survival. Except for the covenants of Sections 6.4(b), 6.13, 6.14, 6.16, 6.17, 6.18 and 6.19 the respective representations and warranties, covenants and agreements set forth in this Agreement and all Disclosure Schedules shall not survive the Effective Time.

   9.3 Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by registered or certified mail (return receipt requested) or by cable, telecopier, or telex to the respective parties as follows:

     (a)  If to WMI, WM Bank or NFSB, to:

          Washington Mutual, Inc.
          1201 Third Avenue, Suite 1500
          Seattle, Washington 98101
          Attn: Craig E. Tall, Executive Vice President

          With a copy to:

          Foster Pepper & Shefelman
          1111 Third Avenue, Suite 3400
          Seattle, Washington 98101
          Attn: Fay L. Chapman

     (b)  If to Olympus or Olympus Bank, to:

          Olympus Capital Corporation
          115 South Main Street
          Salt Lake City, Utah  84111
          Attn: A. Blaine Huntsman

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          1001 Pennsylvania Avenue N.W., Suite 800
          Washington, D. C.  20004-2505
          Attn: Thomas P. Vartanian

or such other address as shall be furnished in writing by any party to the others in accordance herewith, except that notices of change of address shall only be effective upon receipt.

   9.4 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement (except for Sections 1, 6.13, 6.14, 6.16, 6.17, 6.18 and 6.19, which are intended to benefit third party beneficiaries).

   9.5 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. Except for the Option Agreement, this Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

   9.6 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

   9.7 Governing Law. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Washington as applicable to contracts executed and delivered in Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This Agreement is being delivered in Seattle, Washington.

   9.8 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                         WASHINGTON MUTUAL, INC.


                                         By: /s/ Craig E. Tall
                                             Its Executive Vice President


                                         WASHINGTON MUTUAL BANK


                                         By: /s/ Craig E. Tall
                                             Its Executive Vice President


                                         WASHINGTON MUTUAL FEDERAL SAVINGS BANK


                                         By: /s/ Craig E. Tall
                                             Its Executive Vice President


                                         OLYMPUS CAPITAL CORPORATION


                                         By: /s/ A. Blaine Huntsman
                                             Its Chairman of the Board and
                                                 Chief Executive Officer


                                         OLYMPUS BANK, A FEDERAL SAVINGS BANK


                                         By: /s/ A. Blaine Huntsman
                                             Its Chairman of the Board and
                                                 Chief Executive Officer

                                  Exhibit A-1

                                 PLAN OF MERGER

                        (OLYMPUS WITH AND INTO WM, INC.)


  This Plan of Merger is made by and between Olympus Capital Corporation, a Utah corporation ("Olympus") and Washington Mutual, Inc., a Washington corporation ("WM, Inc.") in connection with the transactions described in an Amended and Restated Agreement for Merger dated January 20, 1995 (the "Merger Agreement") among WM, Inc., Washington Mutual Bank, a Washington chartered stock savings bank ("WM Bank"), Washington Mutual Federal Savings Bank, a federal savings association ("NFSB"), Olympus and Olympus' wholly-owned subsidiary, Olympus Bank, a Federal Savings Bank ("Olympus Bank"). WM Bank and NFSB are wholly-owned subsidiaries of WM, Inc. Capitalized terms not otherwise defined herein shall have the meaning given them in the Merger Agreement. This Plan of Merger, including related documents, is intended to constitute a "Plan
of Reorganization" as that term is used in section 354 of the Code.   Further,
this Merger is intended to constitute a "Reorganization" as defined in section 368(a)(1)(A) of the Code.

  As of the date hereof, Olympus has authorized capital stock of [INSERT
THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_________) shares of common stock, par value $1.00 per share (the "Olympus Common Stock"). As of the date hereof, [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_____________) shares of Olympus Common Stock are issued and outstanding. As of the date hereof, WM, Inc. has authorized capital stock of [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (___________) shares of common stock, no par value (the "WM, Inc. Common Stock"), and [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (__________) shares of preferred stock, of which [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_____________) shares of WM, Inc. Common Stock and [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (___________) shares of WM, Inc. preferred stock are issued and outstanding.

  The boards of directors of Olympus and WM, Inc. have approved this Plan of Merger (the "Plan of Merger") under which Olympus shall be merged with and into WM, Inc. The Plan of Merger has been approved by the shareholders of Olympus.

  Olympus and WM, Inc. hereby agree as follows:

  1. Merger. At and on the Effective Time of the Merger, Olympus shall be merged with and into WM, Inc. in accordance with the terms hereof. WM, Inc. shall be the surviving corporation.

         2. Effective Time. The effective time ("Effective Time") of this Merger shall be the time and date the articles of merger are both (a) filed with the Secretary of State of the State of Washington and (b) delivered to the Division of Corporations and Commercial Code of the State of Utah, or at such later time or date after such filing and delivery as specified in such articles.

         3. Name. The name of the surviving corporation shall continue to be "Washington Mutual, Inc."

         4. Directors and Principal Officers. The directors and the principal officers of WM, Inc. immediately prior to the Effective Time shall continue to serve as directors and principal officers of the surviving corporation after the Effective Time.

         5.      Terms and Conditions of Merger.  At the Effective Time of the
                 Merger:

                 (a) Conversion of Olympus Common Stock. Subject to the provisions below, at the Effective Time, all of the outstanding shares of common stock, par value $1.00 per share, of Olympus ("Olympus Common Stock") shall be converted into the right to receive shares of common stock, no par value per share, of WM, Inc. ("WM, Inc. Common Stock"), as described below. Subject to the provisions hereof, holders of all outstanding shares of Olympus Common Stock will receive per share consideration equal to [INSERT $15.50, BUT IF THE MERGER CONSIDERATION HAS BEEN ADJUSTED PURSUANT TO SECTION 1(C)(V) OF THE AGREEMENT, THEN INSERT ADJUSTED MERGER CONSIDERATION] per share of Olympus Common Stock (the "Merger Consideration"), such consideration to be paid in newly issued shares of WM, Inc. Common Stock. The per share value of WM, Inc. Common Stock for the purpose of paying the Merger Consideration shall be the arithmetic average of the National Market System Closing Price of WM, Inc. Common Stock for the ten (10) trading days immediately preceding the third trading day before the Effective Time (the "Average Price"). The term "National Market System Closing Price" means the price per share of the last sale of WM, Inc. Common Stock reported on the National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The exchange ratio for determining the number of shares of WM, Inc. Common Stock to be issued for each share of Olympus Common Stock (the "Exchange Ratio") shall be $[INSERT DOLLAR AMOUNT OF MERGER CONSIDERATION] divided by the Average Price. Computations of the Average Price and of the Exchange Ratio shall be carried to five decimals and then rounded to three decimals, rounding down if the fourth decimal is four or less or up if it is five or more. Cash will be paid in lieu of fractional shares as provided in Section 5(c) below.

         [If between the date of the Merger Agreement and the Effective Time, the shares of WM, Inc. Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Average Price shall be adjusted accordingly.]

                 (b) WM, Inc. Common Stock. Each share of WM, Inc. Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged and shall continue to be owned by the stockholder thereof.

                 (c) No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of WM, Inc. Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in exchange for any shares of Olympus Common Stock or unexercised options for Olympus Common Stock; no dividend or distribution with respect to WM, Inc. Common Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of WM, Inc. In lieu of such fractional share interests, any holder of Olympus Common Stock or unexercised options for Olympus Common Stock who would otherwise be entitled to a fractional share of WM, Inc. Common Stock will, upon surrender of his certificate or certificates representing Olympus Common Stock outstanding immediately prior to the Effective Time, in the case of holders of Olympus Common Stock, and on the Effective Date, in the case of holders of unexercised options for Olympus Common Stock, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average Price. For the purposes of determining any such fractional share interests, all shares of Olympus Common Stock owned by an Olympus stockholder and all such unexercised options shall be combined so as to calculate the maximum number of whole shares of WM, Inc. Common Stock issuable to such Olympus stockholder.

                 (d) Options to Acquire Olympus Common Stock. Each option to purchase shares of Olympus Common Stock which is outstanding and remains unexercised immeditately prior to the Effective Time shall be deemed to have been exercised at the Effective Time through conversion into that number of shares of WM, Inc. Common Stock equal to the quotient obtained by dividing (i) the Net Option Value by (ii) the Average Price. For purposes of this Section 5(d), with respect to any option to purchase shares of Olympus Common Stock, "Net Option Value" means (x) the aggregate Merger Consideration in respect of shares of Olympus Common Stock issuable upon exercise of such option, less (y) the aggregate exercise price payable upon the exercise of such option, less (z) the aggregate amount of federal, state and local income taxes and other amounts required to be withheld with respect to such exercise.

         6. Method of Effectuation; Exchange of Certificates. Prior to the Effective Time, WM, Inc. shall designate a bank or trust company to act as an exchange agent (the "Exchange Agent") in connection with the Merger. Prior to or at the Effective Time, WM, Inc. shall deposit with the Exchange Agent certificates representing the shares of WM, Inc. Common Stock to be received by shareholders and optionholders of Olympus, together with cash sufficient to pay fractional shares as provided in Section 5(a).

         As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was, at the Effective Time, a holder of record of Olympus Common Stock a letter of transmittal (which shall specify that delivery of certificates which immediately prior to the Effective Time represented outstanding shares of Olympus Common Stock (the "Certificates") shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent) and, for holders of Olympus Common Stock who have not previously delivered Certificates, instructions for effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably requested, the Exchange Agent shall promptly deliver to the person entitled thereto a certificate representing the number of shares of WM, Inc. Common Stock (and cash in lieu of any fractional shares of WM, Inc. Common Stock) such holder is entitled to receive pursuant to this Plan of Merger. All Certificates so surrendered shall be cancelled.
Until so surrendered and exchanged, each Certificate shall, after the Effective Time, be deemed to evidence only the right to receive the number of shares of WM, Inc. Common Stock (and cash in lieu of any fractional shares of WM, Inc. Common Stock) to which such holder is entitled pursuant to Section 5 hereof.

         No dividends or other distributions declared after the Effective Time with respect to shares of WM, Inc. Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Subject to the effect of any applicable escheat laws and unclaimed property laws, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the WM, Inc. Common Stock for which such Certificate was exchangeable.

         If delivery of shares of WM, Inc. Common Stock (and any cash in lieu of fractional shares) is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery that the Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise be in proper form for transfer and that the person requesting such delivery shall have paid any transfer and other taxes required by reason of such delivery to a person other than the registered holder of the surrendered Certificate or shall have established to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         At the Effective Time, the stock transfer books of Olympus shall be closed and there shall be no further registration of transfers of shares of Olympus Common Stock thereafter on the records of Olympus. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the shares of Olympus Common Stock represented thereby immediately prior to the Effective Time except as provided herein.

         No interest shall be paid or accrue on or in respect of any portion of the WM, Inc. Common Stock, or the cash in lieu of fractional shares, to be delivered in exchange for the surrendered Certificates.

         The Exchange Agent shall return to WM, Inc. all shares of WM, Inc. Common Stock and cash not previously paid to Olympus shareholders 90 days following the Effective Time, and thereafter all former shareholders of Olympus shall only be entitled to receive shares of WM, Inc. Common Stock (and any cash in lieu of fractional shares) from WM, Inc. upon proper surrender of their Certificates. Notwithstanding anything to the contrary herein, neither the Exchange Agent nor WM, Inc. shall be liable to a holder of Olympus Common Stock for any amount properly paid to a public official pursuant to any applicable property, escheat or similar laws.

         Notwithstanding anything in this Plan of Merger to the contrary, shares of Olympus Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have voted their shares against the Merger and shall have complied with the provisions of Part 13 of the Utah Revised Business Corporation Act relating to dissenting shareholders shall not, if such Part 13 grants dissenter rights in the Merger transaction, be converted into the right to receive the per share Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under such Part 13, in which case each such share shall thereupon be deemed to have been converted at the Effective Time into the right to receive the per share Merger Consideration, without any interest thereon.

         7. Articles and Bylaws. At and after the Effective Time, the Articles of Incorporation and Bylaws of WM, Inc. as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with law.

         8.      Rights and Duties of the Surviving Corporation.

                 At the Effective Time, Olympus shall be merged with and into WM, Inc., which shall be the surviving corporation and which shall continue to be a Washington corporation. All assets, rights, privileges, powers, franchises and property (real, personal and mixed) of Olympus shall be automatically transferred to and vested in WM, Inc. as the surviving corporation by virtue of the Merger without any deed or other document of transfer. The surviving corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interests and powers were held or enjoyed by WM, Inc. and Olympus, respectively. The surviving corporation shall be responsible for all the liabilities of every kind and description of both WM, Inc. and Olympus immediately prior to the Effective Time, including liabilities for all debts, obligations and contracts of WM, Inc. and Olympus, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either WM, Inc. or Olympus. All rights of creditors and other obligees and all liens on property of either WM, Inc. or Olympus shall be preserved and shall not be released or impaired.

         8. Execution. This Plan of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

         Dated as of _______________, 1995.


                                  Washington Mutual, Inc.


                                  By ___________________________________
                                     __________________, President


                                  By ___________________________________
                                     __________________, Secretary


                                  Olympus Capital Corporation


                                  By ___________________________________
                                     __________________, President


                                  By ___________________________________
                                     __________________, Secretary

                                  Exhibit A-2

                                 PLAN OF MERGER
                          (STOCK AND CASH TRANSACTION)

                        (OLYMPUS WITH AND INTO WM, INC.)


  This Plan of Merger is made by and between Olympus Capital Corporation, a Utah corporation ("Olympus") and Washington Mutual, Inc., a Washington corporation ("WM, Inc.") in connection with the transactions described in an Amended and Restated Agreement for Merger dated January 20, 1995 (the "Merger Agreement") among WM, Inc., Washington Mutual Bank, a Washington chartered stock savings bank ("WM Bank"), Washington Mutual Federal Savings Bank, a federal savings association ("NFSB"), Olympus and Olympus' wholly-owned subsidiary, Olympus Bank, a Federal Savings Bank ("Olympus Bank"). WM Bank and NFSB are wholly-owned subsidiaries of WM, Inc. Capitalized terms not otherwise defined herein shall have the meaning given them in the Merger Agreement. This Plan of Merger, including related documents, is intended to constitute a "Plan of Reorganization" as that term is used in section 354 of the Code. Further, this Merger is intended to constitute a "Reorganization" as defined in section 368(a)(1)(A).

   As of the date hereof, Olympus has authorized capital stock of [INSERT
THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_________) shares of common stock, par value $1.00 per share (the "Olympus Common Stock"). As of the date hereof, [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_____________) shares of Olympus Common Stock are issued and outstanding. As of the date hereof, WM, Inc. has authorized capital stock of [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (___________) shares of common stock, no par value per share (the "WM, Inc. Common Stock"), and [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (__________) shares of preferred stock, of which [INSERT THE NUMBER OF SHARES AS OF THE DATE OF THE MERGER] (_____________) shares of WM, Inc. Common Stock and [INSERT NUMBER AS OF DATE OF MERGER] (___________) shares of WM, Inc. preferred stock are issued and outstanding.

  The boards of directors of Olympus and WM, Inc. have approved this Plan of Merger (the "Plan of Merger") under which Olympus shall be merged with and into WM, Inc. The Plan of Merger has been approved by the shareholders of Olympus.

  Olympus and WM, Inc. hereby agree as follows:

         1. Merger. At and on the Effective Time of the Merger, Olympus shall be merged with and into WM, Inc. in accordance with the terms hereof. WM, Inc. shall be the surviving corporation.

         2. Effective Time. The effective time ("Effective Time") of this Merger shall be the date the articles of merger are both (a) filed with the Secretary of State of the State of Washington and (b) delivered to the Division of Corporations and Commercial Code of the State of Utah, or such later time or date after such filing and delivery as specified in such articles.

         3. Name. The name of the surviving corporation shall continue to be "Washington Mutual, Inc."

         4. Directors and Principal Officers. The directors and the principal officers of WM, Inc. immediately prior to the Effective Time shall continue to serve as directors and principal officers of the surviving corporation after the Effective Time.

         5.      Terms and Conditions of Merger.  At the Effective Time of the
Merger:

                 (a) Conversion of Olympus Common Stock. Subject to the provisions below, at the Effective Time, each of the outstanding shares of common stock, par value $1.00 per share, of Olympus ("Olympus Common Stock") shall be converted into the right to receive shares of common stock, no par value per share, of WM, Inc. ("WM, Inc. Common Stock") or cash, as described below.

                          (i)     Subject to the provisions hereof, holders of
all outstanding shares of Olympus Common Stock will receive per share consideration equal to [INSERT $15.50, BUT IF THE MERGER CONSIDERATION HAS BEEN ADJUSTED PURSUANT TO SECTION 1(C)(V) OF THE AGREEMENT, THEN INSERT THE MERGER CONSIDERATION AS ADJUSTED] per share of Olympus Common Stock (the "Merger Consideration"). ___________ percent (___%) (the "Stock Percentage") of the aggregate Merger Consideration shall be paid in newly issued shares of WM, Inc. Common Stock and __________ percent (___%) shall be paid in cash. The per share value of WM, Inc. Common Stock for the purpose of paying the Merger Consideration shall be the arithmetic average of the National Market System Closing Price of WM, Inc. Common Stock for the ten (10) trading days immediately preceding the third trading day before the Effective Date (the "Average Price"). The term "National Market System Closing Price" means the price per share of the last sale of WM, Inc. Common Stock reported on the National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The exchange ratio for determining the number of shares of WM, Inc. Common Stock to be issued for each share of Olympus Common Stock which is converted into the right to receive WM, Inc. Common Stock (the "Exchange Ratio") shall be [INSERT DOLLAR AMOUNT OF MERGER CONSIDERATION] divided by the Average Price. Computations of the Average Price and of the Exchange Ratio shall be carried to five decimals and then rounded to three decimals, rounding down if the fourth decimal is four or less or up if it is five or more. Cash will be paid in lieu of fractional shares as provided in Section 5(c) below. The determination of whether a share of Olympus Common Stock is to be converted into the right to receive the Merger Consideration in the form of WM, Inc. Common Stock or cash shall be made as provided in Section 5(a)(ii) below.

         [If between the date of the Merger Agreement and the Effective Time, the shares of WM, Inc. Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Average Price shall be adjusted accordingly.]

                     (ii) An election form and other appropriate transmittal materials as WM, Inc. and Olympus shall mutually agree ("Election Form") will be sent twenty-seven (27) days before the anticipated Effective Time or on such other date as WM, Inc. and Olympus shall mutually agree (the "Mailing Date") to each holder of record of Olympus Common Stock as of five (5) business days prior to the Mailing Date permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive only WM, Inc. Common Stock with respect to such holder's Olympus Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive only cash with respect to such holder's Olympus Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election (the "No-Election Shares"). Any shares of Olympus Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as defined below), have submitted to the Exchange Agent (as defined below), an effective, properly completed Election Form shall be deemed to be No-Election Shares.

         The term "Election Deadline", shall mean 5:00 p.m., Pacific Time, on the 20th day following but not including the Mailing Date or such other date as Olympus and WM, Inc. shall mutually agree upon. WM, Inc. shall make an election form available to all persons who become holders of Olympus Common Stock between the date five (5) business days prior to the Mailing Date and the close of business on the day five (5) business days prior to the Election Deadline; provided that Olympus will provide to the Exchange Agent in a timely manner all information necessary to comply with this provision.

         Any election to receive WM, Inc. Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates (or customary affidavits and indemnities regarding the loss thereof) representing all shares of Olympus Common Stock covered thereby. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing Olympus Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         Within five business days after the Election Deadline, the Exchange Agent shall effectuate the allocation among holders of Olympus Common Stock of rights to receive WM, Inc. Common Stock or cash in the Merger in accordance with the Election Forms as follows (provided, however, that in no event shall the Exchange Agent be required to effectuate the allocation prior to the Effective Date):

                 (A) "Stock Limit" shall mean ___________ shares of WM, Inc. Common Stock [INSERT A NUMBER OF SHARES DETERMINED BY (I) MULTIPLYING THE STOCK PERCENTAGE BY THE MERGER CONSIDERATION, (II) MULTIPLYING THAT RESULT BY THE NUMBER OF OLYMPUS COMMON SHARES OUTSTANDING AT THE EFFECTIVE TIME AND (III) DIVIDING THAT RESULT BY THE AVERAGE PRICE.] If the number of shares of WM, Inc. Common Stock that would be issued upon the conversion into WM, Inc. Common Stock of the Stock Election Shares is less than the Stock Limit, then:

                     (I) all Stock Election Shares will be converted into the right to receive WM, Inc. Common Stock;

                     (II) the Exchange Agent will select first from among the holders of No-Election Shares and then (if necessary) from among the holders of Cash Election Shares, by random selection (as described below), a sufficient number of such holders ("Stock Designees") such that the number of shares of WM, Inc. Common Stock that will be issued upon the conversion into WM, Inc. Common Stock of shares of Olympus Common Stock held by the Stock Designees will, when added to the number of shares of WM, Inc. Common Stock that will be issued upon the conversion of the Stock Election Shares, equal as closely as practicable the Stock Limit, and all shares held by the Stock Designees will be converted into the right to receive WM, Inc. Common Stock, and

                    (III) the Cash Election Shares and the No-Election Shares not held by Stock Designees will be converted into the right to receive cash; or

                 (B) If the number of shares of WM, Inc. Common Stock that would be issued upon the conversion into WM, Inc. Common Stock of the Stock Election Shares is greater than the Stock Limit, then:

                      (I) all Cash Election Shares and No-Election Shares will be converted into the right to receive cash,

                     (II) the Exchange Agent will select from among the holders of Stock Election Shares, by random selection (as described below), a sufficient number of such holders to receive cash ("Cash Designees") such that the number of shares of WM, Inc. Common Stock that will be issued upon the conversion of the Stock Election Shares not held by Cash Designees will equal as closely as practicable the Stock Limit, and all shares held by the Cash Designees will be converted into the right to receive cash, and

                    (III) all Stock Election Shares not held by the Cash Designees will be converted into the right to receive WM, Inc. Common Stock; or

                 (C) If the number of shares of WM, Inc. Common Stock that would be issued upon the conversion into WM, Inc. Common Stock of the Stock Election Shares is equal or nearly equal to the Stock Limit, then subparagraphs (A) and (B) above and subparagraph (D) below shall not apply and all Stock Election Shares will be converted into the right to receive WM, Inc. Common Stock and all Cash Election Shares and No-Election Shares will be converted into the right to receive cash; or

                 (D) If the number of shares of WM, Inc. Common Stock that would be issued upon the conversion into WM, Inc. Common Stock of the Stock Election Shares and No-Election Shares would equal or nearly equal the Stock Limit, then subparagraphs (A), (B) and (C) above shall not apply and all Cash Election Shares will be converted into the right to receive cash and all Stock Election Shares and No-Election Shares will be converted into the right to receive WM, Inc. Common Stock.

         The selection process to be used by the Exchange Agent shall consist of such processes as shall be mutually determined by Olympus and WM, Inc. as shall be further described in the Election Form.

                 (b) WM, Inc. Common Stock. Each share of WM, Inc. Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged and shall continue to be owned by the stockholder thereof.

                 (c) No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of WM, Inc. Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in exchange for any shares of Olympus Common Stock; no dividend or distribution with respect to WM, Inc. Common Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of WM, Inc. In lieu of such fractional share interests, any holder of Olympus Common Stock who would otherwise be entitled to a fractional share of WM, Inc. Common Stock will, upon surrender of his certificate or certificates representing Olympus Common Stock outstanding immediately prior to the Effective Time, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average Price. For the purposes of determining any such fractional share interests, all shares of Olympus Common Stock owned by a Olympus stockholder shall be combined so as to calculate the maximum number of whole shares of WM, Inc. Common Stock issuable to such Olympus stockholder.

                   (d) [FOLLOWING PROVISION TO BE ADDED IF THE AMENDMENT DESCRIBED IN SECTION 1(D)(II) OF THE MERGER AGREEMENT IS ADOPTED.] Stock Options. At the Effective Time, the Stock Option Plans shall become separate plans of WM, Inc., and each option shall be automatically converted into a fully vested option to acquire WM, Inc. Common Stock. Each option to acquire Olympus Common Stock shall become an option to acquire the number of shares of WM, Inc. Common Stock determined by multiplying (i) the number of shares of Olympus Common Stock covered by such option by (ii) the Stock Option Exchange Ratio. The Stock Option Exchange Ratio shall be [INSERT THE DOLLAR AMOUNT OF MERGER CONSIDERATION] the Merger Consideration divided by the Average Price. The price at which each option to acquire a share of WM, Inc. Common Stock shall be exercisable shall be determined by dividing (i) the exercise price of the option to acquire Olympus Common Stock by (ii) the Stock Option Exchange Ratio. Calculation of the number of shares and the exercise price shall each be carried out to four decimals and then rounded to two decimals, rounding down if the third decimal is four or less or up if it is five or more. (So that, by way of example, if the Stock Option Exchange Ratio is .50 and a person has an option to acquire 1,000 shares of Olympus Common Stock at $7.00 per share, then at the Effective Time, the option will be converted into an option to acquire 500 shares of WM, Inc. Common Stock at $14.00.)

         6. Method of Effectuation; Exchange of Certificates. Prior to the Effective Time, WM, Inc. shall designate a bank or trust company to act as an exchange and payment agent (the "Exchange Agent") in connection with the Merger. Prior to or at the Effective Time, WM, Inc. shall deposit with the Exchange Agent certificates representing the shares of WM, Inc. Common Stock to be received by shareholders of Olympus, together with cash sufficient to pay the cash percentage of the aggregate Merger Consideration multiplied by the number of outstanding shares of Olympus Common Stock in an interest-bearing account controlled by the Exchange Agent. Upon completion of the allocation procedures described in Section 5(a)(ii) above, WM, Inc. shall, if necessary, deposit with the Exchange Agent any additional shares of WM, Inc. Common Stock in exchange for cash or deposit with the Exchange Agent any additional cash in exchange for WM, Inc. Common Stock, as may be required to effect the conversion of Olympus Common Stock as contemplated hereby.

         As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who did not submit to the Exchange Agent an effective, properly completed and unrevoked Election Form and who was, at the Effective Time, a holder of record of Olympus Common Stock a letter of transmittal (which shall specify that delivery of certificates which immediately prior to the Effective Time represented outstanding shares of Olympus Common Stock (the "Certificates") shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent) and instructions for effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of the Certificates, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably requested, the Exchange Agent shall promptly deliver to the person entitled thereto a certificate representing the number of shares of WM, Inc. Common Stock such holder is entitled to receive pursuant to this Plan of Merger, and the cash portion of the Merger Consideration that such holder is entitled to receive pursuant to this Plan of Merger. All Certificates so surrendered shall be cancelled. Until so surrendered and exchanged, each Certificate shall, after the Effective Time, be deemed to evidence only the right to receive the number of shares of WM, Inc. Common Stock and the amount of cash to which such holder is entitled to pursuant to Section 5 hereof.

         No dividends or other distributions declared after the Effective Time with respect to shares of WM, Inc. Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Subject to the effect of any applicable escheat laws and unclaimed property laws, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the WM, Inc. Common Stock for which such Certificate was exchangeable.

         If delivery of shares of WM, Inc. Common Stock or any cash is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery that the Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise be in proper form for transfer and that the person requesting such delivery shall have paid any transfer and other taxes required by reason of such delivery to a person other than the registered holder of the surrendered Certificate or shall have established to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         At the Effective Time, the stock transfer books of Olympus shall be closed and there shall be no further registration of transfers of shares of Olympus Common Stock thereafter on the records of Olympus. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the shares of Olympus Common Stock represented thereby immediately prior to the Effective Time except as provided herein.

         No interest shall be paid or accrue on or in respect of any portion of the WM, Inc. Common Stock or any cash to be delivered in exchange for the surrendered Certificates.

         The Exchange Agent shall return to WM, Inc. all shares of WM, Inc. Common Stock and cash not previously paid to Olympus shareholders 90 days following the Effective Time, and thereafter all former shareholders of Olympus shall only be entitled to receive shares of WM, Inc. Common Stock and cash from WM, Inc. upon proper surrender of their Certificates. Notwithstanding anything to the contrary herein, neither the Exchange Agent nor WM, Inc. shall be liable to a holder of Olympus Common Stock for any amount properly paid to a public official pursuant to any applicable property, escheat or similar laws.

         Notwithstanding anything in this Plan of Merger to the contrary, shares of Olympus Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have voted their shares against the Merger and shall have complied with the provisions of Part 13 of the Utah Revised Business Corporation Act relating to dissenting shareholders shall not be converted into the right to receive the per share Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under such
Part 13, in which case each such share shall thereupon be deemed to have been converted at the Effective Time into the right to receive the per share Merger Consideration, without any interest thereon.

         7. Articles and Bylaws. At and after the Effective Time, the Articles of Incorporation and Bylaws of WM, Inc. as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with law.

         8.      Rights and Duties of the Surviving Corporation.

                 At the Effective Time, Olympus shall be merged with and into WM, Inc., which shall be the surviving corporation and which shall continue to be a Washington corporation. All assets, rights, privileges, powers, franchises and property (real, personal and mixed) of Olympus shall be automatically transferred to and vested in the surviving corporation by virtue of the Merger without any deed or other document of transfer. The surviving corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interests and powers were held or enjoyed by WM, Inc. and Olympus, respectively. The surviving corporation shall be responsible for all the liabilities of every kind and description of both WM, Inc. and Olympus immediately prior to the Effective Time, including liabilities for all debts, obligations and contracts of WM, Inc. and Olympus, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either WM, Inc. or Olympus. All rights of creditors and other obligees and all liens on property of either WM, Inc. or Olympus shall be preserved and shall not be released or impaired.

         8. Execution. This Plan of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

         Dated as of _______________, 1995.

                                  Washington Mutual, Inc.


                                  By ___________________________________
                                     __________________, President


                                  By ___________________________________
                                     __________________, Secretary


                                  Olympus Capital Corporation


                                  By ___________________________________
                                     __________________, President


                                  By ___________________________________
                                     __________________, Secretary

                                                Appendix B

                          (To be filed by amendment)

                                                                      APPENDIX C
                                                                (CONFORMED COPY)


                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement"), dated as of July 22, 1994, is made by and between Olympus Capital Corporation, a savings and loan holding company organized under the laws of Utah ("Olympus"), and Washington Mutual Savings Bank, a Washington stock savings bank ("WMSB").

         Concurrently with the execution hereof, Olympus, Olympus Savings Bank, a Federal Savings Bank ("Olympus Bank"), WMSB and Washington Mutual Federal Savings Bank, a federal savings association ("NFSB") have executed a certain Agreement for Merger (the "Merger Agreement") which would result in the merger of Olympus with and into WMSB (the "Merger") and the subsequent merger of Olympus Bank with and into NFSB (the "Bank Merger").

         It is understood and acknowledged that by negotiating and executing the Merger Agreement and by taking actions necessary or appropriate to effect the transactions contemplated by the Merger Agreement, WMSB and NFSB have incurred and will incur substantial direct and indirect costs (including without limitation the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

         THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Olympus hereby irrevocably grants an option (the "Option") to WMSB to purchase an aggregate of 306,864 authorized but unissued shares of Olympus' Common Stock, $1.00 par value (the "Common Stock") (which represents 9.9% of total stock issued and outstanding), at a per share price of $13.6125 (the "Option Price"), which was the average closing sales price for the 10 trading days up to and including July 21, 1994 for the Common Stock on the NASDAQ/National Market System.

         2. Exercise of Option. Subject to the provisions of this Section 2 and of Section 14(a) of this Agreement, this Option may be exercised by WMSB or any transferee as set forth in Section 5 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

                 (a) Olympus, Olympus Bank or either of their respective boards of directors enter into an agreement or recommends to their respective shareholders an agreement (other than the Merger Agreement) pursuant to which any entity, person or group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (any of the foregoing hereinafter in this Section 2, a "Person") would: (i) merge or consolidate with, acquire 51 percent (51%) or more of the assets or liabilities of, or enter into any similar transaction with Olympus or Olympus Bank, or (ii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) securities representing ten percent (10%) or more of the voting shares of Olympus or Olympus Bank;

                 (b) any Person (other than NFSB or WMSB and other than any Person owning as of the date hereof ten percent or more of the voting shares of Olympus) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing ten percent (10%) or more of the voting shares of Olympus (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated thereunder); provided, however, notwithstanding the foregoing, the Option shall not be exercisable in the circumstances described above in this subsection (b) if (x) a Person acquires the beneficial ownership of securities representing ten percent (10%) or more but less than 25 percent (25%) of the voting shares of Olympus, (y) such Person files a complete submission in accordance with 12 C.F.R. Section 574.4(e)(1) prior to acquiring beneficial ownership of securities representing ten percent (10%) or more of the voting shares of Olympus, and (z) such submission is accepted or deemed accepted by the Office of Thrift Supervision in accordance with 12 C.F.R. Section 574.4(e)(3), before such Person acquires beneficial ownership of securities representing ten percent (10%) or more of the voting shares of Olympus, that such ownership will not result in control; or

                 (c) failure of the board of directors of Olympus to recommend, or withdrawal by the board of directors of a prior recommendation of, the Merger to the shareholders, or failure of the shareholders to approve the Merger by the required affirmative vote at a meeting of the shareholders, after any Person (other than WMSB or NFSB) announces publicly or communicates, in writing, to Olympus a proposal to (i) acquire Olympus or Olympus Bank (by merger, consolidation, the purchase of 51 percent (51%) or more of its assets or liabilities or any other similar transaction), (ii) purchase or otherwise acquire securities representing 25 percent (25%) or more of the voting shares of Olympus or (iii) change the composition of the board of directors of Olympus.

         It is understood and agreed that the Option shall become exercisable upon the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the boards of Olympus or Olympus Bank complying with their fiduciary duties.

         Notwithstanding the foregoing, the Option may not be exercised if either (A) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (B) at the time of exercise WMSB or NFSB is failing in any material respect to perform or observe its covenants or conditions under the Merger Agreement unless the reason for such failure is that Olympus is failing to perform or observe its covenants or conditions under the Merger Agreement.

         3. Notice, Time and Place of Exercise. Each time that WMSB or any transferee wishes to exercise any portion of the Option, WMSB or such transferee shall give written notice of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date shall be not later than ten (10) business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during such ten-day period, the date for the closing of such exercise shall be within five (5) days following the cessation of such restriction on consummation.

         4. Payment and Delivery of Certificate(s). At any closing for an exercise of the Option or any portion thereof, (a) WMSB and Olympus will each deliver to the other certificates of their respective chief executive officers as to the accuracy, as of the closing date, of their respective representations and warranties hereunder, (b) WMSB or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of Olympus, and (c) Olympus will deliver to WMSB or the transferees a certificate or certificates representing the shares so purchased.

         5. Transferability of the Option and Option Shares. Prior to the time the Option, or a portion thereof, becomes exercisable pursuant to the provisions of Section 2 of this Agreement, neither the Option nor any portion thereof shall be transferable. Upon the occurrence of any of the events or circumstances set forth in Sections 2(a) through (c) above, the Option or any portion thereof or any of the Option Shares may be freely transferred by WMSB, subject to applicable federal and state securities laws.

         For purposes of this Agreement, a merger or consolidation of WMSB (whether or not WMSB is the surviving entity) or an acquisition of WMSB shall not be deemed a transfer.

         6. Representations, Warranties and Covenants of Olympus. Olympus hereby represents, warrants, and covenants to WMSB as follows:

                 (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Olympus,has been duly executed by a duly authorized officer of Olympus and, subject to any necessary amendments to Olympus' articles of incorporation, constitutes a valid and binding obligation of Olympus. No shareholder approval by Olympus shareholders is required by applicable law or otherwise prior to the exercise of the Option in whole or in part.

                 (b) Option Shares. Except for any necessary amendments to its articles of incorporation, Olympus has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof to such time as the obligation to deliver shares hereunder terminates will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion thereof, the Option Shares (subject to adjustment, as provided in Section 9 below), all of which, upon issuance pursuant hereto and after any necessary amendments to Olympus' articles of incorporation, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of Olympus.

                 (c) No Conflicts. Subject to any necessary amendments to Olympus' articles of incorporation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of Olympus or any agreement, instrument, judgment, decree, law, rule or order applicable to Olympus or any subsidiary of Olympus or to which Olympus or any such subsidiary is a party.

                 (d) Notification of Record Date. At any time from and after the date of this Agreement until such time as the Option is no longer exercisable, Olympus shall give WMSB or any transferee thirty (30) days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

         7. Representations, Warranties and Covenants of WMSB. WMSB hereby represents, warrants and covenants to Olympus as follows:

                 (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of WMSB, has been duly executed by a duly authorized officer of WMSB and constitutes a valid and binding obligation of WMSB.

                 (b) Transfers of Common Stock. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

                 (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter documents or bylaws of WMSB or any agreement, instrument, judgment, decree, law, rule or order applicable to WMSB or any subsidiary of WMSB or to which WMSB or any such subsidiary is a party.

         8. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock shall be appropriately adjusted. If prior to the termination or exercise of the Option Olympus shall be acquired by another party, consolidate with or merge into another corporation or liquidate, WMSB or any transferee shall thereafter receive upon exercise of the Option the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger or liquidation, and Olympus shall take such steps in connection with such acquisition, consolidation, merger or liquidation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

         9. Registration Under Applicable Securities Laws. Upon the written request of WMSB or any transferee, Olympus agrees (i) to use all reasonable efforts to effect a registration for WMSB and any transferees under the Securities Act of 1933 (the "Securities Act"), if applicable, any other applicable federal law or regulation and any applicable state securities laws covering any part or all of the Option Shares owned by WMSB or any transferee, no later than one hundred twenty (120) days after WMSB or any transferee requests such registration and (ii) to include any part or all of the Option Shares in any registration filed by Olympus under the Securities Act and any other applicable federal law or regulation and in any related applicable state securities laws, registrations or applications in which such inclusion is appropriate under applicable rules and regulations of the Securities and Exchange Commission, unless, in the written opinion of securities law counsel to Olympus, addressed to WMSB or any transferee, (a) WMSB would be able to dispose of all of the Option Shares owned by it pursuant to Rule 144 or Rule 144A under the Securities Act within three (3) months of such opinion, or (b) registration is not otherwise required for the sale and distribution of such Option Shares. The registration effected under this Section 9 shall be effected at Olympus' expense except for any underwriting commissions, fees and disbursements of WMSB's counsel and other experts and filing fees attributable to Option Shares provided that such fees and expenses to be paid by Olympus shall not exceed $100,000. In connection with registration under this Section 9, the parties agree to indemnify each other in the customary manner, and, in the case of an organized secondary or primary underwritten offering, Olympus agrees to indemnify WMSB or any transferee and the underwriters, and WMSB or any transferee agrees to indemnify Olympus and the underwriters, in the manner and to such extent as is customary in such secondary or primary underwritten offering. In the event of any demand for registration pursuant to clause (i) above, Olympus may delay the filing of such registration statement for a period of up to ninety (90) days if, in the good faith judgment of Olympus' Board of Directors, such delay is necessary in order to avoid interference with a planned material transaction involving Olympus. With respect to any registration pursuant to clause (ii) above, if such registration relates to a firm commitment underwriting of securities to be sold by Olympus, Olympus may decline to include all or any portion of the Option Shares owned by WMSB or any transferee if the inclusion of such shares would, in the judgment of the managing underwriter in such underwriting, materially interfere therewith.





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Olympus may also decline to include any portion of the Option Shares owned by
WMSB or any transferee with respect to any registration pursuant to clauses (i) and (ii) above to the extent necessary to comply with the requirements for required or incidental registration pursuant to Registration Rights Agreements among Olympus and certain investors dated November 10, 1992.

         10. Nonassignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors of each of the undersigned. This Agreement and any right hereunder shall not be assignable by either party except that WMSB may transfer the Option, the Option Shares or any portion thereof in accordance with Section 5. A merger or consolidation of WMSB (whether or not WMSB is the surviving entity) or an acquisition of WMSB shall not be deemed an assignment or transfer.

         11. Regulatory Restrictions. Olympus shall use its best efforts to obtain or to cooperate with WMSB or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by WMSB or any transferee.

         12. Remedies. Olympus agrees that if for any reason WMSB or any transferee shall have exercised its rights under this Agreement and Olympus shall have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action would violate any applicable law or regulation by which Olympus is bound, then WMSB or any transferee shall be entitled to specific performance and injunctive and other equitable relief. WMSB agrees that if it shall fail to perform any of its obligations under this Agreement, then Olympus shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights that Olympus or WMSB or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

         13. No Rights as Stockholder. This Option, prior to the exercise thereof, shall not entitle the holder hereof to any rights as a stockholder of Olympus at law or in equity; specifically this Option shall not entitle the holder to vote on any matter presented to the stockholders of Olympus or to any notice of any meetings of stockholders or any other proceedings of Olympus.

         14.     Miscellaneous.

                 (a) Termination. This Agreement and the Option, to the extent not previously exercised, shall terminate upon the earliest of (i) June 30, 1995; (ii) the mutual agreement of the parties hereto; (iii) thirty-one
(31) days after the date on which any application for regulatory approval for the Merger shall have been denied; provided, however, that if prior to the expiration of such 31-day period, Olympus, WMSB or NFSB is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Merger or the Bank Merger, this Agreement will not terminate until the earlier of (a) June 30, 1995, or (b) thirty-one (31) days after the completion of such litigation and appeal procedure; (iv) the thirtieth (30th) day following the termination of the Merger Agreement for any reason other than a material noncompliance or default by WMSB with respect to its obligations thereunder; or (v) the date of termination of the Merger Agreement if such termination is due to a material noncompliance or default by WMSB with respect to its obligations thereunder; provided, however, that if the Option has been exercised, in whole or in part, prior to the termination of this Agreement, then such exercise shall close pursuant to Section 4 hereof even though such closing date is after the termination of this Agreement; and provided, further, that if the Option is sold prior to the termination of this Agreement, such Option may be exercised by the transferee at any time within thirty-one (31) days after the date of termination even though such exercise and/or the closing of such exercise occurs after the termination of this Agreement.

                 (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                 (c) Severability of Terms. Any provision of this Agreement that is invalid, illegal, or unenforceable shall be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of WMSB or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, WMSB or any transferee may, nevertheless, exercise the Option to the fullest extent permissible.

                 (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by cable, telecopies, or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                 If to Olympus:

                          Olympus Capital Corporation
                          115 South Main Street
                          Salt Lake City, Utah  84111
                          Attention:  A. Blaine Huntsman

                 With copies to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          1001 Pennsylvania Avenue N.W., Suite 800
                          Washington, D. C.  20007-2505
                          Attention:  Thomas P. Vartanian

                 If to WMSB:

                          Washington Mutual Savings Bank
                          1201 Third Avenue, Suite 1500
                          Seattle, Washington  98101
                          Attention:  Craig E. Tall

                 With copies to:

                          Foster Pepper & Shefelman
                          1111 Third Avenue, Suite 3400
                          Seattle, Washington  98101
                          Attention:  Fay L. Chapman

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 (e) Governing Law. This Agreement and the Option, in all respects, including all matters of construction, validity and performance, are governed by the internal laws of the State of Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of law thereof. This Agreement is being delivered in Seattle, Washington.

                 (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 (g) Effects of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         DATED as of the day first written above.


                             OLYMPUS CAPITAL CORPORATION


                             By:  /s/ A. Blaine Huntsman
                                 ----------------------------------------
                                Its  Chairman and CEO
                                    -------------------------------------


                             WASHINGTON MUTUAL SAVINGS BANK


                             By:  /s/ Craig E. Tall
                                 ----------------------------------------
                                Its  Executive Vice President
                                    -------------------------------------

                                                                      APPENDIX D

                 UTAH REVISED BUSINESS CORPORATION ACT, PART 13

                               DISSENTERS' RIGHTS


16-10A-1301.  DEFINITIONS.

         For purposes of Part 13:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholders.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

         (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in
Section 15-1-1, compounded annually.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

16-10A-1302.  RIGHT TO DISSENT.

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, any obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

                 (a) consummation of a plan of merger to which the corporation is a party if:

                          (i) shareholder approval is required for the merger by Section 16-10-a-1103 or the articles of incorporation; or

                          (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

                 (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

                 (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

                 (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

         (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

         (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (10) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or where held of record by more than 2,000 shareholders, at the time of:

                 (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporation action is submitted to a vote:

                 (b) the record date fixed under section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

                 (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

                 (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

                 (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System, or will be held of record by more than 2,000 shareholders;

                 (c)      cash in lieu of fractional shares; or

                 (d)      any combination of the shares described in Subsection
         (94), or cash in lieu of fractional shares.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this party may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10A-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                 (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder assets dissenters' rights; and

                 (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholder of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to section 16-10a-1322.

16-10A-1320.  NOTICE OF DISSENTERS' RIGHTS.

         (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to given written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10A-1321.  DEMAND FOR PAYMENT -- ELIGIBILITY AND NOTICE OF INTENT.

         (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

                 (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

                 (b) may not vote any of his shares in favor of the proposed action.

         (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

         (3) In order to be entitled to payment for shares this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10A-1322.  DISSENTERS' NOTICE.

         (1)     If proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

         (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

                 (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

                 (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

                 (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

                 (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

                 (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

                 (g)      be accompanied by a copy of this part.

16-10A-1323.  PROCEDURE TO DEMAND PAYMENT.

         (1)     A shareholder who is given a dissenters' notice described in
Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters notice:

                 (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

                 (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

                 (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
         Section 16-10a-1302.

         (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

         (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10A-1324.  UNCERTIFICATED SHARES.

         (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

         (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10A-1325.  PAYMENT.

         (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

         (2)     Each payment made pursuant to Subsection (1) must be
accompanied by:

                 (a)      (i)     (A)      the corporation's balance sheet as
         of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                                  (B)      an income statement for that year;

                                  (C)      a statement of changes in
                          shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                                  (D)      the latest available interim
                          financial statements, if any;

                          (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

                 (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

                 (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

                 (d)      a copy of this part.

16-10A-1326.  FAILURE TO TAKE ACTION.

         (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a- 1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

         (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Section 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10A-1327.     SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
                 ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

         (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

         (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10A-1328.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

                 (a)      the dissenter believes that the amount paid under
         Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

                 (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

                 (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

         (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10A-1330.  JUDICIAL APPRAISAL OF SHARES -- COURT ACTION.

         (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters who have satisfied the requirements of Section 16-10a-1321, 16-10a-1323, and 16-10a- 1328, whether or note they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to
Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to
Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares.
Service may also be made otherwise as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraiser have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

                 (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

                 (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10A-1331.  COURT COSTS AND COUNSEL FEES.

         (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                 (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

                 (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed act arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                    APPENDIX E
                                   FORM 10-K

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

(Mark One)

   [X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1993

                                       OR

  [ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
        OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________ to _______________

Commission File Number 0-11130

                          OLYMPUS CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

          UTAH                                        87-0166750
- -------------------------                        --------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                 115 South Main St. Salt Lake City, Utah  84111
                    (Address of principal executive offices)
                                   (Zip Code)

                                (801) 325-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes  X    No
                                              -----    -----

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

3,099,639 shares of $1.00 par value common stock of the registrant were outstanding as of February 28, 1994.

The aggregate market value of the shares of common stock held by non-affiliates of the registrant based on the closing price as of March 25, 1994 was $38,311,828. An estimated 2,642,195 shares are held by non-affiliates.

                                     PART I

Item 1. BUSINESS

Olympus Capital Corporation (the "Corporation") is a publicly held savings and loan holding company organized under the laws of Utah with approximately $414 million in assets and $33 million in stockholders' equity at December 31, 1993. The Corporation's principal business activities are conducted through Olympus Bank, a Federal Savings Bank (the "Bank"). The principal business activities of the Bank consist of obtaining funds from savings and transaction account deposits and borrowings, investing in real estate loans, mortgage-backed securities and debt securities and providing related financial services. The Bank also makes commercial and consumer loans.

Since 1989 the Bank has changed its business emphasis from that of a wholesale banking institution to that of a community-based retail banking institution. The Bank has significantly decreased its reliance upon brokered and "jumbo" certificates of deposit, Federal Home Loan Bank borrowings and repurchase agreements. The Bank has significantly expanded its services to individual and small business customers, including checking accounts, credit cards, consumer loans and an expanded emphasis upon residential mortgage and small business lending. To support and enhance its retail banking operations, since 1989 the Bank has invested in new facilities and systems, including eight new branch facilities (five additions and three relocations), a state-of-the-art mortgage servicing system and a data processing system which will accommodate the more diverse commercial banking operations of the Bank.

In recent years the Bank has also focused on resolving unsatisfactory commercial real estate loans originated by the Bank prior to 1990. Actions taken have included reviewing and updating credit files, implementing more thorough loan monitoring and more responsive loan collection procedures and actively pursuing borrower negotiations and foreclosure proceedings where necessary.

SOURCES OF FUNDS

DEPOSITS

Customer deposits are the Bank's primary source of funds. The Bank offers checking and other demand deposit accounts, passbook accounts, money market deposit accounts ("MMDA") and certificates of deposit. Deposit inflows and outflows are significantly influenced by interest rates, money market conditions and other factors, including conditions in the financial services industry. The Bank's level of overall deposits has remained relatively stable for the last four years, although there have been changes among the types of deposits. Deposits may be affected by developments in future periods and the conditions and factors referred to above. Reductions in deposits may require the bank to engage in higher cost borrowings.

Consumer and commercial deposits are attracted principally from within the Bank's primary market areas along the Wasatch Front in Utah (a 100-mile corridor from Ogden to Provo, including Salt Lake City) and in Butte, Montana and the surrounding area.

The composition of the Bank's deposits have a significant impact on the Bank's cost of funds. Management's current strategy is to attract deposits in checking and regular savings accounts.

Checking accounts can provide significant fee income and are a source of low cost funds for the Bank.

The following table describes the balances and contractual average interest rates on deposits:

                                              December 31, 1993                     December 31, 1992
                                       --------------------------------        -----------------------------

                                       Average                                  Average
                                         Rate                 Amount             Rate              Amount
                                       -------            -------------        --------         ------------
   Checking and other demand            .86%              $  36,656,000           1.06%         $ 20,298,000
   Statement savings                   3.17                  49,515,000           3.43            43,158,000
   MMDA                                2.83                  21,864,000           3.00            25,349,000
   Certificates of deposit             4.31                 186,526,000           4.77           202,846,000
                                       -----               ------------        --------         ------------
     Total                             3.59%               $294,561,000           4.16%         $291,651,000
                                       =====               ============        ========         ============


Management initiated a three phase program to modify physical facilities, relocate certain of its branch offices, and selectively acquire new locations which could provide opportunities for deposit and loan growth. The Bank hopes to increase the number of new checking accounts at the Bank by providing additional locations from which customers may transact checking account business and avail themselves of other banking services. In furtherance of this program, during 1991 the Bank opened a new branch in the Tamarack Shopping Mall in Butte, Montana and a new branch on Harrison Boulevard in Ogden, Utah. The Provo branch was relocated in 1991. In 1992 the Bank relocated its Main Street, Salt Lake City branch to the main floor of a new commercial building on Main Street in Salt Lake City and the Woodlands, Salt Lake City branch to a larger facility located at the same complex as its former facility. In 1993, the Bank opened two new branches in Salt Lake City, one is inside a supermarket and the other is a free standing branch with a drive up teller window. Management anticipates that at least one new branch will be opened in 1994. Additional branch locations will continue to be reviewed as possible sites are identified along the Wasatch Front in Utah which can better serve the Bank's customers and increase the customers available to the Bank. Implementation of the program has resulted in an increase in compensation, occupancy and advertising expenses. There can be no assurance that the anticipated benefits from such program will outweigh the attendant costs.

BORROWINGS

Borrowings in the form of advances from the Federal Home Loan Bank of Seattle ("FHLB") provide an additional source of funds for the Bank. The Bank is a member and stockholder of the FHLB and as such may borrow from the FHLB, subject to the credit policy of the FHLB. FHLB advances to the Bank totaled $36,650,000 at December 1, 1993, compared to $40,000,000 at December 31, 1992.

The FHLB prescribes the acceptable uses of proceeds of FHLB advances under various programs as well as limitations on the size of advances. Acceptable uses have included expansion of residential mortgage lending and funding short-term liquidity needs. The limit on advances is generally based on the FHLB's assessment of the institutions' creditworthiness. Under Federal law, an institution's record of lending to low- and moderate-income borrowers may also be used as a basis on which to determine its ability to borrow from the FHLB. The FHLB is required to review an institution's credit limitations and standards at least once each year.

The cost of FHLB advances may at times be higher than alternate sources of funds and prepayments of advances entails payment of prepayment penalties. While the Bank intends to de-emphasize the use of FHLB advances as a secondary funding source to augment deposits, it will in all likelihood continue to use these advances in the future.

As an additional source of funds, the Bank periodically sells securities subject to an obligation to repurchase these securities under repurchase agreements ("repurchase agreements") with major investment bankers, Butte Silver Bow, Montana, Treasurer, the Federal National Mortgage Association ("FNMA") or with the Federal Home Loan Mortgage Corporation ("FHLMC"). While the Bank's obligations on these borrowings is high periodically, the Bank's reliance on this source of borrowings has declined. Repurchase agreements totaled $44,996,000 at December 31, 1993, compared to $8,465,000 at December 31, 1992. There is no assurance that such reliance will not increase.

Generally, securities with a value in excess of the amount borrowed are pledged by the Bank as collateral for its obligations under the repurchase agreements. Because such excess may be at risk in a repurchase transaction, it has been the Bank's policy since 1985 to enter into repurchase agreements only with institutions with a satisfactory credit history. The use of repurchase agreements may expose the Bank to certain risks not associated with other sources of funds, including obligations to provide additional collateral under certain circumstances and the risk that such agreements, which generally involve short terms and larger amounts, may not be renewed. In the event the Bank were unable to deliver additional required collateral, existing collateral could be sold, possibly resulting in a significant loss. If the Bank were no longer able to obtain repurchase agreement financing, the Bank would be required to obtain alternative sources of short-term funds. Such alternative sources of funds, if available, may be more expensive. In addition, since repurchase agreements are generally short-term, they increase the Bank's exposure to rising interest rates.

USES OF FUNDS

LENDING ACTIVITIES

The Bank's principal use of funds is lending, with loan and lease receivables accounting for approximately 58% of the total assets of the bank as of December 31, 1993.

The Bank's aggregate non-residential real estate loans may not exceed 400% of its capital as determined in accordance with applicable laws and regulations. Such laws and regulations do not require divestiture of any loan that was lawful when it was originated. At December 31, 1993, the Bank was in compliance with the 400% limitation, but its ability to originate additional non-residential real estate loans is restricted. Additionally, the Bank is prohibited from originating loans to any one borrower after August 9, 1989 in excess of 15% of capital, except for loans not to exceed $500,000 or to facilitate the sale of real estate acquired in settlement of loans. The 15% limitation results in a dollar limitation of approximately $5,366,000 at December 31, 1993. The Bank does not believe it has originated a loan which was in violation of this limitation since it became applicable. The bank has aggregate loans that were originated prior to August 9, 1989 that exceed this limit, but the prohibition did not require divestiture of any loan that was lawful when it was originated.

RESIDENTIAL REAL ESTATE FUNDING

Residential loan originations consist primarily of first mortgage loans for the financing and refinancing of 1-to-4 family homes. Mortgage origination centers are located in the primary geographic markets served by the Bank, the Wasatch Front area in Utah and the Silver Bow-Butte region in Montana. The Bank makes both adjustable rate and fixed rate mortgage loans, generally retaining some conventional fixed rate loans with maturities of fifteen years or less and all adjustable rate loans in its portfolio and selling longer term fixed rate loans, Federal Housing Administration ("FHA") and Veterans' Administration ("VA") loans in the secondary market. The Bank's real estate loan portfolio generally includes loans up to 95% of the value of the property as appraised at the time the loan was made. FHA and VA guaranteed loans secured by first mortgages are made at the maximum loan-to-value ratios allowed by the particular agency and may, in some cases, exceed 100% of the property value. The Bank generally adheres to FNMA, FHLMC, VA or FHA guidelines in originating its residential real estate loans. The Bank generally requires that all conventional loans with loan-to-value ratios in excess of 80% carry private mortgage insurance in an amount sufficient to reduce the Bank's exposure to 75% of the appraised value. A limited number of loans were purchased from loan correspondents. The Bank sells residential real estate loans in the secondary market primarily on a non-recourse basis which provide additional funds for loan originations which the Bank may retain servicing rights for loans originated and sold into the secondary market. The Bank may, from time to time, purchase or sell servicing rights on residential real estate loan portfolios. During 1993, the Bank purchased servicing rights for loans in aggregate principal amount of $192,399,000 and sold servicing rights for loans in aggregate principal amount of $38,376,000. Purchased servicing rights may involve loans made in geographic areas outside of the traditional lending area of the Bank. Servicing rights provide fee income to the Bank but the possibility that loans in the portfolio will pay off or be refinanced faster than anticipated, thus reducing the fee income collected and the value of the servicing rights.

Adjustable rate residential real estate loans originated by the Bank have various adjustment periods and generally limit periodic adjustments on each adjustment date as well as aggregate adjustments. The Bank is exposed to the risk that borrowers of these loans may not be able to make higher payments resulting from rate adjustments. These adjustments depend upon the magnitude and frequency of shifts in market interest rates.

The Bank intends to focus the Bank's residential real estate lending activities geographically in the Wasatch Front in Utah and in the Butte-Silver Bow region in Montana. During 1992 and 1993, residential real estate loan rates were at or near historic low levels which resulted in a higher volume of new loan originations and existing loan refinancings. The volume of residential real estate loan origination experienced in 1992 and 1993 is unlikely to continue into 1994 as interest rates rise and refinancings slow down.

Competition for residential real estate lending is primarily with other savings associations, mortgage banking companies, mortgage brokers, commercial banks, insurance companies and credit unions. Generally, the competition for mortgage loans is dependent on interest rates, availability of funds, service and convenience to customers.

The Bank purchases interests in various types of residential real estate loans in the form of loan participations or mortgage-backed securities. These loan participations and mortgage-backed securities are generally serviced by others with a portion of the interest paid by the borrower being retained by the servicer to cover servicing fees and costs.

CONSTRUCTION LOANS

Construction lending activity consists primarily of first mortgage loans to construct single family dwellings along the Wasatch Front area of Utah. Loans are made to either the owner of the home or a licensed general contractor. Terms are typically an adjustable rate with a maximum 80% loan to value ratio and a six to nine month term.

Individual home loans are made directly to intended owner/occupants after they are approved for long term financing. Individual home loans and lines of credit are also extended to general contractor to build homes for resale.
These homes may be under earnest money contract with a permanent buyer or they may be unsold at the time the loan is committed. The major risks associated with single family construction lending include the possibility of interest rates rising to a level that may slow or curtail home sales, or a change in the financial status of preapproved buyers, including the impact of rising interest rates such that they no longer qualify for permanent financing.

Construction lending also includes multi-family, condominium, land acquisition and development of single family building lots and other commercial real estate projects. These loan types have constituted only a small portion of the total construction loan portfolio. Interest rates are adjustable with terms ranging from twelve to eighteen months. Loan to value ratios range from 75% or less depending upon the perceived credit risk associated with a given transaction.

The Bank intends to increase its construction lending volume in the future, which will require additional personnel and training of other personnel. However, the Bank existing staff with significant construction lending experience to manage and direct this activity.

MULTI-FAMILY REAL ESTATE LOANS

The Bank will continue to make permanent loans secured by existing multi-family properties along the Wasatch Front in Utah. The maximum loan to value ratio is 80% of the appraised value or sales price, whichever is lower. The interest rate is normally adjustable annually. Three-year and five-year adjustments are also available.

The debt coverage ratio required is a minimum of 120%, typically based upon historical cash flow from the property. Although our market is experiencing the rapidly rising rental rates, pro forma cash flow statement has not been a major factor when underwriting multi-family properties, in an effort to minimize the risk associated with this type of lending.

COMMERCIAL REAL ESTATE LENDING

Recently, the Bank commenced originating new commercial real estate loans because the Bank's portfolio of nonresidential real estate loans no longer exceeded the maximum allowed under applicable federal law. As existing commercial real estate loans mature, the Bank will consider renewing the loan as circumstances warrant. Prior to renewal, the borrower's financial condition will be reviewed and the existing and proposed loan terms will be analyzed.
The Bank may propose modifying the interest rate, the amortization term and other loan terms as the circumstances justify. Loan maturities are generally between five and ten years. Commercial real estate loans are generally considered to have a higher level of risk than single family residential loans, due to the concentration of principal in a limited number of loans and borrowers. In addition, the nature of these loans is that they are generally less predictable and more difficult to evaluate and monitor.

Beginning in 1986, the Bank activity offered commercial real estate loans secured by income producing properties in amounts ranging from $200,000 to 4,000,000. In 1986, the Bank issued letters of credit relating to the payment of $9,000,000 of industrial development revenue bonds issued to finance development of a commercial building. The Bank later took title to the building. As a result of these and other activities, the Bank has a substantial amount of large commercial loans and REO. Regulatory criticism resulted in losses to the bank. The majority of consumer loans originated so far are composed of home equity lines of credit that the Bank calls "SmartLine." As of December 31, 1993, total outstanding SmartLine loan commitments were $9.8 million with approximately $6.0 million funded.

Commercial real estate loans outstanding at December 31, 1993, and December 31, 1992, totaled $119 million and $135 million, respectively. REO of the Bank at December 31, 1993 and 1992, totaled $3.1 million and $5.3 million, respectively, net of reserves. Improvement in many of the economic regions in which the Bank holds loans has made it possible for much of the REO to be sold. Management anticipates further reductions in REO in the early part of 1994. There can be no assurance that additional losses will not be realized in connection with the commercial real estate loans or the REO of the Bank or any other of its assets.

The Bank has established allowances for possible losses for known and anticipated problem loans, as well as a general loan loss allowance for the portfolio as a whole. Total allowances for possible losses totaled $5.6 million or 1.35% of assets of the Bank at the end of December 31, 1993. REO reported net of reserves on the financial statement had a reserve for loss of $350,000 at December 31, 1993, or 0.1% of total assets of the Bank.

When REO is sold, the Bank usually provides financing for the sale. In some cases the Bank may provide a "loan to facilitate," which is a loan at or below market rates or involving terms not usually offered to other borrowers. If a loan to facilitate is made below market rate, the Bank records a loan discount in order to bring the yield on the loan to a market interest rate.

The Bank has made a concerted effort to reduce both the number and dollar amount of delinquent loans and to reduce the level of REO. The Bank continues to place a major emphasis on this area, although there is no assurance such efforts will succeed. Delinquent loans and leases and REO and repossessed equipment as of December 31, 1993, and December 31, 1992 are shown below.

    Delinquent Loans and Leases                        December 31, 1993           December 31, 1992
                                                       -----------------           -----------------
             (net of specific reserves)                                (dollars in thousands)
        30 to 60 days                                        $1,852                      $4,317

        60 days or more                                       2,122                       2,913
                                                             ------                      ------

        Total                                                $3,974                      $7,230
                                                             ======                      ======
    REO (net of all reserves)                                $3,055                      $5,263
                                                             ======                      ======

Pursuant to management's emphasis on resolving unsatisfactory credits through foreclosure proceedings or other actions, the Bank has commenced, and may in the future commence, enforcement proceedings against borrowers whose loans may not be delinquent with respect to principal or interest payments but who may not be in compliance with other provisions of the documents governing the loans, such as those relating to payment of taxes. These proceedings may precipitate delinquencies or may result in additional REO.

CONSUMER LENDING

During 1991, the Bank began offering consumer loans for personal, family, or household purposes such as the financing of home improvements, automobiles, boats, vacations and education. Such loans have been originated in the branch offices of the Bank. Competition for consumer loans comes from other savings associations, commercial banks, credit unions and other finance companies.

The Bank hopes to increase its consumer lending activities in the future as the Bank endeavors to attract new customers through its retail checking and savings programs. As new customers come to the Bank, the Bank intends to market consumer loan programs to these new customers.

The Bank has not engaged in consumer lending for a substantial period of time. The establishment of consumer lending programs requires additional personnel and the development of forms, policies and procedures to be used in the program. Consumer lending laws change rapidly and frequently and require that someone in the program keep apprised of developments. There can be no assurance that income from consumer loans will justify the costs of the program or that losses will not be experienced. In addition, consumer lending programs involve peculiar risks. As a general rule, consumer loans experience a higher default rate than residential real estate loans. Collateral for consumer loans (other than real estate), if any is obtained, normally declines rapidly in value and may be difficult to locate. The cost and expense of enforcing loan and security agreements against an individual consumer may outweigh the likelihood of any benefit of recovery. The mortgage lien on real estate securing consumer loans is often subordinate to priority mortgage liens securing larger amounts of indebtedness. The consumer lender may be required to advance monies in amounts greater than the consumer loan in order to protect its security. For these and other reasons there can be no assurance that the consumer loan program will not adversely affect the Bank.

COMMERCIAL BUSINESS LENDING

The Bank has determined in recent years to offer commercial business loans principally to small to mid-market businesses and individuals. These loans include revolving lines of credit established for borrowers. During the years ended December 31, 1993 and 1992, the Bank originated $3,820,000 and $7,815,000 in commercial business loans, respectively. Such loans are secured with business assets or, in some cases, are unsecured.

The Bank perceives two principal advantages of making commercial business loans. First, commercial business loans assist in increasing the Bank's short-term, variable rate asset base. These loans also generally bear interest rates that are higher than commercial real estate loans. Second, commercial business lending can generate depository relationships and may lead to the sale by the Bank of other income producing products.

While the Bank has made commercial business loans from time to time in past years, it has not, until just recently, offered commercial business loans on a regular basis. Commercial business lending involves a different type of underwriting analysis, loan monitoring and exercise of remedies than does real estate lending. A more in depth understanding of the business being financed and the industry involved may be required. More frequent monitoring and analysis of the loan may be necessary. The structure of the loan and the documentation of the loan may be more complicated and customized. The collateral involved, if any, may be more difficult to identify, locate, insure, manage and resell than real estate. In order to bolster the business lending program, the Bank will hire new personnel, and train other personnel. The bank may also expand the variety and type of commercial business loans it will offer. In past years certain aspects of the program, particularly sufficiency of some loan files has been criticized by regulators of the Bank. Management believes operation of the program should not raise regulatory concerns but there can be no assurance that the program will not raise additional regulatory concerns or that losses will not be sustained in the program. Further, there can be no assurance that the benefits of such program will outweigh the risks and costs involved.

INVESTMENT ACTIVITIES

The second principal use of the Bank's funds is to purchase certain securities, primarily investment securities and mortgage-backed securities.

INVESTMENT SECURITIES

The Bank invests in various types of liquid assets (including United States Treasury obligations, securities of various federal agencies and corporate obligations). Such investments are generally purchased by the Bank to maintain minimum levels of liquid assets for the conducting of business, as well as to meet minimum regulatory requirements for liquidity. Liquidity may increase or decrease depending on the availability of funds and comparative yields on investments in relation to the return on loans and mortgage-backed securities. During 1993, approximately $16,662,000 of investment securities were purchased by the Bank to meet liquidity needs. Mortgage-backed securities may be purchased or classified as investment securities when management determines that such securities will be held to their final maturity. Management anticipates that such securities will be those that are most similar to the loans that the Bank originates for its portfolios.

Investment in FHLB capital stock is required of FHLB members and represents the greater of: (a) 1% of residential mortgage loans and mortgage- backed securities, (b) 0.3% of total assets, or (c) 5% of advances from the FHLB. At December 31, 1993, the Bank had invested in $3,858,000 of FHLB capital stock.

INVESTMENTS AVAILABLE FOR SALE

The Bank invests in certain mortgage-backed securities primarily as a means of investing in residential real estate mortgage loans with adjustable rates. Such investments are accounted for as assets available for sale and carried on the books at fair value. At December 31, 1993, the amortized cost of these investments was $132,302,000 and the estimated fair value was $132,196,000.

EMPLOYEES

As of December 31, 1993, the Corporation and its subsidiaries had 175 employees, including 46 part-time employees. Employees are provided a comprehensive program of benefits, some of which are on a contributory basis. The number of full-time equivalent employees of the Corporation increased by 17 since December 31, 1992. This increase is primarily associated with personnel working in the expanded branch network, residential lending and the loan review operations.

OTHER AFFILIATED COMPANY

The Corporation has one additional wholly owned subsidiary, Olympus Financial Services, Inc., which is engaged in the sale of insurance products, including tax deferred annuities and property and casualty insurance.

SUPERVISION AND REGULATION

OVERVIEW; LEGISLATIVE AND REGULATORY DEVELOPMENTS

The Corporation, a publicly held thrift holding company, as well as the Bank, a federally chartered savings bank, with deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"), are subject to extensive laws, regulations and supervision. These laws, regulations and supervision impose restrictions on activities, minimum capital requirements, lending and deposit restrictions, securities disclosure obligations and numerous other requirements.

Many of these laws and regulations were recently enacted and promulgated. The Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") was enacted in 1989 and the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") was enacted in 1991. A number of significant changes applicable to the Corporation and the Bank resulted from this legislation and from new regulations issued pursuant to FIRREA and FDICIA. Additional regulations are to be promulgated pursuant to such legislation. The ultimate effects of the foregoing developments cannot be predicted.

REGULATORY CAPITAL REQUIREMENTS

FIRREA mandated significant new regulatory capital requirements for thrift institutions. Under minimum regulatory capital regulations issued by the Director of the Office of Thrift Supervision ("OTS"), thrift institutions are required to have "core capital" equal to no less than 3% of adjusted total assets and "tangible capital" equal to no less than 1.5% of adjusted total assets. The minimum tangible capital requirement will effectively increase to 3% of adjusted total assets over a five-year "phase-in" period ending on December 31, 1994. In addition, thrift institutions are required to maintain "risk-based capital" equal to 8% of risk-weighted assets as of December 31, 1993.

Consistent with increased "leverage limits" imposed by regulators of national banks, the core capital requirement for most savings institutions is expected to range from 4% to 5% of adjusted total assets. In December 1991 OTS directed the Bank to maintain core capital at 5% of adjusted consolidated assets, from December 31, 1991, forward. This directive was terminated in 1993. In 1992 the Bank's regulators urged the Bank to maintain core capital at 7% of adjusted consolidated assets. At December 31, 1993, the Bank had actual core capital, consisting entirely of common stockholders' equity, in the amount of approximately $32.7 million which is equal to 7.91% of adjusted consolidated assets. There can be no assurance that the Bank will continue to meet its core capital requirement nor can there be any assurance the Bank's regulators will not take steps adverse to the Bank if the Bank's core capital drops below 7%.

Tangible capital is defined as core capital less intangible assets, except that savings institutions may include certain amounts of purchased mortgage servicing rights in core capital subject to a maximum amount determined by the FDIC or, under FDICIA, by the OTS. The FDIC has restricted the percentage of purchased mortgage servicing includible in capital to a maximum of 50% of core capital and 100% of tangible capital.

Under the risk-based capital requirement, risk weighted assets are determined by multiplying each of an institution's assets by specified risk weights. Certain off-balance sheet items must be converted into on-balance sheet equivalent amounts and then multiplied by specified risk weights. The applicable risk weights range from 0% to 100%. As of December 31, 1993, the Bank had risk weighted assets of approximately $250.8 million. The risk-based capital requirement as of the same date was 8% of the risk weighted assets or approximately $20 million. Eligible capital of the Bank is composed of core or tier 1 capital of approximately $32.7 million and supplementary or tier 2 capital of approximately $3.2 million for a total risk weighted capital of approximately $35.9 million, or 14.3% of risk weighted assets, exceeding the requirement by approximately $15.8 million. The OTS revised the market rate risk effect of its risk-based capital standards that became effective January 1, 1994. The bank is in compliance with recently revised regulations.

The OTS also has the authority to impose higher capital requirements for individual institutions, such as the Bank, based on an assessment of the risk an institution presents to the deposit insurance fund or other factors. The OTS also has the authority to raise the capital requirements over the minimum levels set forth in FIRREA.

Pursuant to FDICIA, the OTS promulgated regulations in September 1992 specifying the levels at which a savings institution is well capitalized, adequately capitalized, under capitalized, significantly under capitalized, or critically under capitalized. The level of capital below which an institution is deemed to be critically under capitalized may not be less than 2% of total assets nor more than 65% of the required minimum level of capital under the leverage limit. An institution is well capitalized if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. This categorizes the Bank as "well capitalized."

Certain interpretive issues are presented by the new capital rules. In many instances, these issues have not been resolved by the OTS or other regulatory authorities. Although the Bank believes its resolution of such issues, together with the assumptions it has used in its capital calculations, are appropriate and reasonable, its calculations of capital may require adjustment in the event the OTS or other regulatory authorities adopt differing interpretations or use different assumptions.

In the event the Bank fails to comply with any of its existing or future minimum regulatory capital requirements, it would be required to file and implement a capital plan with the appropriate regulatory agencies, would be subjected to restrictions on growth and the payment of dividends, could have restrictions imposed on its ability to form new branches, invest in service corporations and make equity risk investments, or be precluded from issuing securities as a means of raising additional capital, among other negative effects. Such failure could also permit the OTS to require that the Bank subject itself to a restrictive business plan or supervisory agreement that could impose limits on dividends or compensation of officers and employees or impose other restrictions. Such failure could also permit the FDIC to initiate action resulting in the termination of deposit insurance.

The Bank's ability to attain compliance with potential future increases in the risk-based capital requirement or the core capital requirement may be adversely affected by un-anticipated losses or lower levels of earnings, by new or increased regulatory capital requirements, or by other factors. In addition, there is virtually no limit on the authority of the OTS or FDIC to take any appropriate action with respect to conditions or activities it considers unsafe and unsound, including failure to comply with minimum regulatory capital requirements.

QUALIFIED THRIFT LENDER

Savings institutions are subject to restrictions on permissible investments that are generally known as Qualified Thrift Lender ("QTL") requirements. Pursuant to FDICIA, an institution will satisfy the QTL requirements if the institution's qualified thrift investments continue to equal or exceed 65% of the institution's portfolio assets on a monthly average basis in nine out of every twelve months. In general, qualified thrift investments include loans for and securities backed by domestic residential housing. For purposes of the QTL test, portfolio assets means total assets minus goodwill and other intangible assets, the value of property used by the institution to conduct its business and liquid assets held by the institution in an amount up to a specified percentage of its total assets. Failure to meet the requirements of the QTL Test may have several consequences for an institution and its holding company including: the institution shall either become a bank or be subject to certain restrictions, including (i) limitations on new investments and activities to those permissible for national banks, (ii) branching restrictions equivalent to those imposed on national banks, (iii) prohibition on obtaining new FHLB advances, and (iv) dividend restrictions equivalent to those applicable to national banks. Additionally, three years after the institution ceases to be a QTL, the institution would be required to divest all investments and cease all activities not permissible for national banks and repay all FHLB advances. Within one year after an institution should have (but does not) become, or ceases to be, a QTL, its holding company must register as and be deemed to be a bank holding company. Such a development would impose a number of additional activity, capital and other restrictions on the holding company. The Bank is in compliance with all QTL requirements.

INTERNAL OPERATIONS REQUIREMENTS

FDICIA requires the federal regulators to promulgate regulations promoting the safety and soundness of individual institutions by specifically addressing, among other things: (1) internal controls, information systems and internal audit systems; (2) loan documentation; (3) credit underwriting; (4) interest rate exposure; (5) asset growth; (6) ratio of classified assets to capital; (7) minimum earnings; and (8) compensation and benefit standards for management officials. Proposed rules or notices of rule making addressing these areas have been issued but not yet finalized. These regulations are expected to add further to the cost of compliance and to impose new record keeping requirements.

REGULATORY SUPERVISION

The Bank is subject to periodic examinations and to supervision by the OTS and the FDIC. The Bank is also subject to regulations governing such matters as mergers, establishment of branch offices and subsidiary investments and activities, and to general investment authority under regulations applicable to federally chartered savings banks. Any insured institution which does not operate in accordance with or conform to OTS or FDIC regulations, policies and directives may be sanctioned for noncompliance. Proceedings may be instituted against any insured institution or any director, officer, employee or person participating in the conduct of the affairs of such institution who engages in unsafe and unsound practices, including the violation of applicable law, regulations, orders, agreements or similar items. If the assets of an institution are overvalued on its books, it may be ordered to establish and maintain a specific reserve in an amount equal to the determined overvaluation, which may result in a charge against operations to the extent of the overvaluation. FDIC insurance may be terminated, after notice and hearing, upon a finding that an insured institution is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operating, does not meet minimum regulatory capital requirements, or has violated any applicable law, rule, regulation or order of or condition imposed by the FDIC. FIRREA has resulted in increased costs for the Bank including examination fees, and deposit insurance premiums. In addition, the Bank expects reduced dividends from FHLB stock due to substantial contributions which will be required from the Federal Home Loan Banks to fund the Resolution Trust Corporation.
Increased financial pressure on the FHLB System may also result in higher rates on borrowings by the Bank from the FHLB in the future. Finally, other adverse effects may result from the application of more rigorous standards in regulatory examinations of savings associations.

LIQUIDITY AND RESERVE REQUIREMENTS

The Director of the OTS must adopt regulations providing for a minimum liquidity requirement for thrift institutions. The minimum liquidity requirement must be in a range of 4% to 10% of an institution's withdrawable accounts and borrowings payable on demand or with maturities of one year or less. Current OTS regulations, which may be modified by the Director of the OTS, provide that each thrift institution must maintain an average daily balance for each calendar month of liquid assets equal to at least 5% of the sum of its average daily balance of net withdrawable deposit accounts plus borrowings payable in one year or less. Each thrift institution must maintain an average daily balance for each calendar month of short-term liquid assets equal to at least 1% of its average daily balance of net withdrawable deposit accounts plus short-term debt. Management believes the Bank is in compliance with these requirements.

The Bank is also subject to Federal Reserve Board reserve requirements imposed under Regulation D. These requirements, which are subject to change from time to time, call for minimum levels of reserves based on amounts held in transaction accounts. The Bank was in compliance with these reserve requirements on December 31, 1993.

INSURANCE OF ACCOUNTS

The Bank's deposits are insured by the Savings Association Insurance Fund administered by the FDIC up to $100,000 per insured depositor. Deposit insurance premiums are assessed on a risk weighted basis, as defined by the FDIC, with well-capitalized and well-managed institutions paying a lower percentage on deposits than institutions with deficiencies.

Currently, those institutions that pose the lowest risk of loss to SAIF pay $0.23 per $100.00 of insured deposits, and those institutions that pose the greatest risk of loss to SAIF pay $0.31 per $100.00 of insured deposits.

The Bank was recently assigned a risk classification assessment of $0.26 per $100.00 of insured deposits. The assignment was based on an examination of the Bank conducted in July 1993. This assessment classification of the Bank will be reviewed semi-annually by the FDIC.

FDICIA requires the FDIC to establish regulations setting up a risk-based deposit insurance premium schedule. In addition, the FDIC can impose special assessments.

ACCOUNTING AND INVESTMENTS

During the past several years, there has been an ongoing review of the accounting principles and practices used by financial institutions for certain types of transactions. As a result of this process, there have been new accounting pronouncements. This review is expected to continue by thrift and banking regulators, the SEC, the FASB, the AICPA and other organizations, and further developments may be forthcoming.

The SEC has advocated market value accounting for financial institutions and has urged the AICPA and the FASB to require that banks and other financial institutions account for assets at their market value. The SEC's position has been criticized by the Federal Reserve Board and is highly controversial. As of December 31, 1993, the Corporation adopted SFAS No. 115, "Accounting for Investments in Certain Debt and Equity Securities." The Bank classified most mortgage-backed securities as assets available for sale, which resulted in an unrealized loss of $107,000, which is recorded as a separate component of stockholders' equity. Due to the requirements of SFAS 115, capital levels may be more volatile.

CERTAIN LENDING RESTRICTIONS

FIRREA generally subjects savings banks to the same loans-to-one borrower limitations that are applicable to national banks. The new loans-to-one borrower limitations are substantially more restrictive than the limitations previously imposed on savings banks. Prior to the enactment of FIRREA, a savings bank could generally lend an amount equal to its entire regulatory capital to one borrower. With certain limited exceptions, the maximum amount that a savings bank may now lend to one borrower (including certain related entities of such borrower) is an amount equal to 15% of the savings bank's unimpaired capital and unimpaired surplus, plus an additional 10% for loans fully secured by readily marketable collateral. Real estate is not included within the definition of "readily marketable collateral."

FIRREA generally limits the amount that a savings bank may invest in commercial real estate loans to 400% of capital. FIRREA does not require a savings bank to divest itself of commercial real estate loans in excess of such limitation acquired prior to the enactment of FIRREA.

THE COMMUNITY REINVESTMENT ACT

The Community Reinvestment Act ("CRA") was enacted in 1977 by Congress to eliminate the practice by some financial institutions of denying or restricting credit for the purchase or improvement of homes in areas of a community where the risk of loan losses is believed to be high. Changes to the regulations have been proposed which would place the emphasis on performance instead of the process and encourage consistency in assessments to permit more effective enforcement of poor performance and to reduce regulatory burden. These proposed changes are scheduled to become effective July 1, 1994. Management is unable to determine what, if any, the proposed changes will have on the Corporation. The Bank's CRA compliance is monitored by the OTS. Management believes the Bank's compliance with CRA is satisfactory.

CLASSIFICATION OF ASSETS

The Bank classifies its problem assets on the same system as used by commercial banks. An asset is classified substandard when it has a well-defined weakness or weaknesses. A substandard asset is one that is inadequately protected by the net worth or paying capacity of the obligor or by the collateral, if any. An asset is classified doubtful where some loss seems very likely but there is still sufficient uncertainty to permit the asset to remain on the books at its full value. The possibility of a loss on an asset classified doubtful is high, but because of important and reasonably specific pending factors which may work to the strengthening of the asset, its classification as loss is deferred until its more exact status may be determined. An asset, or a portion thereof, is classified as loss when it is considered uncollectible and of such little value that continuance as an asset without establishment of a specific reserve is not warranted. Assets that do not warrant classification as substandard, doubtful or loss, but posseses credit deficiencies or potential weaknesses deserving management's close attention are classified as special mention.

Assets may be classified in whole or in part, and part of an asset may be classified in one category, and part in a different category. Insured institutions are required to self-classify their assets. These classifications are reviewed as part of the regulatory examination process. An institution is required to have general valuation allowances that are adequate in light of its level of classified assets. When an asset or portion of an asset has been classified as loss, the institution must either charge-off 100% of the portion classified as loss or establish a specific valuation allowance in a like amount. Specific allowances may not be included in regulatory capital, while general reserves are included in risk-based capital, subject to certain limitations.

RESTRICTIONS ON DISTRIBUTIONS

Capital distributions by institutions such as the Bank, including dividends, stock repurchases, redemption of securities and cash-out mergers are subject to restrictions tied to the institution's capital levels after giving effect to such a transaction.

OTHER LAWS AND REGULATIONS

The Bank is subject to a wide array of other laws and regulations, both federal and state, including, but not limited to, usury laws, the Equal Credit Opportunity Act and Regulation B, the Electronic Fund Transfer Act and Regulation E, the Truth-in-Lending Act and Regulation Z and the Real Estate Settlement Procedures Act and Regulation X. The Bank is also subject to laws and regulations that may impose liability on lenders and owners for clean-up costs and other costs stemming from hazardous waste located on property securing real estate loans made by lenders or on real estate that is owned by lenders following a foreclosure or otherwise. Although the Bank's lending procedures include measures designed to limit lender liability for hazardous waste clean-up or other related liability, the Bank has engaged in significant commercial lending activity and there is some uncertainty as to the circumstances under which lenders may be held liable for hazardous wastes.

REGULATION OF THE CORPORATION

The Corporation is subject to regulation as a savings and loan holding company. It is required to register with the OTS and is subject to OTS regulations, examinations and reporting requirements relating to savings and loan holding companies. As a subsidiary of a savings and loan holding company, the Bank is subject to certain restrictions in its dealings with the Corporation and with other companies affiliated with the Corporation.

The Home Owners Loan Act ("HOLA") generally regulates acquisitions by a savings and loan holding company, directly or indirectly, of certain interests in other savings institutions (or a holding company thereof). Savings institutions may also be subject to the Federal Change in Bank Control Act if the provisions of HOLA do not apply.

HOLA provides generally that an insured savings institution subsidiary of a holding company is subject to the restrictions on affiliate transactions set forth in the Federal Reserve Act sections 23A and 23B. In addition, an insured institution may not buy securities from an affiliate, except for shares of stock of a subsidiary, and it may not make loans to an affiliate engaged in a non-banking activity. The OTS can adopt additional restrictions upon affiliate transactions. Thrift institutions are also subject to Section 22(h) of the Federal Reserve Act, which restricts a financial institution's ability to make loans to "insiders" (executive officers and directors) and permits the OTS to impose additional restrictions on loans to insiders.

HOLA authorizes the OTS or the FDIC to identify holding company activities that present excessive risk to insured institutions, and to restrict, among other things, dividends to the holding company and other affiliate transactions. If the Bank were to lose its status as a QTL, the Corporation would thereafter be treated as a bank holding company, resulting in additional restrictions on its activities and other possible negative effects. Reference is made to the additional information, financial statements and footnotes thereto presented in Items 6, 7 and 8 of this Report for additional financial information.

The following statistical information is presented to facilitate an understanding of the Corporation's operations.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

ANALYSIS OF INTEREST CHANGES DUE TO VOLUME AND CHANGES IN RATES
(Amounts in Thousands)

                                            1993 over 1992                         1992 over 1991
                                            --------------                         --------------

                                  Changes Due to                       Changes Due to
                                  --------------                       --------------
                                                            Total                                  Total
 Interest-Earning Assets          Volume      Rate         Changes     Volume       Rate          Changes
 -----------------------          ------      ----         -------     ------       ----          -------
 Investments Securities and
 Other Short-term Investments    $    22     $   (362)  $    (340)    $   (470)      $  (775)     $ (1,245)
 Mortgage-Backed Securities          650       (1,720)     (1,070)      (1,383)       (2,266)       (3,649)


 Loan Receivables:

   Real Estate Loans              (1,676)      (2,168)     (3,844)        (621)       (1,803)       (2,424)

   Commercial Loans                  (96)                     (96)         343          (189)          154
   Other Loans Receivables          (161)          15        (146)          99           (31)           68
                                  -------     -------      -------       -----        -------       ------

   Total Loan Receivables         (1,938)      (2,148)     (4,086)        (179)       (2,023)       (2,202)
                                  -------      -------     -------       ------       -------       -------


 Total Interest-Earning Assets      (685)      (4,811)     (5,496)      (2,032)       (5,064)       (7,096)
                                    -----      -------     -------      -------       -------       -------

 Interest-Bearing Liabilities
 ----------------------------
 Savings Deposits                    (70)      (3,076)     (3,146)          32        (5,807)       (5,775)

 Advances from Federal Home
   Loan Bank                         607         (905)       (298)      (1,789)         (509)       (2,307)
 Securities Sold Under
   Agreements to Repurchase and
   Other Borrowings               (1,010)        (830)     (1,840)        (685)       (1,129)       (1,814)
                                  -------      -------     -------     --------      --------      --------

   Total Interest-Bearing
     Liabilities                    (473)      (4,811)     (5,284)      (2,442)       (7,445)       (9,896)
                                  -------      -------     -------     --------      --------      --------

 Increase (Decrease) in
   Interest Differential          $  152       $ (364)     $ (212)      $  419       $ 2,381       $ 2,800
                                  ======       =======     =======      ======       =======       =======

Note: Changes not due entirely to changes in volume or rate have been allocated to volume.


INVESTMENT PORTFOLIO
(Amounts in Thousands)

Investment Securities:


 Book Value on December 31
 -------------------------
                                                                       1993          1992           1991
                                                                     -------       -------         -------
 U.S. Treasury and other U.S. Government agencies                    $   199       $   200

 Other investment securities*                                          8,730         8,374         $15,730
                                                                     -------       -------         -------
 Total debt securities                                                 8,929         8,574          15,730
                                                                     -------       -------         -------


 Federal Home Loan Bank stock                                          3,858         3,357           2,982

 Other equity securities                                                   7             7               7
                                                                     -------       -------         -------

 Total equity securities                                               3,865         3,364           2,989
                                                                     -------       -------         -------
 Total Investment Securities                                         $12,794       $12,038         $18,719
 ---------------------------                                         =======       =======         =======

    * Other Securities include bonds, federal funds sold and securities purchased under agreements to resell. Investments available for sale are not included in the maturity and yield analysis.

Maturity and Yield Analysis of Debt Securities

December 31, 1993


                                                                   Carrying         Average        Estimated
                                                                    Value            Yield*        Fair Value
                                                                   --------         -------        ----------
 Due one year or less                                               $  280           3.24%           $  278

 Due after one year through five years                               8,489           3.96             8,489

 Due after five years through ten years                                160           9.57               160
                                                                    ------         --------          ------
 Total investment debt securities                                   $8,929           4.04            $8,927
                                                                    ======         ========          ======

    * Average yields have been calculated using coupon rates adjusted for amortization of premiums and discounts, not adjusted to fully taxable equivalent.

The Corporation held no single issuer of securities, excluding the U.S. Government and U.S. Government agencies, included above in excess of 10% of stockholders' equity of the Corporation.


LOAN PORTFOLIO
(Amounts in Thousands)

Types of Loan and Balances

December 31                            1993           1992           1991           1990           1989
- -----------                            ----           ----           ----           ----           ----
Real estate - mortgage               $239,786       $236,522       $261,765       $269,342       $303,485
Commercial                              7,092          7,562          6,326          4,123         10,619

Other Loans                             2,239          2,302          3,811          1,592          2,889

Lease Financing                                                         217          1,127          3,220
                                      -------        -------        -------        -------        -------
  Total loans and leases              249,117        246,386        272,119        276,184        320,213

Less unamortized loans fees             1,037            802            944            709            792
Less allowance for possible
  losses                                5,610          6,678          6,545          6,704         12,735
                                      -------        -------        -------        -------        -------

Net Loans                            $242,470       $238,906       $264,630       $268,771       $306,686
                                     ========       ========       ========       ========       ========

Maturities and Sensitivity to Changes in Interest Rates
(Excluding Real Estate Mortgages, Other Loans and Leases)

                                                           Remaining Maturity
                                                ----------------------------------------
                                            1 Year           1 Year to       Over
                                            or Less          5 Years         5 Years          Total
                                            -------          -------         -------          -----
Commercial                                  $ 4,853          $ 1,644         $  596           $ 7,092
                                            =======          =======         ======           =======

Loans maturing in more than one year are all fixed rate loans.

Risk Elements

                           1993             1992             1991            1990             1989
                           ----             ----             ----            ----             ----
Non-accrual loans          $ 2,242          $ 4,047          $ 2,823         $12,310          $14,708

According to the policies of the Corporation, no loans past due more than 90 days continue to accrue interest. Renegotiated loans have been insignificant. If non-accrual loans had been current in accordance with their stated terms, approximately $99,000 in interest would have been recorded in 1993. Interest actually recognized on such loans was immaterial.

The accrual of interest income is generally discontinued when loans become more than 90 days past due. However, when a large commercial real estate loan becomes 30 days or more delinquent, the prospects for curing the delinquency are reviewed. If it does not appear that the delinquency will be easily cured, the loan is placed on a non-accrual status prior to becoming 90 days or more delinquent. Loans that have matured, but continue to make principal and interest payments, are not reported as delinquent.

POTENTIAL PROBLEM LOANS AND LOAN CONCENTRATIONS

At December 31, 1993 and 1992, real estate loans included $807,000 and $4,276,000, respectively, on which the Corporation had filed notice of default with the borrower, which begins foreclosure proceedings, and/or where the borrower has declared bankruptcy.

Concentrations of non-residential real estate loans classified by property type at December 31, 1993 are as follows:

 Property Type                                                        Carrying Amount
 -------------                                                        ---------------
 Office Buildings (includes medical and bank)                           $22,069,573
 Industrial and warehouse (includes light industrial)                    12,646,042

 Retail and wholesale                                                    29,873,011

 Motel or hotel                                                          21,250,380

 Nursing home, convalescent center or hospital                           11,096,471

 Mobile home parks                                                        3,801,403

 Service (gas station, fast food, car wash, convenience stores, etc.)     2,883,363

 Restaurant                                                               2,106,450

 Other commercial (recreation facilities, mini-storage, farm, hydro-
 electric, auto-dealers, truck terminal and other single-use property)
                                                                         13,461,075


Commercial real estate loans listed by the state in which the property is located at December 31, 1993 are as follows:

 State                                                                   Book Value
 -----                                                                  ------------
 Alaska                                                                 $  1,202,224

 Arizona                                                                   3,067,538

 California                                                               37,691,363
 Colorado                                                                  1,044,606

 Idaho                                                                    16,335,436
 Montana                                                                   6,561,469

 New Mexico        5,829,617

 Nevada              372,091
 Oregon            2,357,314

 Utah             42,920,533

 Wyoming           1,805,577


OTHER INTEREST-EARNING ASSETS

The Corporation did not have any other interest-earning assets that would have been reportable above had they been classified as loans.


SUMMARY OF LOAN LOSS EXPERIENCE
(Amounts in Thousands)

Changes in the allowance for losses are as follows:

                                    1993     1992     1991     1990      1989
                                   ------   ------   ------   ----      -------
Balance, beginning of year         $6,678   $6,545   $6,704   $12,735   $ 6,783
Loans charged off:

     Real estate mortgage             391       73    2,208     5,426     2,428

     Commercial                        45                26       789       406
     Other loans                       10                       1,737        28
                                   ------   ------  -------   -------   -------
       Total loans charged off        446       73    2,431     8,144
                                   ------   ------  -------   -------   -------
Recoveries                            375      324      350
                                   ------   ------   ------   -------   -------

Provision charged (credited) to
  expense                            (997)    (118)   1,922     2,113     8,873
                                   -------   ------  ------   -------   -------

Balance, end of year              $ 5,610  $ 6,678  $ 6,545   $ 6,704   $12,735
                                  =======  =======  =======   =======   =======
Net charge offs to average loans
                                     .18%     .03%     .78%     2.87%      .93%

The Corporation determines the amount to be provided for loan and lease losses on a quarterly basis, based on management's judgment as to the adequacy of the allowance for possible losses. Various factors are considered in making this judgment, such as the size, composition, collateral and quality of the loan and lease portfolios; levels of delinquent or troubled loans and leases; historical charge-off percentages; specifically identified allocations of the reserve; the amount of the reserve that is unallocated; and prevailing local and national economic conditions.

The purpose of an allowance for possible loss is to recognize losses which are probable and estimable. Allowances are established using the OTS
Classifications of Assets Regulation to determine category risk. Assets classified pass, special mention, substandard or doubtful generally trigger allowances categorized as general, while loss classification triggers a specific allowance or charge off. General and specific allowances are estimated based on the loan collateral and the factors mentioned above.

The allocation by loan category of the allowance for possible losses are as follows at December 31, 1992:

                                                     Percent
 Applicable to:                     Amount        to Total Loans
 --------------                     ------        --------------
 Real Estate Mortgage               $4,142            73.8%
 Commercial                          1,444            25.7
 Other Loans                            24             0.5
                                    ------           -----
                                    $5,610           100.0%
                                    ======           =====


DEPOSITS
(Amounts in Thousands)
Average Deposits and Rates

                                1993                1992                  1991
                         -------------------   ---------------     -------------------

                         Average    Average    Average             Average     Average
Average                  Balance    Rate       Balance    Rate     Balance     Rate
                         --------   --------   -------    ----     ---------   -------
Interest bearing demand  $ 50,793     1.86%      42,144   2.96%     $ 30,844    5.61%

Savings                    46,510     3.31       35,220   4.23        21,156    5.54

Time                      191,987     4.45      213,452   5.37       238,374    7.15
                         --------     -----    --------   ----      --------    ----
    Total                $289,290     3.81%    $290,816   4.87%     $290,374    6.87%
                         ========     =====    ========   ====      ========    ====


 Maturity Schedule of Time Certificates of Deposit Over $100,000
 ---------------------------------------------------------------
 Remaining Maturity       December 31, 1993
 ------------------       -----------------
 3 months or less               $ 9,164
 3 to 6 months                    5,682
 6 to 12 months                   5,302
 Over 12 months                   4,077
                                -------
   Total                        $24,225
                                =======



RETURN ON EQUITY AND ON ASSETS

                                                                  Year Ended December 31
                                                             -------------------------------

                                                              1993         1992         1991
                                                             ------       ------       -----
 Ratio of net income (loss) to average total assets            1.64%        0.70%       0.08%
 Ratio of net income (loss) to average total equity           20.83%       12.08%       1.57%
 Ratio of average total equity to average total assets         7.88%        5.78%       4.97%


No dividends have been paid by the Corporation as of the end of the above reported periods.

SHORT-TERM BORROWINGS
(Amount in Thousands)

                                                            1993          1992          1991
                                                            ----          ----          ----
 Balance outstanding at December 31
   (including accrued interest payable):
   Amount                                                  $44,996       $ 8,465       $52,700
                                                           =======       =======       =======
      Weighted average interest rate                         3.60%         4.82%         5.01%
                                                           =======       =======       =======

 Average borrowing for the year:
      Outstanding                                          $13,412       $39,548       $55,969
                                                           =======       =======       =======

      Weighted average interest rate                         5.11%         4.26%         6.31%
                                                           =======       =======       =======
 Largest amount outstanding at month-end                   $44,996       $57,685       $64,890
                                                           =======       =======       =======

The above short-term borrowings are securities sold under agreements to repurchase and generally mature within three months.

INTEREST-SENSITIVITY
(Amounts in Thousands)

The following table is a GAP analysis of the Bank as of December 31, 1993


                                              6 Months      6 Months       1 to 3        3 to 5      Over 5
      Category                                or Less       to 1 Year       Years         Years       Years
      --------                               ---------      ---------      -------       -------     -------
      ASSETS:

    Real estate loans and
      mortgage-backed securities

      Adjustable rate:                        $109,768       $107,001      $11,656       $14,876
      Fixed rate:                               12,496         11,382       37,248        27,710      $40,226

      Unearned fees:                              (34)           (18)         (70)          (69)        (185)

    All other loans and
      mortgage servicing                         5,364          1,224        4,274         1,750          690

    Investment securities
      and Federal Funds sold:                   20,972             18           66            59
                                               -------       --------      -------       -------     --------

    TOTAL INTEREST RATE
      SENSITIVE ASSETS:                        148,566        119,607       53,174        44,326       40,731
                                               -------        -------       ------        ------       ------


 LIABILITIES:
    Deposits:                                  133,453         43,329       58,481        31,568       28,152

    Advances from FHLB

      Adjustable rate:                          14,000                                                    150
      Fixed rate:                               12,500         10,000

    Repurchase agreements:                      42,407

    Hedges
      Interest rate caps:                     (12,000)                      12,000

      Interest rate swaps:                     (5,000)                       5,000
                                             ---------       --------      -------      --------


    TOTAL INTEREST RATE
      SENSITIVE LIABILITIES:                   185,360         53,329       75,481        31,568       30,711
                                               -------         ------       ------        ------       ------
    Hedged Gap                                (36,764)         66,278     (22,307)        12,758       10,020
                                              ========         ======     ========        ======       ======

 CUMULATIVE HEDGED GAP                       $(36,794)        $29,484     $  7,177       $19,935      $29,955
                                             =========        =======     ========       =======      =======

 CUMULATIVE HEDGED GAP TO TOTAL ASSETS          (8.9%)           7.1%         1.7%          4.8%         7.2%
                                                ======           ====       ======        ======       ======

         The following prepayment assumptions were used in the preparation of the GAP analysis:


 Category                                                                      Prepayment Rate
 --------                                                                      ---------------
 ASSETS
          Investment Securities:
            Fixed rate                                                               7.0%

          Mortgage-backed Securities:
            Adjustable rate:                                                        10.0%

            Fixed rate:                                                             10.1%

          Real estate loans:
            Adjustable rate residential                                              5.0%

            Fixed rate residential
                  Less than 7.00%                                                   12.9%

                  7.00% to 7.999%                                                   12.9%

                  8.00% to 8.999%                                                   20.1%
                  9.00% to 9.999%                                                   25.5%

                  10.00% to 10.999%                                                 31.8%
                  11.00% or more                                                    30.9%

            Adjustable rate commercial                                               7.3%

            Fixed rate commercial                                                    7.0%
 LIABILITIES

            Checking:
            Year one                                                                37.0%

            Years two through three                                                 32.0%

            More than three years                                                   17.0%

          Money market deposit accounts:

            Year one                                                                79.0%
            More than one year                                                      31.0%

          Statement savings accounts:

            Years one through three                                                 17.0%
            Years four through five                                                 16.0%

            More than five years                                                    14.0%


Item 2.  PROPERTIES

The following table sets forth certain information relating to the ownership of the Bank's offices as of December 31, 1993:

                                             Leased
                                             or
            Location                         Owned       Lease Expiration Date
 -------------------------------             -----       ---------------------
 Executive Office
    Salt Lake City, Utah
      115 South Main Street                  Owned

 Branch Offices
 --------------
    Salt Lake City, Utah
      201 South Main Street                  Leased      February 28, 2002; renewable for up to two
                                                         additional terms of five years each.

    Salt Lake City, Utah
      4041 South 700 East                    Leased      May 15, 2002; renewable for up to two additional
                                                         terms of five years each.
    Salt Lake City, Utah
      1360 South Foothill Blvd.              Leased      July 1994; renewable for up to two additional terms
                                                         of five years each; second renewable term is subject
                                                         to operator's approval.

    Salt Lake City, Utah
      5510 South 900 East                    Leased      March 31, 2003; renewable for up to two additional
                                                         terms of five years each.

    Sandy, Utah
      7850 South 1300 East                   Leased      June 30, 1998; renewable for up to two additional
                                                         terms of five years each.

    Ogden, Utah                              Owned
      2661 Washington Boulevard

    Ogden, Utah
      4411 Harrison Boulevard                Owned
    Provo, Utah
      310 North University Avenue            Owned

    Butte, Montana (Satellite)
      49 North Main & Broadway               Owned

    Butte, Montana
      3701 Harrison Avenue                   Owned


The Bank occupies approximately 31,500 square feet of space in the executive office at 115 South Main Street, Salt Lake City, Utah. The remainder of the space (approximately 21,500 square feet) is available to lease to others for general office purposes, 12,700 square feet of which is currently leased. The Bank also leases space to others in its Ogden, Provo and Butte branch offices. Each of the properties is adequate and suitable for the purposes for which it is being used.


Item 3. LEGAL PROCEEDINGS

Richard Madsen vs. Prudential Federal Savings and Loan Association, Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 226073, filed February 1975.

This is an alleged class action filed in February, 1975, in the District Court of Salt Lake County, seeking compensation for the use of loan reserves for taxes and insurance. The District Court granted the Bank's (formerly known as Prudential Federal Savings and Loan Association) motion for summary judgment dismissing the complaint. Plaintiff appealed to the Utah Supreme Court. The Utah Supreme Court reversed the summary judgment on January 14, 1977, and ordered the case remanded for further proceedings. In October, 1977, plaintiff amended the complaint to allege a plaintiff class action on behalf of all mortgagors in the State of Utah against a defendant class of all mortgage lenders in Utah, of which the Bank would be the representative defendant. In October, 1981, plaintiff filed an amended complaint in the matter. The amended complaint, in addition to requesting an accounting, requests that the Bank and other members of the alleged defendant class pay to plaintiffs and other members of the alleged plaintiff's class profits earned from the past use of escrow funds, annual payments in the future for the use of escrow fund, punitive damages of $10,000,000 and the sum of 4% interest on the reserve account of each member of the plaintiff's class or $100, whichever is more, from June 30, 1979. The trial court also denied the Bank's Motion for Summary Judgment and ruled that the Bank must account to plaintiff Madsen only for net earnings, if any, made on his reserve account.

Trial on this case was held in September, 1985. At the conclusion the Court directed judgment in favor of plaintiff Madsen in the amount of $134.70.
Before judgment was entered, the Bank
moved for disqualification of the trial judge, which was granted on January 16, 1986, and was retroactive, so that all of the trial judge's orders were vacated. Thereafter, plaintiff's petition to the Utah Supreme court for interlocutory review of the disqualification order was granted. During 1988, the Utah Supreme Court reversed the lower court's disqualification of the trial judge. The case was remanded to the trial court entry of findings of fact and conclusion of law.

The trial court has on March 22, 1990, entered its findings of fact and conclusions of law. The trial court entered judgment on April 30, 1992. The judgment awards $134.70 to plaintiff, plus costs of court, plus 10% interest from the date of the trial to the date of judgment, plus post-judgment interest from the date of judgment. The judgment also orders that a special master be appointed to survey the Bank's records to determine a feasible method for identifying class members and for identifying records from which a computation of damages can be made for class members. A consequence of the judgment may be that a class of plaintiffs, whose trust deeds in favor of the Bank contain similar language as that contained in the plaintiff's trust deed, may recover a larger judgment against the Bank. The trial court certified the judgment as final and directed its entry so that an appeal may be taken. The trial court stayed, pending appeal, that portion of the judgment ordering that a special master be appointed to identify the defendant class and calculate damages.
Both the individual plaintiff in this case and the Bank filed a notice of appeal to the Utah Supreme Court.

The Supreme Court has now found that the appeals were premature and returned the case to the trial court. The parties and the trial court are now in the process of appointing a special master who will identify class members and compute damages. The amount of the damages that may be awarded against the Bank cannot be determined at this time. Appeal must await the trial court's determination of class issues.

Other Litigation

The Corporation and its subsidiaries are parties to other ordinary routine legal proceedings incident to its business none of which, in the opinion of management, will have a material adverse effect on the Corporation's business or financial condition if decided adversely to the Corporation.


Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

                                    PART II

Item 5.   MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
          MATTERS

TRADING

The common stock, $1.00 par value, of the Corporation is traded on the National Association of Securities Dealers Automated Quotation Service ("NASDAQ") National Market System. The following table sets forth, for the respective periods indicated, the closing prices of the common stock on the NASDAQ National Market System, based upon actual transactions, as reported and summarized by NASDAQ.

  1993                                 High                                 Low
  ----                                 ----                                 ---
  First Quarter                         9 1/2                                6 1/2
  Second Quarter                       11 1/4                                8 3/4
  Third Quarter                        15                                   10 1/2
  Fourth Quarter                       14 1/2                               12 1/2

 1992                                 High                                 Low
 ----                                 ----                                 ---
 First Quarter                        6                                     4 1/4
 Second Quarter                       6                                     5 1/8
 Third Quarter                        5 7/8                                 5 1/4
 Fourth Quarter                       7 1/4                                 5 1/4

As of March 25, 1994, there were 11,895 record holders of the common stock.


DIVIDENDS

No dividends have been paid to stockholders since 1981, and no determination has been made as to when, if at all, dividends may be paid to stockholders of the Corporation in the future.

As a unitary savings and loan holding company, the Corporation's ability to pay dividends depends in part on the dividends it receives from the Bank and on income from other activities in which the Corporation may engage either directly or through other subsidiaries. As a condition of the February 1983 FHLBB approval of the reorganization in which the Bank became a subsidiary of the Corporation, dividends paid by the Bank are limited to net income for each year, but such dividends may be deferred to a subsequent year. However, no dividend may be paid from net income for a year prior to 1983 or if the payment of such dividends would reduce the Bank's regulatory capital below the regulatory minimums set by the OTS. To the extent dividends have been paid by the Bank to the Corporation, such funds have been used in the conduct of the business of the Corporation.

Item 6.   SELECTED FINANCIAL DATA

FINANCIAL HIGHLIGHTS


FOR THE YEAR                                 1993          1992           1991          1990          1989
- ------------                               --------      --------       --------      --------      --------

                                                     (Dollar Amounts in Thousands except Earnings (Loss) and
                                                                             Stockholders' Equity Per Share)
Interest Income                            $ 27,430      $ 33,109       $ 39,545      $ 48,833      $ 65,147
Interest Expense                             14,485        19,769         29,665        40,513        59,376

Net Interest Income                          12,945        13,340          9,880         8,320         5,771
Provision for (Recovery of)
  Loan Losses                                 (996)         2,038          1,922         2,113         8,874

Gain on Sale of Loans and
  Investments                                 2,519         1,209            480           457           393

Provision for Loss on Real Estate
  Acquired in Settlement of Loans               576         1,130          1,457         1,528         5,012

Net Income (Loss)                             6,343         2,835            345           858      (14,419)

Primary Earnings (Loss) Per Share              1.97          1.06           0.14          0.34        (5.65)
Return (Loss) on Average Equity              20.83%        12.08%          1.57%         3.73%      (50.47%)

Return (Loss) on Beginning Equity            23.50%        12.98%          1.60%         4.16%      (41.12%)

Return (Loss) on Average Assets               1.64%         0.70%          0.08%         0.16%       (2.01%)


AT YEAR END
Total Assets                               $414,169      $380,480       $403,693      $450,466      $589,933

Loan Receivable-Net                         242,470       238,906        264,630       268,771       306,686

Investment Securities                        12,713         7,058         16,414        25,174        57,814
Investments Available for Sale              132,196       103,835

Mortgage-Backed Securities                                                90,661       122,758       178,106
Savings Deposits                            294,561       291,651        292,713       291,580       332,560

FHLB Advances, Securities Sold
  Under Agreements to Repurchase
  and Other Borrowings                       81,646        57,562         83,168       131,548       228,972

Stockholders' Equity                         33,364        26,987         21,849        21,504        20,646
Stockholders' Equity Per Share             $  10.76      $   8.82       $   8.57      $   8.43      $   8.10

Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

This discussion should be read in conjunction with the Consolidated Financial Statements and notes thereto included in this Annual Report.

The following table includes average balance information and the calculated average rate earned or paid on assets and liabilities and is presented to facilitate discussion of the Corporation's financial condition and results of operations.

AVERAGE BALANCE SHEET/YIELDS AND RATES
for the Twelve Months Ended December 31, 1993, 1992 and 1991
(Unaudited)

                                        1993                                1992                                1991
                                        ----                                ----                                ----
                          Average                 Average     Average                 Average      Average                 Average
ASSETS                    Balance     Interest      Rate      Balance     Interest      Rate       Balance    Interest      Rate
                          -------     --------    -------     -------     --------    -------      -------    --------     -------
                                                                  (Dollar Amounts in Thousands)
Interest-earning Assets:
  Investment Securities
    and Other Short-term
    Investments           $24,809      $1,147       4.62%   $  24,349     $ 1,487        6.11%    $ 32,021     $ 2,732       8.53%

Mortgage-backed
  Securities              106,048       5,273        4.97      93,051       6,343         6.82     113,290       9,992        8.82
Loan Receivables1
  Real Estate Loans       234,431      19,478        8.31     254,653      23,322         9.16     261,321      25,746        9.85
  Commercial Loans          7,225         578        8.00       8,433         674         8.00       4,133         520       12.58
  Other Loans Receivable    2,241         202        9.01       4,018         348         8.66       2,829         290       10.25
                         --------     -------       -----     -------     -------       ------      ------       -----       -----
    Total Loan
      Receivables         243,897      20,258        8.31     267,104      24,344         9.11     268,283      26,546        9.89
                          -------      ------                 -------    --------                  -------      ------

    Total Interest
      Earning Assets      374,754     $26,678       7.12%     384,504     $32,174        8.37%     413,594     $39,270       9.49%
                                      =======      ======                 =======        =====                 =======       =====
Other Assets, Net          11,629                              21,419                               26,303
                         --------                             -------                              -------
    Total Assets         $386,383                            $405,923                             $439.897
                         ========                            ========                             ========

                                        1993                                1992                                1991
                          -------------------------------     --------------------------------     -------------------------------
 LIABILITIES AND          Average                 Average     Average                 Average      Average                 Average
 STOCKHOLDERS EQUITY      Balance     Interest      Rate      Balance     Interest      Rate       Balance     Interest      Rate
                         --------     --------    -------    --------     --------    --------     --------    --------    -------
                                                                    (Dollar Amounts in Thousands)
 Interest-bearing
 Liabilities:
Deposits                 $289,290     $11,023      3.81%     $290,816     $14,169       4.87%      $290,374    $19,944       6.87%
Advances from Federal
  Home Loan Bank           45,134       2,741      6.07        35,116       3,039       8.65         55,912      5,346       9.56
Securities Sold Under
  Agreement to Repurchase
  and Other Borrowings     16,910         721      4.26        48,665       2,561       5.26         61,711      4,375       7.09
                          -------      ------      ----      --------     -------       ----       --------     ------       ----
  Total Interest-Bearing
    Liabilities           351,334     $14,485      4.12%      374,597     $19,769       5.28%       407,997    $29,665       7.27%
                                      =======      ====                   =======       ====                   =======       ====
Other Liabilities           4,602                               7,850                                 9,879
Stockholders' Equity       30,447                              23,476                                22,021
                          -------                            --------                              --------
  Total Liabilities and
  Stockholders' Equity   $386,383                            $405,923                              $439,897
                         ========                            ========                              ========
Net Interest Spread                                3.00%                                3.09%                                2.22%
Net Interest
  Income/Earning Assets               $12,193      3.25%                 $12,405        3.23%                   $9,605       2.32%


1 Loans and leases include non-accrual loans and are shown net of unearned discount and allowance for possible losses. Interest on loans and leases excludes fees.


RESULTS OF OPERATIONS


The following table highlights results of operation and earnings per share for the years ended December 31,


                                                        1993                   1992                     1991
                                                    -----------           ------------               ---------
  Net income                                         $6,343,000             $2,835,000                $345,000

  Primary earnings per share                               1.97                   1.06                    0.14
  Fully diluted earnings per share                         1.95                   1.04                    0.14

NET INTEREST INCOME

A significant component of the Corporation's income is net interest income. Net interest income is the difference between interest earned on loans, investments and other interest-earning assets ("interest income") and interest paid on deposits and other interest-bearing liabilities ("interest expense"). Net interest margin, expressed as a percentage, is net interest income divided by average interest-earning assets. Changes in interest rates, the volume and the mix of interest-earning assets and interest-bearing liabilities, and the levels of non-performing assets affect net interest income and net interest margin. Net interest spread is the difference between the yield on interest-earning assets and the percentage cost of interest-bearing liabilities.

The following table highlights net interest income for the years ended December 31,

                                                         1993                   1992                    1991
                                                    -------------          -------------            ------------
    Net interest income
      including loan origination fees                 $12,945,000            $13,340,000              $9,880,000
    Change from previous year                           (395,000)              3,460,000               1,560,000

    % change from previous year                           (2.96%)                 35.02%                  18.75%

    Net interest spread                                     3.00%                  3.09%                   2.22%
    Net interest margin                                     3.25%                  3.23%                   2.32%

    Net interest margin including
      loan origination fees                                 3.45%                  3.47%                   2.39%

The Corporation's net interest margin increased from 1991 to 1993 as the result of a generally lower interest rate environment, lower levels of non-performing assets and a change in the mix of retail deposits from certificates of deposit to checking and statement savings accounts.

The following table highlights interest income for the years ended December 31,

                                                          1993                   1992                    1991
                                                     -------------          -------------           -------------
     Total interest income                             $27,430,000            $33,109,000             $39,545,000

     Change previous year                              (5,679,000)            (6,436,000)             (9,288,000)
     % change from previous year                          (17.15%)               (16.28%)                (19.02%)

     Total interest income/average interest
     earning assets                                          7.32%                  8.61%                   9.56%

The greatest decline in interest income from 1991 to 1993 occurred in the real estate loan portfolio. Income from real estate loans declined $2,425,000 from 1991 to 1992 and $3,844,000 from 1992 to 1993 as a result of a decline in average balances and rates. Real estate loan average portfolio balances have also declined from 1991 to 1993 falling $6,668,000 from 1991 to 1992 and $20,222,000 from 1992 to 1993. Over half the decline from 1992 to 1993 occurred in the commercial real estate portfolio. Until recently, federal banking regulations prohibited the Corporation from originating non-residential real estate loans, except to finance the sale of commercial real estate acquired in settlement of loans (REO). Multi-family real estate loan average balances increased $3,000,000 from 1992 to 1993, and average outstanding balances on home equity loans increased $2,000,000 for the same period.
Average disbursed balances on construction loans increased $3,000,000 from 1992 to 1993. The balance of the decline from 1992 to 1993 was in single family real estate loans. The average interest rate received for the real estate portfolio fell 0.69% from 1991 to 1992 and 0.85% from 1992 to 1993. This trend occurred in the mortgage-backed securities (MBS) portfolio as well. The average interest rate earned for MBS fell 2.00% from 1991 to 1992 and 1.85% from 1992 to

1993. Decreases in the interest rate received for MBS and real estate loans resulted from the downward adjustment of interest rates for adjustable rate loans and the replacement of loans paid off with new loans at lower interest rates. The average balance of investment securities increased $500,000 from 1992 to 1993 after declining $7,700,000 from 1991 to 1992. Due to lower yields available for these securities, these balances are kept at minimum levels for conducting business as well as to meet minimum regulatory requirements for liquidity.

Loan origination fees earned during 1993 decreased by $183,000 over that earned in 1992, which followed an increase of $660,000 from 1991 to 1992. The overall increase from 1991 to 1993 of $478,000 was the result of the increased activity in residential mortgage loans originated for sale and the increased volume of loan refinancing. Deferred net loan fees collected at origination are recognized as income when the loans are sold or pay-off. During 1993, Olympus Bank, a Federal Savings Bank (the Bank) funded $66,228,000 for mortgage loans originated for sale compared to $79,944,000 during 1992 and $13,343,000 for 1991. From the portfolio of loans originated for sale, $66,437,000 principal balance was sold during 1993 compared to $77,898,000 which was sold during 1992 and $13,440,000 which was sold during 1991.

The following table highlights interest expense for the years ended December
31,


                                                          1993                   1992                    1991
                                                      ------------           ------------            ------------
     Total interest expense                           $14,485,000            $19,769,000             $29,665,000
     Change from previous year                         (5,284,000)            (9,896,000)            (10,848,000)

     % change from previous year                          (27.73%)               (33.36%)                (26.78%)

     Total interest expense/average costing
       liabilities                                          4.12%                  5.28%                   7.27%

Average costing liabilities declined $56,663,000 from 1991 to 1993 and the average rate paid for such liabilities declined 3.15% for the same period. The aggregate average balance of deposits declined $1,084,000 from 1991 to 1993 but the average rate paid for such deposits fell 3.06% for the same period. The Bank has experienced a significant change in the mix of the deposits during the last three years. Outstanding balances of certificates of deposit at December 31, 1993, were $41,320,000 lower than the outstanding balances of certificates of deposit at December 31, 1991. For the same period outstanding balances of demand deposits, including money market demand accounts (MMDA), and statement savings accounts increased $44,501,000 consistent with management's focus on retail banking. The interest paid for all deposits fell $3,146,000 from 1992 to 1993 and $5,775,000 from 1991 to 1992. Advances from the Federal Home Loan Bank (FHLB) constitute the most expensive source of funds for the Bank, though the cost of this funding source has declined significantly in the past three years. The average rate paid for FHLB advances fell 3.49% from 1991 to 1993 and the average balances of these advances declined $10,778,000. The interest paid for FHLB advances fell $298,000 from 1992 to 1993 and $2,307,000 from 1991 to 1992. During the years ended December 31, 1993 and 1991 the Bank prepaid $25,000,000 and $9,600,000, respectively, of

FHLB advances. The advances prepaid during 1993 had an average rate of 9.48%. Such prepayments resulted in prepayment penalties, which are reported as extraordinary items for 1993 and 1991. The average balances of other borrowing sources declined $31,755,000 from 1992 to 1993 and $13,046,000 from 1991 to
1992. During 1993, $5,100,000 of $9,000,000 of other borrowings consisting of an industrial revenue refunding bond liability was retired and the balance of the liability was assumed by the purchaser of the industrial building previously held in real estate acquired in settlement of loans. The average balance of repurchase agreements declined $26,136,000 from 1992 to 1993. Management may use this source of funding for the Corporation's liquidity needs and to fund investment opportunities.

PROVISION FOR LOSSES

For the year ended December 31, 1993, the Corporation recorded a benefit for $996,000 as compared to losses of $2,038,000 for the same period in 1992. The provision for losses for 1992 was primarily the result of provision for losses taken on the interest-only strips. These interest-only strips were sold during 1993 and had no impact on loan loss provisions during 1993.

The recoveries of previous loan loss reserves during 1993 were the result of lower non-performing asset levels and the satisfactory settlement of several troubled loans.

The provision for losses on REO was $576,000 for the year ended December 31, 1993, compared to $1,130,000 for the year ended December 31, 1992. The provision for losses on REO was principally the result of adopting during 1992 the American Institute of Certified Public Accountants Statement of Position 92-3, "Accounting for Foreclosed Assets." The statement requires that assets such as REO be carried on the books of the Corporation at the lower of cost or fair value minus estimated costs to sell. Provision for losses on other accounts receivable increased from 1991 to 1992 and decreased in 1993. These provisions for 1993 include a charge of $257,000 to recognize the permanent impairment of two purchased mortgage servicing portfolios caused by prepayments, and a recovery of $196,000 on previously charged off assets. The provision for 1992, totaling $289,000, was primarily taken against the residual value of equipment owned by the Bank and leased to others. Such equipment is being sold by the Bank and no further significant provisions for losses are expected because the Bank no longer has an active equipment leasing program.

OTHER INCOME

Other income for the year ended 1993 was $4,200,000 as compared to $2,500,000 and $3,443,000 for the same periods in 1992 and 1991, respectively.

Fee income increased $22,000 from 1992 to 1993 after increasing $307,000 from 1991 to 1992. The two largest components of fee income are loan servicing fees and fees and charges on deposits. Loan servicing fees declined $172,000 from 1992 to 1993, due in part to increased amortization of purchased mortgage servicing rights resulting from early prepayments of mortgage loans. Late charges collected on loans serviced for the Bank and others increased $28,000 from 1992 to 1993 and increased $74,000 from 1991 to 1992. Fees and charges collected on deposits increased $132,000 from 1992 to 1993 and increased $197,000 from 1991 to 1992.

The Corporation earned $62,000 from real estate operations in 1993 compared to a loss of $583,000 in 1992 and a loss of $103,000 for 1991. The Corporation continues to make a concerted effort to reduce the dollar amount and holding costs associated with REO properties.

At December 31, 1992, the Bank classified all mortgage-backed securities and mortgage-backed derivative securities as assets available for sale, and consistent with applicable accounting practice, recorded an unrealized loss of $562,000. In the first quarter of 1993 most of the portfolio was sold, including interest-only strip securities, and the Bank realized this loss. The Bank continues to classify mortgage-backed securities as available for sale, but consistent with current accounting practices, unrealized gains or losses are excluded from income and reported as a separate component of Stockholders Equity. At December 31, 1993, the Bank had recorded an unrealized loss on securities available for sale of $107,000.

The Bank realized $956,000 more gain on sale of investments in 1993 than 1992. Gain from the sale of mortgage loans decreased $270,000 from $1,200,000 in 1992 to $930,000 in 1993. During 1993, the Bank sold mortgage servicing rights on loans serviced for others at a gain of $350,000. Gains on sale of investments, principally mortgage-backed securities, increased $880,000 from 1992 to 1993.

Miscellaneous income fell $453,000 from 1992 to 1993, after falling $807,000 from 1991 to 1992. Miscellaneous income in 1992 and 1991 included tax refunds and interest on tax refund claims. Such refunds and interest totaled $363,000 in 1992 and $1,373,000 in 1991. Commissions and income from the sale of insurance products amounted to $400,000 in both 1993 and 1992.

OTHER EXPENSES

Excluding provision for losses on REO and other accounts receivable discussed above, other expenses increased $1,826,000 during 1993, following an increase of $563,000 during 1992 over 1991.

From 1991 to 1993 compensation expense has increased $1,197,000. Full time compensation contributed most to the increase, rising $819,000 from 1991 to 1993. The Bank has opened five new branches since 1991, as well as adding commercial loan administration personnel and residential lending personnel due to increased demand for these services. Additionally, the increased volume of demand deposits has required additions to the operations staff. Besides opening five new branches, the Bank has relocated three additional branches to larger, more convenient locations. Occupancy expense increased $219,000 from 1992 to 1993 after increasing $270,000 from 1991 to 1992. As well as new branches and relocations, major repair projects have led to increased occupancy expense. Management anticipates that increases in compensation and occupancy may continue in future periods with the opening of two additional branches in grocery stores. Management believes that retail branches represent an opportunity to build low cost core deposits and to offer the Bank's lending products and services to a wider range of customers. Loan and collection expense rose to 1991 levels after declining $433,000 during 1992. The Bank experienced fewer and less complicated foreclosure proceedings during 1992. The Bank was involved in several costly foreclosure proceedings during 1993, most of which had been concluded by December 1993. Insurance expense, which includes Federal Deposit Insurance Corporation (FDIC) premiums for insured deposits, declined $129,000 from 1992 to 1991. During 1993 the Bank received the final installment of its secondary reserve credit. This credit reduced the FDIC insurance premium $415,000 for 1993. Legal expense continues to be a significant expense for the Corporation reflecting management's policy of aggressively protecting the Corporation's interests. In connection with this, a reserve of $500,000 has been established for estimated costs associated with litigation. Data processing and other outside services expense increased $240,000 from 1992 to 1993 after declining $211,000 from 1991 to 1992. In the fourth quarter of 1993 the Corporation spent $200,000 for review of strategic alternatives in connection with an expression of interest to acquire the Corporation, which expression of interest has since been terminated.


INCOME TAXES

The Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," effective January 1, 1993. The cumulative effect of adopting SFAS No. 109 on the Corporation's financial statements was to increase income $338,000 during 1993.

In 1992, the Corporation recorded an income tax benefit of $157,000 which resulted from a $197,000 deferred tax benefit offset by an estimate for Federal alternative minimum tax of $40,000. The Corporation has net operating loss carry forwards for financial statement purposes of approximately $8,750,000 which expire in the year 2003.

ASSET/LIABILITY MANAGEMENT - INTEREST RATE RISK

A mismatch between maturities and interest rate sensitivities of assets and liabilities results in interest rate risk. While a certain level of interest rate risk may be unavoidable, and may at times be desirable, management closely monitors and attempts to manage this risk. The Corporation's general objective has been to reduce its vulnerability to interest rate fluctuations over time. The principal strategies to achieve this objective include (1) emphasizing originations of shorter term and adjustable rate loans, (2) increasing core checking and other demand deposit accounts which are less sensitive to changes in interest rates, and (3) the use of interest rate swaps and interest rate cap agreements to minimize the consequences of rising interest rates on short-term deposits and borrowings.

The Corporation uses primarily two techniques in managing and measuring interest rate risk, net interest income simulations and theoretical mark-to-market values for interest sensitive assets and liabilities. The net interest income simulation is a simulation of interest income and interest expense for a twelve month period under different scenarios. An initial scenario or base case was calculated using rates as of December 31, 1993. Additional scenarios were computed adjusting rates both up and down. The Corporation is negatively impacted by rising interest rates. Based on the simulation, net interest income would decline by approximately 11% for an increase of 200 basis points over the base rates.

Theoretical market values were also computed using December 31, 1993 market rate information for both assets and liabilities. This provides a base case from which additional values for assets and liabilities are computed under varying fluctuations of the current interest rates. The net market value of portfolio equity, which is the theoretical market values of assets minus the theoretical market values of liabilities, as of December 31, 1993, is approximately $38.5 million. Given the same 200 basis point increase in the base rates as discussed above, the net market value of portfolio equity would decline by approximately 14%.

It is common for financial institutions to also measure interest rate risk using a gap analysis. This analysis measures the difference between interest earning assets and interest bearing liabilities repricing within a given time period. Within one year the Bank has approximately $29,484,000 in assets repricing in excess of liabilities or a cumulative hedged gap as a percent of total assets of positive 7.1%. Within three years from December 31, 1993, the Bank has approximately $7,177,000 of assets repricing in excess of liabilities for a cumulative hedged gap to total assets of positive 1.7%. This information is based on the Bank's internal gap analysis model as of December 31, 1993.

FINANCIAL CONDITION

ASSETS

Total consolidated assets at December 31, 1993, were $414,169,000, an increase of $33,689,000 or 8.85% from the December 31, 1992 balance of $380,480,000.
This resulted primarily from an increase in net loan receivables of $3,564,000 and an increase in MBS of $28,361,000.

INVESTMENT SECURITIES AND LIQUIDITY MANAGEMENT

Investment securities, including federal funds sold, are used to provide liquidity and generate income. The following table sets forth the carrying values of each type of investment security held by the Corporation.

                                                               December 31, 1993             December 31, 1992
                                                               -----------------             -----------------
  Federal Funds Sold                                                $     81,000                  $  4,980,000

  U.S. Government Securities                                             199,000                       200,000

  U.S. Government Agency Securities                                    6,498,000                     2,997,000
  Corporate Debt                                                                                       497,000

  Mortgage-backed Securities                                           2,151,000
  Other Investment Securities                                              7,000                         7,000

   Federal Home Loan Bank Stock                                         3,858,000                     3,357,000
                                                                      -----------                   -----------
        Total                                                         $12,794,000                   $12,038,000
                                                                      ===========                   ===========

Collateralized mortgage obligations (CMO) and mortgage-backed securities interest-only strips (IO strips) accounted for as investments available for sale as of December 31, 1992 are no longer included in the investment securities. The securities included in the investment securities portfolio have short term maturities and management has the intent and ability to hold them to maturity.

The Corporation attempts to manage its liquidity position to meet the funding needs of depositors and borrowers in a prompt and cost-effective manner. Generally, the Corporation's liabilities have shorter maturities than the Corporation's assets. Hence, the Corporation's ability to retain deposits and renew advances and other borrowings can significantly affect liquidity. During 1993, although the assets had longer scheduled maturities, principal repayments and maturities of the assets provided ample liquidity to fund deposit withdrawals, other maturing liabilities, lending commitments, and capital expenditures. The Corporation believes it has enough assets that can be converted to cash through sale or used as collateral for borrowings to meet liquidity needs. The Bank is required by regulation to meet mimimum liquidity levels. Management believes it continues to be in compliance with such requirements.

INVESTMENTS AVAILABLE FOR SALE

As of December 31, 1992, the Corporation categorized most mortgage-backed securities and mortgage-backed securities derivatives as investments available for sale and recorded an unrealized loss of $562,000. Such adjustment was included as a reduction in income in 1992. In early 1993 the Bank sold most of the adjustable rate mortgage-backed securities, the IO strips and CMOs. During the third quarter of 1993, the Bank sold an additional $36,600,000 of mortgage-backed securities. This sale resulted in a recognized gain of $900,000. The proceeds of the sales were used to purchase adjustable and fixed rate mortgage-backed securities, many with different interest rate indices which more closely approximate the marginal cost of liability funding. Additionally, a portion of the mortgage-backed securities are not issued by an agency of the U.S. government but are privately issued securities with a Standard and Poors rating of AAA. Management believes these securities will, in the long term, provide a higher return than available from government agency-backed securities at an acceptable level of risk. The mortgage-backed securities are accounted for as assets available for sale recorded at fair value and unrealized gains or losses are recorded as a separate component of stockholders' equity.

LOAN AND LEASE RECEIVABLE

Loan and lease receivables totaled $242,470,000 at December 31, 1993, compared to $238,906,000 at December 31, 1992. The increase in the ending balance is primarily the result of loans originated for portfolio of $76,100,000 during 1993 offset by principal payments (both scheduled and unscheduled) of $69,152,000 and the sale of the student loan portfolio.

Real estate loans totaled $233,316,000 at December 31, 1993, an increase of $3,472,000 from December 31, 1992. This increase is due to the amount of loans originated to be retained in the portfolio which exceeded the repayment of principal mentioned above. Currently, the Bank retains residential real estate loans which either have adjustable interest rates and certain fixed rate loans with shorter maturity dates. The Bank is currently originating and retaining multi-family real estate loans. During 1993 the Bank originated $10,202,000 of multi-family loans, compared to $4,381,000 during 1992. The Bank also originates commercial real estate loans for acceptable borrowers and to finance the sale by the Bank of commercial REO. Real estate loans are reviewed by members of the Bank's loan committee or a direct endorsement underwriter prior to the time a loan commitment is made, and the loan must adhere to established underwriting standards and procedures designed to minimize the risk of originating a loan which may later result in default.

The following table sets forth information to the Corporation's real estate loan originations and loan sales:

                                                                         December 31,
                                                               ---------------------------------
  Real estate loans originated:                                    1993                 1992
                                                               ------------          -----------
      Residential                                              $106,824,000          $88,183,000

      Commercial                                                  3,675,000            6,850,000

      Land                                                           12,000               14,000
      Construction                                               17,799,000            4,433,000
                                                               ------------          -----------

  Total originations                                           $128,310,000          $99,480,000
                                                               ============          ===========
  Real estate loans sold                                       $ 66,437,000          $77,898,000
                                                               ============          ===========

At December 31, 1993 and 1992, the Bank had extended lines of credit totaling $10,602,000 and $4,057,000, respectively, for mortgage loan originations. The lines of credit are used by mortgage bankers to originate and warehouse mortgage loans. During the years ended December 31, 1993 and 1992, the Bank disbursed $98,938,000 and $20,817,000, respectively, on these lines of credit. These originations are not included in the preceding table.

The Bank currently maintains $119,188,000 in outstanding commercial real estate loans in its loan portfolio. The commercial real estate loan portfolio is subject to significant concentrations in single industries, single borrowers and geographical areas. A downturn in any one geographic area, industry, or a deterioration in the financial condition of one of the largest borrowers, could have a material adverse impact on the Corporation. A further decline in commercial real estate values in markets where the Corporation's commercial real estate loans are located or other unexpected events could cause losses with the result that capital of the Bank could be reduced below required levels. As a consequence of these risks, in 1992 the Bank employed three additional employees to monitor and manage this portfolio.

Real estate loans held for sale totaled $6,470,000 at December 31, 1993. All of these loans are fixed rate residential real estate loans which were originated for sale in the secondary market. With the dramatic increase in residential real estate loan production beginning in 1992, primarily from both the financing and refinancing of residential real estate, and because many of the loans bear interest at a fixed rate, it is presently management's intent to continue to sell government and long term conventional fixed rate loans.

Commercial business loans totaled $7,092,000 at December 31, 1993, a decrease of $470,000, or 6% from December 31, 1992. Management intends to allocate additional resources for the origination of commercial business loans and growth could be expected in this category of lending. Recognizing the generally increased risks associated with commercial business lending, the Bank originates commercial business loans in order to increase short-term or adjustable rate assets.

Other loans receivable decreased $19,000 to a total of $2,223,000 at December 31, 1993. The balance of other loans receivable are consumer loans, such as loans for automobiles and credit card loans. This area of lending will continue, but slow growth is expected due to competitive pressure.

The allowance for losses on loans totaled $5,610,000 at December 31, 1993, compared to $6,678,000 at December 31, 1992. The allowance for losses is composed of specific allowances on particular loans and a general allowance for the loan portfolio. As of December 31, 1993, the total of specific allowances was $1,526,000, an increase of $449,000 from December 31,1992. The general allowance totaled $4,084,000 at December 31, 1993 compared to $5,601,000 at December 31, 1992. The general allowance is 1.66% of the loan and lease portfolio at December 31, 1993, as compared to 2.71% at December 31, 1992. It is difficult to predict which, if any, of the loans will become delinquent.
The general allowance is 182% of non-performing loans at December 31, 1993, compared to 138% of non-performing loans at December 31, 1992. Management has closely monitored the adequacy of the allowance for possible losses, but the continuing evolution of the methodologies used to determine adequacy, the changing economic environment, the changing financial condition of the Bank's largest borrowers, and the evolving standards of the Federal Deposit Insurance Corporation ("FDIC") and the OTS may result in further additions to the allowance.

NON-PERFORMING ASSETS & REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

Non-performing assets (principally non-accrual loans and REO) totaled $5,297,000 at December 31, 1993, compared with $9,310,000 at December 31, 1992.
Commercial real estate loans represent the majority of the assets in this category in 1993. In 1992, REO represented the majority of assets. As of December 31, 1993, non-accrual loans totaled $2,242,000 compared to $4,047,000 at December 31, 1992. At December 31, 1993, non- accrual loans consisted of commercial real estate loans and commercial installment loans. At December 31, 1993, real estate loans that were non-accrual totaled approximately $832,000 as compared to $3,842,000 at December 31, 1992. At December 31, 1993, non-accrual commercial installment loans totaled $1,408,000.

REO (including in-substance foreclosures) totaled $3,055,000 at December 31, 1993, compared to $5,263,000 at December 31, 1992. During 1992 and 1993 the Corporation sold several large properties in REO, including the remaining property at the Resort Center in Park City and an industrial building in Salt Lake City. The Bank has provided loans on market terms to some of these buyers. Properties in REO are being actively marketed. Pursuant to management's emphasis on resolving unsatisfactory credits through foreclosure proceedings or other actions, the Bank has commenced, and may in the future commence, enforcement proceedings against borrowers whose loans may not be delinquent with respect to principal or interest payments but who may not be in compliance with other provisions of the documents governing the loans, such as those relating to the payment of taxes. These proceedings may precipitate delinquencies or may result in additions to REO.

At December 31, 1993, there were two Bank properties in REO. The largest was a hotel located in Pocatello, Idaho. This hotel was sold in a Bank financed transaction during the first quarter of 1994. The other property was a hydroelectric plant. The Bank sold this property in the first quarter of 1994. However, it will be accounted for as REO pursuant to Statement of Financial Accounting Standards No. 66, "Accounting for sales of Real Estates". Major loans that are on non-accrual consisted of a commercial real estate loan and commercial business loans. The commercial real estate loan is an office building located in southern California. The largest nonaccrual commercial business loan was made in connection with a hotel in Idaho and has some commonality of borrowers with the hotel in Pocatello, Idaho that is listed above as REO property. Proceeds from the sale of the hotel were used to pay this loan in full.

As of December 31, 1993, the Corporation has identified approximately $13.6 million of loans and real estate acquired in settlement of loans (net of specific allowances) with various weaknesses or deficiencies, including present and/or past delinquencies in payment, and unverified or unverifiable sources of cash flow covering past and/or future payments. This compares with $22.8 million of such assets as December 31, 1992. The Corporation has $25,899,000 of commercial real estate loans located in southern California. Management is unable to determine what, if any, the impact of recent natural disasters will have on these loans.

LIABILITIES

SAVINGS DEPOSITS

Deposits are the Corporation's principal source of funds. Deposits totaled $294,561,000 at December 31, 1993, an increase of $2,910,000 from December 31, 1992. Management's strategy, implemented in 1990, to improve and where necessary relocate facilities and to emphasize checking accounts and other transaction related accounts combined with a lower interest rate environment appears to be successful so far in mitigating the loss of deposits attributable to a decline in certificates of deposit offered by the Bank. During 1993, certificates of deposit decreased $16,320,000 while checking and demand accounts and statement savings accounts increased $19,230,000.

BORROWINGS

Advances from the Federal Home Loan Bank decreased $3,350,000 from 1992 to 1993 and as discussed previously, during 1993 the Bank prepaid $25,000,000 of advances from the Federal Home Loan Bank. These fixed rate advances were replaced by adjustable rate advances. During 1993, $5,100,000 of the $9,000,000 industrial revenue bond, supported by letters of credit issued by the Bank, which made up the bulk of other borrowings at December 31, 1992, was retired, and the principal obligation for repayment of the balance was assumed by the purchaser of the industrial building previously held in REO. The balance of funds borrowed through repurchase agreements rose $36,531,000 during 1993. The proceeds from this borrowing were used to purchase adjustable and fixed rate mortgage-backed securities. Management intends to use borrowed funds only as needed for liquidity and to borrow at longer maturities.

CAPITAL RESOURCES

The Corporation privately placed 510,000 shares of its common stock on November 19, 1992 at $5.00 per share. This raised approximately $2,300,000 in new capital after all associated costs of issuance. The capital was contributed to the Bank for general business purposes and to strengthen the capital position of the Bank. During 1993, 39,500 stock options were exercised, which contributed $140,000 in new capital to the Corporation.

In connection with the insurance of savings accounts by the Savings Association Insurance Fund ("SAIF"), the Bank is required to meet certain minimum capital standards consisting of three separate requirements. The capital standards consist of a tangible capital requirement of 1.5% of tangible assets, a core or leveraged capital requirement of 3% of tangible assets, and a risk-based capital requirement. The risk-based requirement takes each asset and gives it a weighting of 0% to 100% based upon credit risk as defined in the regulations of the Office of Thrift Supervision ("OTS"). The risk-based capital requirement as of December 31, 1993 and 1992 was 8% of the risk weighted assets. Eligible capital to meet this test is composed of core or tier 1 capital and supplementary or tier 2 capital. Supplementary or tier 2 capital is composed of general loan loss reserves up to a maximum of 1.25% of risk weighted assets.

The following is a summary of the Bank's regulatory capital at December 31, 1993:


                  Requirements               Actual
              -------------------     ---------------------     Amount Exceeding
               Capital      Ratio       Capital      Ratio       Requirements
              -----------   -----     ------------   ------     ----------------
 Tangible     $ 6,207,000    1.50%     $32,731,000     7.91%        $26,524,000
 Core          12,415,000    3.00       32,731,000     7.91          20,316,000
 Risk-based    20,060,000    8.00       35,877,000    14.27          15,817,000

EFFECT OF RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions". The Statement requires an accrual of post-retirement benefits (such as health care benefits) during the years an employee provides services. The cost of these benefits were previously expensed on a pay-as-you-go basis. The Corporation adopted this Statement in 1993. The impact of the Statement on the Corporation was not material.

In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Post-employment Benefits". The Statement requires an accrual of benefits to be provided to former or inactive employees after employment but before retirement, such as salary continuation, severance pay, or health care benefits. The Statement is effective for fiscal years beginning after December 15, 1993. The impact of the Statement on the Corporation is not expected to be material.

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be valued based on the present value of expected future cash flows or fair value of the collateral if the loan is collateral dependent.
SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. The impact of SFAS No. 114 on the Corporation is not expected to be material.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Olympus Capital Corporation and Subsidiaries:

We have audited the accompanying consolidated statements of financial condition of Olympus Capital Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Olympus Capital Corporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the Corporation changed its method of accounting for income taxes and certain debt securities to conform with Statements of Financial Accounting Standards No. 109 and No. 115, respectively.



/s/

DELOITTE & TOUCHE


Salt Lake City, Utah
March 1, 1994

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1993 AND 1992

ASSETS                                                                                1993              1992
                                                                                 ------------      ------------
Cash on hand and in banks (Note 2)                                               $  8,323,332      $  7,096,080
Federal funds sold                                                                     81,099         4,980,484
                                                                                 ------------      ------------
         Total cash and cash equivalents                                            8,404,431        12,076,564
                                                                                 ------------      ------------
Investments available for sale (amortized cost of $132,302,225
  in 1993 and $104,396,822 in 1992) (Notes 3, 11, and 17)                         132,195,692       103,834,561
Investment securities (fair value $12,711,849 in 1993 and
  $7,035,774 in 1992) (Note 4)                                                     12,712,941         7,057,761
Loans receivables, net (Note 5):
     Real estate loans                                                            233,316,431       229,844,248
     Real estate loans held for sale                                                6,469,655         6,678,429
     Commercial loans                                                               7,091,863         7,562,150
     Other loans receivable                                                         2,238,761         2,301,410
     Less unamortized loan fees                                                    (1,036,824)         (802,360)
     Less allowance for losses                                                     (5,610,010)       (6,677,783)
                                                                                 ------------      ------------
         Total loan receivables                                                   242,469,876       238,906,094
                                                                                 ------------      ------------
Accrued interest receivable (less allowance for uncollectible
     interest of $99,499 in 1993 and $163,308 in 1992)                              2,232,629         2,359,429
Real estate acquired in settlement of loans, net (Note 6)                           3,054,916         5,262,614
Premises and equipment, net (Note 7)                                                7,333,637         7,528,378
Other assets and deferred charges (Note 8)                                          5,765,291         3,454,305
                                                                                 ------------      ------------
TOTAL ASSETS                                                                     $414,169,413      $380,479,706
                                                                                 ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (Note 9)                                                                $294,560,648      $291,650,580
Advances from Federal Home Loan Bank (Note 10)                                     36,649,913        40,000,000
Securities sold under agreements to repurchase
  (including accrued interest payable) (Note 11)                                   44,996,245         8,464,822
Other borrowings (Note 12)                                                                            9,096,748
Other liabilities and accrued expenses                                              4,599,067         3,942,656
Deferred tax credits (Note 13)                                                                          337,878
         Total liabilities                                                        380,805,873       353,492,684
                                                                                 ------------      ------------
Commitments and contingent liabilities (Note 17)

Stockholders' equity (Note 15):
     Common stock - $1 par value, 10,000,000 shares authorized;
       shares issued and outstanding 3,099,639 in 1993 and
       3,060,139 in 1992 (Note 19)                                                  3,099,639         3,060,139
     Paid-in capital                                                                1,894,005         1,793,230
     Retained earnings - substantially restricted                                  28,476,429        22,133,653
     Net unrealized losses on investments available
       for sale (Note 3)                                                             (106,533)
                                                                                 ------------      ------------
     Total stockholders' equity                                                    33,363,540        26,987,022
                                                                                 ------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $414,169,413      $380,479,706
                                                                                 ============      ============

See notes to consolidated financial statements.

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                                      1993                1992               1991
                                                                  -----------         -----------        -----------
INTEREST INCOME:
     Real estate loans                                            $19,478,265         $23,322,006        $25,746,517
     Mortgage-backed securities                                     5,272,572           6,342,758          9,991,919
     Investment securities and other short-term investments           643,174           1,107,940          2,345,729
     Equity securities                                                504,137             378,958            386,258
     Commercial loans                                                 577,706             674,721            520,294
     Other loans and contracts                                        201,490             347,441            279,880
     Loan organization fees                                           752,201             935,025            274,091
                                                                  -----------         -----------        -----------
         Total                                                     27,429,545          33,108,849         39,544,688
                                                                  -----------         -----------        -----------

INTEREST EXPENSE
     Deposits (Note 9)                                             11,022,544          14,168,612         19,944,339
     Advances from Federal Home Loan Bank (Note 10)                 2,740,926           3,039,131          5,345,760
     Securities sold under agreements to repurchase
       and other borrowings (Notes 11 and 12)                         721,302           2,561,556          4,375,076
                                                                  -----------         -----------        -----------
         Total                                                     14,484,772          19,769,299         29,665,175
                                                                  -----------         -----------        -----------

NET INTEREST INCOME                                                12,944,773          13,339,550          9,879,513

Provision for (recovery of) loan losses (Note 5)                     (996,412)          2,037,707          1,922,271
                                                                  -----------         -----------        -----------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                  13,941,185          11,301,843          7,957,242
                                                                  -----------         -----------        -----------

OTHER INCOME:
     Fees                                                           1,413,207           1,391,491          1,083,500
     Income (loss) from real estate operations                         61,584            (582,802)          (103,423)
     Unrealized loss on investments available for sale (Note 3)                          (562,261)
     Gain on sale of loans and investments (Notes 3, 4, and 5)      2,519,020           1,209,224            480,138
     Rentals on operating leases, net                                                      32,141            162,416
     Miscellaneous (Note 13)                                          559,659           1,012,684          1,820,198
                                                                   ----------         -----------        -----------
         Total                                                      4,553,470           2,500,477          3,442,829
                                                                   ----------         -----------        -----------

OTHER EXPENSES:
     Compensation and other employee expense (Note 20)              5,439,399           5,078,634          4,242,246
     Occupancy                                                      2,185,436           1,966,359          1,696,811
     Advertising                                                      375,326             295,078            457,497
     Loan and collection expense                                      476,930             123,533            556,535
     Insurance expense                                                693,069             821,943            785,588
     Provision for losses:
         Real estate acquired in settlement of loans (Note 6)         575,560           1,130,201          1,457,005
         Other accounts receivable                                     61,058             289,475             72,836
     Other operating expenses                                       2,360,172           1,419,058          1,402,760
                                                                  -----------         -----------        -----------
         Total                                                     12,166,950          11,124,281         10,671,278
                                                                  -----------         -----------        -----------

INCOME BEFORE INCOME TAXES, EXTRAORDINARY
     ITEMS, AND CUMULATIVE EFFECT OF A CHANGE
     IN ACCOUNTING PRINCIPLE                                        6,327,705           2,678,039            728,793
                                                                  -----------         -----------        -----------

                                                                     (Continued)

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                                      1993                1992               1991
                                                                  -----------         ----------         -----------
INCOME TAX EXPENSE (BENEFIT) (Note 13):
     Provision in lieu of income taxes                                                                   $   553,000
     Current                                                                           $   40,000
     Deferred                                                                            (196,761)
                                                                  -----------          ----------        -----------
         Total                                                        NONE               (156,761)           553,000
                                                                  -----------          ----------        -----------

INCOME BEFORE EXTRAORDINARY ITEMS AND
     CUMULATIVE EFFECT OF A CHANGE
     IN ACCOUNTING PRINCIPLE                                      $ 6,327,705           2,834,800            175,793

EXTRAORDINARY ITEMS
     FHLB advance prepayment penalty, net of related
       income taxes of $143,000 in 1991 (Note 10)                    (322,807)                              (240,894)
     Realization of net operating loss carryforward                                                          410,000

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE (Notes 1 and 13)                                          337,878
                                                                  -----------         -----------        -----------
NET INCOME                                                        $ 6,342,776         $ 2,834,800        $   344,899
                                                                  ===========         ===========        ===========

EARNINGS PER SHARE (Note 18):
     PRIMARY
         Income per share of common stock before
           extraordinary items and cumulative effect
           of a change in accounting principle                    $      1.96         $      1.06         $      .07
         Extraordinary items                                             (.10)                                   .07
         Cumulative effect of a change in accounting
           principle (Note 1)                                             .11
                                                                  -----------         -----------        -----------
         Earnings per share of common stock                       $      1.97         $      1.06        $       .14
                                                                  ===========         ===========        ===========

FULLY DILUTED:
     Income per share of common stock before
       extraordinary items and cumulative effect
       of a change in accounting principle                        $      1.94         $      1.04        $       .07
     Extraordinary items                                                 (.10)                                   .07
     Cumulative effect of a change in accounting
       principle (Note 1)                                                 .11
                                                                  -----------         -----------        -----------
     Earnings per share of common stock                           $      1.95         $      1.04        $       .14
                                                                  ===========         ===========        ===========


See notes to consolidated financial statements.

                                                                     (Concluded)

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                                                                   UNREALIZED
                                           COMMON             PAID-IN           RETAINED             LOSS ON            TOTAL
                                            STOCK             CAPITAL           EARNINGS           INVESTMENTS        (NOTE 15)
                                          ----------         ----------        -----------         -----------        ----------
BALANCE, JANUARY 1, 1991                  $2,550,139                           $18,953,954                            $21,504,093
    Net income                                                                     344,899                                344,899
                                          ----------         ----------        -----------           ----------        ----------

BALANCE, DECEMBER 31, 1991                 2,550,139                            19,298,853                             21,848,992

     Issuance of common stock
     (Note 15)                               510,000         $1,793,230                                                 2,303,230
     Net income                                                                  2,834,800                              2,834,800
                                          ----------         ----------        -----------           ----------        ----------

BALANCE, DECEMBER 31, 1992                 3,060,139          1,793,230         22,133,653                             26,987,022

     Issuance of common stock
     (Note 19)                                39,500            100,775                                                   140,275
     Net decrease in fair value of
       investments available for
       sale (Notes 1 and 3)                                                                           $(106,533)         (106,533)
     Net income                                                                  6,342,776                              6,342,776
                                          ----------         ----------        -----------           ----------        ----------

BALANCE, DECEMBER 31, 1993                $3,099,639         $1,894,005        $28,476,429           $(106,533)       $33,363,540
                                          ==========         ==========        ===========           =========        ===========


See notes to consolidated financial statements.

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                                   1993                 1992                1991
                                                             ---------------      --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Interest received                                           $26,434,708        $ 34,075,609         $ 40,461,944
     Fees and commissions received                                 2,828,343           2,185,135            1,592,096
     Income (loss) from real estate operations                         1,584            (582,802)            (103,423)
     Loans originated or purchased for resale                    (66,228,074)        (79,943,643)         (18,170,070)
     Proceeds from sale of loans originated or
       purchased for resale                                       66,436,848          77,897,537           13,440,454
     Miscellaneous income received                                 1,030,959           2,024,324            2,264,391
     Interest paid                                               (15,248,131)        (20,327,638)         (29,700,682)
     Cash paid for services to suppliers and employees            (8,336,568)         (6,657,617)          (5,836,736)
     Cash paid for other expenses                                 (1,645,382)         (2,228,429)          (2,104,893)
     Income taxes paid                                                                    (7,213)            (237,515)
                                                             ---------------      --------------       --------------
         Net cash provided by operating activities                 5,274,287           6,435,263            1,605,566
                                                             ---------------      --------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from maturity of investment securities              10,450,000           5,153,500           26,121,415
     Proceeds from sale of investment securities                   6,952,437           2,620,082            1,500,000
     Purchase of investment securities                           (16,661,900)        (10,385,706)         (21,723,209)
     Principal collected on investment securities                    354,801           2,268,164            2,227,018
     Proceeds from sale of mortgage-backed securities            137,781,224                               10,842,347
     Purchase of mortgage-backed securities                     (183,220,432)        (28,788,003)          (3,894,600)
     Principal collected on mortgage-backed securities            11,461,598          21,484,572           25,180,681
     Principal collected on loans                                 69,151,779          52,970,550           36,837,197
     Proceeds from sale of loans                                     902,225           4,168,441              560,384
     Loans originated or purchased                               (76,099,514)        (33,716,496)         (38,399,846)
     Proceeds from sale of real estate                             8,266,008           9,137,748            6,641,048
     Capital expenditures for premises and equipment              (2,215,264)           (729,284)          (2,026,679)
     Purchases of other assets                                    (3,467,329)           (797,166)             (98,033)
                                                             ---------------      --------------       --------------
         Net cash provided by (used in) investing
         activities                                              (36,344,367)         23,386,402           43,767,723
                                                             ---------------      --------------        -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase (decrease) in deposits                           2,835,068          (1,062,709)           1,133,022
     Proceeds from advances from Federal Home Loan Bank          152,258,200          30,696,000
     Principal payments on advances from Federal Home
       Loan Bank                                                (155,608,287)        (20,696,000)         (34,600,000)
     Net proceeds (repayment) of securities sold under
       agreements to repurchase                                   36,626,668         (43,896,328)          (4,706,178)
     Proceeds from (repayment of) other borrowings                (8,853,977)          7,641,989           (8,910,269)
     Proceeds from issuance of common stock                          140,275           2,303,230
                                                             ---------------      --------------       --------------
       Net cash provided by (used in)
         financing activities                                     27,397,947         (25,013,818)         (47,083,425)
                                                             ---------------      --------------       --------------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                       (3,672,133)          4,807,847           (1,710,136)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    12,076,564           7,268,717            8,978,853
                                                             ---------------      --------------       --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                     $     8,404,431      $   12,076,564       $    7,268,717
                                                             ===============      ==============       ==============

See notes to consolidated financial statements.

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991 (CONTINUED)

                                                                        1993                  1992                  1991
                                                                    -----------           -----------           -----------
RECONCILIATION OF NET INCOME TO NET CASH
     PROVIDED BY OPERATING ACTIVITIES:
     Net income                                                     $ 6,342,776           $ 2,834,800           $   344,899
                                                                    -----------           -----------           -----------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization                                    716,298               682,455               559,818
       Deferred income tax benefit                                                           (196,761)
       Cumulative effect of a change in accounting principle           (337,878)
       Provision for (recovery of) credit losses                       (996,412)            2,037,707             1,922,271
       Provision for loss on real estate acquired in
         settlement of loans                                            575,560             1,130,201             1,457,005
       Recoveries                                                       196,689               345,323               965,798
       Unrealized loss on investments available for sale                                      562,261
       Gain on sale of loans and investments                         (2,519,020)           (1,209,224)             (480,138)
       Net loans originated or purchased for resale                     208,774              (841,307)           (4,632,323)
       (Gain) loss on sale of real estate                              (102,282)                  970               (35,945)
       Discount/premium amortization on investment and
         mortgage-backed securities                                     134,913             1,459,464             1,104,848
       Federal Home Loan Bank stock dividends                          (500,100)             (375,900)             (383,900)
       Amortization on unearned discounts on loans                       (4,249)               (8,706)              (52,890)
       Net rentals on operating leases                                                        (32,141)             (162,416)
       Provision for loss on and decline in value of other
         assets                                                          61,058               323,086
       Decrease in other liabilities                                    (25,184)              (56,501)             (236,014)
       Decrease in accrued interest receivable                          126,800               826,927               636,342
       Increase (decrease) in interest payable                         (440,552)             (558,339)              618,179
       (Increase) decrease in prepaid expenses                          895,892              (157,815)             (138,200)
       Increase (decrease) in deferred fees and commissions             448,425              (141,381)              234,505
       Increase (decrease) in accrued expenses                          492,779              (189,856)             (116,273)
                                                                    -----------           -----------           -----------
         Total adjustments                                           (1,068,489)            3,600,463             1,260,667
                                                                     -----------          -----------           -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                      $ 5,274,287           $ 6,435,263           $ 1,605,566
                                                                    ===========           ===========           ===========
     SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
       AND FINANCING ACTIVITIES - Loans transferred to
       real estate acquired in settlement of loans                  $ 4,138,973           $ 4,223,816           $ 7,235,683
                                                                    ===========           ===========           ===========

     See notes to consolidated financial statements.

OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Olympus Capital Corporation (the "Corporation"), a savings and loan holding company, provides a full range of financial services to individual and corporate customers through its primary subsidiary, Olympus Bank, a Federal Savings Bank (the "Bank"). The Corporation is subject to the regulations of certain federal agencies and undergoes periodic examinations by those agencies.

     BASIS OF FINANCIAL STATEMENT PRESENTATION - The consolidated financial statements have been prepared in accordance with generally accepted accounting principles including those applicable to the savings and loan industry. In preparing such financial statements, management is required to make estimates and judgments that effect the carrying amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly subject to change relate to the determination of the allowance for possible loan losses and the valuation of real estate acquired in settlement of loans. Management obtains independent appraisals of properties to assist in the determination of the allowance for losses on loans, leases, and real estate owned.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include those of the Corporation and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     INVESTMENTS AVAILABLE FOR SALE - Effective December 31, 1993, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115). Pursuant to Statement No. 115, investments available for sale are recorded at fair value, with net unrealized gains or losses excluded from income and reported as a separate component of stockholders' equity. Gains or losses on investments available for sale are determined on the specific identification method and are included in income when realized. Investments available for sale include securities for which the Corporation has entered into a commitment to sell the securities as well as securities to be held for indefinite periods of time that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk, or other factors. Prior to the adoption of Statement No. 115, investments available for sale were carried at the lower of aggregate cost or market with unrealized losses reported in the statement of operations.

     INVESTMENT SECURITIES - Investments securities are carried at amortized cost, based on management's intent and ability to hold such securities to maturity. Discounts are accreted or premiums amortized using the interest method over the life of the security. Gains or losses on sales of securities are determined based on the specific identification method.

     INTEREST RATE EXCHANGE, INTEREST RATE CAP AGREEMENTS, AND INTEREST-ONLY STRIPS - The Corporation enters into interest rate exchange agreements as a means of managing interest rate exposure. The floating rates associated with these exchanges are reset on a quarterly basis. The effect on interest costs is recognized currently over the term of such agreements.

     Interest rate cap agreements are purchased to reduce the Corporation's exposure to rising interest rates which would increase the cost of floating rate liabilities. Costs are amortized over the life of the agreements and benefits are recognized when realized. The premium related to interest-only strips is amortized using the interest method over the estimated life of the future payment stream.

     REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS (REO) - Properties acquired in settlement of loans and loans considered in substance foreclosures are carried at the lower of cost or fair value less estimated selling costs. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are expensed.

     PREMISES AND EQUIPMENT - Premises and equipment are stated at cost. Depreciation and amortization of office buildings and related equipment are computed on a straight-line method over the estimated useful lives ranging from 20 to 50 years for buildings, 5 to 35 years for leasehold improvements, and 3 to 25 years for furniture and equipment. Maintenance and repairs are expensed as incurred. Additions and major renewals and betterments are capitalized. In addition, the Corporation leases certain of its branch facilities under operating leases.

     SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Securities sold under agreements to repurchase are accounted for as financing transactions and are recorded at the amount at which the securities will be reacquired, including accrued interest. Securities sold under agreements to repurchase are entered into only with securities brokers which are registered with the Securities and Exchange Commission, are members in good standing of the National Association of Securities Dealers, Inc., and are primary dealers in U.S. Government securities or are agencies of the federal government. Collateralization limits, based on market values, range from 101% to 110%, depending on maturity.

     ALLOWANCE FOR LOSSES ON LOAN RECEIVABLES - Allowance for losses on loan receivables are established to recognize losses which are, in the opinion of management, probable and estimable. Allowance for losses are established on the loan portfolio based on past experience and calculated as a percentage of the portfolio. Delinquent and adversely classified loans are analyzed and additional allowance for losses established based on historical losses and estimates of the fair value of the collateral. While management uses the best information available on which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Restructuring of a loan results in the establishment of a loss allowance based on the fair value of the collateral. In addition, various regulatory agencies routinely examine the Corporation's financial statements as part of their legally prescribed oversight of the savings and loan industry. As an integral part of their examination process, the regulatory agencies review the allowance for losses. Such agencies may require additions to the allowance based on their evaluation of information available at the time of their examination.

     NON-REFUNDABLE LOAN ORIGINATION FEES - Loan origination fees and certain direct loan origination costs are being deferred. For loans held for investment, such fees are amortized over the life of the loan using the interest method as an adjustment of yield. Net deferred loan fees are included in the calculation of the gain or loss on the sale of loans.

     INCOME TAXES - In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"

     (Statement No. 109). Effective January 1, 1993, the Corporation and its subsidiaries adopted the provisions of Statement No. 109 and recognized a cumulative effect of a change in accounting principle adjustment of $337,878. The change in accounting for income taxes had no effect on income before income taxes in 1993. The Corporation has recorded net deferred tax assets which are offset by a valuation allowance for the expected future tax consequences of events that have been recognized in different periods for financial statement purposes than for income tax purposes.

     The Bank has qualified under provisions of the Internal Revenue Code which permit it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. Retained earnings at December 31, 1993 and 1992 include earnings of approximately $25,200,000 and $27,300,000, respectively, representing such bad debt deductions for which no provision for Federal income taxes has been made. If the deducted amounts are used at a future time for any purpose other than to absorb such losses, tax liabilities will be incurred by the Bank at the Federal income tax rates in effect at that time. In the future, if the Bank does not meet the Federal income tax requirements necessary to permit it to deduct an allowance for bad debts, the Corporation's effective Federal income tax rate could increase.

     ACCRUED INTEREST RECEIVABLE - Interest earned but uncollected on loans and investments is accrued. Generally, the recognition of income on a loan is suspended and previously accrued interest is reversed when payments become more than 90 days delinquent.

     STATEMENTS OF CASH FLOWS - For purposes of the statements of cash flows, the Corporation considers cash on hand, amounts due from banks, federal funds sold, and United States Treasury Bills purchased as part of cash management activities with an original maturity less than 90 days to be cash equivalents. Also, for purposes of the statements of cash flows, loan originations and principal collected on loans includes rollovers of loans.

     OTHER - Certain reclassifications have been made in the prior year's financial statements to conform to classifications adopted in the current year.

2.   RESTRICTED CASH

     In connection with loans serviced for others, the Corporation collects loan payments and advances for taxes and insurance from borrowers and remits such collections, less a servicing fee, to the lender. At December 31, 1993, there were no unremitted collections or restricted funds.

3.   INVESTMENTS AVAILABLE FOR SALE

     The amortized cost and estimated fair values of investments available for sale are as follows:

                                                                GROSS            GROSS           ESTIMATED
                                            AMORTIZED         UNREALIZED       UNREALIZED           FAIR
 DECEMBER 31, 1993                            COST              GAINS            LOSSES            VALUE
 -----------------                         ------------       ----------      -----------       ------------
 U.S. Government Agency fixed rate
   mortgage-backed securities              $ 29,714,294                       $  (323,745)      $ 29,390,549

 U.S. Government Agency variable
   rate mortgage-backed securities           64,701,617       $   34,932                          64,736,549

 Non-agency variable rate mortgage-
   backed securities                         37,886,314          182,280                          38,068,594
                                           ------------       ----------      ------------      ------------
 Total                                     $132,302,225       $  217,212      $  (323,745)      $132,195,692
                                           ============       ==========      ===========       ============


                                                               GROSS            GROSS            ESTIMATED
                                            AMORTIZED        UNREALIZED       UNREALIZED            FAIR
DECEMBER 31, 1993                             COST             GAINS            LOSSES             VALUE
- -----------------                          ------------      ----------       -----------       ------------
 U.S. Government Agency fixed rate
   mortgage-backed securities              $  1,668,040       $   83,055                         $ 1,751,095

 U.S. Government Agency variable
   rate mortgage-backed securities           94,004,584        1,823,258                          95,827,842

 Real estate mortgage investment
   conduit                                    1,986,613                                            1,986,613

 Utah Housing mortgage-backed
   securities                                   170,000                                              170,000

 Collateralized mortgage obligations          1,733,795                       $   (70,924)         1,662,871

 Interest-only mortgage-backed
   securities                                 4,833,790                        (2,397,650)         2,436,140
                                           ------------       -----------     -----------       ------------
 Total                                     $104,396,822       $1,906,313      $(2,468,574)      $103,834,561
                                           ============       ==========      ===========       ============


     At December 31, 1993, the net unrealized loss on investments available for sale of $106,533 was recorded to reduce the carrying value of the investments on an aggregate basis to their estimated fair values.
     Pursuant to the adoption of SFAS No. 115, such adjustment was excluded from income and shown as a separate component of stockholders' equity. At December 31, 1992, a lower of cost or market adjustment of $562,261 was recorded to reduce the carrying value of the investments on an aggregate basis to their estimated fair value. Such adjustment was included as a reduction in income in 1992.

     The amortized cost and estimated fair value of investment securities available for sale at December 31, 1993 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The maturities of mortgage-backed securities are estimated based on the contractual maturities of the underlying loans.

                                                                                        ESTIMATED
                                                                                          FAIR
                                                              AMORTIZED COST              VALUE
                                                              --------------          -------------
 Due after one year through five years                         $  5,224,009            $  5,199,952

 Due after five years through ten years                           9,844,228               9,755,139

 Due after ten years                                            117,233,988             117,240,601
                                                               ------------            ------------
 Total                                                         $132,302,225            $132,195,692
                                                               ============            ============

     Proceeds, gross gains, and gross losses from sales of investments available for sale were as follows for the year ended December 31, 1993:


 Proceeds                                                                              $137,781,224
                                                                                       ============
 Gross realized gains                                                                  $  2,807,672

 Gross realized losses                                                                   (2,482,636)
                                                                                       ------------
 Net realized gains                                                                    $    325,036
                                                                                       ============

     There were no investments classified as available for sale during 1991.

     At December 31, 1993, mortgage-backed securities totaling $6,747,391 are pledged as collateral to letters of credit and $598,199 to interest rate swap agreements. Additionally, mortgage-backed securities totaling $46,912,958 as of December 31, 1993, have been sold under agreements to repurchase (see Note 11). Investment in Federal Home Loan Bank capital stock is required of Federal Home Loan Bank members and represents the greater of: a) 1% of residential mortgage loans and mortgage-backed securities, b) 0.3% of total assets, or c) 5% of advances from the Federal Home Loan Bank.

4.   INVESTMENT SECURITIES

     The amortized cost and estimated fair values of investment securities are as follows:

                                                                GROSS             GROSS          ESTIMATED
                                             AMORTIZED        UNREALIZED        UNREALIZED          FAIR
 DECEMBER 31, 1993                              COST            GAINS             LOSSES            VALUE
 -----------------                           ----------       ----------        ----------       ----------
 Federal Home Loan Bank variable
   rate notes                                $1,506,937                          $ (7,387)       $1,499,550

 Federal National Mortgage
  Association variable rate notes             3,491,220                           (10,695)        3,480,525

 Student Loan Marketing Association
   variable rate notes                        1,500,000        $ 3,000                            1,503,000

 Utah Housing mortgage-backed
   securities                                   160,000                                             160,000

 Real estate mortgage investment
   conduit                                    1,990,955         15,246                            2,006,201

 U.S. Treasury securities                       199,256                            (1,256)          198,000
                                             ----------        -------           --------        ----------
 Total debt securities                        8,848,368         18,246            (19,338)        8,847,276

  Federal Home Loan Bank capital                3,857,500                                          3,857,500
   stock

 Other equity securities                           7,073                                               7,073
                                             -----------       -------           --------        -----------
 Total                                       $12,712,941       $18,246           $(19,338)       $12,711,849
                                             ===========       =======           ========        ===========



                                                                GROSS            GROSS           ESTIMATED
                                             AMORTIZED        UNREALIZED       UNREALIZED          FAIR
 DECEMBER 31, 1992                              COST            GAINS            LOSSES            VALUE
 -----------------                           ----------       ----------       ----------       -----------
 Investment grade corporate debt             $  496,937         $3,063                           $  500,000

 U.S. Treasury securities                       199,890            110                              200,000

 Federal National Mortgage
   Association debentures                     2,996,460                         $(25,160)         2,971,300
                                             ----------         ------          --------         ----------

 Total debt securities                        3,693,287          3,173           (25,160)         3,671,300

 Federal Home Loan Bank capital
   stock                                      3,357,400                                           3,357,400

 Other equity securities                          7,074                                               7,074
                                             ----------         ------          --------         ----------
 Total                                       $7,057,761         $3,173          $(25,160)        $7,035,774
                                             ==========         ======          ========         ==========


 The amortized cost and estimated fair value of investment debt securities at December 31, 1993 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                        ESTIMATED
                                                                 CARRYING                 FAIR
                                                                  VALUE                   VALUE
                                                                ----------              ----------
 Due less than one year                                         $  199,256              $  198,000

 Due after one year through five years                           8,489,112               8,489,276

 Due after five years through ten years                            160,000                 160,000
                                                                ----------              ----------
 Total investment debt securities                               $8,848,368              $8,847,276
                                                                ==========              ==========

 Proceeds, gross gains, and gross losses from sales of investment securities were as follows:

                                                         1993                 1992                 1991
                                                      ----------           ----------           -----------
 Proceeds                                             $6,952,437           $2,620,082           $12,342,347
                                                      ==========           ==========           ===========
 Gross gains                                                                                    $   384,295

 Gross losses                                         $  (11,910)          $  (28,750)
                                                      ----------           ----------           -----------
 Net gains                                            $  (11,910)          $  (28,750)          $   384,295
                                                      ==========           ==========           ===========

     Investment securities totaling $3,857,500 and $3,357,400 were pledged on advances from the Federal Home Loan Bank of Seattle at December 31, 1993 and 1992, respectively.


5.   LOAN RECEIVABLES

     Real estate loan receivables consist of the following:

                                                                             DECEMBER 31,
                                                                    --------------------------------
                                                                       1993                1992
                                                                    ------------        ------------
 Real estate loans:

   Residential                                                      $117,664,808        $ 84,076,030

   Commercial                                                        119,187,768         134,857,373

   FHA and VA loans                                                    9,966,800          12,738,600

   Equity line-of-credit loans                                         6,506,411           4,011,628

   Land acquisition loans                                                 55,335           1,070,602
                                                                    ------------        ------------
 Total                                                               253,381,122         236,754,233

 Less:

   Undisbursed portion of loans-in-process                            19,689,718           6,612,672

   Unearned discount on loans and contracts purchased                    374,973             297,313
                                                                    ------------        ------------
 Net real estate loans                                              $233,316,431        $229,844,248
                                                                    ============        ============

     These loans are collateralized by liens on real property. The balances of participation loans serviced for others at December 31, 1993 and 1992 were approximately $354,238,000 and $278,353,000, respectively. Generally, fixed rate residential real estate loans currently originated by the Corporation are sold in the secondary market.

     A Federally-chartered savings bank's aggregate non-residential real estate loans may not exceed 400% of its capital as determined under the capital standards provisions of FIRREA. The Bank is federally-chartered and subject to this limitation. FIRREA does not require divestiture of any loan that was lawful when it was originated. At December 31, 1993, the Bank was in compliance with the 400% limitation. Additionally, FIRREA prohibits origination after August 9, 1989 of loans to one borrower in excess of 15% of capital, except for loans not to exceed $500,000 or to facilitate the sale of real estate acquired in settlement of loans. The 15% limitation results in a dollar limitation of approximately $4,910,000 at December 31, 1993. The Bank has not originated a loan since August 9, 1989 which was in violation of this limitation.

 The Corporation originates and purchases both adjustable and fixed interest rate loans. At December 31, 1993, the composition of these loans is as follows:


                       FIXED RATE                                        ADJUSTABLE RATE
 ---------------------------------------------------            ---------------------------------
                                            AVERAGE
                                            TERM TO               TERM TO
     INTEREST                               MATURITY                RATE
       RATE               BOOK VALUE        (YEARS)              ADJUSTMENT           BOOK VALUE
 ---------------          -----------       --------            ---------------      ------------
 Less than 8.00%          $24,150,736          9                  1 mo. - 1 yr.      $115,725,640

   8.00 - 8.99%            17,830,500         10                  1 yr. - 3 yr.        22,382,109

   9.00 - 9.99%            23,976,550         10                  3 yr. - 5 yr.        21,755,743

  10.00 - 10.99%           22,134,264          9                Non-accrual               649,738

  11.00% and above          4,592,842         10

 Non-accrual                  183,000
                          -----------                                                ------------
 Total                    $92,867,892                           Total                $160,513,230
                          ===========                                                ============

The adjustable rate loans have interest rate adjustment limitations and are generally indexed to current market indices. Future market factors may affect the correlation of the interest rate adjustment with the rates paid on the deposits that have been primarily utilized to fund these loans.

Non-accrual real estate loans, principally loans past due more than 90 days, totaled approximately $2,242,000 and $4,047,000 at December 31, 1993 and 1992, respectively. If non-accrual loans had been current in accordance with their stated terms, approximately $99,000, $163,000, and $157,000 in interest income would have been recorded in 1993, 1992, and 1991, respectively.

Concentration of commercial real estate loans listed by property type at December 31, 1993 are as follows:


 PROPERTY TYPE                                                                         BOOK VALUE
 -------------                                                                         -----------
 Office buildings (includes medical and bank)                                          $22,069,573

 Industrial and warehouse (includes light industrial)                                   12,646,042

 Retail and wholesale                                                                   29,873,011

 Motel or hotel                                                                         21,250,380

 Nursing home, convalescent center, or hospital                                         11,096,471

 Mobile home parks                                                                       3,801,403

 Service (gas station, fast food, car wash, convenience stores, etc.)                    2,883,363

 Restaurant                                                                              2,106,450

 Other commercial (recreation facilities, mini-storage, farm, hydro-electric,           13,461,075
   auto-dealers, truck terminal, and other single-use property)

Commercial real estate loans listed by the state in which the property is located at December 31, 1993 are as follows:

       STATE                                                                                 BOOK VALUE
       -----                                                                                 ----------
       Alaska                                                                                $ 1,202,224

       Arizona                                                                                 3,067,538

       California                                                                             37,691,363

       Colorado                                                                                1,044,606

       Idaho                                                                                  16,335,436

       Montana                                                                                 6,561,469

       New Mexico                                                                              5,829,617

       Nevada                                                                                    372,091

       Oregon                                                                                  2,357,314

       Utah                                                                                   42,920,533

       Wyoming                                                                                 1,805,577

Additionally, the Corporation has 93 commercial real estate and multi-family loans with book values in excess of $500,000 at December 31,1993. Multiple loans to 22 different borrowers range in total value, to each borrower, from $301,819 to $12,935,584.

Changes in the allowance for losses on loan receivables are as follows:


                                                               1993                 1992                 1991
                                                            ----------          -----------           -----------
       Balance, January 1                                   $6,677,783          $ 6,545,377           $ 6,703,698

       Provision (recovery) charged
         (credited) to expense                                (996,412)           2,037,707             1,922,271

       Recoveries of amounts previously
         charged to allowance                                  375,205              323,406               350,195

       Charge-offs                                            (446,566)          (2,228,707)           (2,430,787)
                                                            ----------          -----------           -----------
       Balance, December 31                                 $5,610,010          $ 6,677,783           $ 6,545,377
                                                            ==========          ===========           ===========

6.   REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

     Real estate acquired in settlement of loans is net of an allowance for losses that may be incurred in disposing of the real estate. Changes in the allowances are as follows:

                                                              1993                 1992                  1991
                                                           -----------         ------------           -----------
       Balance, January 1                                  $ 1,851,129         $  2,937,828           $ 3,106,335

       Provision charged to expense                            575,560            1,130,201             1,457,005

       Recoveries                                                                   122,260               487,542

       Charge-offs                                          (2,076,689)          (2,339,160)           (2,113,054)
                                                           -----------         ------------           -----------
       Balance, December 31                                $   350,000         $  1,851,129           $ 2,937,828
                                                           ===========         ============           ===========

7.   PREMISES AND EQUIPMENT

     The cost of premises and equipment and related accumulated depreciation and amortization are as follows:


                                                                                   DECEMBER 31,
                                                                         --------------------------------
                                                                             1993                1992
                                                                         -----------          -----------
       Land                                                              $ 1,076,318          $ 1,076,318

       Buildings and leasehold improvements                                9,178,689            9,129,815

       Furniture and equipment                                             3,311,399            2,895,198

       Branch offices and equipment under capital leases                                          316,169
                                                                         -----------          -----------
       Total                                                              13,566,406           13,417,500

       Accumulated depreciation and amortization                          (6,232,769)          (5,889,122)
                                                                         -----------          -----------
       Net premises and equipment                                        $ 7,333,637          $ 7,528,378
                                                                         ===========          ===========

8.   OTHER ASSETS AND DEFERRED CHARGES

     Other assets and deferred charges consist of the following:

                                                                                   DECEMBER 31,
                                                                         --------------------------------
                                                                             1993                1992
                                                                         -----------          -----------
       Purchased mortgage servicing rights                               $ 4,016,773          $ 2,040,382

       Prepaid expenses                                                      398,993              746,041

       Other assets and deferred charges                                   1,349,525              667,882
                                                                         -----------         ------------
       Total                                                             $ 5,765,291          $ 3,454,305
                                                                         ===========          ===========

     Amortization expense related to purchased mortgage servicing rights for the years ended December 31, 1993 and 1992 was $825,295 and $219,496, respectively, including a $257,414 adjustment for permanent impairment recorded in 1993. The servicing rights are amortized over the life of the loans, based on management's estimate of prepayments of the underlying mortgage loans.


9.   DEPOSITS

     Deposits are classified by type and interest rate as follows:

                                                        DECEMBER 31, 1993                DECEMBER 31, 1992
                                                     -----------------------          -----------------------
                                                     AVERAGE                          AVERAGE
                                                      RATE         AMOUNT              RATE         AMOUNT
                                                     -------    ------------          -------    ------------
                                                                   >
       Money market deposit accounts                  2.83%     $ 21,863,517           3.00%     $ 25,348,607

       Checking accounts                              0.89        35,450,467           1.20        17,970,289

       Other demand                                                1,205,291                        2,327,942

       Statement savings                              3.17        49,515,070           3.43        43,157,576


       Certificates:

          14 day/variable rate                                                         3.47         2,702,802

          3 month                                     2.93         1,745,826           3.33         2,495,413

          6 month                                     3.26        54,804,732           3.76        65,771,552

          8 month                                     3.44         2,785,973           4.43         7,995,869

          10 month                                                                     4.05            27,509

          1 year                                      3.75        43,247,614           4.45        58,588,595

          18 month                                    4.30         1,172,139

          2 year                                      4.75        14,150,806           5.77        15,359,731

          3 year                                      5.52        22,674,999           6.79        13,221,789

          4 year                                      6.56         3,588,874           7.49         3,337,921

          5 year                                      6.43        27,035,779           8.18        12,831,557

       Retirement trust                               3.90        12,321,210           5.00        16,356,416

       Jumbo (over $100,000)                          3.53         2,998,351           3.86         4,157,012
                                                      -----     ------------          -----      ------------
       Total certificates                             4.31       186,526,303           4.77       202,846,166
                                                      -----     ------------          -----      ------------
       Total deposits                                 3.59%     $294,560,648           4.16%     $291,650,580
                                                      =====     ============          =====      ============


      As of December 31, 1993, certificates totaling $136,506,000 mature in one year or less. The remaining certificates of $50,020,000 mature in two to five years.

     Interest expenses on deposits consists of the following:

                                                                              DECEMBER 31,
                                                             -------------------------------------------------
                                                                1993               1992               1991
                                                             -----------        -----------        -----------
       Money market deposit and checking accounts            $   937,537        $ 1,245,751        $ 1,718,813

       Statement savings                                       1,541,555          1,453,115          1,158,708

       Certificates                                            8,543,452         11,469,746         17,066,818
                                                             -----------        -----------        -----------
       Total interest expense                                $11,022,544        $14,168,612        $19,944,339
                                                             ===========        ===========        ===========


10.  ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB)

     Advances from FHLB consist of the following:

                                                                                 DECEMBER 31,
          MATURITY                   INTEREST                         ---------------------------------------
            DATE                       RATE                              1993                        1992
          --------                  ----------                        -----------                 -----------
            1993                    9.30-9.60%                                                    $20,000,000

            1994                    3.02-9.70%                        $26,500,000                  20,000,000

            1995                         3.98%                         10,000,000

            2008                         6.93%                            149,913
                                                                      -----------                 -----------
           Total                                                      $36,649,913                 $40,000,000
                                                                      ===========                 ===========

     During the years ended December 31, 1993 and 1991, the Corporation prepaid $25,000,000 and $9,600,000, respectively, of advances from the FHLB. Such prepayments resulted in prepayment penalties of $322,807 for the year ended December 31, 1993 and $383,894 for the year ended December 31, 1991. The prepayment penalty is shown as an extraordinary item in the Consolidated Statements of Operations for the years ended December 31, 1993 and 1991, respectively.

11.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

        Short-term borrowings of mortgage-backed securities sold under agreements to repurchase substantially identical securities are as follows:

                                                                                             DECEMBER 31,
                                                                                    -------------------------------
                                                                                       1993                1992
                                                                                    -----------         -----------
        Balance outstanding (including accrued interest payable):

           Amount                                                                    $44,996,245         $ 8,464,822
                                                                                     ===========         ===========
           Weighted average interest rate                                                   3.60%               4.82%
                                                                                     ===========         ===========
        Average borrowing for the year:

           Outstanding                                                               $13,412,159         $39,547,895
                                                                                     ===========         ===========

           Weighted average interest rate                                                   5.11%               4.26%
                                                                                     ===========         ===========
        Largest amount outstanding at any month-end                                  $44,996,245         $57,685,160
                                                                                     ===========         ===========

        Mortgage-backed securities sold under agreements to repurchase substantially identical securities are as follows:

       DECEMBER 31, 1993

                                                                    SECURITIES SOLD
                                                       --------------------------------------------
                                                                                          ACCRUED
                TERM TO               INTEREST          CARRYING           FAIR           INTEREST       LIABILITY
                MATURITY                RATE            VALUE (1)          VALUE         RECEIVABLE       BALANCE
                --------            -----------        ------------     -----------      ----------     -----------
       Less than 30 days             3.16-3.41%         $19,501,623     $19,698,089       $103,275      $19,086,206

       30 days to 60 days                 3.43%          24,795,308      24,518,596        133,842       23,459,389

       Five years to ten years      5.72-8.875%           2,616,027       2,652,519         10,813        2,450,650
                                                        -----------     -----------       --------      -----------
       Total                                            $46,912,958     $46,869,204       $247,930      $44,996,245
                                                        ===========     ===========       ========      ===========


       DECEMBER 31, 1992


                                                                    SECURITIES SOLD
                                                    -----------------------------------------------
                                                                                          ACCRUED
                TERM TO               INTEREST          CARRYING           FAIR           INTEREST       LIABILITY
                MATURITY                RATE            VALUE (1)          VALUE         RECEIVABLE       BALANCE
                --------            -----------        ------------     -----------      ----------     -----------
       10 Months                       3.910%           $ 8,713,203     $ 8,862,609       $ 61,703      $ 6,927,964

       129 Months                      8.875%             1,541,541       1,615,286          9,273        1,536,858
                                                        -----------     -----------       --------      -----------
       Total                                            $10,254,744     $10,477,895       $ 70,976      $ 8,464,822
                                                        ===========     ===========       ========      ===========


        (1) excludes accrued interest receivable

        The mortgage-backed securities underlying the agreements were delivered to the primary dealers who arranged the transactions. The dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations and have agreed to resell to the Corporation substantially identical securities at the maturities of the agreements.

        The Corporation pays a fixed rate of 8% on an interest rate swap agreement hedging securities sold under agreements to repurchase in the notional principal amount of $5,000,000 at December 31, 1993 and 1992. The agreement expires in July 1995. The effect of swaps for the years ended December 31, 1993, 1992 and 1991 was to increase interest expense by $169,486, $473,115, and $446,660, respectively. Securities totaling $598,199 are pledged as collateral on these agreements as of December 31, 1993.

12.  OTHER BORROWINGS

     Other borrowings consisted of the following as of December 31, 1992:

     Notes payable with interest at 5% due in quarterly installments through 1997              $   71,564
     Obligations under capital leases, due in monthly installments through 1993                    25,184
     Industrial Revenue Refunding Bond with monthly interest payments at variable interest rates based on market determined rates, with principal due
     in 1996 (Note 17)                                                                          9,000,000
                                                                                               ----------

Total                                                                                          $9,096,748
                                                                                               ==========

     During the second quarter of 1993, $5,100,000 of the Industrial
     Revenue Refunding Bond was retired, and the remaining principal obligation was assumed by the purchaser of the related industrial building previously held as real estate owned. The balance of the 5% note payable was prepaid in December 1993 without penalty.

     Premises, equipment and operating lease equipment with a depreciated cost of $3,882,926 at December 31, 1992 were pledged as collateral for these borrowings.

13.  INCOME TAXES

     As discussed in Note 1, the Corporation adopted SFAS No. 109, "Accounting for Income Taxes" effective January 1, 1993.

     The total deferred tax expense of $1,045,150 for the year ended
     December 31, 1993 was offset by a corresponding reduction in the valuation allowance.

     Deferred tax assets and liabilities as of December 31, 1993 consisted of the following items:

     Assets:
          Provision for loan losses                                                              $ 2,292,004
          Net operating loss carryforward                                                          3,265,135
          AMT credit                                                                                 168,598
          Other                                                                                      296,715
                                                                                                 -----------

          Total deferred tax assets                                                                6,022,452
                                                                                                 -----------

     Liabilities:
          Depreciation                                                                               344,813
          Accrual to cash conversion                                                                 143,706
          FHLB stock dividend                                                                        750,024
          Other                                                                                       75,683
                                                                                                 -----------

          Total deferred tax liabilities                                                           1,314,226
                                                                                                 -----------

          Net deferred tax asse                                                                    4,708,226

          Valuation allowance                                                                     (4,708,226)
                                                                                                 -----------

          Net                                                                                        NONE
                                                                                                 ===========

         Income tax expense (benefit) differed from the amount computed by applying the Federal statutory rate to income taxes for the years ended December 31, 1993, 1992 and 1991 as follows:

                                                                                           DECEMBER 31,
                                                                         ------------------------------------------------
                                                                             1993              1992               1991
                                                                         -----------       -----------         ----------
         Federal income tax expense at statutory rate                    $ 2,041,665       $   910,533         $  117,266
         Increases (decreases) in taxes resulting from:

              Statutory bad debt deduction                                  (885,318)       (1,757,654)          (632,810)

              Tax exempt income                                             (111,197)          (91,419)           (93,761)

              State income taxes                                                                                   36,136

              Net loss on sale and provision for loss on
              real estate owned                                                                682,682            632,009

              Provision for loss on qualifying real estate
              loans and non-qualifying loans                                                    58,246            700,757

              Alternative minimum tax                                                           40,000

              Net operating loss carryforward used to
              offset existing deferred tax credits                                            (196,761)

              Limitation in tax benefit due to net
              operating loss                                                                   181,632

              Reduction in valuation allowance                            (1,045,150)

              Income tax refund (excluding interest                                                              (349,777)
              portion)

              Effect of FHLB advance prepayment                                                                   143,000

              Other                                                                             15,980
                                                                         -----------       -----------         ----------

              Total                                                          NONE          $  (156,761)        $  553,000
                                                                         ===========       ===========         ==========

         The deferred tax benefit of $196,761 recorded in 1992 results from a change in the estimated timing difference related to FHLB stock which management expects to reverse in the years prior to the expiration of the Corporation's net operating loss carryforward.

         At December 31, 1993, the Corporation has net operating loss carryforwards for income tax purposes of approximately $8,750,000 which expire in the year 2003.

         During the year ended December 31, 1991, the Corporation received a refund of past income taxes paid of $1,373,086, including approximately $344,000 in interest, which is included in other income. The refund is due to a change in the method for computing the allowable bad debt deduction for income tax purposes under the percentage method and relates to tax years 1972 through 1977.

14.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures
         About Fair Value of Financial Instruments" (SFAS 107) requires that the Corporation disclose fair values for its financial instruments. Fair value estimates, methods and assumptions are as follows for the Corporation's financial instruments.

         CASH AND INVESTMENTS - The carrying amounts for cash and short-term investments is considered a reasonable estimate of fair value. The fair value of longer term investments is estimated based on bid indications received from securities dealers.

         The following table represents the carrying value and estimated fair value of cash and investments at December 31, 1993 and 1992:

                                                   1993                                         1992
                                     ----------------------------------          ----------------------------------
                                       CARRYING             ESTIMATED              CARRYING             ESTIMATED
                                        AMOUNT              FAIR VALUE              AMOUNT              FAIR VALUE
                                     ------------          ------------          ------------          ------------
          Cash on hand and in
          banks                      $  8,323,332          $  8,323,332          $  7,096,080          $  7,096,080

          Federal funds sold               81,099                81,099             4,980,484             4,980,484

          Investments
            available for sale        132,302,225           132,195,692           104,396,822           103,834,561

          Investment
            securities                 12,712,941            12,711,849             7,057,761             7,035,774
                                     ------------          ------------          ------------          ------------



          Total                      $153,419,597          $153,311,972          $123,531,147          $122,946,899
                                     ============          ============          ============          ============


         LOANS - Fair values are estimated for portfolios of loans with similar characteristics. Loans are segregated by type, such as residential mortgage, commercial real estate, land loans, commercial, credit card and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

         The fair value is calculated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan.

         The following table presents information for loans:


                                                             AVERAGE
                                                        --------------------

                                                                                   ESTIMATED
                                       CARRYING                      MATURITY      DISCOUNT        CALCULATED
            DECEMBER 31, 1993           AMOUNT           YIELD        (YRS.)         RATE          FAIR VALUE
                                     ------------        ------      --------      ---------      ------------
            Real estate:

            Residential:

              Adjustable             $ 22,758,355         6.70%         19           6.77%        $ 22,603,756

              Fixed                    59,191,936         8.34          14           6.72           61,768,486

            Commercial:

              Adjustable              105,649,243         7.70           7           7.34          104,813,543

              Fixed                    39,715,303         9.76           6           7.96           42,684,711

            Land:

              Adjustable

              Fixed                        55,336        11.74           1           7.75               56,543

              Other                    12,415,913         8.00           1           8.06           12,415,913

            Commercial                  7,091,863         8.93           3           8.50            7,157,506

            Credit card                   543,989        10.32           3          15.00              537,589

            Other                       1,694,772         8.14           2           7.46            1,708,903
                                     ------------                                                 ------------
            Total                    $249,116,710                                                 $253,746,950
                                     ============                                                 ============

                                                                        AVERAGE
                                                                 ----------------------

                                                                                            ESTIMATED
                    DECEMBER 31, 1992          CARRYING                        MATURITY      DISCOUNT       CALCULATED
                                                AMOUNT           YIELD          (YRS.)         RATE         FAIR VALUE
                                            ------------         -----         --------     ---------      ------------
                    Real estate:
                     Residential:
                       Adjustable           $ 18,049,225          7.45%         9              6.69%       $ 18,098,176
                       Fixed                  75,352,230          9.04         15              7.17          79,859,856
                     Commercial:
                       Adjustable             81,546,293          7.94          8              7.12          81,212,850
                       Fixed                  49,789,118         10.15         12              9.75          50,739,941
                     Land:
                      Adjustable               1,000,422          9.00         14              8.00           1,020,200
                      Fixed                    3,390,180          7.58          5              7.60           3,385,700
                     Other                     7,395,209          8.11          3              7.65           7,415,183
                    Commercial                 7,562,150          9.10          2              8.38           7,601,481
                    Credit card                  439,056         12.19          3             15.00             435,955
                    Other                      1,862,354          8.84          2              7.28           1,872,636
                                            ------------                                                   ------------
                    Total                   $246,386,237                                                   $251,641,978
                                            ============                                                   ============





         Average maturity represents average cash flow period, which in some instances is different than the stated maturity.

         Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented above would be indicative of the value negotiated in an actual sale.

         DEPOSITS - Under SFAS 107, the carrying amount of deposits with no stated maturity, such as money market and checking accounts, and statement savings accounts, is considered a reasonable estimate of fair value. The fair value of certificates of deposit is based on the discounted value of the contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

         The following table presents deposit information at December 31, 1993 and 1992.


                                                         1993                                         1992
                                         -----------------------------------           ----------------------------------
                                            CARRYING              ESTIMATED              CARRYING              ESTIMATED
                                             AMOUNT              FAIR VALUE               AMOUNT              FAIR VALUE
                                         ------------           ------------           ------------          ------------
          Money market and checking      $ 58,519,275           $ 58,519,275           $ 45,646,838          $ 45,646,838

          Statement savings                49,515,070             49,515,070            43,157,576            43,157,576

          Certificate of deposit          186,526,303            188,964,202            202,846,166           205,264,092
                                         ------------           ------------           ------------          ------------

          Total                          $294,560,648           $296,998,547           $291,650,580          $294,068,506
                                         ============           ============           ============          ============



         ADVANCES FROM FHLB, SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE, AND OTHER BORROWINGS - The fair value is calculated by discounting contractual cash flows using estimated market discount rates.

      The following table presents information for advances from FHLB, securities sold under agreements to repurchase, and other borrowings as of December 31, 1993 and 1992.

                                                               1993                                          1992
                                                -----------------------------------         --------------------------------------

                                                    CARRYING              ESTIMATED              CARRYING               ESTIMATED
                                                    AMOUNT              FAIR VALUE               AMOUNT               FAIR VALUE
                                                -------------           ------------           ------------            -----------
      Variable rate advances from FHLB         $  14,149,913           $ 14,150,000           $ 10,000,000            $  9,997,300

      Fixed rate advances from FHLB:

         Due in one year or less                  12,500,000             12,501,692             20,000,000              20,777,698

         Due after one year through five          10,000,000              9,936,371             10,000,000              10,491,154

      Securities sold under agreements to
         repurchase                               44,996,245             45,789,529              8,464,822               8,979,600

      Other borrowings                                                                           9,096,748               6,576,848
                                                ------------          -------------           ------------            ------------

      Total                                     $ 81,646,158           $ 82,377,592           $ 57,561,570            $ 56,822,600
                                                ============           ============           ============            ============


      INTEREST RATE SWAP AGREEMENTS AND INTEREST RATE CAPS - The fair values of interest rate swap agreements and interest rate caps are obtained by discounting anticipated cash flows. These values represent the estimated amount the Corporation would receive or pay to terminate the contracts or agreement, taking into account current interest rates.

      The following table presents the notional amount, carrying amount and estimated fair value for interest rate swaps and interest rate caps:

                                                                  CARRYING    ESTIMATED
         DECEMBER 31, 1993                     NOTIONAL AMOUNT     AMOUNT     FAIR VALUE
                                               ---------------    --------    ----------
         Interest rate swap agreement            $ 5,000,000      $ 41,250    $ (243,000)
           (net payable position)

         Interest rate caps                       12,000,000        85,146          None

                                                                  CARRYING    ESTIMATED
         DECEMBER 31, 1992                     NOTIONAL AMOUNT     AMOUNT     FAIR VALUE
                                               ---------------    --------    ----------
         Interest rate swap agreement
           (net payable position)                $ 5,000,000      $ 40,250    $(344,426)

         Interest rate caps                       22,000,000       132,896         None


         The amounts shown under "Carrying Amount" represent accruals or deferred expense.

         COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present credit worthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated costs to terminate them or otherwise settle the obligations with counterparties. The contract amount, carrying amount and the estimated fair value for commitments to extend credit and standby letters of credit are as follows:


                                                                    CONTRACT           CARRYING          ESTIMATED
         DECEMBER 31, 1993                                            AMOUNT             AMOUNT         FAIR VALUE
                                                                 -----------           --------         ----------
         Commitments to extend credit                            $45,214,634           $194,741          $(403,891)
         Standby letters of credit                                 5,821,227               None               None

                                                                    CONTRACT           CARRYING          ESTIMATED
         DECEMBER 31, 1992                                            AMOUNT             AMOUNT         FAIR VALUE
                                                                 -----------           --------         ----------
         Commitments to extend credit                            $28,182,679            $30,775          $(279,000)
         Standby letters of credit                                   474,446               None             (8,000)

         The amounts shown under "Carrying Amount" represent deferred income from these unrecognized financial instruments.

         LIMITATIONS - The fair value estimates are made at a discrete point in time based on relevant market information about the financial instruments. Because no market exists for a significant portion of the corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         In addition, the fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.
         Significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, deferred tax credits, other assets, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

15.      STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL REQUIREMENTS

         In connection with the insurance of savings accounts by the Savings Association Insurance Fund ("SAIF"), the Bank is required to meet certain minimum capital standards consisting of three separate requirements. The capital standards consist of a tangible capital requirement of 1.5% of tangible assets, a core or leverage capital requirement of 3% of tangible assets, and a risk-based capital requirement. The risk-based requirement takes each asset and gives it a weighting of from 0% to 100% based upon credit risk as defined in the regulations of the Office of Thrift Supervision ("OTS"). The risk-based capital requirement as of December 31, 1993 and 1992 was 8% of the risk weighted assets. Eligible capital to meet this test is composed of core or tier I capital and supplementary or tier 2 capital. Supplementary or tier 2 capital is composed of general loan loss reserves up to a maximum of 1.25% of risk weighted assets.

         The FDIC Improvement Act of 1991 ("FDICA") required each federal banking agency to implement prompt corrective actions for institutions that it regulates. In response to this requirement, the OTS adopted final rules, effective December 19, 1992, based upon FDICIA's five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

         The rules provide that a savings association is "well capitalized" if its total risk-based capital ratio is 10% or greater, its tier 1 risk-based capital ratio is 6% or greater, its leverage ratio is 5% or greater, and the institution is not subject to a capital directive.

         As used herein, total risk-based capital ratio means the ratio of total capital to risk-weighted assets, tier 1 risk-based capital ratio means the ratio of core capital to risk-weighted assets, and leverage ratio means the ratio of core capital to adjusted total assets, in each case as calculated in accordance with current OTS capital regulations. Under these new regulations, the Bank is deemed to be "well capitalized".

         The following is a summary of the Bank's regulatory capital at December 31, 1993 and 1992:

                                   REQUIREMENT                  ACTUAL               AMOUNT
                               -------------------       --------------------       EXCEEDING
                                 CAPITAL     RATIO         CAPITAL      RATIO      REQUIREMENT
                               -----------   -----       -----------    -----      -----------
          DECEMBER 31, 1993
          Tangible             $ 6,207,000    1.50%      $32,731,000     7.91%     $26,524,000
          Core                  12,415,000    3.00        32,731,000     7.91       20,316,000
          Risk-based            20,060,000    8.00        35,877,000    14.27       15,817,000

          DECEMBER 31, 1992

          Tangible             $ 5,700,000    1.50%      $26,700,000     7.03%     $21,000,000
          Core                  19,000,000    5.00        26,700,000     7.03        7,700,000
          Risk-based            19,300,000    8.00        26,700,000    12.30       10,400,000

         At periodic intervals, both the Office of Thrift Supervision (OTS) and Federal Deposit Insurance Corporation ("FDIC") routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings.

         A future examination by the OTS or FDIC could include a review of certain transactions or other amounts reported in the Bank's 1993 financial statements. In light of FIRREA and the uncertain regulatory environment in which the Bank now operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1993 financial statements cannot presently be determined.

         In August 1993, the OTS issued a final regulation adding an interest rate risk component to its risk-based capital standard. The regulation will require a savings institution to maintain capital in an amount equal to one-half the difference between the institution's measured interest rate risk and 2% of the market value of the institution's assets. Interest rate risk is to be measured on the market value of its assets, based on a hypothetical 200 basis point change in interest rates. The credit risk component of the risk-based capital standard will remain unchanged at 8% of risk-weighted assets. Institutions with measured interest rate risk less than or equal to 2% will not be required to maintain additional capital. The Bank's management believes that, based on the Bank's interest rate risk profile, no additional risk-based capital would have been required at December 31, 1993.

         On November 19, 1992, the Corporation sold 510,000 shares of its common stock under a private placement memorandum. The net proceeds received on the sale of stock were $2,303,230.

         As a unitary savings and loan holding company, the Corporation's ability to pay dividends depends in part on the dividends it receives from the Bank and on income from other activities in which the Corporation may engage either directly or through other subsidiaries. As a condition of the February 1983 Federal Home Loan Bank Board approval of the reorganization in which the Bank became a subsidiary of the Corporation, dividends paid by the Bank are limited to net income for each year, but such dividends may be deferred to a subsequent year. However, no dividend may be paid from net income for a year prior to 1983 or if the payment of such dividends would reduce the Bank's regulatory capital below the regulatory minimums set by the OTS.

16.      INTEREST RATE RISK

         A mismatch between maturities and interest rate sensitivities of assets and labilities results in interest rate risk. While a certain level of interest rate risk may be unavoidable, and may at times be desirable, it is important to monitor and manage this risk. The Corporation's general objective has been to reduce its vulnerability to interest rate fluctuations over time. The principal strategies to achieve this objective include emphasizing originations of shorter term and adjustable rate loans and growing core checking and other demand deposit accounts which are less sensitive to changes in interest rates. In addition, management constantly examines the value of extending the effective maturities of liabilities or shortening the effective maturity of assets through the use of interest rate swaps and interest rate cap agreements.

         The Corporation uses various techniques in managing and measuring interest rate risks, including net interest income simulations, theoretical mark-to-market values for interest sensitive assets and liabilities, and gap analysis.

17.      COMMITMENTS AND CONTINGENT LIABILITIES

         The Corporation is a defendant in an action seeking punitive damages of $10,000,000 and challenging the practice of not paying interest on advances from borrowers for taxes and insurance, and in various other actions in connection with its lending activities. Management does not believe that the Corporation will sustain material future losses from this contingency.

         During 1986, the Corporation issued an irrevocable, collateralized Letter of Credit supporting the payment of principal and interest on $9,000,000 of Sandy City, Utah variable rate demand industrial development revenue refunding bonds. During the second quarter of 1993, $5,100,000 of the bond was retired and the principal obligation for repayment was assumed by the purchaser of the industrial building previously held as real estate owned. Payment of any sums disbursed under the letter of credit is secured by deeds of trust on the real property and improvements with respect to which the bonds were issued. At December 31, 1993, the Corporation has approximately $6,747,000 in mortgage-backed securities held by the Bond Trustee to assure its performance of obligations under the Letter of Credit which expires on August 15, 2004.

         At December 31, 1993, the Corporation had approximately $29,220,000 in unused lines of credit which have been granted to customers in the normal course of business, as well as $15,994,000 in single-family mortgage loan applications. The Corporation uses the same credit policies in making commitments to extend credit as they do for loans to similar customers

         The Bank leases certain branch facilities under long-term operating lease arrangements. Consolidated rent expense on the above operating leases was approximately $233,402, $182,857, and $70,655 for the years ended December 31, 1993, 1992, and 1991, respectively. The following represents the Bank's future commitments under such leases:

         1994                                                 $   202,155
         1995                                                     206,664
         1996                                                     207,773
         1997                                                     215,505
         1998                                                     210,350
         Thereafter                                               605,285
                                                               ==========
         Total                                                 $1,647,732

18.      EARNINGS PER SHARE OF COMMON STOCK

         Earnings per share of common stock are based on the following weighted average number of shares outstanding:

                             1993                1992                1991
        Primary            3,223,742           2,674,297           2,550,139
        Fully diluted      3,255,226           2,716,003           2,550,139

         Primary per share amounts are computed after including the effect, if dilutive, of stock options outstanding using the treasury stock method.

         Fully diluted per share amounts are computed using the greater of the dilutive effects of average or quarter-end stock prices.

         For the year ended December 31, 1991, common stock options were not considered because their effect would be anti-dilutive.

19.      STOCK OPTIONS

         In July 1988, the Board of Directors of the Corporation adopted a non-qualified stock option plan ("1988 Plan") which authorized the Corporation to grant options to purchase up to 250,000 shares of common stock pursuant to the 1988 Plan.

        Changes in stock options are as follows:

                                                                                                 PRICE RANGE
        1993                                                                 SHARES              PER SHARE
        Granted                                                               10,000             $11.50
        Expired                                                               None
        Exercised                                                             39,500               3.25- 5.63
        Outstanding and exercisable at December 31                           233,000               3.25-11.50

        1992

        Granted                                                               80,000             $ 5.50-5.63
        Expired                                                               None
        Exercised                                                             None
        Outstanding and exercisable at December 31                           262,500               3.25-5.63

        1991

        Granted                                                              157,500             $ 3.25
        Expired                                                               30,000               5.50-10.50
        Terminated                                                            27,500               5.50-9.00
        Exercised                                                             None
        Outstanding and exercisable at December 31                           182,500               3.25-5.50

20.     EMPLOYEE BENEFIT PLANS

        The Employee Stock Bonus Plan (the "Bonus Plan"), qualified under
        Section 401(a) of the Internal Revenue Code, provides that each full-time salaried employee of the Corporation and/or its subsidiaries who has attained the age of 21 and has completed 12 consecutive months of employment during which he/she has received credit for at least 1,000 hours of service is entitled to participate in the Bonus Plan commencing on the January 1 or July 1 immediately following when such qualifications are met, provided he/she is employed on that date. Under the terms of the plan, participating employees may contribute, and the Board of Directors may authorize the Corporation to match a certain portion of such contribution. Employees may elect to have their own contributions invested in either (i) the Corporation's common stock, or
        (ii) a certificate of deposit or savings account from the Bank.
        Employer contributions are invested in the Corporation's common stock. During 1993, 1992, and 1991, the Corporation and its subsidiaries contributed $74,717, $111,502, and $80,865, respectively, to the Bonus Plan.

        The Corporation and its wholly-owned subsidiaries provide a non-contributory retirement plan (the "Retirement Plan"), qualified under Section 401(a) of the Internal Revenue Code, for the benefit of qualified employees. Each full-time salaried employee who has attained the age of 21 and has completed 12 consecutive months of employment during which he/she has received credit for at least 1,000 hours of service is entitled to participate in the Retirement Plan commencing on January 1 or July 1 immediately following when such qualifications are met. Under the Retirement Plan, the Corporation and its subsidiaries make a monthly pension contribution equal to 6% of each eligible employee's monthly base compensation. In addition, the Corporation and its subsidiaries are allowed, but not required, to make a profit sharing contribution based on base compensation to the Retirement Plan, provided that in no event shall the profit sharing contribution and the aggregate contributions under the Bonus Plan during any year exceed 15% of the total payroll of eligible employees of the Retirement Plan. In any year, aggregate contributions under the Retirement Plan and aggregate contributions under the Bonus Plan may not exceed the lesser of 25% of the eligible employee's base compensation or $30,000. During 1993, 1992, and 1991, the Corporation and its subsidiaries contributed $133,387, $149,000, and $112,169, respectively, to the Retirement Plan.

                In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions". The Statement requires an accrual of postretirement benefits (such as health care benefits) during the years an employee provides services. The cost of these benefits were previously expensed on a pay-as-you-go basis. The Corporation adopted this Statement in 1993. The impact of the Statement on the Corporation was not material.

21.     QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                The following is a summary of the quarterly results of operations. This information should be read in conjunction with the Discussion of Financial Condition and Results of Operations.

         DECEMBER 31, 1993                         4th QUARTER    3rd QUARTER       2nd QUARTER    1st QUARTER
         Interest income                           $6,781,322     $6,587,913        $6,967,922      $7,011,388

         Interest expense                           3,352,957      3,611,357         3,703,033       3,817,425
         Provision for losses                        (152,870)      (459,443)         (421,940)         37,841
         Gain on sale of loans and investments        349,822      1,190,644           745,016         233,538

         Income before extraordinary items and
           cumulative effect of a change in
           accounting principle                     1,484,786       1,804,042        1,703,466       1,335,411
         Net income                                 1,484,851       1,481,235        1,703,466       1,673,224
         Earnings per common share before
           extraordinary items and cumulative
           effect of a change in accounting
           principle                                     0.46            0.56              0.53           0.42

         Earnings per common share - primary             0.46            0.46              0.53           0.53
         Earnings per common share - fully
           diluted                                       0.46            0.46              0.53           0.52


         DECEMBER 31, 1992

         Interest income                            $7,868,413    $9,130,148         $7,829,826     $8,280,462

         Interest expense                            4,316,057     4,779,208          5,094,245      5,579,789
         Provision for losses                          482,454     1,245,714             45,791        263,748
         Gain on sale of loans and investments         312,054       718,386             80,787         97,997

         Income (loss) before extraordinary
           items                                     2,298,000      (713,212)           562,963        687,049
         Net income                                  1,028,000        556,788           562,963        687,049
         Earnings (loss) per common share
           before extraordinary items                     0.79         (0.28)              0.22           0.27

         Earnings per common share - primary              0.36           0.22              0.22           0.27
         Earnings per common share - fully
           diluted                                        0.36           0.22              0.21           0.26

22.     EFFECT OF RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

        In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits". The Statement requires an accrual of benefits to be provided to former or inactive employees after employment but before retirement, such as salary continuation, severance pay, or health care benefits. The Statement is effective for fiscal years beginning after December 15, 1993. The impact of the Statement on the Corporation is not expected to be material.

        In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be valued based on the present value of expected future cash flows or fair value of the collateral if the loan is collateral dependent. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. The impact of SFAS No. 114 on the Corporation is not expected to be material.

23.     CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY ONLY

        Condensed financial information of the parent company only is as follows:

         BALANCE SHEET INFORMATION AS OF DECEMBER 31, 1993 AND 1992

_____________________________________________________________________________________________________________
                                                                                  1993                1992
         ASSETS:
            Cash and savings on deposit primarily with subsidiary
              savings and loan                                               $   163,294          $    10,330
            Receivable from savings and loan and subsidiaries                                          16,597

            Investment in subsidiaries:
               Savings and loan and subsidiaries                              33,116,325           26,938,873
               Others                                                            143,377               37,909
                                                                             -----------          -----------

               Total                                                         $33,422,996          $27,003,709
                                                                             ===========          ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

            Liabilities, accounts payable, and accrued expenses              $    59,456          $    16,687
                                                                             -----------          -----------
            Stockholders' equity:
               Common stock (3,099,639 shares issued in 1993 and
               3,060,139 shares issued in 1992)                                3,099,639            3,060,139

               Paid-in capital                                                 1,894,005            1,793,230
               Retained earnings - substantially restricted                   28,476,429           22,133,653
               Net unrealized losses on investments available for
                 sale                                                           (106,533)
                                                                             -----------          -----------

                  Total stockholders' equity                                  33,363,540           26,987,022
                                                                             -----------          -----------
               Total                                                         $33,422,996          $27,003,709
                                                                             ===========          ===========

 STATEMENTS OF OPERATIONS INFORMATION FOR THE YEARS
 ENDED DECEMBER 31, 1993, 1992, AND 1991

____________________________________________________________________________________________________
                                                                 1993           1992          1991
 INCOME:
    Income from subsidiaries
       Interest                                              $    1,331    $    11,348      $  1,966
       Other                                                    113,625         99,500        95,000
    Other                                                                       11,284        24,234
                                                             ----------    -----------      --------
          Total                                                 114,956        122,132       121,200
                                                             ----------    -----------      --------
 EXPENSES:
    Compensation and other employee expense                     120,211        114,500       113,755
    Occupancy                                                     1,688
    Provision for losses                                                        70,010
    Other                                                        54,734          4,007          (460)
                                                             ----------    -----------      --------
          Total                                                 176,633        188,517       113,295
                                                             ----------    -----------      --------

 INCOME (LOSS) BEFORE EQUITY IN UNDISTRIBUTED EARNINGS
   OF SUBSIDIARIES                                              (61,677)       (66,385)        7,905

 EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES             6,404,453      2,901,185       336,994
                                                             ----------    -----------      --------
 NET INCOME                                                  $6,342,776    $ 2,834,800      $344,899
                                                             ==========    ===========      ========

 STATEMENTS OF CASH FLOWS INFORMATION
 FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

____________________________________________________________________________________________________
                                                               1993             1992          1991
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                            $ 6,342,776      $ 2,834,800     $ 344,899
                                                          -----------      -----------     ---------
    Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
       Undistributed income of subsidiaries                (6,404,453)      (2,901,185)     (336,994)
       Provision for possible credit losses                                     70,010         9,150
       Amortization of unearned discount on leases                                            (5,795)
       Decrease (increase) in receivables from
       subsidiaries                                            16,597          (12,597)       19,475
       Decrease in other assets                                                  1,807

       Increase (decrease) in accounts payable and
         accrued expenses                                      42,769             (232)      (50,884)
                                                          -----------      -----------     ---------
          Total adjustments                                (6,345,087)      (2,842,197)     (365,048)
                                                          -----------      -----------     ---------
          Net cash used in operating activities                (2,311)          (7,397)      (20,149)
                                                          -----------      -----------     ---------
 CASH FLOWS FROM INVESTING ACTIVITIES:
    Dividends received from subsidiary                         90,000          115,000        51,107
    Capital contribution to subsidiary                        (75,000)      (2,478,404)
                                                          -----------      -----------     ---------
          Net cash provided by (used in) investing
            activities                                         15,000       (2,363,404)       51,107
                                                          -----------      -----------     ---------
 CASH FLOW FROM FINANCING ACTIVITIES:
    Principal payments under capital lease
      obligations                                                                            (10,313)
    Proceeds from issuance of common stock                    140,275        2,303,230
                                                          -----------      -----------     ---------
          Net cash provided by (used in) financing
            activities                                        140,275        2,303,230       (10,313)
                                                          -----------      -----------     ---------
 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         152,964          (67,571)       20,645
   CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              10,330           77,901        57,256
                                                          -----------      -----------     ---------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                 $   163,294     $     10,330     $  77,901
                                                          ===========     ============     =========

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES -
    Capital contributions of financing lease to
    subsidiary                                                NONE             NONE        $ 104,855
                                                           ==========       ==========     =========


Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                                    PART III

Item 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                         Name                                Age           Director      Title of Class
                                                                             Since
_______________________________________________________________________________________________________
 DIRECTORS SERVING UNTIL 1995 ANNUAL MEETING
 CLASS I

 A. Blaine Huntsman                                          57              1988        Common Stock
 Gregory L. Smith                                            57              1989        Common Stock
_______________________________________________________________________________________________________
 DIRECTORS SERVING UNTIL 1993 ANNUAL MEETING
 CLASS II

 Richard N. Hokin                                            53              1982        Common Stock
 James K. Loebbecke                                          57              1992        Common Stock
 R. Gibb Marsh                                               45              1992        Common Stock
_______________________________________________________________________________________________________
 DIRECTORS SERVING UNTIL 1994 ANNUAL MEETING
 CLASS III

 Richard G. Price                                            66              1972        Common Stock
 Ramon E. Johnson                                            58              1990        Common Stock
 K. John Jones                                               40              1993        Common Stock
_______________________________________________________________________________________________________

THE DIRECTORS

        A. BLAINE HUNTSMAN was elected Vice Chairman of the Board of Directors of the Corporation and Chief Executive Officer of the Corporation in July 1988, Chairman of the Board of Directors in December 1988 and served as President of the Corporation from August 1989 to 1993. He was elected a director of Olympus Bank in July 1988 and Chairman of the Board of Directors in August 1989. He also served as President of Olympus Bank from August 1989 to January 1991. Mr. Huntsman was Professor of Finance at the University of Utah from 1972 to 1988 (but was on leave for significant periods of time during such years to pursue various business activities), and served as Dean of the Graduate School of Business and College of Business from 1975 to 1980. He was co-founder and Chairman of the Board of Huntsman Container Corporation (a manufacturer of polystyrene containers) and of Huntsman-Christensen Corporation (a real estate construction and development firm). Mr. Huntsman received his Ph.D. in Economics from the University of Pennsylvania (Wharton School) in 1968. He served as a director of Dean Witter Reynolds Organization, Inc. from 1978 until its acquisition by Sears in 1982 and was a director of Arcata Corporation from 1978 to 1982. He currently serves as a director of Geneva Steel, a Utah corporation engaged in steel manufacturing and of Zions Co-operative Mercantile Institution (a retailing company serving the intermountain area).

        GREGORY L SMITH is an investor and consultant and has been a director of the Corporation and Olympus Bank since April 1989. Mr. Smith has been Chairman of Fountain Capital Management in Overland Park, Kansas, since March 1990. He has been President and Chief Executive Officer of Gregory L. Smith and Sons, Inc., a privately owned consulting firm, since August 1978. In 1990, he became a trustee of the Lutheran Church, Missouri Synod, Foundation. From 1982 to March 1988, Mr. Smith was President and Chief Executive officer of Smith Breeden Associates, a privately owned firm specializing in financial consulting services. He is a member of six corporate boards and numerous charitable boards. Mr. Smith has been a director of the Corporation and Olympus Bank since 1989.

        RICHARD N. HOKIN has been Chairman of Intermountain Industries, Inc., Boise, Idaho, since 1984. Intermountain's principal subsidiary, Intermountain Gas Company, distributes natural gas in southern Idaho. Mr. Hokin is managing general partner of Century Partners, a private investment partnership, organized in 1967, which holds approximately 9.4% of the outstanding common stock of the Corporation. Mr. Hokin has been a director of the Corporation and Olympus Bank since 1982.

        RAMON E. JOHNSON has been a Professor of Finance at the University of Utah since 1966. He received his Ph.D. in finance from the University of Wisconsin in 1966. Mr. Johnson is a Chartered Financial Analyst and belongs to several professional societies, including the Financial Management Association. He was a member of the Consumer Advisory Council for the Federal Reserve Board from 1987 to 1989, and is currently a member of the Utah State Board of Financial Institutions. In 1983, he served as a member of the task force for Current Value Accounting for the Federal Home Loan Bank Board. In addition to his teaching and research activities, Mr. Johnson has been a consultant for several financial institutions and public utility companies in Salt Lake City, Utah, as well as the Utah State Legislative Auditor General. Mr. Johnson has been a director of the Corporation and Olympus Bank since 1990.

        JAMES K. LOEBBECKE has been a Professor of Accounting at the University of Utah since 1980. Prior to 1980 he was a partner in the accounting firm of Touche Ross & Co. in its New York office. Mr. Loebbecke has authored several books and articles on the subjects of auditing and other accounting issues and is a member of several professional societies, including the American Institute of Certified Public Accountants. In addition to his teaching and research duties, Mr. Loebbecke is a principal in Norman/Loebbecke Associates, financial and litigation consultants, where he performs services as an expert witness in business and accounting-related litigation. Mr. Loebbecke has been a director of the Corporation and Olympus Bank since 1992.

        R. GIBB MARSH has been employed by the Corporation, or one of its subsidiaries, since June of 1972. Mr. Marsh was elected President and Chief Operating Officer of Olympus Bank in May 1993. He was elected President of the Corporation in August 1993. Prior to his election as President of Olympus Bank, Mr. Marsh was the Chief Credit Officer for the Corporation and Olympus Bank with principal responsibility for loan origination and underwriting, loan servicing and special asset management. Mr. Marsh has held many positions during his 21 year tenure with Olympus Bank. He has been a director of the Corporation and Olympus Bank since 1992.

        K. JOHN JONES has been employed by the Corporation, or one of its subsidiaries, since February 1979. Mr. Jones has been a Senior Vice President of the Corporation since 1987. He was elected as Chief Financial Officer in 1989. Mr. Jones is also the Secretary and Treasurer of the Corporation and Olympus Bank. His services to the Corporation and Olympus Bank have been in the areas of interest rate risk management, investment securities, commercial real estate underwriting and internal auditing. On July 29, 1993 he was nominated to the Board of Directors of the Corporation and Olympus Bank.

EXECUTIVE OFFICERS

The executive officers of the Corporation are as follows:

          Name               Age      Officer Since*                          Positions
___________________________________________________________________________________________________________
 A. Blaine Huntsman           57           1988       Director, Chairman of the Board, Chief Executive
                                                      Officer and President of the Corporation and a
                                                      Director, Chairman of the Board and Chief Executive
                                                      Officer of Olympus Bank
 R. Gibb Marsh                45           1977       President and Chief Operating Officer of the
                                                      Corporation and Olympus Bank

 K. John Jones                40           1987       Senior Vice President, Chief Financial Officer,
                                                      Secretary and Treasurer of the Corporation and Olympus
                                                      Bank
 Gary L. Matern               50           1990       Senior Vice President of the Corporation and Olympus
                                                      Bank

 Kathy K. Hale                46           1987       Senior Vice President of the Corporation and Olympus
                                                      Bank
___________________________________________________________________________________________________________

* Indicates the period of time during which such persons have served as officers of the Corporation or Olympus Bank.

        There is no family relationship between any of the directors or executive officers. All officers are elected annually by the Board of Directors to serve until they are removed by the Board of Directors or until their successors have been duly elected and qualified.

        For information concerning the positions and background of A. BLAINE HUNTSMAN, see "The Directors" above.

        For information concerning the positions and background of R. GIBB MARSH, see "The Directors" above.

        For information concerning the positions and background of K. JOHN JONES, see "The Directors" above.

        GARY L. MATERN has been an employee and executive officer of the Corporation and the Bank since July 1990. From 1988 to 1990 he was an Account Manager for Systematics Inc. of Little Rock, Arkansas, and from 1964 to 1988 he was Vice President and Cashier for First Interstate Bank of Utah, N.A.

        KATHY K. HALE has been an employee of the Corporation and Olympus Bank since 1976 and an executive officer of the Corporation since January 1987.


Item 11.  EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides certain summary information concerning the compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 for the year (determined as of the end of the last fiscal year) (hereafter referred to as the "Named Executive Officers") for the fiscal years ending December 31, 1991, 1992, and 1993.

                                                    SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                               --------------------------------------
                                                  Annual Compensation                  Awards            Payouts
                                          -------------------------------------------------------------------------------------
                                                                      Other                 Securities                All Other
                                                                     Annual    Restricted   Underlying     LTIP        Compen-
                                                                     Compen-      Stock      Options/     Payouts      sation
 Name & Principal Position       Year     Salary ($)    Bonus ($)  sation ($)  Awards ($)    SARs (#)       ($)        ($)(1)
 ------------------------------------------------------------------------------------------------------------------------------
 A. Blaine Huntsman              1993        $182,200         -         -           -              -         -         $14,897
 Chairman & CEO                  1992        $182,200         -         -           -              -         -         $20,004
                                 1991        $182,200         -         -           -           100,000      -         $18,751
                                                                        -

 R. Gibb Marsh                   1993        $ 88,000      $36,379      -           -              -         -         $ 7,141
 Director, President,            1992        $ 88,000      $ 3,000      -           -            20,000      -         $10,560
 COO                             1991        $ 85,000      $10,000      -           -            10,000      -         $10,200

 K. John Jones                   1993        $ 75,000      $31,005      -           -              -         -         $ 4,958
 Director, Sr. V.P.,             1992        $ 67,500      $ 3,000      -           -            15,000      -         $ 6,066
 CFO, Secretary & Treas.         1991        $ 65,000      $ 5,000      -           -             5,000      -         $ 5,844

 Gary L. Matern                  1993        $ 75,000      $31,005      -           -              -         -         $ 6,086
 Sr. V.P.-Operations             1992        $ 75,000      $ 3,000      -           -            15,000      -         $ 9,000
                                 1991        $ 72,000      $ 5,000      -           -             5,000      -         $ 4,320

        (1) The amounts shown in this column are the annual employer contributions to the non-contributory retirement plan and the employee stock bonus plan.

STOCK OPTIONS

        No individual grants of stock options or free standing stock appreciation rights were granted during fiscal 1993 to the Named Executive Officers.

OPTION EXERCISES

        The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options and/or SARs during the fiscal year and unexercised options and SARs held as of the end of the fiscal year.


                                     AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                 FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF         VALUE OF UNEXERCISED
                                                                  UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS/SARS           OPTIONS/SARS
                                                                   AT FY-END             AT FY-END(1)
                                                                      (#)                     ($)
                          SHARES ACQUIRED         VALUE      ---------------------------------------------
                            ON EXERCISE         REALIZED        EXERCISABLE (E)/        EXERCISABLE(E)/
 NAME                           (#)                ($)         UNEXERCISABLE (U)       UNEXERCISABLE (U)
 ---------------------------------------------------------------------------------------------------------
 A. Blaine Huntsman              -                  -              125,000  (E)           $1,350,000 (E)
 R. Gibb Marsh                10,000             $97,500              5,000 (E)              $44,350 (E)
                                                                     15,000 (U)             $135,000 (U)

 K. John Jones                 2,000             $19,500              8,000 (E)              $78,100 (E)
                                                                     10,000 (U)              $90,000 (U)
 Gary L. Matern                  -                  -                10,000 (E)             $100,600 (E)
                                                                     10,000 (U)              $90,000 (U)

       (1) The price of a share of the Corporation's common stock as reported by NASDAQ on December 31, 1993 was $14.50. The Value of unexercised options is the difference between the exercise price and the price of a share as of December 31, 1993.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

        The Corporation has entered into a Deferred Compensation Agreement (the "Agreement") with A. Blaine Huntsman in connection with Mr. Huntsman's employment as Chief Executive Officer and President of the Corporation. The Agreement provides that a general ledger account (the "Deferred Compensation Account") shall be established with $1,250 being credited thereto on the first day of each month commencing on August 1, 1988 and continuing until the termination of Mr. Huntsman's employment with the Corporation. The Deferred Compensation Account has been established solely for accounting and record keeping purposes and there may be no actual assets or property in such account. Any amount credited to the Deferred Compensation Account will (solely for accounting purposes) be invested in investments that are approved by Mr. Huntsman. Upon termination of Mr. Huntsman's employment, the Corporation shall pay to him or his designated beneficiary (in the event of death) the fair market value of the Deferred Compensation Account as of the date of termination in five equal annual installments. Each installment shall include the earnings on the remaining balance until the Deferred Compensation Account shall have been paid out in full. At no time shall Mr. Huntsman have any property interest whatsoever in any specific asset of the Corporation as a result of the Agreement.

Item 12.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of February 28, 1994 as to those persons or entities known to the Corporation who own beneficially 5% or more of the outstanding common stock of the Corporation.

                                                                 AMOUNT AND NATURE OF
 TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       % OF CLASS
 --------------      ------------------------------------        --------------------       ----------
 Common Stock        Century Partners(1)                         304,000 Shares             9.4%
                     800 Post Road
                     Darien, CT  06820

 Common Stock        Charter National Life
                     Insurance Company(2)
                     8301 Maryland Ave.
                     St. Louis, MO  63105

 Common Stock        LNC Investments, Inc.(2)
                     529 East South Temple
                     Salt Lake City, UT  84102

 Common Stock        Leucadia, Inc.(2)(3)                        539,891 Shares            16.6%
                     315 Park Avenue South
                     New York, NY  10010

 Common Stock        Leucadia National Corporation(2)(3)
                     315 Park Avenue South
                     New York, NY  10010

 Common Stock        A. Blaine Huntsman(4)                       246,026 Shares(5)          7.6%
                     115 South Main Street
                     Salt Lake City, UT  84111

 Common Stock        Evergreen Investments, Ltd.(5)
                     1910 East 3060 South
                     Salt Lake City, UT  84106

- ---------------

       (1) The general managing partner of Century Partners, a New York limited partnership, is Richard N. Hokin, who is currently a director of the Corporation.

       (2) These persons (Leucadia Group) could be deemed to be members of a "group" as that term is used in Section 13(d) of the Securities Exchange Act of 1934, which owns 5% or more of the common stock of the Corporation. This information was obtained from a Form 4 filed with the Securities and Exchange Commission on or about September 8, 1993.

       (3) Each may be considered a beneficial owner of the common stock of the Corporation held by Charter National Life Insurance Company and LNC Investments, Inc.

         (4) These persons could be deemed to be members of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, which owns 5% or more of the common stock of the Corporation. This information was obtained from a Form 4 filed with the Securities and Exchange Commission on or about August 20, 1993.

         (5) This figure includes 125,000 shares which Mr. Huntsman has the right to acquire pursuant to stock options. See "Proposal 2."

Item 13.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1993, certain directors and executive officers of the Corporation were indebted to Olympus Bank. These loans were made by Olympus Bank in the ordinary course of its business and were made on substantially the same terms, including interest rate and collateral, at those prevailing at the time for comparable transactions with other customers of Olympus Bank and do not involve more than the normal risk of collectability or present unfavorable features.

Item 14.         EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM
                 8-K

         Financial Statements.  The following are included in Part II of this
         Report:

                 Independent Auditors' Report

                 Consolidated Statements of Financial Condition at December 31, 1993 and 1992

                 Consolidated Statements of Operations for each of the Three Years Ended in the Period December 31, 1993

                 Consolidated Statements of Cash Flow for each of the Three Years Ended in the Period December 31, 1993

                 Consolidated Statements of Stockholders' Equity for each of the Three Years Ended in the Period December 31, 1993

                 Notes to Consolidated Financial Statements

         Financial Statements Schedules. All schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

         Exhibits. For the information with respect to this Item, see the Index to Exhibits attached to this Report.

         Reports on Form 8-.

         None

         Separate Financial Statements of Registran. Separate financial statements of the registrant are included in the Notes to Consolidated Financial Statements.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                By         /S/
                                                    ------------------------------------------------
                                                    Blaine Huntsman, Chairman of the Board,
                                                    Chief Executive Officer

Dated:  March 29, 1994

         Pursuant to the requirements of the Securities Exchange Act of the 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


            /S/                   Chairman of the Board, Chief                               March 29, 1994
- -----------------------------
A. Blaine Huntsman                Executive Officer and Director


            /S/                   Director                                                   March 29, 1994
- -----------------------------
Richard N. Hokin


            /S/                   Director                                                   March 29, 1994
- -----------------------------
Ramon E. Johnson


            /S/                   Director                                                   March 29, 1994
- -----------------------------
Richard G. Price


            /S/                   Director                                                   March 29, 1994
- -----------------------------
Gregory L. Smith


            /S/                   Director                                                   March 29, 1994
- -----------------------------
James K. Loebbecke


            /S/                   President of the                                           March 29, 1994
- -----------------------------
R. Gibb Marsh                     Corporation and Director

            /S/                   Senior Vice President                                                           March 29, 1994
- -----------------------------
K. John Jones                     Chief Financial Officer
                                  Secretary/Treasurer and
                                  Director

            /S/                   Vice President and Controller                                                   March 29, 1994
- -----------------------------
Brad J. Foley

                          Olympus Capital Corporation

Reg. S-K
Exhibits No.     Index of Exhibits
- ------------     -----------------
(2)              Not Applicable

(3)  (i)         Articles of Incorporation (amended and restated)

(3)  (ii)        By laws

(4)              Not Applicable

(9)              Not Applicable

(10) (iii)(A)    Management contracts regarding deferred compensation and stock options.  All other management contracts regarding deferred compensation and stock option agreements incorporated by reference to Form 10-K dated
                 December 31, 1992, File No. 0-11130.

(11)             Statement of Per Share Earnings
                 Refer to registrant's Consolidated Financial Statements, Part II, Item 8 of this filing.

(12)             Not Applicable

(13)             Not Applicable

(16)             Not Applicable

(18)             Not Applicable

(19)             Not Applicable

(21)             The significant subsidiaries of Olympus Capital Corporation are as follows:

                                                                             Jurisdiction of
                 Name                                                        Incorporation
                 ----                                                        -------------

                 Olympus Bank, A Federal Savings Bank                        United States
                 Olympus Financial Services, Inc.                            Utah

(22)             Not Applicable

(23)             Consent of Independent Public Accountants

(24)             Not Applicable

(25)             Not Applicable

(27)             Not Applicable

(28)             Not Applicable

(99)             Not Applicable

                                 FORM 10-K/A


                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                               Amendment No. 1
                                      to
(Mark One)
     X         ANNUAL REPORT PURSUANT TO SECTION 13 or 15 OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 For the fiscal year ended December 31, 1933
                                      OR

           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT PF 1934


            For the transition period from __________ to _________

Commission File Number 0-11130

                         OLYMPUS CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)



                     UTAH                                  87-0166750
        (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)               Identification No.)

                115 South Main St. Salt Lake City, Utah 84111

                   (Address of principal executive offices)
                                  (Zip Code)


                                (801) 325-1000
             (Registrant's telephone number, including area code)

                                Not Applicable
             (Former name, former address and former fiscal year,
                        if changed since last report)

        Part IV of the Registrant's Annual Report on Form 10-K and the related
Exhibit Index are hereby amended by filing the financial statements required by Form 11-K for the Registrant's Amended and Restated Employee Stock Bonus Plan as an Exhibit to the Registrant's Annual Report on Form 10-K as provided by Rule 15d-21.

                                   PART IV

Item 14.        EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM
8-K

Financial Statements. The following are included in Part II of this Report:

        Independent Auditors' Report

        Consolidated Statements of Financial Condition at December 31, 1993 and 1992

        Consolidated Statements of Operations for each of the Three Years Ended in the Period December 31, 1993

        Consolidated Statements of Cash Flows for each of the Three Years Ended in the Period December 31, 1993

        Consolidated Statements of Stockholders' Equity for each of the Three Years in the Period Ended December 31, 1993

        Notes to Consolidated Financial Statements

Financial Statement Schedules. All schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

Exhibits. For information with respect to this Item, see the Index to Exhibits attached to this Report.

Reports on Form 8-K.

None

Separate Financial Statements of Registrant. Separate financial statements of the registrant are included in the Notes to Consolidated Financial Statements.

                         Olympus Capital Corporation

   Reg S-K
Exhibits No.            Index to Exhibits

     (2)                Not Applicable

     (3)  (i)           Articles of Incorporation (amended and restated)

     (3)  (ii)          By laws

     (4)                Not Applicable

     (9)                Not Applicable

     (10)(iii)(A) Management contracts regarding deferred compensation and stock options. All other management contracts regarding deferred compensation and stock option agreements incorporated by reference to Form 10-K dated December 31, 1992, File No. 0-11130.

     (11)               Statement of Per Share Earnings.
                        Refer to registrant's Consolidated Financial
                        Statements, Part II, Item 8 of this filing.

     (12)               Not Applicable

     (13)               Not Applicable

     (16)               Not Applicable

     (18)               Not Applicable

     (19)               Not Applicable

     (21) The significant subsidiaries of Olympus Capital Corporation are as follows:
                                                               Jurisdiction of
                        Name                                    Incorporation

                        Olympus Bank, a Federal Savings Bank    United States
                        Olympus Financial Services, Inc.        Utah

     (22)               Not Applicable

     (23)               Consent of Independent Public Accountant

     (24)               Not Applicable

     (25)               Not Applicable

     (27)               Not Applicable

     (28) Financial Statements for the Amended and Restated Olympus Capital Corporation Employee Stock Bonus Plan for the year ended December 31, 1993.

     (99)               Not Applicable

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                OLYMPUS CAPITAL CORPORATION

                                By:     K. John Jones

                                        K. John Jones, Senior Vice President,
                                        Chief Financial Officer, Secretary and
                                        Treasurer

Date: June 21, 1994

            OLYMPUS CAPITAL CORPORATION EMPLOYEE STOCK BONUS PLAN

                                Balance Sheet

                   For Fiscal Year Ending December 31, 1993

                                                Beginning         End of
                                                 of year           year
                                                ----------      ----------
Assets

Cash                                            $  356,624      $  395,752
Receivables                                              0               0
Investments:
  U.S. Government securities                             0               0
  Corporate debt and equity instruments                  0               0
  Real estate and mortgages (other than
  to participants)                                       0               0
  Loans to participants:
    Mortgages                                            0               0
    Other                                                0               0
  Other (Common Stock of Olympus Capital)       $  726,622      $1,748,323
        Total investments                       $1,083,246      $2,144,075

Buildings and other property used in
  plan operations                                        0               0
Other assets                                             0               0
        Total assets                            $1,083,246      $2,144,075

Liabilities

Payables                                        $        0      $        0
Acquisition indebtedness                                 0               0
Other Liabilities                                        0               0
        Total liabilities                       $        0      $        0

Net assets                                      $1,083,246      $2,144,075

            OLYMPUS CAPITAL CORPORATION EMPLOYEE STOCK BONUS PLAN


                               Income Statement

                   For Fiscal Year Ending December 31, 1993


Income

Contributions received or receivable in cash from:
  Employer(s) (including contributions on behalf
    of self-employed individuals)                                          $   69,715
  Employees                                                                   144,611
  Others                                                                            0
        Total                                                                 214,326
Noncash contributions                                                               0
        Total contributions                                                   214,326
Earnings from investments (interest, dividends, rents,
  royalties)                                                                   13,753
Non realized gain (loss) on sale or exchange of assets                        928,996
Other income (specify)                                                              0
Total income                                                               $1,157,075

Expenses

Distribution of benefits and payments to provide benefits:
  Directly to participants or their beneficiaries                          $   96,246
  Other                                                                             0
        Total distribution of benefits and payments to
          provide benefits                                                     96,246
Administrative expenses (salaries, fees, commissions,
  insurance premiums)                                                               0
Other expenses (specify)                                                            0
Total expenses                                                             $   96,246

Net income (loss)                                                          $1,060,829


                                                        Appendix F


  FORM 10-Q
  SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549
  (Mark One)

  [X]QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

  For the quarterly period ended  September 30, 1994
  OR
  [ ]TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934
  For the transition period from                   to

  Commission File Number 0-11130

               OLYMPUS CAPITAL CORPORATION
  (Exact name of registrant as specified in its charter)

                  UTAH                               87-0166750
    (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification No.)

                 115 South Main St. Salt Lake City, Utah  84111
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (801) 325-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
  Yes  X   No

  Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

  3,117,239 shares of $1.00 par value common stock of the registrant were outstanding as of November 14, 1994.

  OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

  INDEX

   PART I - FINANCIAL INFORMATION:

   Item 1.  Financial Statements

         Consolidated Condensed Statements of Financial
          Condition - September 30, 1994, and December 31, 1993

         Consolidated Condensed Statements of Operations -
          Three and Nine Month Periods ended September 30, 1994 and 1993

         Consolidated Condensed Statements of Cash Flows -
          Nine Month Periods ended September 30, 1994, 1993

         Notes to Consolidated Condensed Financial Statements


   Item 2.     Management's Discussion and Analysis of Financial
               Condition and Results of Operations


   PART II - OTHER INFORMATION

   Item 1.     Legal Proceedings

   Item 2.     Changes in Securities

   Item 3.     Defaults Upon Senior Securities

   Item 4.     Submission of Matters to a Vote of Security
               Holders

   Item 5.     Other Information

   Item 6.     Exhibits and Reports on Form 8-K

   Signatures

   OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES
   CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
   (Unaudited)

                                                                               September 30,        December 31,
                                                                                   1994                 1993
                                                                               -------------        ------------
   ASSETS
   Cash on hand and in banks                                                    $  9,188,340        $  8,323,332
   Federal funds sold                                                                380,415              81,099
              Total cash and cash equivalents                                      9,568,755           8,404,431

   Investments available for sale (amortized cost of $79,051,561
       in 1994 and $132,302,225 in 1993)                                          76,380,344         132,195,692

   Investment securities (fair value $49,645,739 in 1994 and
       $12,711,849 in 1993)                                                       52,602,832          12,712,941
   Loan receivables, net

       Real estate loans                                                         230,170,564         233,316,431
       Real estate loans held for sale                                               423,308           6,469,655
       Commercial loans                                                            8,556,359           7,091,863
       Other loan receivables                                                      2,528,449           2,238,761
       Less unamortized loan fees                                                 (1,075,097)         (1,036,824)
       Less allowance for losses                                                  (6,668,306)         (5,610,010)
              Total loan receivables                                             233,935,277         242,469,876

   Accrued interest receivable (less allowance for uncollectible
       interest of $53,545 in 1994 and $99,499 in 1993)                            2,217,043           2,232,629
   Real estate acquired in settlement of loans, net                                   32,048           3,054,916
   Premises and equipment, net                                                     6,982,122           7,333,637
   Other assets and deferred charges                                              10,602,015           5,765,291

   TOTAL ASSETS                                                                 $392,320,436        $414,169,413

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits                                                                     $311,242,265        $294,560,648
   Advances from Federal Home Loan Bank                                           25,326,623          36,649,913
   Securities sold under agreements to repurchase
       (including accrued interest payable)                                       16,636,161          44,996,245
   Other liabilities and accrued expense                                           5,350,280           4,599,067
              Total liabilities                                                  358,555,329         380,805,873

   Stockholders' equity
       Common stock - $1 par value, 10,000,000 shares authorized; shares
       issued and outstanding 3,112,239 in 1994 and 3,099,639 in 1993              3,112,239           3,099,639
       Paid-in capital                                                             1,942,130           1,894,005

       Retained earnings - substantially restricted                               31,798,604          28,476,429
       Net unrealized loss on investments available for sale                      (3,087,866)           (106,533)
              Total stockholders' equity                                          33,765,107          33,363,540

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $392,320,436        $414,169,413

   See notes to consolidated condensed financial statements.

    OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES
    CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
    (Unaudited)

                                                      Three Months Ended                Nine Months Ended
                                                  ----------------------------     ----------------------------
                                                  September 30,  September 30,     September 30,  September 30,
                                                      1994           1993              1994           1993
                                                  -------------  -------------     -------------  -------------
    INTEREST INCOME:
         Real estate loans                          $4,706,696     $4,670,657      $13,727,527    $14,558,608
         Investments available for sale              1,072,163      1,304,658        3,706,952      3,783,323

         Investment securities                         697,652        131,657        1,447,771        559,115
         Equity securities                              61,767        112,778          210,332        364,803
         Commercial loans                              195,852        145,559          538,263        463,343
         Other loans and contracts                      51,691         45,421          142,440        142,816

         Loan origination fees                         228,947        168,183          719,728        686,215
                   Total                             7,014,768      6,578,913       20,493,013     20,558,223
    INTEREST EXPENSE:

         Deposits                                    2,839,283      2,786,855        8,207,362      8,361,774
         Advances from Federal Home Loan Bank          301,253        686,911          776,145      2,386,915
         Securities sold under agreements to
            repurchase and other borrowings            359,357        137,591        1,143,699        383,126

                   Total                             3,499,893      3,611,357       10,127,206     11,131,815
    NET INTEREST INCOME                              3,514,875      2,967,556       10,365,807      9,426,408
    Provision for loan losses                          136,517       (459,443)       1,026,332       (843,542)

    NET INTEREST INCOME AFTER PROVISION
         FOR LOAN LOSSES                             3,378,358      3,426,999        9,339,475     10,269,950

    OTHER INCOME:
         Fees                                          615,283        366,885        1,764,263      1,090,501
         Income (loss) from real estate operations     166,891         11,908          788,244       (182,471)
         Gain on sale of loans and investments          38,066      1,190,644          278,908      2,169,198

         Miscellaneous                                  46,774        165,546          172,723        344,249
                   Total                               867,014      1,734,983        3,004,138      3,421,477
    OTHER EXPENSES:

         Compensation and other employee expense     1,344,164      1,481,721        4,493,449      4,009,385
         Occupancy                                     549,530        568,406        1,654,530      1,616,969
         Advertising                                   113,992        100,736          279,138        296,515

         Loan and collection expense                     9,846         46,079           21,417        274,930
         Insurance expense                             222,477        257,512          706,147        427,295
         Provision for losses:
            Real estate acquired in settlement
             of loans                                    3,561        514,112           57,561        836,052
            Other accounts receivable                                 (75,447)            (200)        61,059
         Other operating expenses                      721,237        464,821        1,809,394      1,326,303

                   Total                             2,964,807      3,357,940        9,021,436      8,848,508
    INCOME BEFORE EXTRAORDINARY ITEM
     AND CUMULATIVE EFFECT OF A CHANGE IN
     ACCOUNTING PRINCIPLE                            1,280,565      1,804,042        3,322,177      4,842,919
    EXTRAORDINARY ITEM - DEBT PREPAYMENT
     PENALTY                                                         (322,807)                       (322,807)

    CUMULATIVE EFFECT OF A CHANGE IN
     ACCOUNTING PRINCIPLE                                                                             337,813

    NET INCOME                                      $1,280,565     $1,481,235      $ 3,322,177    $ 4,857,925

    OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES
    CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
    (Unaudited)

                                                          Three Months Ended                      Nine Months Ended
                                                    --------------------------------       --------------------------------
                                                    September 30,      September 30,       September 30,      September 30,
                                                        1994               1993                1994               1993
                                                    -------------      -------------       -------------      -------------
    EARNINGS PER SHARE
         PRIMARY
            Income per share of common stock
               before extraordinary item and
               cumulative effect of a change in
               accounting principle                    $0.39              $ 0.56              $1.02              $ 1.51
            Extraordinary item                                             (0.10)                                 (0.10)
            Cumulative effect of a change in
               accounting principle                                                                                0.10

            Earnings per share of common stock         $0.39              $ 0.46              $1.02              $ 1.51


         FULLY DILUTED
            Income per share of common stock
             before extraordinary item and
             cumulative effect of a change in
             accounting principle                      $0.39              $ 0.56              $1.02              $ 1.49
            Extraordinary item                                             (0.10)                                 (0.10)

            Cumulative effect of a change in
               accounting principle                                                                                0.11

            Earnings per share of common stock         $0.39              $ 0.46              $1.02              $ 1.50

    See notes to consolidated condensed financial statements.

   OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES
   CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
   (Unaudited)

                                                                                        Nine Months Ended
                                                                            ---------------------------------------
                                                                            September 30, 1994   September 30, 1993
                                                                            ------------------   ------------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
      Interest received                                                        $  19,716,181        $  19,863,347
      Fees and commissions received                                                3,469,565            2,212,020
      Income (loss) from real estate operations                                      788,244             (182,471)
      Loans originated or purchased for resale                                   (16,246,299)         (43,663,135)
      Proceeds from sale of loans originated or purchased for resale              22,436,698           45,520,515
      Miscellaneous income received                                                  143,199              374,412
      Interest paid                                                              (10,319,030)         (11,890,782)
      Cash paid for services to suppliers and employees                           (6,572,780)           5,988,511)

      Cash paid for other expenses                                                (1,749,191)            (740,937)
           Net cash provided by operating activities                              11,666,587            5,504,458


   CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from maturity of investment securities                                550,000           10,450,000
      Proceeds from sale of investment securities                                                       6,952,437
      Purchase of investment securities                                             (686,161)         (16,661,900)
      Principal collected on investment securities                                 1,968,687              354,791
      Proceeds from sale of investments available for sale                                            132,832,787
      Purchase of investments available for sale                                                     (152,621,255)

      Principal collected on investments available for sale                       11,163,887            6,637,022
      Principal collected on loans                                                68,075,010          114,386,679
      Proceeds from sale of loans                                                                         880,825
      Loans originated or purchased                                              (63,672,374)        (118,224,584)

      Proceeds from sale of real estate                                               49,068            6,978,436
      Capital expenditures for premises and equipment                               (153,949)          (2,131,115)
      Purchases of other assets                                                   (5,683,766)          (1,183,355)
           Net cash provided by (used in) investing activities                    11,610,402          (11,349,232)

   CASH FLOWS FROM FINANCING ACTIVITIES
      Net increase in deposits                                                    16,681,617            3,048,785
      Proceeds from advances from Federal Home Loan Bank                         143,600,000           84,758,200
      Principal repayment on advances from Federal Home Loan Bank               (154,923,290)         (79,105,650)
      Net proceeds (repayment) of securities sold under
         agreement to repurchase                                                 (28,179,007)           2,269,027
      Proceeds from (repayment of) other borrowings                                  647,290           (7,678,028)
      Proceeds from issuance of common stock                                          60,725               85,025
           Net cash provided by (used in) financing activities                   (22,112,665)           3,377,359

   NET INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS                                                                  1,164,324           (2,467,415)

   CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                  8,404,431           12,076,564

   CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $   9,568,755        $   9,609,149

   SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
      AND FINANCING ACTIVITIES

      Loans transferred to real estate acquired in
      settlement of loans                                                      $   1,165,609        $   4,176,881

      Loan originations to facilitate the sale of real estate
      acquired in settlement of loans                                          $   4,100,000             None

      Securities transferred to investment securities from investments available for sale (net of $462,185 unrealized loss included in
         stockholder's equity in 1994)                                         $  42,401,856             None

   See notes to consolidated condensed financial statements

  OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

  NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. In management's opinion, the accompanying consolidated condensed financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial condition of Olympus Capital Corporation (the "Corporation") and subsidiaries as of September 30, 1994, and December 31, 1993, and the results of operations for the three and nine month periods ended September 30, 1994, and 1993 and the cash flows for the nine-month periods ended September 30, 1994 and 1993.

2. The results of operations for the nine-month period ended September 30, 1994, are not necessarily indicative of the results to be expected for the full year.

3.    Refer  to  Part  II,  Item  1  of  this  report  for   a  discussion  of
  contingencies which may affect the Corporation.

4. For the quarters ended September 30, 1994, and 1993, no income tax expense was recorded due to net operating loss carry forwards.

5.    The Corporation  adopted  Statement  of Financial  Accounting  Standards
  (SFAS) No. 109, "Accounting for Income Taxes," effective January 1, 1993. The cumulative effect of adopting SFAS No. 109 on the Corporation's financial statements was to increase income by $338,000 ($.10 per share) for the nine month period ended September 30, 1993.

  Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carry forwards. Net deferred tax assets of approximately $4,000,000 as of September 30, 1994, were offset by a corresponding valuation allowance.

6. Investments Available for Sale - Effective December 31, 1993, the Corporation adopted provisions of Statement of Financial Accounting Standards No. 115. "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115). Pursuant to Statement No. 115,
  investments available for sale are recorded at fair value, with net unrealized gains or losses excluded from income and reported as separate component of stockholders' equity. Gains or losses on investments available for sale are determined on the specific identification method and are included in income when realized. Investments available for sale include securities for which the Corporation has entered into a commitment to sell the securities as well as securities to be held for indefinite periods of time that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk, or other factors. Prior to the adoption of Statement No. 115, investments available for sale were carried at the lower of aggregate cost or market with unrealized losses reported in the statement of operations. Gross unrealized gains and losses on investments available for sale at September 30, 1994, were $1,000 and $2,672,000, respectively.

7. Investment Securities - Investment securities are carried at amortized cost, based on management's intent and ability to hold such securities to maturity. Discounts are accreted or premiums amortized using the interest method over the life of the security. Gains or losses on sales of securities are determined based on the specific identification method. Gross unrealized gains and losses on investment securities at September 30, 1994, were $20,000 and $2,977,000, respectively.

8. On July 22, 1994, the Corporation and Olympus Bank, AFSB (the "Bank"), signed an Agreement for Merger (the Agreement) with Washington Mutual Savings Bank (WMSB) and its subsidiary Washington Mutual Federal Savings Bank. Pursuant to the Agreement and upon satisfaction of certain conditions, the Corporation will be merged in 1995 into WMSB and each share of the Corporation's common stock will be exchanged for $15.50 worth of WMSB common stock, based on the average closing price for the ten trading days immediately preceding the third trading day before the effective date. However, if the average price of WMSB common stock falls below $18.00, WMSB may elect to purchase up to 49% of the Corporation's common stock with cash. The total purchase price is anticipated to be approximately $52.1 million. There can be no assurance that such purchase or merger will occur. Pending the merger or termination of the agreements the Corporation has agreed to certain restrictions on its and the Bank's operations. The Corporation has also entered into a Stock Option Agreement with WMSB pursuant to which it has issued a stock option to WMSB for purchase of up to approximately 9.9% of the Corporation's common stock under certain conditions.

  OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

  Item 2.   Management's Discussion and Analysis of Financial Condition and
               Results of Operations

  The following discussion and analysis covers significant changes in the results of operations of the Corporation and its subsidiaries for the three and nine month periods ended September 30, 1994, as compared to the same periods in 1993 and significant changes in the financial condition of the Corporation and its subsidiaries since December 31, 1993 and should be read in conjunction with the consolidated condensed financial statements and related notes.

  On July 22, 1994, the Corporation and Olympus Bank, AFSB (the "Bank"), signed an Agreement for Merger (the Agreement) with Washington Mutual Savings Bank (WMSB) and its subsidiary Washington Mutual Federal Savings Bank. Pursuant to the Agreement and upon satisfaction of certain conditions, the Corporation will be merged in 1995 into WMSB and each share of the Corporation's common stock will be exchanged for $15.50 worth of WMSB common stock, based on the average closing price for the ten trading days immediately preceding the third trading day before the effective date. However, if the average price of WMSB common stock falls below $18.00, WMSB may elect to purchase up to 49% of the Corporation's common stock with cash. The total purchase price is anticipated to be approximately $52.1 million. There can be no assurance that such purchase or merger will occur. Pending the merger or termination of the agreements the Corporation has agreed to certain restrictions on its and the Bank's operations. The Corporation has also entered into a Stock Option Agreement with WMSB pursuant to which it has issued a stock option to WMSB for purchase of up to approximately 9.9% of the Corporation's common stock under certain conditions.

  RESULTS OF OPERATIONS

       The following table highlights results of operations and earnings per share for the three and nine month periods ended September 30, 1994, compared to the same periods in 1993.


                                       Three Months Ended           Nine Months Ended
                                          September 30,               September 30,
                                   -------------------------    -------------------------
                                       1994          1993           1994          1993
                                   -----------   -----------    -----------   -----------
   Net interest income              $3,514,875    $2,967,556     $10,365,807   $9,426,408
   Provisions for loan losses          136,517      (459,443)      1,026,332     (843,542)
   Other income                        867,014     1,734,983       3,004,138    3,421,477
   Other expense                     2,964,807     3,357,940       9,021,436    8,848,508
   Net income                        1,280,565     1,481,235       3,322,177    4,857,925
   Primary earnings per share             0.39          0.46            1.02         1.51
   Fully diluted earnings
     per share                            0.39          0.46            1.02         1.50

  A significant component of the Corporation's income is net interest income. Net interest income is the difference between interest earned on loans, investments and other interest-earning assets (interest income) and interest paid on deposits and other interest-bearing liabilities (interest expense). Net interest margin, expressed as a percentage, is net interest income divided by average interest-earning assets. Changes in interest rates, the volume and the mix of interest-earning assets and interest-bearing liabilities and the levels of non-performing assets affect net
  interest income and net interest margin.   Net interest spread is the
  difference between the yield on interest-earning assets and the percentage cost of interest-bearing liabilities.

  The following table highlights net interest income for the three and nine month periods ended September 30, 1994, compared to the same periods in 1993.


                                       Three Months Ended           Nine Months Ended
                                          September 30,               September 30,
                                   -------------------------    -------------------------
                                       1994          1993           1994          1993
                                   -----------   -----------    -----------   -----------
   Interest income                  $7,014,768    $6,578,913     $20,493,013  $20,558,223
   Interest expense                  3,499,893     3,611,357      10,127,206   11,131,815
   Net interest income               3,514,875     2,967,556      10,365,807    9,426,408
   Total interest income/
    average interest earning assets       7.26%         7.15%           7.09%        7.42%
   Total interest expense/
      average costing liabilities         3.89          4.18            3.77         4.29
   Net interest spread                    3.37          2.97            3.32         3.13
   Net interest margin                    3.66          3.25            3.58         3.39


  Results of Operations - Three Months Ended September 30, 1994 and 1993

  Interest income increased $436,000 for the quarter ended September 30, 1994, compared to the same period in 1993. Interest income earned from real estate loans for the third quarter of 1994 as compared to 1993 increased a nominal $36,000. During the third quarter of 1994 the average balance of the loan portfolio increased $2,770,000 over the third quarter of 1993. This increase was primarily the result of increased lending for single family home construction and lending on established multi-family dwelling properties combined with slower prepayments on mortgage loans due to higher interest rates available for refinancing. Construction loans increased in average balance for the third quarter of 1994 as compared to 1993 by $7,884,000, while multi-family loans increased for the same period over period comparison by $5,772,000. Permanent loans on single family properties increased $5,988,000 as more adjustable rate and short term loans were made for portfolio. Real estate portfolio decreases in average balance for the quarter to quarter comparison were principally in commercial real estate loans which decreased $16,264,000, the result of loans paid off by borrowers with more attractive financing alternatives. The weighted average interest rate earned on the portfolio decreased 0.04% from third quarter 1994 as compared to 1993.

  Interest income from investments available for sale declined by $232,000 during the quarter ended September 30, 1994 compared to the same period in 1993. The average balance of investments available for sale during the third quarter of 1994 as compared to the same period in 1993 declined by $25,517,000. The decline in average balance of investments available for sale is largely due to the reclassification of a portion of the mortgage backed securities to investment securities which are held to maturity. As previously disclosed, certain mortgage backed securities were reclassified as investment securities held to maturity because of characteristics similar to loans being originated and held in the portfolio of the Bank. The average interest rate earned on investments available for sale during the third quarter of 1994 was 5.37% as compared to 4.95% for the same quarter in 1993. This is a direct result of the adjustable rate nature of many of the securities in the portfolio. As a result of the reclassification of mortgage backed securities mentioned above, the average balance for investment securities held to maturity increased by approximately $40,000,000 which accounts for an increase in interest income earned on this portfolio of $566,000 for the third quarter of 1994 as compared to the same quarter in 1993. In addition to the increase in the average balance, the interest rate earned on this portfolio increased to 4.75% in the 1994 quarter as compared to 4.10% in 1993. For the quarter ended September 30, 1994, dividend income from the Federal Home Loan Bank of Seattle ("FHLB") stock declined $51,000 compared to the same period of 1993. The dividend paid by the FHLB for the third quarter of 1994 was 6.00% as compared to 12.30% for the same period in 1993. Management of the Bank believes the dividend paid by the FHLB will remain significantly lower for the remainder of 1994 as compared to the dividends paid in 1993. Interest income on commercial loans (principally loans made to small and medium size business) increased $50,000 in the quarter ended September 30, 1994 as compared to the same period in 1993. This is a result of both an increase in the average balance of the portfolio of $766,000, primarily in lines of credit, and an increase in the average interest rate earned of 1.70% for the third quarter of 1994 as compared to the same period in 1993. This increase in the interest rate earned can be attributed to the adjustable interest rates of the portfolio combined with the general increase in interest rates as well as a decrease in the level of non-performing loans. Loan origination fees for the quarter ended September 30, 1994 increased $61,000 as compared to the same period in 1993 primarily due to the increase in construction lending.

  Interest expense declined $111,000 for the quarter ended September 30, 1994, compared to the same period in 1993. Overall, the average balance of all deposits and other interest-bearing liabilities for the quarter ended September 30, 1994, increased by $14,557,000 and the average interest rate paid decreased by .30% as compared to the same period in 1993. Interest expense on deposits for the quarter ended September 30, 1994, increased
  $52,000 compared to the same period in 1993. During the quarter ended September 30, 1994, the average balance of all deposits increased
  $16,622,000 and the average rate paid for all deposits declined 0.07% compared to the same period in 1993. The average balance increase in deposits was concentrated in demand deposit accounts and long term certificates of deposit. Interest expense from FHLB advances for the quarter ended September 30, 1994, declined $386,000 compared to the same period in 1993. During the third quarter in 1994, the average balance of FHLB advances was $20,241,000 lower than the same period of 1993. The lower average balance in 1994 was the result of the Bank prepaying high interest FHLB advances in the last half of 1993. The average interest rate paid on FHLB advances during the quarter ended September 30, 1994 was 1.32% lower than the average interest rate for the same period of 1993. Interest expense from repurchase agreements and other borrowing for the quarter ended September 30, 1994, increased $222,000 compared to the same period in 1993. During this quarter in 1994, the average balance of repurchase agreements was $18,240,000 higher and the average interest rate the Bank paid for these funds was 0.30% lower than the average interest rate in the same period of 1993. The increase in the repurchase agreement funds occurred primarily during the fourth quarter of 1994 and the funds were used to purchase mortgage backed securities.

  The provision for loan losses during the three months ended September 30, 1994, was $137,000 as compared to a recovery of $459,000 for the same period in 1993. The provision for loan losses in the third quarter of 1994 was to reserve against delinquent property taxes on a loan which although current as to principal and interest, is classified according to Office of Thrift Supervision regulations.

  Other income for the quarter ended September 30, 1994 was $868,000 less than the same period of 1993. The decline in other income for the third quarter of 1994 as compared to the same quarter of 1993 is due to a decrease in gain on sale of loans and investments of $1,153,000. During the third quarter of 1993, the Bank sold mortgage backed securities and recognized a gain of $901,000. The sale of the securities and the resulting gain recognition was done in part to offset effects of penalties in connection with prepaying high interest FHLB advances. During the fourth quarter of 1993, mortgage backed securities were purchased to replace those sold during the third quarter. No such security sales occurred during the third quarter of 1994. The decline in gain on sale of loans was partially offset by an increase in fee income. Fee income increased $248,000 for the quarter ended September 30, 1994 as compared to the same period in 1993. The increase was primarily a result of an increase in loan servicing fees on a larger balances of the loans serviced for others portfolio and an increase in fee income from deposits, primarily demand deposit accounts. Income from real estate operations for the three months ended September 30, 1994 was $155,000 higher as compared to the same period in 1993. This increase was attributed primarily to the recovery of property taxes accrued for real estate acquired in the settlement of loans ("REO"). Due to the significant decline in REO, the remaining property taxes accrued for such REO is not needed. Miscellaneous income for the three months ended September 30, 1994 was $119,000 lower than the same period in 1993. During the quarter ended September 30, 1994, fee income from the sale of annuity products by Olympus Financial Services, Incorporated, a subsidiary of the Bank, was $134,000 less than the same period in 1993.

  Other expenses during the quarter ended September 30, 1994, were $393,000 lower compared to the same period in 1993. During the three months ended September 30, 1994, compensation and other employee expense was $138,000 less than the same period in 1993, primarily as a result in a reduction of five full time employees and lower commissions to loan officers. Loan and collection expense encompasses the costs of reviewing loans, foreclosure expense and the costs of collecting amounts which are owed to the Bank. During the quarter ended September 30, 1994, loan and collection expense was $36,000 lower compared to the same quarter of 1993. As of September 30, 1994, the Bank's non-performing assets, principally loans with payments ninety days or more delinquent, totalled less than $1 million. Insurance expense included the premiums the Bank pays for Federal Deposit Insurance Corporation ("FDIC") insurance on deposits. For the three months ended September 30, 1994 this premium was $19,000 lower than the same period in 1993, primarily as a result of a lower premium assessment from the FDIC. During the quarter ended September 30, 1994, the Bank recorded a small provision for the losses from REO as compared to provision for losses of $439,000 in the quarter ended September 30, 1993. The 1993 provision for loss from REO was largely the result of writing down the carrying value of an office complex in Idaho which has subsequently been sold. Other operating expenses include legal and other professional services which the Corporation and its subsidiaries use. During the quarter ended September 30, 1994, other operating expenses increased $256,000 as compared to the same quarter in 1993 primarily due to costs associated with the pending merger with WMSB.

  Results of Operation - Nine Months Ended September 30, 1994 and 1993

  Interest income declined by $65,000 and the average interest rate earned declined by 0.33% for the nine months ended September 30, 1994, compared to the same period in 1993. The decline is primarily in interest income earned on commercial real estate loans. Interest income earned from real estate loans for the nine months ended September 30, 1994, declined by $831,000 compared to the same period in 1993. The average balance of real estate loans outstanding during the nine months ended September 30, 1994, declined by $3,969,000 compared to the same period during 1993, and the weighted average interest rate earned declined by 0.34% compared to the same period in 1993. The decline in the interest rate is due largely to the repayment of loans with higher fixed interest rates in the commercial real estate portfolio. The Bank experienced a decline of $20,876,000 in the average balance of the commercial real estate loan portfolio during the nine months ended September 30, 1994, compared to the same period during 1993. The bulk of this decline occurred in the third quarter of 1993 and continued to the first quarter of 1994. During the nine months ended September 30, 1994, the average balance of the multi-family real estate loan portfolio grew $7,224,000, the construction loan portfolio grew $7,508,000, and the consumer loan portfolio, composed of short term fixed rate residential loans and home equity lines of credit, grew $5,596,000 compared to the same period in 1993.

  During the nine months ended September 30, 1994, interest income from investments available for sale decreased by $76,000 compared to the same period in 1993. This decline was primarily the result of a decrease in the average balance of investments available for sale of $2,358,000 for the nine months ended September 30, 1994, compared to the same period in 1993.

  During the first quarter of 1994, the Bank reclassified to investment securities approximately $40,000,000 of mortgage backed securities previously reported as available for sale. This reclassification was the principal reason income from investment securities for the nine months ended September 30, 1994, increased by $889,000. During the nine months ended September 30, 1994, the average balances of investment securities for the period, increased $22,721,000 compared to the same period in 1993. The interest rate earned on these investments for the nine months ended September 30, 1994, was 4.48% compared to 4.62% for the same period in 1993. During the nine months ended September 30, 1994, dividend income from FHLB stock declined $155,000 compared to the same period of 1993. The dividend paid by the FHLB for the nine months ended September 30, 1994, was 7.00% compared to 13.90% for the same period in 1993. Management of the Bank believes the dividend paid by FHLB will remain significantly lower for the remainder of 1994 compared to dividends paid in 1993.

  Interest income on commercial loans increased $75,000 for the nine months ended September 30, 1994 as compared to the same period in 1993. This is primarily the result of an increase of 1.70% in the interest rate earned on this portfolio for the nine month period of 1994 as compared to 1993. Most interest  rates on  the loans  in  this portfolio  are adjustable  and  have adjusted higher as interest rates in general have increased. Loan origination fees for the nine months ended September 30, 1994 increased $34,000 over the same period in 1993 largely attributable to the increase in construction lending experienced in 1994.

  Interest expense declined $1,005,000, while the average balance of interest costing liabilities increased $11,822,000 for the nine months ended September 30, 1994, compared to the same period in 1993. Interest expense for deposits for the nine months ended September 30, 1994, declined $154,000 compared to the same period in 1993. During the nine months ended September 30, 1994, the average balance of all deposits increased $15,059,000 and the average interest rate paid for all deposits declined 0.21% compared to the same period in 1993. The increase in the average balance of deposits was concentrated in demand deposit accounts and long term certificates of deposit. Interest expense from FHLB advances for the nine months ended September 30, 1994, declined $1,611,000 compared to the same period in 1993. During the period in 1994, the average balance of FHLB advances was $21,221,000 lower than the same period of 1993. The lower balances in 1994 were the result of the Bank prepaying high interest FHLB advances in the last half of 1993. The average rate paid for FHLB advances during the nine months ended September 30, 1994 was 2.77% lower than the average rate paid in the same period of 1993. Interest expense from repurchase agreements and other borrowings for the nine months ended September 30, 1994, increased $761,000 compared to the same period in 1993. During the period in 1994, the average balance of repurchase agreements was $30,333,000 compared to $7,690,000 during the first nine months of 1993 and the average interest rate the Bank paid for this borrowing was 2.84% lower compared to the same period of 1993. During the nine months ended September 30, 1993, most of the funds borrowed by the Bank from repurchase agreements were long-term with higher interest rates. These funds have been retained by the Bank, but their impact on the weighted average interest rate is smaller. During the nine months ended September 30, 1993, the Bank recovered $87,000 of previously expensed interest payments on an industrial revenue bond issued in connection with a property previously owned by the Bank. The Bank sold the property during the second quarter of 1993. The recovery lowered interest expense from other borrowings by $87,000 for the nine months ended September 30, 1993.

  The provision for loan losses of $1,026,000 during the nine months ended September 30, 1994, was $1,870,000 higher than the same period in 1993. The Bank recorded net recoveries of $844,000 during the first nine months of 1993, the result of lower non-performing asset levels and the resolution of several troubled loans during the first three quarters of 1993. Most of the provisions for 1994 were established for loans secured by Southern California properties in response to uncertainties caused by natural disasters and the overall weakness of the rental market for commercial space in the region.

  Other income for the nine months ended September 30, 1994, was $417,000 less compared to the same period of 1993. Fee income for the nine months ended September 30, 1994, was $674,000 higher compared to the same period in 1993. During the nine months ended September 30, 1994, service fee income from deposits increased $355,000 and loan servicing fee income increased $59,000 compared to the same period in 1993. Due to prepayments of certain commercial real estate loans, the Bank collected $275,000 in prepayment fees during the first nine months of 1994. Income from real estate operations for the nine months ended September 30, 1994, was $971,000 higher compared to the same period in 1993. Rental income from branch offices during the nine months ended September 30, 1994, was $12,000 lower compared to the same period in 1993. During the second quarter of 1994, the Bank lost a major tenant from the corporate office building in Salt Lake City. The space remains unleased. During the nine months ended September 30, 1994, the net income from REO was $983,000 higher than the same period in 1993.
  The lower costs of holding REO reflects the lower level of these assets. During the nine months ended September 30, 1994, settlements surrounding REO properties resulted in the Bank collecting $627,000 for operating these properties. During the nine months ended September 30, 1994, gains from sale of loans and investments was $1,890,000 lower than the same period in 1993. In addition to the sale of mortgage backed securities and the resulting gain recognition previously discussed, lower prices when loans are sold due to higher interest rates and lower production and sales volume led to this decline. Additionally, during the second quarter of 1993, the Bank sold mortgage servicing rights and recorded a gain of $350,000. The Bank has not sold mortgage servicing rights during 1994. Miscellaneous income for the nine months ended September 30, 1994, was $171,000 lower than the same period in 1993. During the nine months ended September 30, 1994, fee income from the sale of annuity products by Olympus Financial Services, Incorporated, a subsidiary of the Bank, was $189,000 lower than the same period in 1993.

  Other  expenses  during the  nine  months  ended  September  30, 1994,  were
  $173,000 higher compared to the same period in 1993. During the nine months ended September 30, 1994, compensation and other employee expense was $484,000 higher than the same period in 1993. During the nine months ended September 30, 1994, the Bank accrued or paid $228,000 in severance pay for former employees and an officer of the Bank. Bonus payments during the first nine months of 1994 were $90,000 higher than the same period in 1993. During the first nine months of 1994, the expense for employee benefits, such as retirement fund contribution and health insurance was $193,000 higher compared to the same period in 1993. During the nine months ended September 30, 1994, loan and collection expense was $254,000 lower compared to the same period of 1993. As of September 30, 1994, the Bank had non-performing assets totalling less than $1 million. For the nine months ended September 30, 1994, the FDIC insurance premium was $303,000 higher than the same period in 1993, chiefly because during the first nine months of 1993, the Bank received a credit from the FDIC for $516,000, the final installment of the Bank's Federal Savings and Loan Insurance Corporation secondary reserve credit. During the nine months ended September 30, 1994, the Bank recorded a $58,000 provision for the losses from REO as compared to a $836,000 provision for losses from REO for the same period in 1993. The reduction in the provision is a result of the decline in the level of REO. For the nine months ended September 30, 1994, other operating expenses increased $483,000 compared to the same quarter in 1993. During the nine months ended September 30, 1994, the Corporation spent $303,000 for legal and professional services associated with the proposed merger. Other legal fees increased $153,000 for the nine months ended September 30, 1994, as compared to the same period in 1993. Much of this increase was to review strategic alternatives in connection with an expression of interest to acquire the Corporation earlier in 1994.

  FINANCIAL CONDITION

  Total consolidated assets at September 30, 1994, were $392,320,000 a decrease of $21,849,000 from $414,169,000 at December 31, 1993. Principal repayments both scheduled and unscheduled from mortgaged backed securities as well as the real estate loan portfolio, are the primary reason for this decrease. The proceeds from loan payoffs and increased deposits were used to pay advances from the FHLB and other borrowing sources.

  Investment securities increased $39,890,000 during the first nine months of 1994, while investments available for sale decreased $55,815,000 primarily the result of a reclassification of securities from investments available for sale to investments held to maturity. The Bank charged the carrying value of the investment $462,000, with an offsetting entry to stockholders' equity for the difference between the carrying value and the fair value at the date of reclassification. The Bank amortized $45,000 of this unrealized holding loss reported in equity during the nine months of 1994, to offset the effect on interest income of the amortization of the discount created by this reclassification. The reclassified securities included fixed rate, fifteen year original maturity mortgage backed securities ("MBS"), MBS collaterized by loans with five and seven year balloon payments and a MBS pledged as collateral for a long term letter of credit issued by the Bank. In reassessing the classification of these assets management concluded they bear many of the same characteristics as mortgage loans currently being originated for the Corporation's portfolio. At September 30, 1994, the market value of investments available for sale was $2,671,000 lower than the carrying value of these securities. This unrealized loss is reported as a separate component of stockholders equity.

  Loan receivables declined by $8,535,000 from December 31, 1993 to September 30, 1994, with the largest decline of $16,127,000 occurring on commercial real estate loans. During the first quarter of 1994, a large commercial real estate loan borrower prepaid approximately $11,000,000 of commercial real estate loans. During the nine months ended September 30, 1994, the Bank originated real estate loans totalling $4,100,000 to facilitate the sale of REO, all of which occurred in the first half of the year.

  Excluding the commercial real estate portfolio, the balances of the remaining real estate loan portfolios increased $5,644,000, primarily in shorter term fixed rate mortgages and construction loans. During the nine months ended September 30, 1994, non-real estate commercial loans increased by $1,464,000. Also during this period, the Bank received a pay off of a commercial loan receivable of $1,130,000 previously reported as a non-performing asset. During the first nine months of 1994, the Bank provided financing for the sale of a hydro electric plant previously reported as real estate acquired in settlement of loans. The increase in allowance for loan loss of $1,058,000 is primarily in response to commercial real estate conditions in California and most of the increase occurred early in the year. Other assets and deferred charges increased $4,837,000 due mainly to the acquisition of mortgage servicing portfolios for $4,429,000, net of amortization. On December 31, 1993, the Bank was closed for New Years holiday. Although the Bank was closed, the Federal Reserve System was open. The Federal Reserve System posted credits to the Bank on December 31, 1993 which the Bank then posted to depositors' accounts January 3, 1994. These unposted credits which totalled $500,000 at December 31, 1993, are reported as other assets and deferred charges.

  Total deposits increased $16,682,000 from December 31, 1993 to September 30, 1994. Most of this increase was in the form of time deposits with maturities of seven or more years. The proceeds from these deposits and from collections from loans were used to pay off maturing advances from the FHLB and obligations arising from securities sold under agreements to repurchase. The Bank currently borrows only short term funds from the FHLB. Other liabilities and accrued expense includes deposits for borrower's taxes and insurance, interest accrued but unpaid on deposits, and other expenses which are accrued but unpaid, and unposted mortgage payments. Deposits for borrowers' taxes and insurance increased $1,669,000 during the first nine months of 1994 while unposted payments and accrued interest decreased $1,063,000.

  LIQUIDITY AND CAPITAL RESOURCES

  Regulations of the Office of Thrift Supervision ("OTS"), require the Bank to maintain specified levels of liquid assets, generally defined as cash and marketable securities which are quickly convertible into cash. Such assets must equal at least 5% of the daily average balance of total withdrawable savings and short-term borrowings (liquidity base). As of September 30, 1994, the Bank's average liquid assets were approximately $24,096,000 or 6.8% of its liquidity base.

  The Bank had loan commitments of  approximately $47,961,000 as of  September
  30,  1994.    The  loan  commitments  outstanding  includes  $5,142,000  of available but unused credit lines on home equity loans and $17,686,000 of undisbursed construction loans. Additionally, commercial business lines of credit that are unused and included in loan commitments is $6,136,000. The Bank anticipates that the funding requirements of the outstanding loan commitments will be met through cash from maturities and monthly payments received on the existing portfolio together with loan sales. Liquidity from deposits and other borrowing sources are expected to meet other funding needs of the Bank.

  In connection with the insurance of savings accounts by the Savings Association Insurance Fund (SAIF), the Bank is required to meet certain minimum capital standards consisting of a tangible capital requirement of 1.5% of tangible assets, a core or leveraged capital requirement of 3% of tangible assets, and a risked-based capital requirement. The risk-based requirement takes each asset and gives it a weighting of 0% to 100% based upon credit risk as defined in the regulations of the OTS. The risk-based requirement as of September 30, 1994, was 8% of the risk weighted assets. Eligible capital to meet this test is composed of core or tier one capital and supplementary or tier two capital. Supplementary or tier two capital is composed of general loan loss reserves up to a maximum of 1.25% of risk weighted assets.

  The following is a summary of the Bank's regulatory capital at September 30, 1994.


                                 Requirement                         Actual                     Amount
                         --------------------------        --------------------------          Exceeding
                            Capital           Ratio           Capital           Ratio        Requirements
                         ------------         -----        ------------        ------        ------------
   Tangible               $ 5,885,000         1.50%         $33,672,000         8.58%         $27,787,000
   Core                    11,770,000         3.00%          33,672,000         8.58%          21,902,000
   Risk-Based              18,338,000         8.00%          36,482,000        15.92%          18,144,000


  NON-PERFORMING ASSETS

  Non-performing assets totaled $913,000 at September 30, 1994, compared with $5,297,000 at December 31, 1993. The balance of REO, $3,055,000 at
  December 31, 1993, had been sold by September 30, 1994 with the addition of one single family loan which is now REO. The sales were financed in part by loans provided by the Bank. The major non-performing loan at September 30, 1994, was a commercial real estate loan located in southern California.

  OLYMPUS CAPITAL CORPORATION AND SUBSIDIARIES

  PART II - OTHER INFORMATION

  Item 1.     Legal Proceedings.

  Richard Madsen vs. Prudential Savings and Loan Association, Third Judicial District Court of Salt Lake County, State of Utah, Civil No. 226073, filed February 1975.

  This is an alleged class action filed in February 1975, in the District Court of Salt Lake County, seeking compensation for the use of loan reserves for taxes and insurance. The District Court granted the Bank's (formerly known as Prudential Federal Savings and Loan Association) motion for summary judgment dismissing the complaint. Plaintiff appealed to the Utah Supreme Court. The Utah Supreme Court reversed the summary judgment on January 14, 1977, and ordered the case remanded for further proceedings.

  In October, 1977, the Plaintiff amended the complaint to allege a plaintiff class action on behalf of all mortgagors in the State of Utah against a defendant class of all mortgage lenders in Utah, of which the Bank would be the representative defendant. In October, 1981, plaintiff filed an amended complaint in the matter. The amended complaint, in addition to requesting an accounting, requests that the Bank and other members of the alleged defendant class pay to plaintiffs and other members of the alleged plaintiff's class profits earned from the past use of the escrow funds, annual payments in the future for the use of escrow funds, punitive damages of $10,000,000 and the sum of 4% interest on the reserve account of each member of the plaintiff's class or $100, whichever is more, from June 30, 1979. The trial court also denied the Bank's Motion for Summary Judgement and ruled that the Bank must account to plaintiff Madsen only for net earnings, if any, made on his reserve account.

  Trial on this case was held in September, 1985. At the conclusion, the Court directed judgement in favor of Plaintiff Madsen in the amount of $134.70 Before judgment was entered, the Bank moved for disqualification of the trial judge, which was granted on January 16, 1986, and was retroactive,  so  that  all  of  the  trial  judges's  orders  were vacated.
  Thereafter, plaintiff's petition to the Utah Supreme Court for interlocutory review of the disqualification order was granted. During 1988, the Utah Supreme Court reversed the lower court's disqualification of trial judge. The case was remanded to the trial court for entry of findings of fact and conclusions of law.

  The  trial court  on  March 22,  1990,  entered  its  findings of  fact  and conclusion of law. The trial court entered judgment on April 30, 1992. The judgment awards $134.70 to plaintiff, plus costs of court, plus 10% interest from the date of trial to the date of judgement, plus post judgment interest from the date of judgment. The judgment also orders that a special master be appointed to survey the Bank's records to determine a feasible method for identifying class members and for identifying records from which a computation of damages can be made for class members. A consequence of the judgment may be that a class of plaintiffs, whose trust deeds in favor of the Bank contain similar language as that contained in the plaintiff's trust deed, may recover a larger judgment against the Bank. The trial court certified the judgment as final and directed its entry so that an appeal may be taken. The trial court certified the judgement as final and directed its entry so that an appeal may be taken. The trial court stayed, pending appeal, that portion of the judgment ordering that a special master be appointed to identify the defendant class and calculate damages. Both the individual plaintiff in this case and the Bank filed a notice of appeal to the Utah Supreme Court.

  The Supreme Court found that the appeals were premature and returned the case to the trial court. On June 20, 1994, the trial court appointed a special master who will identify class members and compute damages. Also on June 20, 1994, the trial court ordered the Bank to pay the initial costs of the master's determining what records the Bank has available and what is the best, most economical method of locating individual class members and computing their damages. The Bank's petition for interlocutory appeal to the Supreme Court challenging that order was denied. The master is now proceeding with his initial survey of the records.

  The amount of the damages that may be awarded against the Bank cannot be determined at this time. Appeal must await the trial court's determination of all class issues.

  Item 2.     Changes in Securities.

  None

  Item 3.     Defaults Upon Senior Securities.

  None

  Item 4.     Submission of Matters to a Vote of Security Holders.

  Not Applicable

  Item 5.     Other Information.

  None

  Item 6.     Exhibits and Reports on Form 8-K

  (a)     Exhibits

          None

  (b)     Reports on Form 8-K

          There were no reports on Form 8-K filed during the quarter ended September 30, 1994.

  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  OLYMPUS CAPITAL CORPORATION


  Date November 14, 1994                    By: K. John Jones

                                            K. John Jones, Vice President/
                                            Chief Financial Officer


  Date November 14, 1994                    By: R. Gibb Marsh

                                            R. Gibb Marsh, President

[ARTICLE] 9

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          DEC-31-1994
[PERIOD-END]                               SEP-30-1994
[CASH]                                       9,188,340
[INT-BEARING-DEPOSITS]                               0
[FED-FUNDS-SOLD]                               380,415
[TRADING-ASSETS]                                     0
[INVESTMENTS-HELD-FOR-SALE]                          0
[INVESTMENTS-CARRYING]                     131,654,393
[INVESTMENTS-MARKET]                       126,026,083
[LOANS]                                    241,678,680
[ALLOWANCE]                                (6,668,306)
[TOTAL-ASSETS]                             392,320,436
[DEPOSITS]                                 311,242,265
[SHORT-TERM]                                41,962,784
[LIABILITIES-OTHER]                          5,350,280
[LONG-TERM]                                          0
[COMMON]                                     3,112,239
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                  30,652,868
[TOTAL-LIABILITIES-AND-EQUITY]             392,320,436
[INTEREST-LOAN]                             15,127,958
[INTEREST-INVEST]                            5,365,055
[INTEREST-OTHER]                                     0
[INTEREST-TOTAL]                            20,493,013
[INTEREST-DEPOSIT]                           8,207,362
[INTEREST-EXPENSE]                           1,919,844
[INTEREST-INCOME-NET]                       10,365,807
[LOAN-LOSSES]                                1,026,332
[SECURITIES-GAINS]                                   0
[EXPENSE-OTHER]                              9,021,436
[INCOME-PRETAX]                              3,322,177
[INCOME-PRE-EXTRAORDINARY]                   3,322,177
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 3,322,177
[EPS-PRIMARY]                                     1.02
[EPS-DILUTED]                                     1.02
[YIELD-ACTUAL]                                    .071
[LOANS-NON]                                          0<F1>
[LOANS-PAST]                                         0<F1>
[LOANS-TROUBLED]                                     0<F1>
[LOANS-PROBLEM]                                      0<F1>
[ALLOWANCE-OPEN]                                     0<F1>
[CHARGE-OFFS]                                        0<F1>
[RECOVERIES]                                         0<F1>
[ALLOWANCE-CLOSE]                                    0<F1>
[ALLOWANCE-DOMESTIC]                                 0<F1>
[ALLOWANCE-FOREIGN]                                  0<F1>
[ALLOWANCE-UNALLOCATED]                              0<F1>

<F1>  This item is reported only on Form 10K

                                                                      APPENDIX G

                                   AMENDMENT
                                       TO
                          OLYMPUS CAPITAL CORPORATION
                         NONQUALIFIED STOCK OPTION PLAN
                                      AND
                          INCENTIVE STOCK OPTION PLAN
                                  (as amended)


         THIS AMENDMENT (the "Amendment") is executed effective as of _______________________ by Olympus Capital Corporation, a Utah corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company has previously adopted the Olympus Capital Corporation Nonqualified Stock Option Plan and Incentive Stock Option Plan (the Nonqualified Stock Option Plan and Incentive Stock Option Plan, as amended, are hereinafter referred to as the "Plans"); and

         WHEREAS, the Company has entered into an Amended and Restated Agreement For Merger dated ______________, 1994 (the "Merger Agreement") with Washington Mutual, Inc. ("WMI") and certain other parties which provides that the Company will be merged into WMI;

         WHEREAS, the Merger Agreement provides that the Plans shall be amended to provide for conversion of the outstanding options issued under the Plans into options to purchase common stock of WMI if WMI elects to pay a portion of the merger consideration in cash; and

         WHEREAS, the Board of Directors has determined it advisable and in the best interests of the Company to execute this Amendment to amend the Plans as set forth in the Merger Agreement subject to shareholder approval and subject to WMI electing to pay a portion of the merger consideration in cash.

         NOW, THEREFORE, upon these premises, the Plans are hereby modified, altered and amended in the following respects only, subject to the conditions set forth in Section 2 below:

1. Amendment. Section 7.02 of the Plans is hereby amended to read in its entirety as follows:

         7.02 Corporate Capital Transactions. In the event that the Company, its shareholders, or both enter into a written agreement to dispose if all or substantially all of the assets or stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or similar transaction (other than a reorganization, merger or consolidation effected solely to change the Company's name or state of incorporation), all Options issued pursuant to the Plans established hereby shall become immediately exercisable, whether or not such Options were exercisable prior to such event, on the date on which the Company agrees to enter into such transaction. Each outstanding Option shall also be subject to the agreement governing any sale, merger, consolidation, reorganization or liquidation, which agreement may provide, without limitation, for the conversion of the outstanding Options into fully vested options to acquire common stock of the surviving corporation or its parent. In the event that the Company's agreement to enter into any such transaction is terminated, all unexercised Options shall revert to the status they had before the Company agreed to enter into the transaction in question. Any exercise of Options made before the agreement to enter into the transaction was terminated shall remain effective after the termination of the agreement, notwithstanding that the Option may have become exercisable solely by reason of the Company entering into the agreement.

2.       Shareholder Approval.  This Amendment shall become effective only if
(i) it is approved by the shareholders of the Company and (ii) WMI elects to pay a portion of the merger consideration in cash. If either of these two conditions are not satisfied, this Amendment shall not become effective notwithstanding the approval of this Amendment by the Board of Directors of the Company.

3. Ratification. In all respects, other than as specifically set forth in Section 1 above, the Plan shall remain unaffected by this Amendment, the Plans shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plans, the provisions of this Amendment shall in all respects govern and control.

         IN WITNESS WHEREOF, the Company has duly executed this Amendment effective as of ________________________.


                                       OLYMPUS CAPITAL CORPORATION,
                                       a Utah corporation



                                       By ________________________________
                                            Its___________________________


Attest:



___________________________________

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS & OFFICERS.

       Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

       Section 23B.08.560 of the Corporation Act provides that if authorized by
(i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation shall have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act. At Article X of the Registrant's Restated Articles of Incorporation, the Registrant has the power to indemnify, and to purchase and maintain insurance for, its directors (as well as officers, employees, and other persons and agents) against all liability, damage, and expenses arising from or in connection with service for or at the request of, employment by, or other affiliation with the Registrant or other firms or entities. Article VIII of the Bylaws of the Registrant (the "Bylaws"), which was approved by the Registrant's shareholders, provides for indemnification to directors beyond that expressly permitted under the Corporation Act. The Bylaws provide that the directors' right to indemnification shall include the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. In connection with a proceeding initiated by a director, however, the Bylaws provide that the directors entitled to indemnification only if the proceeding was authorized by the Board of Directors of the Registrant.

       The Bylaws also provide that the Registrant may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Registrant or another corporation, partnership, joint venture trust or other enterprise with the same scope and effect as the provisions in the Registrant's Bylaws with respect to the indemnification and advancement of expenses of directors of the Registrant or pursuant to rights granted pursuant to, or provided by, the Corporation Act or otherwise.

ITEM 21.  EXHIBITS.

       An index of exhibits appears at page II-3.

ITEM 22.  UNDERTAKING.

       (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (b) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a material transaction, and any company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               INDEX TO EXHIBITS


 Exhibit No.                Exhibit                                                                 Page
 -----------                -------                                                                 ----
        2                   Agreement for Reorganization between the Registrant
                            and WMSB, dated October 19, 1994*

        3.1                 Restated Articles of Incorporation of the
                            Registrant, filed November 28, 1994 (the
                            "Articles")*

        3.2                 Bylaws of the Registrant*

        4.1 Articles II D 2 (A); (B); and (C) of the Articles, which define the rights of holders of the Registrant's 9.12% Noncumulative Perpetual Preferred
                            Stock, Series C; the Registrant's $6.00
                            Noncumulative Convertible Perpetual Preferred Stock,
                            Series D; and the Registrant's 7.60% Noncumulative
                            Perpetual Preferred Stock, Series E respectively
                            (included as Exhibit 3.1 hereto)*

        4.2                 Rights Agreement, dated October 16, 1990*

        4.3                 Amendment No. 1 to Rights Agreement, dated October
                            31, 1994*

        4.4                 Supplement to Rights Agreement, dated November 29,
                            1994*

        5.1                 Opinion of Foster Pepper & Shefelman re legality**

        8.1                 Form of Tax Opinion of Foster Pepper & Shefelman

       10.1                 1994 Stock Option Plan*

       10.2                 Incentive Stock Option Plan*

       10.3                 Restricted Stock Plan (1986)*

       10.4                 Employees' Stock Purchase Program*

       10.5                 Retirement Savings and Investment Plan*

       10.6                 Employee Service Award Plan*

       10.7                 Supplemental Employee Retirement Plan*
       10.8                 Employment Contract of Kerry K. Killinger*

       10.9                 Employment Contract of William A. Longbrake*

       10.10                Employment Contract of Lee D. Lannoye*







Exhibit No.                Exhibit                                                                 Page
- -----------                -------                                                                 ----
      10.11                Employment Contract of Craig E. Tall*

      10.12                Employment Contract of Michael D. Towers*

      10.13                Employment Contract of S. Liane Wilson*

      10.14                Lease Agreement between Third and University Limited
                           Partnership and WMSB, dated September 1, 1988*

      10.15                First Amendment to Stock Purchase Agreement between
                           WMSB, Washington Mutual, a Federal Savings Bank
                           ("FSB"), RT Holdings, Inc., Pacific First Financial
                           Corporation, RT Capital Corporation, RT Finance
                           Corporation and Royal Trustco Limited, dated April
                           9, 1993*

      10.16                Agreement for Merger between WMSB, FSB and Pioneer
                           Savings Bank, dated August 20, 1992*

      13.1                 WMSB Annual Report on Form F-2 for the year ended
                           December 31, 1993, including the independent auditor's report and the Financial Statements of WMSB contained in WMSB's Annual Report to
                           Shareholders for the year ended December 31, 1993 attached thereto

      13.2 WMSB Quarterly Report on Form F-4 for the Quarter ended March 31, 1994

      13.3 WMSB Quarterly Report on Form F-4 for the Quarter ended June 30, 1994

      13.4 WMSB Quarterly Report on Form F-4 for the Quarter ended September 30, 1994

      13.5                 Olympus Quarterly Report on Form 10-Q for the
                           Quarter ended March 31, 1994

      13.6                 Olympus Quarterly Report on Form 10-Q for the
                           Quarter ended June 30, 1994

      21                   List of Subsidiaries of the Registrant*

      23.1 Consent of Foster Pepper & Shefelman (contained in opinion to be filed as Exhibit 5.1 hereto)**

      23.2 Consents of Deloitte & Touche LLP (contained on pages II-6 and II-7)

      24.1                 Power of Attorney (contained on signature page)

      99.1                 Quarterly Report of WMSB on Form F-4 for the Quarter
                            Ended September 30, 1994*


Exhibit No.                Exhibit                                                                 Page
- -----------                -------                                                                 ----
      99.2                 Quarterly Report of WMSB on Form F-4 for the Quarter
                           Ended June 30, 1994*

      99.3                 Quarterly Report of WMSB on Form F-4 for the Quarter
                           Ended March 31, 1994*

      99.4                 Annual Report of WMSB on Form F-2 for the Fiscal
                           Year Ended December 31, 1993*

      99.5 Proxy Statement for Annual Meeting of Shareholders of WMSB held on April 19, 1994*

      99.6                 1993 Annual Report to Shareholders of WMSB*


- -------------
* Incorporated by reference to the Registrant's filing on Form 8-K dated November 29, 1994.

** To be filed by amendment to this Registration Statement on Form S-4.

INDEPENDENT AUDITORS' CONSENT
- -----------------------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-4 of the report of Deloitte & Touche dated February 15, 1994, appearing in the Annual Report to Shareholders attached as an exhibit to the Form F-2 of Washington Mutual Savings Bank for the year ended December 31, 1993, and to the reference to Deloitte & Touche LLP under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
December 10, 1994

INDEPENDENT AUDITORS' CONSENT
- ----------------------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-4 of the report of Deloitte & Touche dated March 1, 1994, appearing in the Annual Report on Form 10-K of Olympus Capital Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
January 18, 1995

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 23rd day of January 1995.

                                                      WASHINGTON MUTUAL, INC.


                                      By:         /s/ Kerry K. Killinger
                                                  -----------------------
                                                     Kerry K. Killinger
                                             Chairman of the Board of Directors,
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Kerry K. Killinger and William A. Longbrake, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 23rd day of January 1995.


/s/ Kerry K. Killinger                         /s/ William A. Longbrake
____________________________________   ___________________________________
Kerry K. Killinger,                                   William A. Longbrake,
Chairman of the Board of Directors,           Senior Executive Vice President
and Chief Executive Officer and President         Chief Financial Officer
(Principal Executive Officer)                 (Principal Financial Officer)


/s/ Douglas G. Wisdorf
____________________________________
Douglas G. Wisdorf,
Senior Vice President and Controller
(Principal Accounting Officer)


/s/ Sally S. Behnke                             /s/ Dr. Samuel B. McKinney
____________________________________   ___________________________________
Sally S. Behnke,                                      Dr. Samuel B. McKinney,
Director                                              Director


/s/ Douglas P. Beighle                          /s/ Michael K. Murphy
____________________________________   ___________________________________
Douglas P. Beighle,                                   Michael K. Murphy,
Director                                              Director

/s/ Herbert M. Bridge                           /s/ Louis H. Pepper
____________________________________   ___________________________________
Herbert M. Bridge,                                    Louis H. Pepper,
Director                                              Director


/s/ Roger H. Eigsti                             /s/ William G. Reed, Jr.
____________________________________   ___________________________________
Roger H. Eigsti,                                      William G. Reed, Jr.,
Director                                              Director


/s/ John W. Ellis                               /s/ Janet H. Skadan
____________________________________   ___________________________________
John W. Ellis,                                        Janet H. Skadan,
Director                                              Director


/s/ Daniel J. Evans                             /s/ James H. Stever
____________________________________   ___________________________________
Daniel J. Evans,                                      James H. Stever,
Director                                              Director


/s/ William P. Gerberding
___________________________________
William P. Gerberding,
Director

                        FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

INDEX TO EXHIBITS



                    Exhibit No.                Exhibit                                                                 Page
                    -----------                -------                                                                 ----

                           8.1                 Form of Tax Opinion of Foster Pepper & Shefelman

                          13.1                 WMSB Annual Report on Form F-2 for the year ended
                                               December 31, 1993, including the independent
                                               auditor's report and the Financial Statements of
                                               WMSB contained in WMSB's Annual Report to
                                               Shareholders for the year ended December 31, 1993
                                               attached thereto

                          13.2                 WMSB Quarterly Report on Form F-4 for the Quarter
                                               ended March 31, 1994

                          13.3                 WMSB Quarterly Report on Form F-4 for the Quarter
                                               ended June 30, 1994

                          13.4                 WMSB Quarterly Report on Form F-4 for the Quarter
                                               ended September 30, 1994

                          13.5                 Olympus Quarterly Report on Form 10-Q for the
                                               Quarter ended March 31, 1994

                          13.6                 Olympus Quarterly Report on Form 10-Q for the
                                               Quarter ended June 30, 1994